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                            [JUPITERS LIMITED LOGO]

                                  EXHIBIT 4.19

                    MERGER IMPLEMENTATION AGREEMENT BETWEEN
                 JUPITERS LIMITED AND TABCORP HOLDINGS LIMITED
                               DATED 12 JUNE 2003
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                                                                    EXHIBIT 4.19

                                                           Merger Implementation
                                                                       Agreement

                                                        TABCORP Holdings Limited

                                                                Jupiters Limited

                                                           Stock Exchange Centre
                                                              530 Collins Street
                                                            Melbourne  VIC  3000
                                                             Tel  61 3 9614 1011
                                                             Fax  61 3 9614 4661
                                                                  www.aar.com.au

                                        (C)Copyright Allens Arthur Robinson 2003

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                  1
         1.1      Definitions                                            1
         1.2      Interpretation                                        16

2.       IMPLEMENTATION OF THE SCHEMES                                  17

3.       CONDITIONS                                                     17
         3.1      Conditions                                            17
         3.2      Nature of Conditions                                  19
         3.3      Benefit and waiver of Conditions                      19
         3.4      Best endeavours                                       20
         3.5      Pre-implementation steps                              20
         3.6      Notification of certain events                        20
         3.7      Termination                                           21
         3.8      Conditions of Regulatory Approvals                    21
         3.9      Expert determination                                  22

4.       ORDINARY SCHEME                                                22
         4.1      Ordinary Scheme                                       22
         4.2      Ordinary Scheme Consideration                         23
         4.3      Election mechanism                                    24
         4.4      Special Dividend                                      24
         4.5      Provision of Centrebet Business value                 25
         4.6      Status of TABCORP Shares                              25
         4.7      Conditions                                            25

5.       RPS SCHEME                                                     26
         5.1      RPS Scheme                                            26
         5.2      RPS Scheme Consideration                              26
         5.3      Conditions                                            26

6.       OPTION SCHEME                                                  26
         6.1      Option Scheme                                         26
         6.2      Option Scheme Consideration                           27
         6.3      Conditions                                            27

7.       STEPS FOR IMPLEMENTATION                                       27
         7.1      Jupiters' obligations                                 27
         7.2      TABCORP's obligations                                 33
         7.3      Appeal process                                        34
         7.4      Jupiters Board recommendation                         35
         7.5      Board changes                                         36
         7.6      Payment of final dividends                            36

8.       TREATMENT OF RPS                                               36
         8.1      Conversion notices                                    36
         8.2      Response to Trigger Event conversions                 36
         8.3      Response to special conversions                       38

                                                                        Page (i)

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         8.4      Application and amendment of the RPS Terms            39
         8.5      Exercise of constitutional powers                     40
         8.6      Acknowledgement by TABCORP                            40

9.       TREATMENT OF JUPITERS OPTIONS                                  41
         9.1      Treatment after date of Agreement                     41
         9.2      Exercise of discretion in relation to Transaction     41
         9.3      Treatment before date of Agreement                    42

10.      CENTREBET BUSINESS                                             42
         10.1     Centrebet Sale Agreement                              42
         10.2     Consultation with TABCORP                             42
         10.3     Conduct of Centrebet Business by Jupiters             43
         10.4     Conduct of Centrebet Business by TABCORP              44
         10.5     Distribution of value of Centrebet Business           45

11.      REPRESENTATIONS AND WARRANTIES                                 46
         11.1     Jupiters' representations                             46
         11.2     TABCORP's representations                             48
         11.3     Timing of representations                             50
         11.4     Reliance by parties                                   50
         11.5     Survival of representations                           50

12.      INDEMNITIES                                                    51
         12.1     Jupiters' indemnity                                   51
         12.2     TABCORP's indemnity                                   51
         12.3     Survival of indemnities                               51

13.      CONFIDENTIALITY                                                52

14.      EXCLUSIVITY                                                    52
         14.1     Exclusivity                                           52
         14.2     Notification of approaches                            52
         14.3     Normal provision of information                       53
         14.4     Exceptions to exclusivity                             53

15.      PAYMENT OF LIQUIDATED AMOUNT                                   53
         15.1     Rationale                                             53
         15.2     Payment                                               54
         15.3     Compliance with law                                   56
         15.4     Demand and time for payment                           56
         15.5     Clause without prejudice                              56

16.      PUBLIC ANNOUNCEMENTS                                           56
         16.1     Public announcements                                  56
         16.2     Required disclosure                                   57
         16.3     Statements on termination                             57

17.      TERMINATION                                                    57
         17.1     Termination                                           57
         17.2     Notice of breach                                      58
         17.3     Effect of termination                                 58

                                                                       Page (ii)

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

18.      GST                                                            58
         18.1     Definitions                                           58
         18.2     GST to be added to amounts payable                    59
         18.3     Liability net of GST                                  59
         18.4     Cost exclusive of GST                                 59
         18.5     GST obligations to survive termination                59

19.      MISCELLANEOUS                                                  59
         19.1     Notices                                               59
         19.2     No waiver                                             60
         19.3     Remedies cumulative                                   60
         19.4     Entire agreement                                      60
         19.5     Amendment                                             60
         19.6     Assignment                                            61
         19.7     No merger                                             61
         19.8     Further assurances                                    61
         19.9     Costs and stamp duty                                  61
         19.10    Severability of provisions                            61
         19.11    Governing law and jurisdiction                        61
         19.12    Counterparts                                          61

SCHEDULE 1                                                              62
         Regulatory Approvals                                           62

SCHEDULE 2                                                              65
         Timetable                                                      65

SCHEDULE 3                                                              67
         Material Contracts                                             67

SCHEDULE 4                                                              70
         Information to be Provided by Jupiters                         70

SCHEDULE 5                                                              72
         Terms of Centrebet Sale                                        72

SCHEDULE 6                                                             115
         Distribution of Value of Centrebet Business                   115

SCHEDULE 7                                                             121
         Application and Amendment of RPS Terms                        121

SCHEDULE 8                                                             140
         Terms of Centrebet Note                                       140

ANNEXURE A
         Ordinary Scheme

ANNEXURE B
         RPS Scheme

ANNEXURE C
         Option Scheme

                                                                      Page (iii)

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ANNEXURE D
         Deed Poll

ANNEXURE E
         Ongoing Centrebet Arrangements

                                                                        Page(iv)

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

DATE              12 June 2003

PARTIES

         1. TABCORP HOLDINGS LIMITED (ABN 66 063 780 709) of 5 Bowen Crescent, Melbourne, Victoria (TABCORP); and

         2. JUPITERS LIMITED (ABN 78 010 741 045) of 17 Victoria Avenue, Broadbeach, Queensland (JUPITERS).

RECITALS

         A TABCORP and Jupiters have agreed to combine by means of a scheme of arrangement under Part 5.1 of the Corporations Act involving Jupiters and its ordinary shareholders, pursuant to which TABCORP Acquirer will acquire all of the ordinary shares in Jupiters.

         B TABCORP and Jupiters have also agreed that Jupiters will propose two other schemes of arrangement under Part 5.1 of the Corporations Act such that, respectively, TABCORP Acquirer will acquire all of the reset preference shares in Jupiters, and all of the executive options issued by Jupiters will be cancelled.

         C TABCORP and Jupiters have agreed in good faith to implement the Schemes upon and subject to the terms and conditions of this Agreement.

         D TABCORP and Jupiters have agreed certain other matters in connection with the Transaction as set out in this Agreement.

IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         The following definitions apply unless the context requires otherwise.

         1936 TAX ACT means the Income Tax Assessment Act 1936 (Cth).

         1997 TAX ACT means the Income Tax Assessment Act 1997 (Cth).

         ADVISERS means, in relation to an entity, its legal, financial and other expert advisers and agents.

         ANNOUNCEMENT DATE means 5 March 2003.

         ASIC means the Australian Securities and Investments Commission.

         ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

         ASX LISTING RULES means the official listing rules of ASX.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         ASX WAIVER means a waiver of any requirement under ASX Listing Rule
         6.23 to obtain the approval of Jupiters Shareholders for the cancellation of the Jupiters Options pursuant to the Option Scheme.

         ATO means the Australian Taxation Office.

         BREAKWATER CASINO AGREEMENT means the agreement dated 27 November 1984 between the State of Queensland and the responsible entity of the Breakwater Island Trust made pursuant to the Breakwater Island Casino Agreement Act 1984 (Qld).

         BREAKWATER ISLAND TRUST means the Breakwater Island Trust (ARSN 092 774
         260).

         BRISBANE CASINO AGREEMENT means the agreement dated 6 May 1993 between Jupiters and the State of Queensland relating to the development and operation of a hotel and casino complex at Brisbane, Queensland.

         BUSINESS DAY has the meaning given in the ASX Listing Rules.

         CASH CONSIDERATION has the meaning given in clause 4.2(a)(i).

         CASH CONSIDERATION CAP means:

         (a) if the Tax Ruling Event occurs, $2.85 multiplied by the number of Scheme Shares on issue at the Record Date for the Ordinary Scheme; and

         (b) if the Tax Ruling Event does not occur, $3.60 multiplied by the number of Scheme Shares on issue at the Record Date for the Ordinary Scheme.

         CASINO MANAGEMENT AGREEMENTS means:

         (a) the agreement dated 18 May 1993 between Jupiters and BI Gaming Corporation in relation to the management of the hotel and casino complex known as Conrad Treasury; and

         (b) the agreement dated 16 May 1998 between Jupiters, BI Gaming Corporation and Jupiters Custodian Pty Ltd (ACN 067 888 680) in relation to the management of the hotel and casino complex known as Conrad Jupiters.

         CENTREBET means Centrebet Pty Limited (ABN 76 082 760 610).

         CENTREBET (UK) means Jupiters UK Limited (Company Number 04279246) and Centrebet Limited (Company Number 04516804).

         CENTREBET ASSETS means the assets listed in Part B of schedule 5 or as otherwise agreed in writing by the parties.

         CENTREBET BUSINESS means the internet and telephone gambling business conducted, or proposed to be conducted (to the extent of the introduction of a rapid-draw numbers game and mobile telephone betting platforms), by Centrebet and Jupiters UK Limited as at the date of this Agreement using the Centrebet Assets.

         CENTREBET CLASS RULING means a public ruling under Part IVAAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Centrebet Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(b) of the 1936 Tax Act in respect of the Centrebet Dividend or any part of it;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(c) of the 1997 Tax Act in respect of the Centrebet Dividend or any part of it; and

         (d) section 177E of the 1936 Tax Act does not apply in respect of the Centrebet Dividend or any part of it.

         CENTREBET DIVIDEND means the dividend referred to in paragraph 1.1 of schedule 6.

         CENTREBET EMPLOYEES means the employees listed in section 1 of Part D of schedule 5 and any other persons employed after the date of this Agreement by Jupiters or any of its Related Entities principally in connection with the Centrebet Business.

         CENTREBET LIABILITIES means the liabilities listed in Part C of schedule 5 or as otherwise agreed in writing by the parties.

         CENTREBET NOTE has the meaning given in paragraph 2.1 of schedule 6.

         CENTREBET PRIVATE RULING means a private ruling under Part IVAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Centrebet Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(a) of the 1936 Tax Act in respect of the Centrebet Dividend or any part of it; and

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(a) or section 204-30(3)(b) of the 1997 Tax Act in respect of the Centrebet Dividend or any part of it.

         CENTREBET SALE means the sale of the Centrebet Assets (or substantially all of the Centrebet Assets) and the Centrebet Liabilities (or, in the case contemplated by clause 10.4(c), of Centrebet and Centrebet (UK) and any other Centrebet Assets owned by Jupiters) to a person other than Jupiters or any of its Related Entities.

         CENTREBET SALE AGREEMENT means a definitive and legally binding agreement, whether conditional or unconditional, for the Centrebet Sale, on terms no less favourable to Jupiters and its Related Entities than those set out in schedule 5, except as otherwise agreed in writing by TABCORP, but otherwise on terms acceptable to Jupiters.

         CENTREBET SALE COMPLETION means the first time at which both of the following are satisfied:

         (a)      completion under a Centrebet Sale Agreement has occurred; and

         (b) the purchase price payable by the purchaser under that Centrebet Sale Agreement has been received by Jupiters and its relevant Related Entities, and any adjustments to that purchase price have been made, and any disputes in relation to any such adjustments have been finally determined, in accordance with that Centrebet Sale Agreement, and the Centrebet Sale will COMPLETE when those two events have occurred.

         CENTREBET TAX RULING EVENT means the Commissioner of Taxation making each of the Centrebet Class Ruling and the Centrebet Private Ruling (having first been provided with a copy of this Agreement).

         CENTREBET WARRANTIES means the warranties listed in Part E of schedule
         5.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         CHANGE IN LAW means the introduction into the Parliament of the Commonwealth of Australia or of any State or Territory of Australia of any law, or the making of any new regulation under any law, or the adoption by any Regulatory Authority of any policy, or the announcement by or on behalf of any Government of the Commonwealth of Australia or of any State or Territory of Australia or any Regulatory Authority that such a law or regulation will be introduced or such a policy adopted (as the case may be).

         CLASS RULING means a public ruling under Part IVAAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Special Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(b) of the 1936 Tax Act in respect of the Special Dividend or any part of it;

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(c) of the 1997 Tax Act in respect of the Special Dividend or any part of it; and

         (d) section 177E of the 1936 Tax Act does not apply in respect of the Special Dividend or any part of it.

         CONDITIONS means the conditions set out in clause 3.1.

         CONFIDENTIALITY & STANDSTILL AGREEMENT means the agreement dated on or about 28 January 2003 between TABCORP and Jupiters.

         CORPORATIONS ACT means the Corporations Act 2001 (Cth).

         COURT means the Supreme Court of Queensland or any other court of competent jurisdiction under the Corporations Act agreed in writing by Jupiters and TABCORP.

         DEED POLL means the deed poll referred to in clause 7.2(g).

         DISCLOSURE STATEMENT means a document entitled 'Disclosure Statement' provided for the purposes of this Agreement by Jupiters to TABCORP, and initialled by the parties for the purpose of identification, prior to the execution of this Agreement.

         DIVIDEND REINVESTMENT PLAN means the Jupiters dividend reinvestment plan approved by Jupiters Shareholders on 26 November 2002.

         DIVIDEND RESOLUTION means a resolution of the Jupiters Board to approve, in accordance with this Agreement, the declaration and payment by Jupiters of the Special Dividend.

         EFFECTIVE means, when used in relation to a Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made for the purposes of section 411(4)(b) in relation to the Scheme.

         EFFECTIVE DATE means, in relation to a Scheme, the date on which the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in relation to the Scheme comes into effect pursuant to section 411(10) of the Corporations Act.

         EXCLUDED RPS means an RPS held by any person on behalf of or for the benefit of TABCORP or any of its Related Entities, and any other RPS agreed in writing by TABCORP and Jupiters.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         EXCLUDED SHARE means a Jupiters Share held by any person on behalf of or for the benefit of TABCORP or any of its Related Entities.

         EXCLUSIVITY PERIOD means the period from and including the date of this Agreement to and including the date this Agreement is terminated in accordance with its terms.

         EXPERT means PricewaterhouseCoopers Securities Ltd, acting through a Sydney or Melbourne-based partner of PricewaterhouseCoopers, or such other person as Jupiters and TABCORP agree will be responsible for determinations in accordance with clause 3.9.

         IMPLEMENTATION DATE means, in relation to a Scheme, the third Business Day after the Record Date for that Scheme.

         INDEPENDENT EXPERT means PricewaterhouseCoopers Securities Ltd or such other person as Jupiters and TABCORP agree will be responsible for preparing the independent expert's report for inclusion in the Scheme Booklet and any valuation required by clause 6.9 of the RPS Terms or by the US Note Deed.

         INELIGIBLE OVERSEAS SHAREHOLDER means:

         (a) a Scheme Shareholder whose address as shown in the Jupiters Share Register at the Record Date for the Ordinary Scheme is in a jurisdiction other than Australia or its external territories, Hong Kong or the United Kingdom; and

         (b) a Scheme Shareholder to the extent that they hold Scheme Shares on behalf of any person resident in the United States of America,

         except where TABCORP is reasonably satisfied that the issue of TABCORP Shares to the Scheme Shareholder is not prohibited, not unduly onerous and not unduly impracticable in that jurisdiction.

         JUPITERS ANNUAL PLAN means the Jupiters Annual Plan for the year ending 30 June 2003, as fully and fairly disclosed in the Disclosure Statement (but, for the avoidance of doubt, does not include that document as subsequently amended or varied by the Jupiters Board after disclosure in the Disclosure Statement).

         JUPITERS BOARD means the board of directors of Jupiters.

         JUPITERS CASINO AGREEMENT means the agreement dated 21 April 1983 between Jupiters, Jupiters Custodian Pty Ltd (ABN 64 067 888 680) and the State of Queensland relating to the establishment and operation of a hotel and casino complex at Broadbeach, Queensland.

         JUPITERS DISCLOSURE MATERIAL means the documents and other material made available to TABCORP and its Representatives prior to the date of this Agreement in the data room maintained at the offices of Ernst & Young at 120 Collins Street, Melbourne, and listed in the index initialled by the parties for the purposes of identification.

         JUPITERS INFORMATION means all information contained in the Scheme Booklet and all information provided by or on behalf of Jupiters to the Independent Expert to enable the Scheme Booklet to be prepared and completed, but does not include the TABCORP Information and the independent expert's report prepared by the Independent Expert and included in or accompanying the Scheme Booklet.

                                                                          Page 5

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         JUPITERS MATERIAL ADVERSE CHANGE means matters, events or circumstances, including:

         (a)      any Change in Law; and

         (b) any matter, event or circumstance which is fully and fairly disclosed in the Disclosure Statement as an assumption in the Jupiters budget for the financial year ending 30 June 2004, or as an earnings assumption, becoming not reasonably likely to occur, but other than:

         (c) those required to be done or procured by Jupiters pursuant to this Agreement; or

         (d) an actual matter, event or circumstance which is known to TABCORP prior to the date of this Agreement (which, for the avoidance of doubt, does not include knowledge of the general risk of a matter, event or circumstance occurring, but (without limiting paragraph (b)) does include any matter, event or circumstance where that is either fully and fairly disclosed in the Disclosure Statement as an assumption in the Jupiters Annual Plan, or where TABCORP has knowledge prior to the date of this Agreement of any actual fact that will, or may reasonably be expected to, give rise to the occurrence of the matter, event or circumstance); or

         (e) any matter impacting on the operation of the Centrebet Business (but only to the extent that it so impacts, with that matter not being excluded under this paragraph (e) to the extent that it impacts on Jupiters or any Related Entity of Jupiters (other than Centrebet or Centrebet (UK)) or the business, operations, assets or Regulatory Approvals of any of them), provided that Jupiters is not in breach of clause 10 in respect of that matter,

         which individually, or when aggregated with all such matters, events or circumstances, has had or is reasonably likely to have an adverse financial effect of $60 million or more, where that financial effect is calculated on the following basis:

         (i) each matter, event or circumstance which, either individually or when aggregated with other matters, events or circumstances of a like kind, has had or is reasonably likely to have an adverse financial effect of $1 million or more on the recurring operating earnings before interest and tax of Jupiters and its Related Entities in any financial year (including those operating earnings that would, on the basis of the relevant Jupiters budgets, have been reasonably likely to have been earned had the relevant assumptions referred to in paragraph (b) occurred), will be valued on the basis of the full amount of that financial effect (and not just the amount of the excess over $1 million) multiplied by 10 (provided that in the case of a matter, event or circumstance referred to in paragraph (b), only the variance from the effect fully and fairly disclosed in the Disclosure Statement (after taking into account the multiplier in this paragraph (i)) will be taken into account); and

         (ii) each matter, event or circumstance which, either individually or when aggregated with other matters, events or circumstances of a like kind, has had or is reasonably likely to have an adverse financial effect of $5 million or more on the value of the net assets of Jupiters and its Related Entities, as compared to the net assets of Jupiters and its Related Entities as at 31 December 2002, will be valued on the basis of the full amount of that financial effect (and not just the amount of the excess over $5 million); and

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (iii) where matters, events or circumstances result, or are reasonably likely to result:

                  (A) in the case of the development of the Gold Coast Convention and Exhibition Centre (being the proposed convention and exhibition centre located on the Gold Coast Highway at Broadbeach, Queensland), in Jupiters and its Related Entities making total capital expenditure in respect of that development in excess of $118 million, those matters, events and circumstances will be valued on the basis of the amount of the excess; or

                  (B) in the case of any other project, in Jupiters and its Related Entities making total capital expenditure in respect of that project in excess of the projected amount of the capital expenditure for that project (as fully and fairly disclosed in the Disclosure Statement), those matters, events and circumstances will be valued on the basis of the amount of the excess.

         Where a matter, event or circumstance would, but for this proviso, be prima facie assessable for its financial effect under two or more of paragraphs (i) to (iii) above, only the largest of those financial effects (after taking into account, if relevant, the multiplier under paragraph (i)) will be taken into account.

         JUPITERS OPTION means an option granted pursuant to the Jupiters Option Plan to subscribe for Jupiters Shares.

         JUPITERS OPTION PLAN means the Jupiters Limited Executive Option Plan adopted by the Jupiters Board on or about 8 February 2001.

         JUPITERS OPTION REGISTER means the register of holders of Jupiters Options maintained in accordance with the Corporations Act.

         JUPITERS OPTIONHOLDER means each person registered in the Jupiters Option Register as the holder of Jupiters Options.

         JUPITERS PREPARATORY COSTS has the meaning given in clause 15.1(a).

         JUPITERS PRESCRIBED OCCURRENCE means, other than:

         (i)      as required or contemplated by this Agreement;

         (ii)     as required or contemplated by any Scheme;

         (iii) without limiting paragraph (q) below, pursuant to the terms of any RPS issued prior to the Announcement Date, provided that Jupiters has complied with clause 8 in relation to that RPS;

         (iv) pursuant to the terms of any Jupiters Option granted prior to the Announcement Date, provided that Jupiters has complied with clause 9 in relation to that Jupiters Option;

         (v)      as contemplated by the Jupiters Annual Plan;

         (vi) pursuant to the compliance by Jupiters or any of its Related Entities with its obligations under, or the exercise by BI Gaming Corporation of its rights (to the extent that Jupiters or any of its Related Entities is not able to prevent the exercise of those rights) under, the Casino Management Agreements;

         (vii) in relation to the operation or disposal of the Centrebet Business, provided that Jupiters has complied with clause 10;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (viii)   as fully and fairly disclosed in the Disclosure Statement; or

         (ix)     with the express consent of TABCORP,

         the occurrence of any of the following:

         (a) the constitution of Jupiters or a Related Entity of Jupiters being amended;

         (b) Jupiters or any Related Entity of Jupiters converting all or any of its shares into a larger or smaller number of shares;

         (c) Jupiters or any Related Entity of Jupiters resolving to reduce its share capital in any way;

         (d)      Jupiters or any Related Entity of Jupiters:

                  (i)      entering into a buy-back agreement; or

                  (ii) resolving to approve the terms of a buy-back agreement under the Corporations Act;

         (e) Jupiters or any Related Entity of Jupiters making an allotment or issue of, or granting an option to subscribe for, any shares or securities convertible into shares, or agreeing to make such an allotment or issue or to grant such an option;

         (f) Jupiters or any Related Entity of Jupiters issuing, or agreeing to issue, convertible notes or other debentures;

         (g) Jupiters or any Related Entity of Jupiters disposing of shares in a Related Entity of Jupiters;

         (h) Jupiters or any Related Entity of Jupiters disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

         (i) Jupiters or any Related Entity of Jupiters making or declaring any distribution whether by way of dividend or capital reduction or otherwise and whether in cash or in specie, other than the declaration and payment:

                  (i) by Jupiters of a fully franked final dividend in respect of the year ending 30 June 2003 in an amount not exceeding $0.12 cash for each Jupiters Share on issue at the record date for that dividend and otherwise in accordance with clause 7.6; or

                  (ii) by any Related Entity of Jupiters of a dividend, where the recipient of that dividend is Jupiters or a wholly-owned Related Entity of Jupiters;

         (j)      Jupiters or any Related Entity of Jupiters;

                  (i)      acquiring, leasing or disposing of;

                  (ii)     agreeing to acquire, lease or dispose of; or

                  (iii) offering, proposing or announcing a bid or tenders for, any entity, business or assets, other than:

                  (iv) trading inventories and consumables in the ordinary and usual course of business;

                  (v) as legally committed in any contract made available to TABCORP and its Representatives as part of the Jupiters Disclosure Material; or

                  (vi) by way of the novation of leases of employee vehicles,

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  where the value of such entity, business or assets exceeds $10 million (either individually or, in the case of related businesses or a class of assets, collectively);

         (k) Jupiters or any Related Entity of Jupiters creating, or agreeing to create, any mortgage, charge, lien or other encumbrance over the whole, or a substantial part, of its business or property;

         (l)      other than:

                  (i) as legally committed in any contract made available to TABCORP and its Representatives as part of the Jupiters Disclosure Material; or

                  (ii) by way of the novation of leases of employee vehicles,

                  Jupiters or any Related Entity of Jupiters entering into any contract or commitment (or a series of related contracts or commitments) that:

                  (iii)    is for a period of two years or more; or

                  (iv) requires or may result in expenditure by Jupiters (either alone or together with any Related Entity of Jupiters) of $500,000 or more in any year,

                  or Jupiters or any Related Entity of Jupiters making capital expenditure in excess of $500,000;

         (m) Jupiters or any Related Entity of Jupiters incurring any indebtedness or issuing any indebtedness or debt securities other than advances under existing facilities in existence as at the Announcement Date;

         (n) Jupiters or any Related Entity of Jupiters making any loans, advances or capital contributions to, or investments in, any other person, other than to or in Jupiters or any wholly-owned subsidiary of Jupiters;

         (o)      Jupiters or any Related Entity of Jupiters:

                  (i) paying any bonus to any Officer of Jupiters or any Related Entity of Jupiters, other than:

                           (A) salary bonuses payable for the year ending 30 June 2003 in accordance with the employment terms of that Officer in existence as at the Announcement Date and in the ordinary and usual course of business on the basis of principles consistent with those applied for the payment of salary bonuses by Jupiters or the relevant Related Entity of Jupiters for the year ended 30 June 2002, as fully and fairly disclosed in the Disclosure Statement; and

                           (B) transaction completion bonuses, as fully and fairly disclosed in the Disclosure Statement;

                  (ii) increasing the compensation of any Officer of Jupiters or any Related Entity of Jupiters, other than in accordance with Jupiters' annual salary review process conducted in good faith and in the ordinary and usual course of business on the basis of principles consistent with those applied for Jupiters' annual salary review process in June 2002, as fully and fairly disclosed in the Disclosure Statement; or

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (iii) granting to any Officer of Jupiters or any Related Entity of Jupiters any increase in severance or termination pay or superannuation entitlements;

         (p)      Jupiters or any Related Entity of Jupiters:

                  (i)      changing the terms of any Material Contract;

                  (ii) paying, discharging or satisfying any claims, liabilities or obligations under any Material Contract other than the payment, discharge or satisfaction, consistent with past practice and in accordance with their terms; or

                  (iii) waiving any material claims or rights under or waiving the benefit of any provisions of any Material Contract,

                  where the consequences of such action are material to Jupiters or the relevant Related Entity of Jupiters;

         (q) Jupiters applying or amending, or proposing to apply or amend, the RPS Terms in any manner inconsistent with the proposed manner set out in schedule 7;

         (r) Jupiters or any Related Entity of Jupiters resolving that it be wound up;

         (s) a liquidator, provisional liquidator or administrator of Jupiters or of any Related Entity of Jupiters being appointed;

         (t) the making of an order by a court for the winding up of Jupiters or of any Related Entity of Jupiters;

         (u) Jupiters or any Related Entity of Jupiters executing a deed of company arrangement;

         (v) a receiver, or a receiver and manager, in relation to the whole, or a part, of the property of Jupiters or of any Related Entity of Jupiters being appointed; or

         (w) the trustee of any trust in which Jupiters or any Related Entity of Jupiters has an interest of more than 50% undertaking an action in respect of that trust if the corresponding action, in the case of Jupiters and its Related Entities, would constitute a Jupiters Prescribed Occurrence.

         JUPITERS SHARE means a fully paid ordinary share in the capital of Jupiters.

         JUPITERS SHARE REGISTER means the register of members of Jupiters maintained in accordance with the Corporations Act.

         JUPITERS SHAREHOLDER means each person registered in the Jupiters Share Register as the holder of Jupiters Shares.

         JUPITERS TRUST means the trust established pursuant to a trust deed dated 21 April 1983.

         MATERIAL CONTRACT means any contract, arrangement or understanding to which Jupiters or any Related Entity of Jupiters is a party that:

         (a)      is for a period of two years or more; or

         (b) requires or may result in expenditure by Jupiters (either alone or together with any Related Entity of Jupiters) of $500,000 or more in any year; or

         (c) is otherwise material to the business or operations of Jupiters or any Related Entity of Jupiters.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         It includes the contracts referred to in schedule 3.

         OFFICER means, in relation to an entity, its directors, officers and employees.

         OPTION SCHEME means the proposed scheme of arrangement between Jupiters and Jupiters Optionholders, as described in clause 6.1, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

         OPTION SCHEME CONSIDERATION means the consideration to be provided by TABCORP Acquirer to Scheme Optionholders under the terms of the Option Scheme, as described in clause 6.2.

         ORDINARY SCHEME means the proposed scheme of arrangement between Jupiters and Jupiters Shareholders, as described in clause 4.1, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

         ORDINARY SCHEME CONSIDERATION means the consideration to be provided to Scheme Shareholders under the terms of the Ordinary Scheme, as described in clauses 4.2 and 4.5.

         PRIVATE RULING means a private ruling under Part IVAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Special Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(a) of the 1936 Tax Act in respect of the Special Dividend or any part of it; and

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(a) or section 204-30(3)(b) of the 1997 Tax Act in respect of the Special Dividend or any part of it.

         PS 60 means Policy Statement 60 issued by ASIC on 4 August 1999, as amended, substituted or replaced from time to time.

         PS 142 means Policy Statement 142 issued by ASIC on 4 August 1999, as amended, substituted or replaced from time to time.

         QUIT DATE means 19 December 2003 or such later date as TABCORP and Jupiters agree in writing.

         RECORD DATE means, in relation to a Scheme, 5.00pm on the fifth Business Day after the Effective Date for that Scheme or such other date as TABCORP and Jupiters agree in writing.

         REGULATORY APPROVAL means:

         (a) any approval, consent, authorisation, registration, filing, lodgement, permit, franchise, agreement, notarisation, certificate, permission, licence, direction, declaration, authority, waiver, modification or exemption from, by or with a Regulatory Authority;

         (b) in relation to anything that would be fully or partly prohibited or restricted by law if a Regulatory Authority intervened or acted in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action; or

         (c)      any amendment to any legislation.

         It includes the matters referred to in schedule 1.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         REGULATORY AUTHORITY means a government or a governmental, semi-governmental or judicial entity or authority or any Minister, department, office or delegate of any government. It includes a self-regulatory organisation established under statute or a stock exchange, ASIC and ASX.

         RELATED ENTITY means, in relation to a party, any entity which is related to that party within the meaning of section 50 of the Corporations Act or which is an economic entity (as defined in any approved Australian accounting standard) that is controlled by that party.

         REPRESENTATIVE means, in relation to a party:

         (a)      each of the party's Related Entities; and

         (b) each of the Officers and Advisers of the party or of any of its Related Entities.

         RPS means a fully paid reset preference share in the capital of Jupiters issued on the RPS Terms.

         RPS HOLDER means each person registered in the Jupiters Share Register as the holder of RPS.

         RPS SCHEME means the proposed scheme of arrangement between Jupiters and RPS Holders, as described in clause 5.1, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

         RPS SCHEME CONSIDERATION means the consideration to be provided by TABCORP Acquirer to Scheme RPS Holders under the terms of the RPS Scheme, as described in clause 5.2.

         RPS TERMS means the Terms and Conditions of the RPS, as set out in appendix A to the prospectus dated 28 February 2002 issued by Jupiters, as those Terms and Conditions may be amended by the Jupiters Board in any manner consistent with the proposed manner set out in schedule 7.

         SCHEME BOOKLET means the information to be dispatched to Jupiters Shareholders, RPS Holders and Jupiters Optionholders and approved by the Court, including each Scheme, explanatory statements in relation to each Scheme issued pursuant to section 412 of the Corporations Act and (other than in the case of the Option Scheme) registered with ASIC, an independent expert's report prepared by the Independent Expert, summaries of each of this Agreement and the Deed Poll, and notices convening the Scheme Meetings (together with proxy forms).

         SCHEME MEETINGS means each of the meetings to be ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in respect of the Schemes.

         SCHEME OPTIONHOLDER means each person registered in the Jupiters Option Register as the holder of Scheme Options as at the Record Date for the Option Scheme.

         SCHEME OPTIONS means the Jupiters Options on issue at the Record Date for the Option Scheme (whether or not they are exercisable at that time in accordance with the terms of the Jupiters Option Plan).

         SCHEME PARTICIPANTS means Scheme Shareholders, Scheme RPS Holders and Scheme Optionholders.

         SCHEME RPS means the RPS on issue at the Record Date for the RPS Scheme other than the Excluded RPS.

         SCHEME RPS HOLDER means each person registered in the Jupiters Share Register as the holder of Scheme RPS as at the Record Date for the RPS Scheme.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         SCHEME SHAREHOLDER means each person registered in the Jupiters Share Register as the holder of Scheme Shares as at the Record Date for the Ordinary Scheme.

         SCHEME SHARES means the Jupiters Shares on issue at the Record Date for the Ordinary Scheme other than the Excluded Shares.

         SCHEMES means the Ordinary Scheme, the RPS Scheme and the Option
         Scheme.

         SCRIP CONSIDERATION has the meaning given in clause 4.2(a)(ii).

         SCRIP CONSIDERATION CAP means the number of TABCORP Shares (rounded up or down to the nearest whole number of TABCORP Shares) equal to 0.24 multiplied by the number of Scheme Shares on issue at the Record Date for the Ordinary Scheme.

         SECOND COURT DATE means the first day on which an application made to the Court for an order approving the Ordinary Scheme pursuant to section 411(4)(b) of the Corporations Act is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

         SPECIAL DIVIDEND means a fully franked dividend of $0.75 cash for each Jupiters Share on issue at the Record Date for the Ordinary Scheme.

         TABCORP ACQUIRER means a wholly-owned Related Entity of TABCORP nominated by TABCORP for the purpose of acquiring the Scheme Shares and the Scheme RPS.

         TABCORP BOARD means the board of directors of TABCORP.

         TABCORP INFORMATION means such information regarding TABCORP and its Related Entities and TABCORP Shares provided by or on behalf of TABCORP to Jupiters or the Independent Expert to enable the Scheme Booklet to be prepared and completed, and applications for Regulatory Approvals required to satisfy any of the Conditions to be made.

         TABCORP INVITEES means Mr Lawrence Willett AO and Mr John Story, or such other combination of two directors of Jupiters at the date of this Agreement as the parties may agree.

         TABCORP ISSUER means a wholly-owned Related Entity of TABCORP nominated by TABCORP for the purpose of issuing, in the case of implementation of the method in paragraph 1.3 of schedule 6, the Centrebet Notes.

         TABCORP MATERIAL ADVERSE CHANGE means matters, events or circumstances, including:

         (a)      any Change in Law; and

         (b) any matter, event or circumstance which has been disclosed to Jupiters prior to the date of this Agreement as an earnings assumption for the financial year ending 30 June 2004, and relating to the business of the group of companies comprising TABCORP and its Related Entities known as the 'gaming business', becoming not reasonably likely to occur, other than:

         (c) those required to be done or procured by TABCORP pursuant to this Agreement; or

         (d) an actual matter, event or circumstance which is known to Jupiters prior to the date of this Agreement (which, for the avoidance of doubt, does not include knowledge of the general risk of a matter, event or circumstance occurring, but does include any matter, event or circumstance (without limiting paragraph (b)) where Jupiters has knowledge prior to the

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  date of this Agreement of any actual fact that will, or may reasonably be expected to, give rise to the occurrence of the matter, event or circumstance),

         which individually, or when aggregated with all such matters, events or circumstances, has had or is reasonably likely to have an adverse financial effect of $438 million or more, where that financial effect is calculated on the following basis:

         (i) each matter, event or circumstance which, either individually or when aggregated with other matters, events or circumstances of a like kind, has had or is reasonably likely to have an adverse financial effect of $7 million or more on the recurring operating earnings before interest and tax of TABCORP and its Related Entities (which, for the avoidance of doubt, does not include Jupiters or any entity which was a Related Entity of Jupiters prior to the Implementation Date for the Ordinary Scheme) in any financial year, will be valued on the basis of the full amount of that financial effect (and not just the amount of the excess over $7 million) multiplied by 10 (provided that in the case of a matter, event or circumstance referred to in paragraph (b), only the variance from the effect disclosed to Jupiters (after taking into account the multiplier in this paragraph (i)) will be taken into account); and

         (ii) each matter, event or circumstance which, either individually or when aggregated with other matters, events or circumstances of a like kind, has had or is reasonably likely to have an adverse financial effect of $36 million or more on the value of the net assets of TABCORP and its Related Entities (which, for the avoidance of doubt, does not include Jupiters or any entity which was a Related Entity of Jupiters prior to the Implementation Date for the Ordinary Scheme), as compared to the net assets of TABCORP and its Related Entities as at 31 December 2002, will be valued on the basis of the full amount of that financial effect (and not just the amount of the excess over $36 million).

         Where a matter, event or circumstance would, but for this proviso, be prima facie assessable for its financial effect under both of paragraphs (i) and (ii) above, only the largest of those financial effects (after taking into account the multiplier under paragraph (i)) will be taken into account.

         TABCORP PREPARATORY COSTS has the meaning given in clause 15.1(a).

         TABCORP PRESCRIBED OCCURRENCE means (other than as required or contemplated by this Agreement or any Scheme or with the express consent of Jupiters) the occurrence of any of the following:

         (a) TABCORP or any Related Entity of TABCORP disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

         (b) TABCORP or any Related Entity of TABCORP converting all or any of its shares into a larger or smaller number of shares;

         (c) TABCORP or any Related Entity of TABCORP resolving to reduce its share capital in any way;

         (d) TABCORP or any Related Entity of TABCORP resolving that it be wound up;

         (e) a liquidator, provisional liquidator or administrator of TABCORP or of any Related Entity of TABCORP being appointed;

         (f) the making of an order by a court for the winding up of TABCORP or of any Related Entity of TABCORP;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (g) TABCORP or any Related Entity of TABCORP executing a deed of company arrangement;

         (h) a receiver, or a receiver and manager, in relation to the whole, or a part, of the property of TABCORP or of any Related Entity of TABCORP being appointed;

         (i) the trustee of any trust in which TABCORP or any Related Entity of TABCORP has an interest of more than 50% undertaking an action in respect of that trust if the corresponding action, in the case of TABCORP and its Related Entities, would constitute a TABCORP Prescribed Occurrence under any of paragraphs (a) to (h) above; or

         (j)      TABCORP announcing an intention, proposal or agreement to:

                  (i) issue any security in TABCORP, other than in connection with this Agreement, any Scheme, a dividend reinvestment plan (including pursuant to any underwriting of that plan) or an employee incentive arrangement (including any security issued upon conversion of or exercise of rights attaching to any security issued under an employee incentive arrangement), or with the express consent of Jupiters;

                  (ii) other than in the ordinary course of business, acquire all or part of the share capital in a person other than Jupiters or a Related Entity of TABCORP, or all or part of the assets of a person other than Jupiters or a Related Entity of TABCORP, where the cumulative value of such share capital or such assets acquired since the date of this Agreement exceeds $185 million; or

                  (iii) dispose of all or substantially all of any of the businesses known respectively as the 'gaming business', the 'wagering business' or the 'Star City business', being businesses conducted by the group of companies comprising TABCORP and its Related Entities, and the TABCORP VWAP on the tenth Business Day after the date of that announcement (the ASSESSMENT DATE):

                  (iv)     is less than $8.98; and

                  (v) (only in the event that the S&P/ASX 100 Index at the close of business on the Assessment Date is less than 2,299.4) has declined relative to $10.26 by an amount which (in percentage terms) exceeds by more than 7.5 percentage points the relevant decline (in percentage terms) in the S&P/ASX 100 Index over the period from the close of business on the Business Day immediately before the Announcement Date to the close of business on the Assessment Date.

         TABCORP SHARE means a fully paid ordinary share in the capital of TABCORP.

         TABCORP VWAP means, on a relevant date, the daily volume weighted average sale price of TABCORP Shares sold on ASX over the ten consecutive Business Days ending on (and including) the relevant date (excluding the effect of any transaction defined as 'special' in the ASX Business Rules, any crossings prior to the commencement of normal trading or during the after hours adjust phase on ASX, any overseas trades and the exercise of options over TABCORP Shares).

         TAX RULING EVENT means, on or before 5.00pm on the day before the Second Court Date, the Commissioner of Taxation making each of the Class Ruling and the Private Ruling (having first been provided with a copy of this Agreement).

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         THIRD PARTY PROPOSAL means any expression of interest, proposal or offer by any person (other than TABCORP or any of its Related Entities) to evaluate or enter into any transaction which is similar to the Transaction or under which:

         (a) that person (together with its associates) may acquire a relevant interest in more than 10% of the Jupiters Shares or the issued shares of any Related Entity of Jupiters;

         (b) that person may acquire voting power of more than 10% in Jupiters or any Related Entity of Jupiters;

         (c) that person may acquire, directly or indirectly (including by way of joint venture, dual listed company structure or otherwise), any interest in all or a substantial part of the business or assets of Jupiters or of any Related Entity of Jupiters;

         (d) that person may otherwise acquire control of or merge or amalgamate with Jupiters or any Related Entity of Jupiters;

         (e) Jupiters will issue a material amount of its share capital as consideration for the assets or share capital of another person; or

         (f) Jupiters will effect or implement any reorganisation, recapitalisation or dissolution,

         but does not include any expression of interest, proposal or offer by a person to evaluate or enter into a transaction to acquire the Centrebet Business, as contemplated by clause 10.

         TIMETABLE means the timetable set out in schedule 2, or such other timetable as may be agreed in writing by the parties.

         TRANSACTION means the acquisition by TABCORP Acquirer in accordance with the terms of this Agreement of all of the Jupiters Shares through the implementation of the Ordinary Scheme and of all of the RPS through the implementation of the RPS Scheme, and the cancellation of all of the Jupiters Options through the implementation of the Option Scheme or through separate offers by TABCORP or TABCORP Acquirer to Jupiters Optionholders.

         US NOTE DEED means the Indenture dated as of 11 March 1999 between Jupiters, each Initial Guarantor (as defined in the Indenture) and The Bank of New York.

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

         (e) A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this Agreement.

         (f) A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (g) A reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

         (h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

         (i)      A reference to $ is to the lawful currency of Australia.

         (j) Words and phrases not specifically defined in this Agreement have the same meanings (if any) given to them in the Corporations Act.

         (k) A reference to time is a reference to time in Brisbane, Australia.

         (l) If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

         (m) The meaning of general words is not limited by specific examples introduced by INCLUDING, or FOR EXAMPLE, or similar expressions.

         (n) A reference to a party using its BEST ENDEAVOURS or REASONABLE ENDEAVOURS does not include a reference to that party paying money (except immaterial amounts payable to Advisers and similar expenses) or providing other valuable consideration to or for the benefit of any person (and an obligation on a party to use its best or reasonable endeavours does not oblige that party to pay money (except immaterial amounts payable to Advisers and similar expenses) or provide other valuable consideration to or for the benefit of any person).

2.       IMPLEMENTATION OF THE SCHEMES

         Jupiters agrees to propose, and the parties agree to implement, the Schemes upon and subject to the terms and conditions of this Agreement.

3.       CONDITIONS

3.1      CONDITIONS

         Subject to this clause 3, certain obligations of the parties under this Agreement are subject to the conditions in this clause 3.1 having been satisfied or waived in accordance with clause 3.3, to the extent and in the manner set out in clauses 3.2 and 3.3.

         (a) (REGULATORY APPROVALS) Before 8.00am on the Second Court Date, all Regulatory Approvals required to implement:

                  (i)      the Ordinary Scheme; and

                  (ii) if the RPS Scheme is approved by the necessary majorities of RPS Holders, the RPS Scheme; and

                  (iii) if the Option Scheme is approved by the necessary majorities of Jupiters Optionholders, the Option Scheme,

                  are granted or obtained and those Regulatory Approvals are not withdrawn, cancelled or revoked.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (b) (NO PROHIBITIONS) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition being in effect at 8.00am on the Second Court Date which prevents the consummation of any aspect of:

                  (i)      the Ordinary Scheme; or

                  (ii) if the RPS Scheme is approved by the necessary majorities of RPS Holders, the RPS Scheme; or

                  (iii) if the Option Scheme is approved by the necessary majorities of Jupiters Optionholders, the Option Scheme.

         (c) (QUOTATION OF TABCORP SHARES) The TABCORP Shares to be issued pursuant to the Ordinary Scheme are approved for official quotation by ASX, subject only to standard conditions relating to the subsequent issue of the TABCORP Shares, before the Second Court Date.

         (d) (JUPITERS PRESCRIBED OCCURRENCE) Between the date of this Agreement and 8.00am on the Second Court Date, no Jupiters Prescribed Occurrence occurs.

         (e) (JUPITERS MATERIAL ADVERSE CHANGE) Between the date of this Agreement and 8.00am on the Second Court Date, no Jupiters Material Adverse Change occurs.

         (f) (JUPITERS REPRESENTATIONS AND WARRANTIES) The representations and warranties of Jupiters set out in this Agreement that are qualified as to materiality are true and correct, and the representations and warranties of Jupiters set out in this Agreement that are not so qualified are true and correct in all material respects, in each case as at the date of this Agreement and as at 8.00am on the Second Court Date as though made on and as of that time, except to the extent that any such representation or warranty expressly relates to an earlier date (in which case as of such date).

         (g) (TABCORP PRESCRIBED OCCURRENCE) Between the date of this Agreement and 8.00am on the Second Court Date, no TABCORP Prescribed Occurrence occurs.

         (h) (TABCORP MATERIAL ADVERSE CHANGE) Between the date of this Agreement and 8.00am on the Second Court Date, no TABCORP Material Adverse Change occurs.

         (i) (TABCORP REPRESENTATIONS AND WARRANTIES) The representations and warranties of TABCORP set out in this Agreement that are qualified as to materiality are true and correct, and the representations and warranties of TABCORP set out in this Agreement that are not so qualified are true and correct in all material respects, in each case as at the date of this Agreement and as at 8.00am on the Second Court Date as though made on and as of that time, except to the extent that any such representation or warranty expressly relates to an earlier date (in which case as of such date).

         (j) (CENTREBET BUSINESS) At all times up to 8.00am on the Second Court Date, Jupiters has complied in all material respects with its obligations under clause 10.

         (k) (FINANCING CONDITIONS) Before 8.00am on the Second Court Date, each condition precedent (other than conditions precedent of a procedural nature that are within the sole control of TABCORP) to underwriting under the commitment letter, and to drawdown under the loan facilities, to be entered into by TABCORP to finance, amongst other things,

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  the Ordinary Scheme Consideration (to the extent of the Cash Consideration) and the RPS Scheme Consideration and the Option Scheme Consideration is, and remains, satisfied, or has been waived by the relevant lenders.

3.2      NATURE OF CONDITIONS

         (a)      (JUPITERS' OBLIGATIONS) The obligations of Jupiters under:

                  (i) clauses 4, 5 and 6 are subject to the satisfaction or waiver of the Conditions in clauses 3.1(a)(i),
                           (b)(i), (c), (g), (h) and (i);

                  (ii) clause 5 are also subject to the satisfaction or waiver of the Conditions in clauses 3.1(a)(ii) and
                           (b)(ii); and

                  (iii) clause 6 are also subject to the satisfaction or waiver of the Conditions in clauses 3.1(a)(iii) and
                           (b)(iii).

         (b)      (TABCORP'S OBLIGATIONS) The obligations of TABCORP under:

                  (i) clauses 4, 5 and 6 are subject to the satisfaction or waiver of the Conditions in clauses 3.1(a)(i),
                           (b)(i), (c), (d), (e), (f), (j) and (k);

                  (ii) clause 5 are also subject to the satisfaction or waiver of the Conditions in clauses 3.1(a)(ii) and
                           (b)(ii); and

                  (iii) clause 6 are also subject to the satisfaction or waiver of the Conditions in clauses 3.1(a)(iii) and
                           (b)(iii).

3.3 BENEFIT AND WAIVER OF CONDITIONS

         (a) Jupiters and TABCORP together have the benefit of the Conditions in clauses 3.1(a) to (c) and any breach or non-fulfilment of those Conditions can only be waived with the consent of both parties.

         (b) TABCORP alone has the benefit of the Conditions in clauses 3.1(d), (e), (f), (j) and (k) and any breach or non-fulfilment of those Conditions may be relied upon only by TABCORP which may at any time and from time to time waive the breach or non-fulfilment.

         (c) Jupiters alone has the benefit of the Conditions in clauses 3.1(g), (h) and (i) and any breach or non-fulfilment of those Conditions may be relied upon only by Jupiters which may at any time and from time to time waive the breach or non-fulfilment.

         (d) A party entitled to waive a Condition under this clause 3.3 may do so in its absolute discretion.

         (e) If a waiver by a party of a Condition is itself conditional and the other party accepts the condition, the terms of that condition apply accordingly. If the other party does not accept a conditional waiver of the Condition, the Condition has not been waived.

         (f) If a party waives the breach or non-fulfilment of any of the Conditions, that waiver will not preclude it from suing the other party for any breach of this Agreement, including a breach that resulted in the non-fulfilment of the Condition that was waived.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (g) Unless specified in the waiver, a waiver of the breach or non-fulfilment of any Condition will not constitute:

                  (i) a waiver of breach or non-fulfilment of any other Condition resulting from events or circumstances giving rise to the breach or non-fulfilment of the first Condition; or

                  (ii) a waiver of breach or non-fulfilment of that Condition resulting from any other event or circumstance.

3.4      BEST ENDEAVOURS

         Each of Jupiters and TABCORP must use its best endeavours to procure that:

         (a) each of the Conditions is satisfied as soon as practicable after the date of this Agreement, or continues to be satisfied at all times until the last time it is to be satisfied (as the case may require), with a view to the Effective Date for each Scheme occurring on or before the Quit Date; and

         (b) there is no event or circumstance that would prevent the Conditions being satisfied.

3.5      PRE-IMPLEMENTATION STEPS

         Without limiting the generality of clause 3.4:

         (a)      (REGULATORY APPROVALS) each party must:

                  (i) promptly apply for all Regulatory Approvals required by it or its Related Entities in order for a Condition to be satisfied and provide to the other party a copy of all such applications;

                  (ii) take all steps for which it is responsible as part of obtaining any Regulatory Approval, including responding to requests for information at the earliest practicable time and attending meetings with any Regulatory Authority; and

                  (iii) provide the other party with all information reasonably requested in connection with the application for any Regulatory Approval;

         (b) (JUPITERS PRESCRIBED OCCURRENCE) Jupiters must ensure that no Jupiters Prescribed Occurrence occurs between the date of this Agreement and 8.00am on the Second Court Date; and

         (c) (TABCORP PRESCRIBED OCCURRENCE) TABCORP must ensure that no TABCORP Prescribed Occurrence occurs between the date of this Agreement and 8.00am on the Second Court Date.

3.6      NOTIFICATION OF CERTAIN EVENTS

         Each party must:

         (a) keep the other promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Conditions;

         (b) promptly notify the other if it becomes aware that any Condition has been satisfied;

         (c) promptly notify the other if it becomes aware that any Condition has failed to be satisfied or has become incapable of being satisfied or is not reasonably capable of being satisfied

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (having regard to the obligations of the parties under clause
                  3.4 and the terms of clause 3.8); and

         (d) after having given or received a notice in accordance with clause 3.6(c) in relation to a Condition that it is entitled under clause 3.3 to waive, give notice to the other party as soon as possible (and in any event no later than five Business Days or such shorter time to ensure that notice is given before 5.00pm on the day before the Second Court Date) as to whether or not it waives the breach or non-fulfilment of the relevant Condition, specifying that Condition.

3.7      TERMINATION

         Subject to clauses 3.9 and 17.3:

         (a) TABCORP may terminate this Agreement by giving notice to Jupiters if any of the Conditions in clauses 3.1(d), (e), (f),
                  (j) and (k) has failed to be satisfied, has become incapable of being satisfied or is not reasonably capable of being satisfied (having regard to the obligations of the parties under clause 3.4 and the terms of clause 3.8), and to the extent that such Condition may be waived by TABCORP, has not previously been waived by TABCORP;

         (b) Jupiters may terminate this Agreement by giving notice to TABCORP if any of the Conditions in clauses 3.1(g), (h) or (i) has failed to be satisfied, has become incapable of being satisfied or is not reasonably capable of being satisfied (having regard to the obligations of the parties under clause 3.4), and to the extent that such Condition may be waived by Jupiters, has not previously been waived by Jupiters; and

         (c) provided that it has complied with its obligations under clause 3.4, either party may terminate this Agreement by giving the other notice if any of the Conditions in clauses 3.1(a) to (c) has failed to be satisfied, has become incapable of being satisfied or is not reasonably capable of being satisfied (having regard to the obligations of the parties under clause 3.4 and the terms of clause 3.8), and has not previously been waived by the parties.

3.8      CONDITIONS OF REGULATORY APPROVALS

         Notwithstanding anything in this Agreement to the contrary, in obtaining any Regulatory Approval, TABCORP will not be required to agree to conditions:

         (a)      requiring TABCORP to agree to or proffer to:

                  (i) divest or hold separate any of TABCORP's, Jupiters' or any of their respective Related Entities' material businesses or assets; or

                  (ii) cease to conduct or materially reduce the scope of any material business or operations in any jurisdiction in which TABCORP, Jupiters or any of their respective Related Entities conducts business or operations as at the date of this Agreement; or

                  (iii) limit the type or scope of any proposed or potential business or operations in any jurisdiction (whether or not TABCORP, Jupiters or any of their respective Related

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                           Entities conducts business or operations in that jurisdiction as at the date of this Agreement); or

         (b) that do not merely impose procedural or other non-material requirements incidental to the Regulatory Approval,

         and any Regulatory Approval which is given subject to any such conditions will not satisfy the Condition to which it relates.

3.9      EXPERT DETERMINATION

         (a) If TABCORP proposes to give notice to Jupiters pursuant to clause 3.7(a) on the basis of the Condition in clause 3.1(e), or Jupiters proposes to give notice to TABCORP pursuant to clause 3.7(b) on the basis of the Condition in clause 3.1(h), it must first notify the other party of that proposal.

         (b) Any notice provided in accordance with clause 3.9(a) must include reasonable details of the matters, events and circumstances upon which the notifying party proposes to rely in giving notice pursuant to clause 3.7(a) or (b), as relevant.

         (c) In the absence of agreement between the parties as to the effect of the matters, events and circumstances upon which the notifying party proposes to rely, the party receiving the notice may require that such notice be referred to the Expert for a decision regarding whether those matters, events and circumstances result in the occurrence of a Jupiters Material Adverse Change or a TABCORP Material Adverse Change, as the case may be. Such referral must be made within five Business Days of the party receiving the notice under clause 3.9(a).

         (d)      If:

                  (i) the Expert determines, or the parties agree, that there is a Jupiters Material Adverse Change or a TABCORP Material Adverse Change, as the case may be; or

                  (ii) the party receiving the notice under clause 3.9(a) does not refer it to the Expert in accordance with clause 3.9(c),

                  then TABCORP or Jupiters, as the case may be, may give notice to the other party in accordance with clause 3.7(a) or (b), as relevant. Otherwise, TABCORP or Jupiters, as the case may be, may not give notice pursuant to clause 3.7(a) or (b), as relevant, solely on the basis of those matters, events and circumstances giving rise to a Jupiters Material Adverse Change or a TABCORP Material Adverse Change, as the case may be.

4.       ORDINARY SCHEME

4.1      ORDINARY SCHEME

         Jupiters must propose a scheme of arrangement under Part 5.1 of the Corporations Act between it and the Jupiters Shareholders in the form set out in annexure A or such other form as the parties agree in writing, under which, subject to the Scheme becoming Effective, all of the Scheme Shares will be transferred to TABCORP Acquirer and the Scheme Shareholders will be entitled to receive, for each Scheme Share held at the Record Date for the Ordinary Scheme, the Ordinary Scheme Consideration.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

4.2      ORDINARY SCHEME CONSIDERATION

         (a) (PROVISION BY TABCORP) Subject to clauses 4.2(b) and (c) and 4.3, TABCORP covenants in favour of Jupiters, in consideration for the transfer to TABCORP Acquirer of the Scheme Shares held by a Scheme Shareholder under the terms of the Ordinary Scheme, to provide or to procure that TABCORP Acquirer and TABCORP Issuer provide to the Scheme Shareholder the Ordinary Scheme Consideration as follows (and as contemplated by clause 4.5):


                  (i) a cash amount (the CASH CONSIDERATION) in respect of a percentage of those Scheme Shares (rounded up or down to the nearest whole number of Scheme Shares) as follows:

                                                    PERCENTAGE OF SCHEME
                              AMOUNT PER SCHEME     SHARES HELD BY SCHEME
CIRCUMSTANCES                      SHARE                 SHAREHOLDER
-------------------------------------------------------------------------
Tax Ruling Event occurs            $5.25                   54.286%
Tax Ruling Event does not
occur                              $6.00                       60%

                  (ii) a number of TABCORP Shares (the SCRIP CONSIDERATION) in respect of a percentage of those Scheme Shares (rounded up or down to the nearest whole number of Scheme Shares) as follows:

                                                         PERCENTAGE OF SCHEME
                              TABCORP SHARES PER         SHARES HELD BY SCHEME
CIRCUMSTANCES                    SCHEME SHARE                SHAREHOLDER
------------------------------------------------------------------------------
Tax Ruling Event occurs            0.525                   45.714%
Tax Ruling Event does not
occur                                0.6                       40%

         (b) (FRACTIONAL ENTITLEMENTS) Any fractional entitlement of a Scheme Shareholder to a TABCORP Share will be rounded up or down to the nearest whole number of TABCORP Shares.

         (c) (INELIGIBLE OVERSEAS SHAREHOLDERS) Where a Scheme Shareholder is an Ineligible Overseas Shareholder, the number of TABCORP Shares to which the Scheme Shareholder would otherwise be entitled under the Ordinary Scheme will be issued to a nominee of TABCORP approved by Jupiters who will sell those TABCORP Shares as soon as practicable (at the risk of that Ineligible Overseas Shareholder) and pay the proceeds received, after deducting any applicable brokerage and other selling costs, taxes and charges, to that Ineligible Overseas Shareholder in full satisfaction of that Ineligible Overseas Shareholder's rights in relation to TABCORP Shares under the Ordinary Scheme.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

4.3      ELECTION MECHANISM

         The Scheme Booklet sent to Jupiters Shareholders must be accompanied by a form of election under which each Scheme Shareholder is given the opportunity to elect to receive, under the Ordinary Scheme, that part of the Ordinary Scheme Consideration comprising either Cash Consideration or Scrip Consideration for a greater proportion of their Scheme Shares than is contemplated by clause 4.2(a). The form of election must provide that:

         (a) a Scheme Shareholder may elect to receive either maximum total Cash Consideration or maximum total Scrip Consideration for their Scheme Shares;

         (b) a valid election in accordance with the clause 4.3(a) may be made by a Scheme Shareholder by returning the duly completed election form before the Record Date for the Ordinary Scheme or such other date as the parties agree in writing to an address to be specified by TABCORP;

         (c) if a valid election is not made by a Scheme Shareholder prior to the date referred to in clause 4.3(b) then that Scheme Shareholder will, subject to clauses 4.2(b) and (c), receive the Cash Consideration and Scrip Consideration contemplated by clause 4.2(a) in respect of their Scheme Shares;

         (d) if a valid election is made, the total Cash Consideration and the total Scrip Consideration received by the Scheme Shareholder will be determined by TABCORP in accordance with the terms of the Ordinary Scheme (and applying the principle that each increase or decrease in the percentage of Scheme Shares for which Cash Consideration is contemplated by clause 4.2(a)(i) will be offset by an equivalent decrease or increase, respectively, in the percentage of Scheme Shares for which Scrip Consideration is contemplated by clause 4.2(a)(ii)), after taking into account the valid elections made by all other Scheme Shareholders and on the basis that TABCORP's obligation to provide or to procure that TABCORP Acquirer and TABCORP Issuer provide the Ordinary Scheme Consideration under the Ordinary Scheme will not (subject only to the effects of rounding) require TABCORP or TABCORP Acquirer to pay an amount as Cash Consideration in total greater than the Cash Consideration Cap nor require TABCORP to issue a number of TABCORP Shares as Scrip Consideration in total greater than the Scrip Consideration Cap; and

         (e) TABCORP's obligations with respect to any Ineligible Overseas Shareholder are subject to clause 4.2(c),

         and will otherwise be in a form agreed by the parties in writing.

4.4      SPECIAL DIVIDEND

         If the Tax Ruling Event occurs:

         (a) Jupiters will take all action necessary or desirable to ensure that the Dividend Resolution is passed by the Jupiters Board in accordance with the Ordinary Scheme, and on the basis that:

                  (i) the record date for the Special Dividend is the Record Date for the Ordinary Scheme;

                  (ii) the Special Dividend will be paid and provided to Scheme Shareholders in accordance with the Ordinary Scheme; and

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (iii) Jupiters will issue to each Jupiters Shareholder a distribution statement in accordance with section 202-75 of the 1997 Tax Act in relation to the Special Dividend; and

         (b) immediately before the Dividend Resolution is passed, TABCORP will subscribe (or will procure that a Related Entity of TABCORP subscribes) for, and Jupiters will allot and issue to TABCORP or to the relevant Related Entity of TABCORP such number of:

                  (i)      RPS; or

                  (ii) if the parties agree, other equity securities in Jupiters (such securities being equity securities for the purposes of the US Note Deed and not equity interests under the 1997 Tax Act), on terms agreed by the parties, where the total cash subscription amount for those RPS or other equity securities is at least the amount of the Special Dividend or such lesser amount as the parties may agree (provided that such lesser amount is at least the minimum amount of capital which would be required by Jupiters to enable it to declare and pay the Special Dividend having regard to the terms of the US Note Deed). TABCORP must pay (or must procure that the relevant Related Entity of TABCORP pays) to Jupiters the cash subscription amount for those RPS or other equity securities referred to in this clause 4.4(b) at the time of subscription. TABCORP's obligations under this clause 4.4(b) are subject to the Jupiters Shareholders having approved the allotment and issue by Jupiters of the RPS, or other equity securities, to be subscribed for pursuant to this clause 4.4(b) in accordance with and for the purpose of ASX Listing Rule 7.1, or ASX having granted a waiver of that approval requirement, and the Regulatory Approvals referred to in paragraphs 1, 8, 9 and 10 of schedule 1 having been obtained in respect of that allotment and issue (to the extent that such approvals or waivers are required).

4.5      PROVISION OF CENTREBET BUSINESS VALUE

         The parties acknowledge that, as contemplated by clause 10.5, further entitlements in addition to the Ordinary Scheme Consideration and the Special Dividend may be provided, or a further component may be included in the Ordinary Scheme Consideration to be provided, to Scheme Shareholders under the Ordinary Scheme, by reference to net value attributable to the Centrebet Business (being the Net Centrebet Proceeds (as defined in paragraph 2.1 of schedule 6)).

4.6      STATUS OF TABCORP SHARES

         The TABCORP Shares to be allotted and issued by TABCORP as part of the Ordinary Scheme Consideration will rank pari passu with all existing TABCORP Shares then on issue (other than in respect of any dividend already declared and not yet paid by TABCORP, where the record date for entitlements to that dividend has passed) and will be allotted and issued free from all encumbrances.

4.7      CONDITIONS

         The Ordinary Scheme will not be conditional upon either the RPS Scheme or the Option Scheme becoming Effective or upon any other matters which are not contemplated in this Agreement, other than (if the ASX waiver referred to in clause 7.1(w) has not been granted and Jupiters or any of its Representatives has not received a firm indication from ASX that, if the Ordinary Scheme becomes Effective, that ASX waiver will be granted) the approval by Jupiters Shareholders in accordance

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         with and for the purpose of ASX Listing Rule 7.1, at a general meeting of Jupiters held on the same day as the Scheme Meeting for the Ordinary Scheme, of the subscription by TABCORP or a Related Entity of TABCORP for RPS or other equity securities in Jupiters in accordance with clause 4.4(b), and (if necessary) in accordance with paragraph 1.1(f) of schedule 6.

5.       RPS SCHEME

5.1      RPS SCHEME

         Jupiters must propose a scheme of arrangement under Part 5.1 of the Corporations Act between it and the RPS Holders in the form set out in annexure B or such other form as the parties agree in writing, under which, subject to the Scheme becoming Effective, all of the Scheme RPS will be transferred to TABCORP Acquirer and the Scheme RPS Holders will be entitled to receive, for each Scheme RPS held at the Record Date for the RPS Scheme, the RPS Scheme Consideration.

5.2      RPS SCHEME CONSIDERATION

         TABCORP covenants in favour of Jupiters to procure that in consideration for the transfer to TABCORP Acquirer of the Scheme RPS held by a Scheme RPS Holder under the terms of the RPS Scheme, TABCORP Acquirer pays the RPS Scheme Consideration to the Scheme RPS Holder, comprising, in respect of each Scheme RPS:

         (a)      the cash amount of $105.26; plus

         (b) an additional cash amount equal to the dividend accrued on the Scheme RPS under clause 2.1 of the RPS Terms, calculated on the basis of the number of days from (and including) the immediately preceding Dividend Payment Date under the RPS Terms to (but excluding) the Implementation Date for the RPS Scheme, provided that if the Implementation Date for the RPS Scheme occurs:

         (c) after the record date for payment of the dividend accrued on the Scheme RPS under clause 2.1 of the RPS Terms from (and including) the immediately preceding Dividend Payment Date under the RPS Terms; and

         (d) before the Dividend Payment Date under the RPS Terms for that accrued dividend,

         then TABCORP Acquirer will have no obligation to pay to the Scheme RPS Holder the cash amount referred to in paragraph (b).

5.3      CONDITIONS

         The RPS Scheme will be subject to and conditional upon the Ordinary Scheme becoming Effective, but will not be subject to the Option Scheme becoming Effective.

6.       OPTION SCHEME

6.1      OPTION SCHEME

         Jupiters must propose a scheme of arrangement under Part 5.1 of the Corporations Act between it and the Jupiters Optionholders in the form set out in annexure C or such other form as the parties agree in writing, under which, subject to the Scheme becoming Effective, all of the Scheme Options

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         will be cancelled and the Scheme Optionholders will be entitled to receive, for each Scheme Option held at the Record Date for the Option Scheme, the Option Scheme Consideration.

6.2      OPTION SCHEME CONSIDERATION

         TABCORP covenants in favour of Jupiters to procure that in consideration for the cancellation of a Scheme Option held by a Scheme Optionholder under the terms of the Option Scheme, TABCORP Acquirer pays the Option Scheme Consideration to the Scheme Optionholder, as determined in relation to that Scheme Option in accordance with the following table:

EXPIRY DATE OF SCHEME OPTION    CONSIDERATION PER SCHEME OPTION
---------------------------------------------------------------
      30 August 2011                       $2.07
      5 November 2011                      $2.14

6.3      CONDITIONS

         The Option Scheme will be subject to and conditional upon the Ordinary Scheme becoming Effective, and upon the granting of the ASX Waiver or the approval of the Jupiters Shareholders (in accordance with and for the purposes of ASX Listing Rule 6.23.2) of the cancellation of the Jupiters Options pursuant to the Option Scheme, but will not be subject to the RPS Scheme becoming Effective.

7.       STEPS FOR IMPLEMENTATION

7.1      JUPITERS' OBLIGATIONS

         Jupiters must execute all documents and do all acts and things within its power as may be necessary or desirable for the implementation and performance of the Schemes substantially in accordance with the Timetable, and in particular Jupiters must:

         (a) (SCHEME BOOKLET) as soon as practicable after the date of this Agreement, prepare the Scheme Booklet in compliance with all applicable laws, and in particular the Corporations Act, PS 60, PS 142 and the ASX Listing Rules (and including a summary of the process by which Jupiters Shareholders, RPS Holders and Jupiters Optionholders may object to the Schemes at the Court hearing on the Second Court Date), make available to TABCORP drafts of the Scheme Booklet, consult with TABCORP in relation to the content of those drafts (other than the TABCORP Information) and consider in good faith, for the purpose of amending those drafts, comments from TABCORP and its Representatives on those drafts;

         (b) (INDEPENDENT EXPERT) promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert in connection with:

                  (i) the preparation of the independent expert's report for inclusion in the Scheme Booklet (such report stating whether, in the opinion of the Independent Expert, the Ordinary Scheme is in the best interests of Jupiters Shareholders and is fair and reasonable, and the RPS Scheme is in the best interests of RPS Holders and is fair and reasonable); and

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (ii) any valuation required by clause 6.9 of the RPS Terms or by the US Note Deed;

         (c) (APPROVAL OF DRAFT FOR ASIC) as soon as practicable after the preparation of an advanced draft of the Scheme Booklet suitable for review by ASIC, procure that a meeting of the Jupiters Board, or of a committee of the Jupiters Board appointed for the purpose, is convened to approve that draft as being in a form appropriate for provision to ASIC for review;

         (d) (LIAISON WITH ASIC) as soon as practicable after the date of this Agreement, provide an advanced draft of the Scheme Booklet, in a form approved in accordance with clauses 7.1(c) and 7.2(d), to ASIC for its review and approval for the purposes of section 411(2) of the Corporations Act, and:

                  (i) liaise with ASIC during the period of its consideration of that draft of the Scheme Booklet;

                  (ii) keep TABCORP informed of any matters raised by ASIC in relation to the Scheme Booklet (and of any resolution of those matters), and use all reasonable endeavours to resolve any such matters; and

                  (iii) to the extent that Jupiters is itself unable to resolve any matters raised by ASIC in relation to the Scheme Booklet, or a matter raised by ASIC in relation to the Scheme Booklet concerns the TABCORP Information, allow TABCORP to participate (including by attending meetings and being involved in discussions) in Jupiters' liaisons with ASIC;

         (e) (APPROVAL OF SCHEME BOOKLET) as soon as practicable after the conclusion of the review by ASIC of the Scheme Booklet, procure that a meeting of the Jupiters Board is convened to approve the Scheme Booklet for dispatch to the Jupiters Shareholders, the RPS Holders and the Jupiters Optionholders, subject to approval of the Court;

         (f) (SECTION 411(17)(b) STATEMENTS) apply to ASIC for the production of statements in writing pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to, respectively, the Ordinary Scheme, the RPS Scheme and the Option Scheme;

         (g) (SCHEME MEETINGS) promptly after, and provided that, the approvals in clauses 7.1(e) and 7.2(e) have been received:

                  (i) apply to the Court for orders under section 411(1) of the Corporations Act directing Jupiters to convene the Scheme Meetings, each to be held on the same day; and

                  (ii) take all steps necessary to comply with the orders of the Court including, as required, dispatching the Scheme Booklet to the Jupiters Shareholders, the RPS Holders and the Jupiters Optionholders and convening and holding the Scheme Meetings;

         (h) (COURT DOCUMENTS) consult with TABCORP in relation to the content of the documents required for the purpose of each of the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Schemes (including originating process, affidavits, submissions and draft minutes of Court orders) and consider

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  in good faith, for the purpose of amending drafts of those documents, comments from TABCORP and its Representatives on those documents;

         (i) (REGISTRATION OF EXPLANATORY STATEMENTS) request ASIC to register the explanatory statements included in the Scheme Booklet in relation to, respectively, the Ordinary Scheme and the RPS Scheme in accordance with section 412(6) of the Corporations Act;

         (j) (ELECTION FORM) prepare and despatch to each Jupiters Shareholder with the Scheme Booklet the form of election contemplated by clause 4.3;

         (k) (APPROVAL AND IMPLEMENTATION OF ORDINARY SCHEME) if the resolution submitted to the Scheme Meeting in relation to the Ordinary Scheme is passed by the necessary majorities, apply (and, to the extent necessary, re-apply) to the Court for orders approving the Ordinary Scheme substantially in accordance with the Timetable, and if that approval is obtained:

                  (i) promptly lodge with ASIC an office copy of the orders approving the Ordinary Scheme in accordance with section 411(10) of the Corporations Act;

                  (ii) close the Jupiters Share Register as at the Record Date for the Ordinary Scheme and determine entitlements to the Ordinary Scheme Consideration, and the other entitlements to be provided to Scheme Shareholders, in accordance with the Ordinary Scheme;

                  (iii) execute proper instruments of transfer of and effect and register the transfer of the Scheme Shares in accordance with the Ordinary Scheme; and

                  (iv) do all other things contemplated by or necessary to give effect to the Ordinary Scheme and the orders of the Court approving the Ordinary Scheme;

         (l) (APPROVAL AND IMPLEMENTATION OF RPS SCHEME) if the resolution submitted to the Scheme Meeting in relation to the RPS Scheme is passed by the necessary majorities, apply (and, to the extent necessary, re-apply) to the Court for orders approving the RPS Scheme substantially in accordance with the Timetable, and if that approval is obtained:

                  (i) promptly lodge with ASIC an office copy of the orders approving the RPS Scheme in accordance with section 411(10) of the Corporations Act;

                  (ii) close the Jupiters Share Register as at the Record Date for the RPS Scheme and determine entitlements to the RPS Scheme Consideration in accordance with the RPS Scheme;

                  (iii) execute proper instruments of transfer of and effect and register the transfer of the Scheme RPS in accordance with the RPS Scheme; and

                  (iv) do all other things contemplated by or necessary to give effect to the RPS Scheme and the orders of the Court approving the RPS Scheme;

         (m) (APPROVAL AND IMPLEMENTATION OF OPTION SCHEME) if the resolution submitted to the Scheme Meeting in relation to the Option Scheme is passed by the necessary majorities, apply (and, to the extent necessary, re-apply) to the Court for orders approving the Option Scheme substantially in accordance with the Timetable, and if that approval is obtained:

                  (i) promptly lodge with ASIC an office copy of the orders approving the Option Scheme in accordance with section 411(10) of the Corporations Act;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (ii) close the Jupiters Option Register as at the Record Date for the Option Scheme and determine entitlements to the Option Scheme Consideration in accordance with the Option Scheme;

                  (iii) effect the cancellation of the Scheme Options in accordance with the Option Scheme; and

                  (iv) do all other things contemplated by or necessary to give effect to the Option Scheme and the orders of the Court approving the Option Scheme;

         (n) (TAX RULING REQUESTS) as soon as practicable after the date of this Agreement (to the extent not already done prior to that date):

                  (i) request the Commissioner of Taxation, in accordance with Part IVAAA of the Taxation Administration Act 1953 (Cth) and the requirements in Class Ruling CR 2001/1, to make the Class Ruling;

                  (ii) request the Commissioner of Taxation, in accordance with Part IVAA of the Taxation Administration Act 1953 (Cth) and the requirements in Taxation Ruling TR 93/1, to make the Private Ruling;

                  (iii) consult with TABCORP in relation to the preparation and form of those ruling requests and any other ruling request made in relation to the Transaction;

                  (iv) liaise with the ATO in relation to any ruling request made in relation to the Transaction, and allow TABCORP to participate (including by attending meetings and being involved in discussions) in those liaisons (other than the liaisons regarding the Class Ruling and the Private Ruling);

                  (v) keep TABCORP informed of any matters raised by the ATO in relation to those ruling requests, and use all reasonable endeavours in co-operation with TABCORP to resolve any such matters; and

                  (vi) use its best endeavours to procure that, as soon as possible after the date of this Agreement, either:

                           (A) the Commissioner of Taxation grants the Centrebet Class Ruling and the Centrebet Private Ruling; or

                           (B) the ATO provides a firm indication to Jupiters or any of its Representatives that the Commissioner of Taxation will not grant either or both of the Centrebet Class Ruling and the Centrebet Private Ruling;

         (o)      (CONDUCT OF BUSINESS) except to the extent:

                  (i)      contemplated by the Jupiters Annual Plan;

                  (ii) resulting from the compliance by Jupiters or any of its Related Entities with its obligations under, or the exercise by BI Gaming Corporation of its rights (to the extent that Jupiters or any of its Related Entities is not able to prevent the exercise of those rights) under, the Casino Management Agreements;

                  (iii) relating to the operation or disposal of the Centrebet Business, provided that Jupiters has complied with clause 10;

                  (iv)     fully and fairly disclosed in the Disclosure
                           Statement,

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                           during the period from the date of this Agreement to the Implementation Date for the Ordinary Scheme, conduct (and cause each of its Related Entities to conduct) its respective business and operations in the ordinary and usual course substantially consistent with the manner in which each such business and operations have been conducted in the three years prior to the date of this Agreement and (except as otherwise fully and fairly disclosed in the Disclosure Statement) in compliance in all material respects with all applicable laws and regulations and, to the extent consistent with that obligation, use reasonable efforts to preserve intact its current business organisation, keep available the services of its current Officers and preserve its relationship with Regulatory Authorities, rating agencies, customers, suppliers, licensors, licensees and others having business dealings with it;

         (p) (CONSULTATION) during the period from the date of this Agreement to the Implementation Date for the Ordinary Scheme, consult with TABCORP in relation to the conduct of material aspects of its and its Related Entities' businesses and operations and consider in good faith TABCORP's views in relation to the same, and:

                  (i) promptly provide to TABCORP the information referred to in schedule 4, as and when that information becomes available to senior executives of Jupiters;

                  (ii) consult with TABCORP in relation to any proposed extension, renewal, replacement, revocation, amendment or surrender of any Regulatory Approval of a type referred to in paragraph (a) of the definition of REGULATORY APPROVAL that is material to the business or operations of Jupiters or any of its Related Entities, and promptly take, or refrain from taking, such action in relation to that proposal as may be reasonably requested by TABCORP (such reasonableness to be determined having regard to the interests of Jupiters and its Related Entities);

                  (iii) consult with TABCORP in relation to any material dealings with any Regulatory Authority in connection with the business or operations of Jupiters or any of its Related Entities; and

                  (iv) not admit, settle, compromise or pay any demand, claim, action or proceeding brought by Neurizon Pty Limited against Jupiters or any of its Related Entities, or do any act or thing which might prejudice the defence of Jupiters or its relevant Related Entities of any such demand, claim, action or proceeding, without the prior consent of TABCORP;

         (q) (ASX LISTING) use its best endeavours to ensure that the Jupiters Shares and the RPS continue to be quoted (even if suspended from trading) on the stock market conducted by ASX until the close of business on the Implementation Date for the Ordinary Scheme and the RPS Scheme, respectively;

         (r) (REPRESENTATION) allow, and not oppose, any application by TABCORP for leave of the Court to be represented, or the separate representation of TABCORP by counsel, at the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Schemes;

         (s) (PUBLICATION OF INFORMATION) as soon as they become available, publish on its website the dates fixed for any Court hearing in relation to the Schemes, including any adjournments or

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  continuance of those hearings, the date of the Scheme Meetings and the text of all announcements made to ASX in connection with the Transaction or the Schemes;

         (t) (DRP) immediately after the date of this Agreement, suspend the operation of the Dividend Reinvestment Plan and not, without the prior consent of TABCORP, reinstate the operation of the Dividend Reinvestment Plan or introduce any substitute plan;

         (u) (TAX CONSOLIDATION) consult with TABCORP in relation to the engagement and briefing of, and allow TABCORP to participate (including by attending meetings and being involved in discussions) in Jupiters' liaisons with, any valuer engaged by Jupiters for the purpose of preparing an independent valuation of any of the assets of Jupiters and its Related Entities, in connection with a proposal by Jupiters to make a choice pursuant to section 703-50 of the 1997 Tax Act that the eligible entities within the group of companies comprising Jupiters and its Related Entities will be taken to be consolidated;

         (v) (CENTREBET TAX RETURN) in the case of the implementation of the method in paragraph 1.1 of schedule 6, prepare (and procure that its relevant Related Entities prepare) draft tax returns for Centrebet in respect of the income year commencing 1 July 2002 and the income year commencing 1 July 2003 (in the latter case, based on the financial results for the period up until at least the date of the Centrebet Sale Completion) prior to the Implementation Date for the Ordinary Scheme, so as to enable those tax returns (as updated if necessary to account for the period between the Centrebet Sale Completion and the date of lodgement of the tax returns) to be lodged with the ATO prior to Centrebet becoming a subsidiary member of a consolidated group of which TABCORP is the head company. In this clause 7.1(v), INCOME YEAR, SUBSIDIARY MEMBER, CONSOLIDATED GROUP and HEAD COMPANY have the meanings given in the 1997 Tax Act;

         (w) (ASX WAIVER) use all reasonable endeavours to procure that ASX grants a waiver of any requirement under ASX Listing Rule 7.1 to obtain the approval of Jupiters Shareholders for the subscription by TABCORP or a Related Entity of TABCORP for RPS or other equity securities in Jupiters in accordance with clause 4.4(b), and (if necessary) in accordance with paragraph 1.1(f) of schedule 6, or that ASX provides a firm indication to Jupiters or any of its Representatives that, if the Ordinary Scheme becomes Effective, such a waiver will be granted;

         (x) (CENTREBET EMPLOYEES) except to the extent otherwise agreed in writing with TABCORP, immediately following completion under the Centrebet Sale Agreement make (or cause to be made) redundant all Centrebet Employees who are not offered, or who do not accept an offer of, employment by the purchaser under the relevant Centrebet Sale Agreement on terms no less favourable than those enjoyed as at the date of the Centrebet Sale Agreement; and

         (y) (COMPLIANCE WITH LAWS) do everything reasonably within its power to ensure that the Transaction is effected in accordance with all laws and regulations applicable in relation to the Transaction.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

7.2      TABCORP'S OBLIGATIONS

         TABCORP must execute all documents and do all acts and things within its power as may be necessary or desirable for the implementation and performance of the Schemes substantially in accordance with the Timetable, and in particular TABCORP must:

         (a) (TABCORP INFORMATION) prepare and provide to Jupiters the TABCORP Information for inclusion in the Scheme Booklet in compliance with all applicable laws relevant to that information as soon as is reasonably practicable, consult with Jupiters in relation to the content of the TABCORP Information and consider in good faith, for the purpose of amending that information, comments from Jupiters and its Representatives on that information;

         (b) (INDEPENDENT EXPERT) provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the independent expert's report for inclusion in the Scheme Booklet and any valuation required by clause 6.9 of the RPS Terms or by the US Note Deed;

         (c) (REVIEW OF SCHEME BOOKLET) as soon as practicable after delivery, review the drafts of the Scheme Booklet prepared by Jupiters and provide comments on those drafts in good faith;

         (d) (APPROVAL OF DRAFT FOR ASIC) as soon as practicable after the preparation of an advanced draft of the Scheme Booklet suitable for review by ASIC, procure that a meeting of the TABCORP Board, or of a committee of the TABCORP Board appointed for the purpose, is convened to approve those sections of that draft that relate to TABCORP and its Related Entities and the TABCORP Shares as being in a form appropriate for provision to ASIC for review;

         (e) (APPROVAL OF SCHEME BOOKLET) as soon as practicable after the conclusion of the review by ASIC of the Scheme Booklet, procure that a meeting of the TABCORP Board is convened to approve those sections of the Scheme Booklet that relate to TABCORP and its Related Entities and the TABCORP Shares as being in a form appropriate for dispatch to the Jupiters Shareholders, the RPS Holders and the Jupiters Optionholders, subject to approval of the Court;

         (f) (REPRESENTATION) if requested by Jupiters, procure that TABCORP is represented by counsel at the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Schemes, at which, through its counsel, TABCORP will undertake (if requested by the Court) to do all such things and take all such steps within its power as may be necessary in order to ensure the fulfilment of its, TABCORP Acquirer's and TABCORP Issuer's obligations under the Schemes, and, to the extent that leave of the Court is required for TABCORP to be represented at those Court hearings, apply for that leave;

         (g) (DEED POLL) prior to the despatch of the Scheme Booklet, execute (and procure that each of TABCORP Acquirer and TABCORP Issuer executes) a deed poll in the form of annexure D or in such other form agreed by the parties in writing under which each of TABCORP, TABCORP Acquirer and TABCORP Issuer covenants in favour of the Scheme Participants to perform its respective obligations under the Schemes, and TABCORP covenants in favour of the Scheme Participants to procure that TABCORP Acquirer

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  performs TABCORP Acquirer's obligations, and TABCORP Issuer performs TABCORP Issuer's obligations, under the Schemes;

         (h) (ASSISTANCE WITH TAX RULING REQUESTS) use its best endeavours to assist Jupiters (including by commenting on draft ruling requests and, if requested by Jupiters or any of its Representatives, by participating in meetings), and provide all information reasonably requested by Jupiters, in connection with the requests by Jupiters for the Commissioner of Taxation to make the Class Ruling, the Private Ruling and any other ruling applied for in relation to the Transaction;

         (i) (CENTREBET NOTE DEED) procure that the Centrebet Note Deed (as defined in paragraph 2.1 of schedule 6) is executed in sufficient time for a summary of its contents to be prepared for inclusion in the Scheme Booklet to be dispatched to Jupiters Shareholders, on terms acceptable to both parties acting reasonably;

         (j) (TAX CONSOLIDATION) in the case of the implementation of the method in paragraph 1.1 of schedule 6, not make a choice pursuant to section 703-50 of the 1997 Tax Act that the eligible entities within the group of companies comprising TABCORP and its Related Entities will be taken to be consolidated from a date which is prior to Jupiters and its relevant Related Entities having lodged with the ATO a tax return for Centrebet in respect of the income year commencing 1 July 2003 up until the date that the eligible entities within the group of companies comprising TABCORP and its Related Entities will be taken to be consolidated;

         (k) (CENTREBET TAX RETURN) in the case of the implementation of the method in paragraph 1.1 of schedule 6 and where a tax return for Centrebet has not been lodged by Jupiters and its relevant Related Entities in respect of the income year commencing 1 July 2003 (based on the financial results for the period up until at least the date of the Centrebet Sale Completion), and the tax payable on the assessment for that period has not been paid, prior to 30 June 2004, procure that Jupiters and its relevant Related Entities lodge with the ATO a tax return for Centrebet in respect of the income year commencing 1 July 2003 (based on the financial results for the period up until at least the date of the Centrebet Sale Completion, and updated if necessary to account for the period between the Centrebet Sale Completion and the date of lodgement of the tax return) no later than 30 June 2004;

         (l) (FINANCING DOCUMENTS) as soon as possible after the later of the date of this Agreement and the date of signing the relevant document, provide to Jupiters a copy of the commitment letter and of the loan facilities that have been, or are to be, entered into by TABCORP to finance, amongst other things, the Ordinary Scheme Consideration (to the extent of the Cash Consideration) and the RPS Scheme Consideration and the Option Scheme Consideration; and

         (m) (COMPLIANCE WITH LAWS) do everything reasonably within its power to ensure that the Transaction is effected in accordance with all laws and regulations applicable in relation to the Transaction.

7.3      APPEAL PROCESS

         If the Court refuses to make any orders convening the Scheme Meetings or approving the Schemes, Jupiters must appeal the Court's decision to the fullest extent possible (except to the extent that the

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         parties agree otherwise, or independent Senior Counsel indicates that, in their view, an appeal would have no reasonable prospect of success before the Quit Date). If such an appeal is undertaken by Jupiters at the request of TABCORP then, unless the parties otherwise agree, TABCORP will bear Jupiters' reasonable costs of the appeal.

7.4      JUPITERS BOARD RECOMMENDATION

         Jupiters must procure that, in relation to each Scheme, in the absence of:

         (a) a bona fide Third Party Proposal being publicly announced which the Jupiters Board, acting in good faith, determines after having taken advice from its financial and legal advisers is:

                  (i) reasonably capable of being valued and completed, taking into account all aspects of the Third Party Proposal; and

                  (ii) more favourable from a financial point of view to the Jupiters Shareholders than the Ordinary Scheme, taking into account all the terms and conditions of the Third Party Proposal, and the Jupiters Board publicly recommending that the Third Party Proposal is in the interests of Jupiters and its members; or

         (b) in relation to the Ordinary Scheme, the Independent Expert giving an opinion that the Ordinary Scheme is not in the best interests of the Jupiters Shareholders; or


         (c) in relation to the RPS Scheme, the Independent Expert giving an opinion that the RPS Scheme is not in the best interests of the RPS Holders; or

         (d) in relation to the RPS Scheme, the Offer Price (as defined in the RPS Terms) relating to the Ordinary Scheme being determined by the Independent Expert under clause 6.9 of the RPS Terms to be more than $7.66; or

         (e) in relation to the RPS Scheme, the Jupiters Board, acting in good faith, forming the view after having taken appropriate advice that the average of the daily volume weighted average sale price of Jupiters Shares sold on ASX during the last 20 Business Days of trading of Jupiters Shares on ASX preceding the Conversion Date (as defined in the RPS Terms) in respect of requests for conversion from RPS Holders under clause 4.2 of the RPS Terms (where such requests arise as a result of the release by Jupiters to ASX of the independent expert's report included in the Scheme Booklet in relation to the Ordinary Scheme) will be more than $6.77, the Jupiters Board will:

         (f) recommend that the Scheme is in the interests of Jupiters and its members and not subsequently withdraw that recommendation;

         (g) recommend that the Jupiters Shareholders or the RPS Holders or the Jupiters Optionholders (as relevant) vote in favour of all resolutions to be proposed at the Scheme Meeting in relation to the Scheme and approve the Scheme, and not subsequently withdraw that recommendation;

         (h) include in all public statements relating to the Scheme following the execution of this Agreement a statement to the effect of clauses 7.4(f) and (g); and

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (i) not make any public statement or take any other action which would suggest that the Scheme is not recommended by the Jupiters Board.

         The Jupiters Board may only rely on clause 7.4(d) or (e) to avoid compliance with clauses 7.4(f) to (i) if the Jupiters Board's first reliance on the relevant clause occurs prior to the end of the period of 20 Business Days after the date that Jupiters provides notice to RPS Holders under clause 4.2(a) of the RPS Terms in connection with the release by Jupiters to ASX of the independent expert's report included in the Scheme Booklet in relation to the Ordinary Scheme.

7.5      BOARD CHANGES

         (a) As soon as practicable after the Effective Date for the Ordinary Scheme, Jupiters will use its best endeavours to appoint three nominees of TABCORP to the Jupiters Board and to ensure that all directors of Jupiters, other than the TABCORP nominees, resign.

         (b) As soon as practicable after the Effective Date for the Ordinary Scheme, TABCORP will invite and, subject to all necessary Regulatory Approvals having first been obtained, procure the appointment of the TABCORP Invitees to the TABCORP Board.

7.6      PAYMENT OF FINAL DIVIDENDS

         The parties agree that the record date for entitlements to the final dividend to be paid by each of them to their respective ordinary shareholders in respect of the year ending 30 June 2003 will be 12 September 2003, or such later date as the parties agree in writing.

8.       TREATMENT OF RPS

8.1      CONVERSION NOTICES

         (a) Immediately upon Jupiters releasing to ASX the independent expert's report included in the Scheme Booklet in relation to the Ordinary Scheme, Jupiters will dispatch to the RPS Holders the notice referred to in clause 4.2(a) of the RPS Terms.

         (b) Jupiters must notify TABCORP on each occasion on which it receives a request for conversion from an RPS Holder under clause 4.2 (arising as a result of the release by Jupiters to ASX of the independent expert's report included in the Scheme Booklet in relation to the Ordinary Scheme) or 4.3 of the RPS Terms and no later than one Business Day after it receives the request, specifying the number of RPS to which the request for conversion relates and the provision of the RPS Terms pursuant to which the request has been made.

8.2      RESPONSE TO TRIGGER EVENT CONVERSIONS

         (a) (ELECTION BY JUPITERS ON TRIGGER EVENT) In respect of each request for conversion received by Jupiters under clause 4.2 of the RPS Terms arising as a result of the release by Jupiters to ASX of the independent expert's report included in the Scheme Booklet in relation to the Ordinary Scheme,
                  Jupiters:

                  (i) must make an election pursuant to and in accordance with clause 5.3(b) of the RPS Terms, during the period when that election may be made, to arrange for the RPS to which the request for conversion relates to be acquired by TABCORP or a

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                           Related Entity of TABCORP, unless the making or implementation of such an election is prohibited by any judgment, ruling, order or decree of a Regulatory Authority binding on Jupiters; and

                  (ii) may consent, pursuant to clause 4.4 of the RPS Terms and at any time on or before (but no later than) the Business Day immediately preceding the record date for voting in respect of the RPS Scheme, to the relevant RPS Holder withdrawing that request for conversion (provided that, if an election has already been made by Jupiters pursuant to clause 5.3(b) of the RPS Terms, the RPS Holder consents (if required), pursuant to clause 5.6 of the RPS Terms, to Jupiters withdrawing that election). If Jupiters provides any such consent, it must notify TABCORP on each occasion of that no later than one Business Day after it provides that consent, specifying the number of RPS to which the consent relates.

         (b) (PURCHASE BY TABCORP) Subject to clause 8.2(c), TABCORP must acquire, or procure that one of its Related Entities acquires, all of the RPS in respect of which Jupiters has made an election in accordance with clause 8.2(a)(i), except to the extent that the relevant request for conversion has been withdrawn in accordance with clause 8.2(a)(ii). On the Conversion Date (as defined in the RPS Terms) in respect of each of those RPS:

                  (i) TABCORP must pay to the RPS Holder cash consideration for that RPS equal to the Repurchase Amount (as defined in the RPS Terms); and

                  (ii) Jupiters must pay to the RPS Holder the Outstanding Dividend (as defined in the RPS Terms) for that RPS,

                  in accordance with the RPS Terms. Jupiters must do all things and execute all documents in accordance with the RPS Terms as may be necessary or desirable to effect a transfer of the RPS to TABCORP or its relevant Related Entity.

         (c) (EFFECT OF TERMINATION) TABCORP will have no obligation under clause 8.2(b) to purchase an RPS where:

                  (i) this Agreement has been terminated by either party prior to Jupiters making an election in accordance with clause 8.2(a) in respect of that RPS; or

                  (ii)     this Agreement has been terminated by:

                           (A)      TABCORP pursuant to clause 17.1(a)(ii) or
                                    (b); or

                           (B)      Jupiters pursuant to clause 17.1(c).

                  Otherwise, termination of this Agreement by either TABCORP or Jupiters will be without prejudice to the obligations of TABCORP and Jupiters under clause 8.2(b).

         (d) (WITHDRAWAL OF JUPITERS' ELECTION) Once Jupiters has made an election pursuant to clause 5.3(b) of the RPS Terms in respect of a request for conversion received by Jupiters under clause
                  4.2 of the RPS Terms, Jupiters must not, other than with the prior consent of TABCORP or as contemplated by clause 8.2(a)(ii), withdraw, or seek to withdraw, that election.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

8.3      RESPONSE TO SPECIAL CONVERSIONS

         (a) (ELECTION BY JUPITERS ON SPECIAL CONVERSION) In respect of each request for conversion received by Jupiters under clause
                  4.3 of the RPS Terms, Jupiters:

                  (i) must make an election pursuant to and in accordance with clause 5.4 of the RPS Terms, during the period when that election may be made, to redeem the RPS to which the request for conversion relates, unless the making or implementation of such an election is prohibited by any judgment, ruling, order or decree of a Regulatory Authority binding on Jupiters; and

                  (ii) (subject to clause 8.3(e)) may consent, pursuant to clause 4.4 of the RPS Terms and at any time on or before (but no later than) the Business Day immediately preceding the record date for voting in respect of the RPS Scheme, to the relevant RPS Holder withdrawing that request for conversion (provided that, if an election has already been made by Jupiters pursuant to clause 5.4 of the RPS Terms, the RPS Holder consents (if required), pursuant to clause
                           5.6 of the RPS Terms, to Jupiters withdrawing that election). If Jupiters provides any such consent, it must notify TABCORP on each occasion of that no later than one Business Day after it provides that consent, specifying the number of RPS to which the consent relates.

         (b) (NOTICE TO SUBSCRIBE) Jupiters must immediately notify TABCORP on each occasion on which it makes an election pursuant to clause 5.4 of the RPS Terms and must (in that notice) immediately offer TABCORP and each Related Entity of TABCORP the opportunity to subscribe for such number of:

                  (i)      RPS; or

                  (ii) if the parties agree, other equity securities in Jupiters (such securities being equity securities for the purposes of the US Note Deed and not equity interests under the 1997 Tax Act), on terms agreed by the parties, where the total cash subscription amount for those RPS or other equity securities is at least the amount Jupiters is required to pay to the relevant RPS Holder on redemption of the RPS to which the election relates. To the extent that the relevant request for conversion is withdrawn subsequently in accordance with clause 8.3(a)(ii), then the offer by Jupiters in accordance with this clause 8.3(b) will be deemed to have been withdrawn.

         (c) (SUBSCRIPTION BY TABCORP) Subject to clause 8.3(f), on the Conversion Date (as defined in the RPS Terms) in respect of the RPS subject to an election by Jupiters in accordance with clause 8.3(a)(i), or such earlier date as the parties agree in writing, TABCORP must subscribe for (or must procure that a Related Entity of TABCORP subscribes for), and Jupiters must allot and issue to TABCORP or to the relevant Related Entity of TABCORP, the RPS or other equity securities referred to in clause 8.3(b) (subject to the deemed withdrawal of the relevant offer in accordance with that clause). TABCORP must pay (or must procure that the relevant Related Entity of TABCORP pays) to Jupiters the cash subscription amount for those RPS or other equity securities referred to in clause 8.3(b) at the time of subscription. In the case of TABCORP or a Related Entity of TABCORP subscribing for RPS, Jupiters must promptly apply to ASX for official quotation of those RPS, unless TABCORP agrees otherwise in writing. TABCORP's

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  obligations under this clause 8.3(c) are subject to the Jupiters Shareholders having approved the allotment and issue by Jupiters of the RPS, or other equity securities, to be subscribed for pursuant to this clause 8.3(c) in accordance with and for the purpose of ASX Listing Rule 7.1, or ASX having granted a waiver of that approval requirement, and the Regulatory Approvals referred to in paragraphs 1, 8, 9 and 10 of schedule 1 having been obtained in respect of that allotment and issue (to the extent that such approvals or waivers are required).

         (d) (USE OF PROCEEDS) Jupiters must use the proceeds of any subscription by TABCORP or a Related Entity of TABCORP in accordance with clause 8.3(c) to fund for the purposes of section 254K(b) of the Corporations Act the redemption by Jupiters of the relevant RPS subject to an election by Jupiters in accordance with clause 8.3(a)(i).

         (e) (WITHDRAWAL OF CONVERSION REQUESTS OR ELECTIONS) TABCORP will have no obligation under clause 8.3(c) to subscribe for RPS or other equity securities in respect of an election by Jupiters if the relevant request for conversion is first withdrawn by the RPS Holder in accordance with clause 8.3(a)(ii). Jupiters may not:

                  (i) withdraw any election, and may not consent to the relevant RPS Holder withdrawing the relevant request for conversion, in relation to an RPS in respect of which TABCORP or any Related Entity of TABCORP has already subscribed for RPS or other equity securities in accordance with clause 8.3(c); or

                  (ii) withdraw, or seek to withdraw, an election pursuant to clause 5.4 of the RPS Terms in respect of a request for conversion received by Jupiters under clause 4.3 of the RPS Terms, other than with the prior consent of TABCORP or as contemplated by clauses 8.3(a)(ii) and 8.3(e)(i).

         (f) (EFFECT OF TERMINATION) TABCORP will have no obligation under clause 8.3(c) to subscribe for RPS or other equity securities in respect of an election by Jupiters in relation to an RPS where:

                  (i) this Agreement has been terminated by either party prior to Jupiters making that election in accordance with clause 8.3(a); or

                  (ii)     this Agreement has been terminated by:

                           (A)      TABCORP pursuant to clause 17.1(a)(ii) or
                                    (b); or

                           (B)      Jupiters pursuant to clause 17.1(c).

                  Otherwise, termination of this Agreement by either TABCORP or Jupiters will be without prejudice to the obligations of TABCORP and Jupiters under clause 8.3(c), (d) and (e).

8.4      APPLICATION AND AMENDMENT OF THE RPS TERMS

         Except to the extent set out in schedule 7:

         (a) Jupiters will consult with TABCORP as to the application of the RPS Terms and before the Jupiters Board exercises any power or discretion pursuant to the RPS Terms; and

         (b) Jupiters must consider in good faith any request by TABCORP for the Jupiters Board to exercise a power or discretion available to it pursuant to the RPS Terms, including any discretion pursuant to clause 4.4 or 6.10 of the RPS Terms.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

8.5      EXERCISE OF CONSTITUTIONAL POWERS

         (a) Jupiters will, if reasonably requested by TABCORP, exercise its powers pursuant to rule 7.4(a) of the constitution of Jupiters to require the production of a statutory declaration by any RPS Holder nominated by TABCORP, and will promptly provide a copy of any such statutory declaration to TABCORP.

         (b) Jupiters will procure that the Jupiters Board at all times promptly exercises its powers pursuant to rules 6.3(a), 7.1, 7.2, 7.4(c) and (d) of the constitution of Jupiters. Jupiters will also procure that the Jupiters Board at all times exercises its powers pursuant to rule 6.3(b) of the constitution of Jupiters in accordance with the requirements of the Queensland Office of Gaming Regulation of the Queensland Treasury Department.

         (c) Jupiters will consult with TABCORP in relation to the performance of its obligations under this clause 8.5 and provide to TABCORP such information reasonably required by TABCORP (including up-to-date information regarding holdings of RPS from the Jupiters Share Register) for the purposes of TABCORP making a request pursuant to clause 8.5(a). Jupiters will immediately notify TABCORP upon it having reason to believe that a breach of the Shareholding Restrictions under the constitution of Jupiters has occurred.

8.6      ACKNOWLEDGEMENT BY TABCORP

         (a) Subject to clause 8.6(b), TABCORP acknowledges that it accepts the manner that Jupiters proposes to apply and amend the RPS Terms, as set out in schedule 7, and will not solicit or encourage any person to assert any manner or proposed manner of applying or amending the RPS Terms which is inconsistent with the proposed manner set out in schedule 7.

         (b) TABCORP will be entitled to assert or accept (and to procure or allow any of its Related Entities to assert or accept), and Jupiters will not be entitled to prevent TABCORP or any of its Related Entities asserting or accepting, any manner or proposed manner of applying or amending the RPS Terms which is inconsistent with the proposed manner set out in schedule 7 (such an assertion or acceptance being a CONTRARY APPROACH), in either or both of the following circumstances:

                  (i)      where:

                           (A) a person other than TABCORP, Jupiters or any of their respective Related Entities asserts before a competent Regulatory Authority any application of or amendment to the RPS Terms that is inconsistent with any aspect of, or is in addition to, the proposed manner of applying and amending the RPS Terms set out in schedule 7; and

                           (B) the Contrary Approach is made in the course of the relevant proceedings before the Regulatory Authority; and

                           (C) either TABCORP and Jupiters have agreed in writing the Contrary Approach or, after reasonable consultation in good faith, TABCORP and Jupiters have not agreed the Contrary Approach; or

                  (ii)     where:

                           (A) a person other than TABCORP, Jupiters or any of their respective Related Entities successfully asserts before a competent Regulatory Authority any

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                                    application of or amendment to the RPS Terms that is inconsistent with any aspect of, or is in addition to, the proposed manner of applying and amending the RPS Terms set out in schedule 7; and

                           (B) the Contrary Approach is made in response to that successful assertion.

         (c) The benefit to each of Jupiters and TABCORP of this clause 8.6 will survive termination of this Agreement.

9.       TREATMENT OF JUPITERS OPTIONS

9.1      TREATMENT AFTER DATE OF AGREEMENT

         Except as otherwise agreed in writing by TABCORP, Jupiters will not, and will procure that each of the Jupiters Board and the Remuneration Committee of the Jupiters Board does not, as the case may be:

         (a) make any determination pursuant to the definition of PEER GROUP in rule 2.1, or pursuant to rule 3.2, 5.3(a), 5.3(b), 5.5(b) or 5.6(d), of the terms of the Jupiters Option Plan;

         (b) provide any agreement contemplated by rule 6.2 of the terms of the Jupiters Option Plan;

         (c) resolve any question of fact or interpretation pursuant to rule 9(b), or exercise any discretion pursuant to rule 9(c), of the terms of the Jupiters Option Plan; or

         (d)      make any amendment to the terms of the Jupiters Option Plan,

         where, as a consequence, any one or more of the following occurs:

         (e)      the period for exercise of any Jupiters Option is extended;

         (f) the number of Jupiters Options that are exercisable at any time is increased;

         (g) the earliest date for exercise of any Jupiters Option is brought forward;

         (h)      the exercise price of any Jupiters Option is reduced; or

         (i) the number of Jupiters Shares to be issued on exercise of any Jupiters Option is increased.

         However, nothing in this clause 9.1 will prevent the Jupiters Board or the Remuneration Committee of the Jupiters Board from taking any action if the failure to perform that action would (in the reasonable opinion of the Jupiters Board or the Remuneration Committee of the Jupiters Board formed after having taken advice from its legal advisers and other appropriate advice) involve a breach of the duties of those directors.

9.2      EXERCISE OF DISCRETION IN RELATION TO TRANSACTION

         Jupiters will procure that the Remuneration Committee of the Jupiters Board determines in accordance with rules 5.5(b) and 5.6(b), respectively, of the Jupiters Option Plan to the effect that, in relation to any Jupiters Options which become exercisable under rule 5.3(a)(i) of the Jupiters Option Plan as a result of the Ordinary Scheme being approved by the Court or becoming unconditional (whichever occurs later), those Jupiters Options:

         (a) may be exercised during the period from (and including) the date that the Ordinary Scheme is approved by the Court or becomes unconditional (whichever occurs later) to the Record Date for the Ordinary Scheme; and

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (b) will not lapse on or before the Implementation Date for the Option Scheme.

9.3      TREATMENT BEFORE DATE OF AGREEMENT

         Except as fully and fairly disclosed in the Disclosure Statement, Jupiters represents and warrants to TABCORP that each of Jupiters, the Jupiters Board and the Remuneration Committee of the Jupiters Board has not, prior to the date of this Agreement, taken any action contemplated by clause 9.1(a) to (d) to the extent that such action affects any Jupiters Option on issue as at the date of this Agreement.

10.      CENTREBET BUSINESS

10.1     CENTREBET SALE AGREEMENT

         Jupiters will use all reasonable endeavours to enter into and Complete, and to procure that the relevant Related Entities of Jupiters enter into and Complete, a Centrebet Sale Agreement as soon as practicable after the date of this Agreement, and in any event prior to 31 October 2003. Jupiters will not, and will procure that each of its Related Entities do not, without the prior consent of TABCORP, enter into, or agree to enter into, any agreement, arrangement or understanding for the sale or other disposal of Centrebet, Centrebet (UK), the Centrebet Business or any of the Centrebet Assets, otherwise than on the terms of a Centrebet Sale Agreement.

10.2     CONSULTATION WITH TABCORP

         Jupiters must:

         (a) make available to TABCORP the first draft of any Centrebet Sale Agreement, and the first draft of any other agreement related to or contemplated by the Centrebet Sale Agreement, prior to (and so as to allow a reasonable time for TABCORP and its Representatives to review and comment to Jupiters on the drafts before) the distribution of those first drafts to any potential purchasers of the Centrebet Business (POTENTIAL PURCHASERS) and consider in good faith comments from TABCORP and its Representatives on the drafts;

         (b) make available to TABCORP the final draft of any Centrebet Sale Agreement, and the final draft of any other agreement related to or contemplated by the Centrebet Sale Agreement, prior to (and so as to allow a reasonable time, and in any case not less than 48 hours, for TABCORP and its Representatives to review and comment to Jupiters on the drafts before) the execution of those final drafts by Jupiters and its relevant Related Entities and the relevant Potential Purchaser and consider in good faith comments from TABCORP and its Representatives on the drafts;

         (c) keep TABCORP promptly and reasonably informed of developments in the process for the Centrebet Sale, where those developments have or may have an impact on the timing of the Centrebet Sale Completion; and

         (d) at TABCORP's reasonable request, provide TABCORP and its Representatives access to the documents and other materials which have been provided, or otherwise made available to, any of the Potential Purchasers by Jupiters or any of its Representatives (other than drafts of any Centrebet Sale Agreement and any other agreements related to or contemplated by the Centrebet Sale Agreement), except to the extent that Jupiters

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  reasonably considers (acting in good faith and after taking into account the commercial sensitivity of the relevant information) that disclosure of those documents and other materials to TABCORP will be materially prejudicial to the commercial interests of the Centrebet Business.

10.3     CONDUCT OF CENTREBET BUSINESS BY JUPITERS

         Prior to the Effective Date for the Ordinary Scheme, subject to the operation of clause 10.1, Jupiters will be entitled to conduct, or to procure the conduct of, the Centrebet Business in such manner as it determines in its discretion, provided that:

         (a) Jupiters will act in good faith having regard to the potential that, if the Centrebet Sale Completion does not occur by 31 October 2003:

                  (i) full legal and beneficial title to Centrebet, the Centrebet Business and the Centrebet Assets will, upon transfer of the Scheme Shares to TABCORP Acquirer under the Ordinary Scheme, remain with the group of companies comprising Jupiters and its Related Entities, as contemplated by clause 10.4(b); and

                  (ii) TABCORP will be required to use reasonable endeavours to enter into a Centrebet Sale Agreement, as contemplated by clause 10.4(c);

         (b)      Jupiters will not, and will procure that Centrebet, Centrebet
                  (UK) and the other Related Entities of Jupiters do not, in relation to the conduct of the Centrebet Business:

                  (i) take any action or refrain from taking any action where that would, or would be reasonably likely to, result in Jupiters or any of its Related Entities (other than Centrebet and Centrebet (UK)):

                           (A) incurring any material liability or material indebtedness;

                           (B) being deprived of any material benefit or material entitlement; or

                           (C) being in breach in any material respect of a provision of a law or treaty or a judgment, ruling, order or decree of a Regulatory Authority binding on it, or any other document or agreement that is binding on it or its assets; or

                  (ii) take any action or refrain from taking any action where that would, or would be reasonably likely to, result in Centrebet:

                           (A) incurring any material liability or material indebtedness (other than where the responsibility for that liability or indebtedness is assumed by the purchaser under a Centrebet Sale Agreement); or

                           (B) being in breach in any material respect of a provision of a law or treaty or a judgment, ruling, order or decree of a Regulatory Authority binding on it, or any other document or agreement that is binding on it or its assets, other than, in any case, action or inaction that is:

                  (iii)    required or contemplated by this Agreement; or

                  (iv) consistent with the manner in which the Centrebet Business was being conducted prior to 30 March 2003; or

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (v) required to capitalise up to $13 million of intercompany loans from Jupiters to the Centrebet Business; and

         (c)      Jupiters will not, and will procure that Centrebet, Centrebet
                  (UK) and the other Related Entities of Jupiters do not, make any capital expenditure in connection with the Centrebet Business after the date of this Agreement in excess of $2 million.

10.4     CONDUCT OF CENTREBET BUSINESS BY TABCORP

         (a) (APPLICATION OF CLAUSE) If the Centrebet Sale Completion has not occurred by 31 October 2003, then the following provisions apply.

         (b) (TITLE REMAINS) Subject to clause 10.4(c), full legal and beneficial title to Centrebet, the Centrebet Business and the Centrebet Assets will, upon transfer of the Scheme Shares to TABCORP Acquirer under the Ordinary Scheme, remain with the group of companies comprising Jupiters and its Related Entities in the same form, and to the same extent, as such title existed as at the Announcement Date (or in such other form, and to such other extent, as TABCORP consents in writing).

         (c) (TABCORP TO ATTEMPT SALE) If, after having complied with clause 10.1, Jupiters and its relevant Related Entities have not entered into a Centrebet Sale Agreement prior to 31 October 2003, or a Centrebet Sale Agreement entered into by Jupiters and its relevant Related Entities lapses or has been terminated in accordance with its terms on or before that date, then:

                  (i) TABCORP will use reasonable endeavours to sell, or to procure the sale of, Centrebet and Centrebet (UK) and any other Centrebet Assets owned by Jupiters, or the Centrebet Assets and the Centrebet Liabilities, to a third party purchaser, by the entry into a Centrebet Sale Agreement for that sale on or before 30 June 2004; and

                  (ii) if, after having complied with clause 10.4(c)(i), TABCORP or any relevant Related Entity of TABCORP does not enter into a Centrebet Sale Agreement contemplated by that clause on or before 30 June 2004, TABCORP will have no further obligation to take any steps to sell Centrebet, Centrebet (UK), the Centrebet Business, the Centrebet Assets or the Centrebet Liabilities.

         (d) (SUPERVISION OF CENTREBET SALE) TABCORP will ensure that, subject to the overall supervision of the TABCORP Board in accordance with the duties of those directors to TABCORP, the negotiations for the entry into, and the implementation and completion of, any Centrebet Sale pursuant to clause 10.4(c) are conducted by, or under the supervision of, a committee of the TABCORP Board comprising one director of TABCORP as at the date of this Agreement and, to the extent that they remain directors of TABCORP at the relevant time, the TABCORP Invitees.

         (e) (CONDUCT OF CENTREBET BUSINESS) TABCORP will, from the Effective Date for the Ordinary Scheme, be entitled to conduct, or to procure the conduct of, the Centrebet Business in such manner as it determines in its discretion (including in accordance with such probity requirements as may be determined by the TABCORP Board from time to time), provided that:

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (i) TABCORP will act in good faith having regard to the potential economic interests of the Scheme Shareholders in the Centrebet Business, by virtue of the Centrebet Notes contemplated by paragraph 1.3 of schedule 6; and

                  (ii) any change made to the conduct of the Centrebet Business between the Effective Date for the Ordinary Scheme and the maturity date of the Centrebet Notes contemplated by paragraph 1.3 of schedule 6 that:

                           (A) was required by TABCORP or any of its Representatives (otherwise than in accordance with a Centrebet Sale Agreement); and

                           (B) is reasonably likely to have a material adverse effect on the financial performance or the value of the Centrebet Business,

                           must be based on advice from Senior Counsel to the effect that such change is necessary to avoid or remedy any actual or potential breach of probity or licensing requirements, or any applicable law or regulation, in any jurisdiction in which TABCORP or any of its Related Entities (including, following the Effective Date for the Ordinary Scheme, Jupiters or any of its Related Entities) conducts, or proposes to conduct, business or operations.

10.5     DISTRIBUTION OF VALUE OF CENTREBET BUSINESS

         (a)      (METHOD A)  If:

                  (i) a Centrebet Sale Agreement is entered into by Jupiters and its relevant Related Entities, and the Centrebet Sale Completion occurs, on or before 31 October 2003; and

                  (ii) the Centrebet Tax Ruling Event occurs on or before 30 September 2003,

                  the Net Centrebet Proceeds (as defined in paragraph 2.1 of schedule 6) will be distributed to Jupiters Shareholders by implementation of the method in paragraph 1.1 of schedule 6.

         (b)      (METHOD B)  If:

                  (i) a Centrebet Sale Agreement is entered into by Jupiters and its relevant Related Entities, and the Centrebet Sale Completion occurs, on or before 31 October 2003; and

                  (ii)     either:

                           (A) the Centrebet Tax Ruling Event has not occurred on or before 30 September 2003; or

                           (B) the ATO has provided a firm indication to Jupiters or any of its Representatives that the Commissioner of Taxation will not grant either or both of the Centrebet Class Ruling and the Centrebet Private Ruling,

                  the Net Centrebet Proceeds (as defined in paragraph 2.1 of schedule 6) attributable to Scheme Shareholders will be distributed to Scheme Shareholders by implementation of the method in paragraph 1.2 of schedule 6.

         (c)      (METHOD C)  If:

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (i) a Centrebet Sale Agreement is entered into by Jupiters and its relevant Related Entities on or before 31 October 2003, but the Centrebet Sale Completion does not occur on or before that date; or

                  (ii) a Centrebet Sale Agreement has not been entered into by Jupiters and its relevant Related Entities on or before 31 October 2003,

                  the Net Centrebet Proceeds (as defined in paragraph 2.1 of schedule 6) attributable to Scheme Shareholders will be distributed to Scheme Shareholders by implementation of the method in paragraph 1.3 of schedule 6.

11.      REPRESENTATIONS AND WARRANTIES

11.1     JUPITERS' REPRESENTATIONS

         Jupiters represents and warrants to TABCORP (on its own behalf and separately as trustee for each Representative of TABCORP) that, except as consented to by TABCORP:

         (a) (STATUS) it, and each of its Related Entities, is a body corporate duly incorporated under the laws of its jurisdiction of incorporation or formation;

         (b) (POWER FOR BUSINESS) it, and each of its Related Entities, has the power to own its assets and to carry on its business as now conducted or contemplated;

         (c) (POWER FOR AGREEMENT) it has the corporate power to enter into and perform or cause to be performed its obligations under this Agreement and the Schemes and to carry out the transactions contemplated by this Agreement and the Schemes;

         (d) (CORPORATE AUTHORISATIONS) it has taken all necessary corporate action to authorise the entry into and performance of this Agreement and the Schemes and to carry out the transactions contemplated by this Agreement and the Schemes;

         (e) (AGREEMENT BINDING) this Agreement is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping;

         (f) (TRANSACTIONS PERMITTED) the execution and performance by it of this Agreement and the Schemes and each transaction contemplated by this Agreement and the Schemes did not and will not:

                  (i) violate in any respect a provision of a law or treaty or a judgment, ruling, order or decree of a Regulatory Authority binding on it, or its constitution or any other document or agreement that is binding on it or its assets; or

                  (ii) except as fully and fairly disclosed in the Disclosure Statement and other than in relation to any agreement or undertaking made available to TABCORP and its Representatives as part of the Jupiters Disclosure Material, give to any person any rights of termination, amendment, acceleration or cancellation of any agreement or undertaking by which Jupiters or any of its Related Entities or any of their respective assets are bound;

         (g) (DISCLOSURE TO TABCORP) except as fully and fairly disclosed in the Disclosure Statement, it has acted in good faith, and used all reasonable endeavours, to ensure that it has disclosed to TABCORP or its Representatives prior to the date of this Agreement all

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  information which a prospective acquirer of the Jupiters Shares and the RPS would reasonably require to make an informed decision as to whether or not to proceed with such acquisitions, including full details of all Material Contracts, and, as at the date of this Agreement, it is not aware of any material information relating to Jupiters or any of its Related Entities or their respective businesses or operations that has not been disclosed to TABCORP or its Representatives;

         (h)      (PROVISION OF JUPITERS INFORMATION) the Jupiters Information:

                  (i) will be provided or included in the Scheme Booklet in good faith and on the understanding that TABCORP, TABCORP Acquirer and TABCORP Issuer and each of the Officers of TABCORP, TABCORP Acquirer and TABCORP Issuer will rely on that information for the purposes of considering and approving the TABCORP Information in the Scheme Booklet and approving the entry by TABCORP, TABCORP Acquirer and TABCORP Issuer into the Deed Poll, and that the Independent Expert will rely upon that information for the purpose of preparing the independent expert's report for inclusion in the Scheme Booklet (as the case may be); and

                  (ii) will comply in all material respects with the requirements of the Corporations Act, the ASX Listing Rules and all relevant policy statements, practice notes and other guidelines and requirements of ASIC;

         (i) (JUPITERS INFORMATION TRUE) the Jupiters Information included or incorporated by reference in the Scheme Booklet will not, as at the date of dispatch of the Scheme Booklet to the Jupiters Shareholders, the RPS Holders and the Jupiters Optionholders or at the time of the Scheme Meetings, contain any material statement which is misleading or deceptive nor contain any material omission having regard to applicable disclosure requirements;

         (j) (UPDATE OF JUPITERS INFORMATION) it will, as a continuing obligation, provide to TABCORP all such further or new information of which it becomes aware (or ought reasonably to have become aware, after making all reasonable and diligent enquiries) that arises after the Scheme Booklet has been dispatched until the date of the Scheme Meetings where that may be necessary to ensure that there would be no breach of clause 11.1(i) if it applied three Business Days after the date upon which that information arose;

         (k) (SECURITIES) its issued securities as at the date of this Agreement are:

                  (i)      201,784,202 Jupiters Shares;

                  (ii)     1,901,735 RPS; and

                  (iii)    1,570,000 Jupiters Options,

                  and neither it nor any of its Related Entities is under any obligation to issue any shares or securities convertible into shares to any person and, except as specified above, no option exists nor is Jupiters or any of its Related Entities subject to any actual or contingent obligation to issue or convert securities other than pursuant to the RPS and Jupiters Options referred to above;

         (l) (NO JUPITERS PRESCRIBED OCCURRENCE) other than as fully and fairly disclosed in any written material made available to TABCORP and its Representatives as part of the Jupiters

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  Disclosure Material, no member of the Jupiters Board, nor any senior executive of Jupiters, is aware as at the date of this Agreement (having made reasonable inquiries) of any Jupiters Prescribed Occurrence having occurred between the Announcement Date and the date of this Agreement;

         (m) (SPECIAL DIVIDEND) it has, and will have as at the Implementation Date for the Ordinary Scheme, sufficient profits for the purposes of section 254T of the Corporations Act to pay the Special Dividend, and the payment of the Special Dividend will not cause Jupiters' franking account to be in deficit (within the meaning of section 205-40 of the 1997 Tax Act) at the end of the income year in which the Special Dividend is paid and will, subject to TABCORP complying with its obligations under clause 4.4(b), be consistent with its obligations under the US Note Deed;

         (n) (CENTREBET DIVIDEND) in the case of implementation of the method in paragraph 1.1 of schedule 6, it will have as at the date of declaration by the Jupiters Board of the Centrebet Dividend, and as at the Implementation Date for the Ordinary Scheme, sufficient profits for the purposes of section 254T of the Corporations Act to declare and pay (respectively) the Centrebet Dividend, and the payment of the Centrebet Dividend will not cause Jupiters' franking account to be in deficit (within the meaning of section 205-40 of the 1997 Tax Act) at the end of the income year in which the Centrebet Dividend is paid and will, subject to TABCORP complying with its obligations under paragraph 1.1(f) of schedule 6, be consistent with its obligations under the US Note Deed;

         (o) (CENTREBET ASSETS AND CENTREBET LIABILITIES) as at the date of this Agreement and immediately before the Centrebet Sale Completion, the Centrebet Assets are used exclusively in the Centrebet Business and are not used in, and do not otherwise relate to, the business or operations of Jupiters or any Related Entity of Jupiters (other than Centrebet and Centrebet
                  (UK)), and the Centrebet Liabilities (together with the intercompany loans referred to in clause 10.3(b)(v), salary bonuses contingently payable for the year ending 30 June 2003 in accordance with the employment terms of the Centrebet Employees and in the ordinary and usual course of the Centrebet Business as it was conducted prior to 30 March 2003, any income tax liability of Centrebet or in respect of the conduct of the Centrebet Business incurred in the ordinary and usual course of business and unrelated to the Centrebet Sale, and any other material liability incurred after the date of this Agreement where the responsibility for that liability has been assumed by the purchaser under a Centrebet Sale Agreement) constitute the material liabilities (whether actual or contingent) of Centrebet and the Centrebet Business; and

         (p) (CENTREBET EMPLOYEES) as at the date of this Agreement, the Centrebet Employees are (together with the persons listed in section 2 of Part D of schedule 5) all of the persons employed by Jupiters or any of its Related Entities principally in connection with the Centrebet Business.

11.2     TABCORP'S REPRESENTATIONS

         TABCORP represents and warrants to Jupiters that, except as consented to by Jupiters:

         (a) (STATUS OF TABCORP) it is a body corporate duly incorporated under the laws of Australia;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (b) (STATUS OF TABCORP ACQUIRER AND TABCORP ISSUER) each of TABCORP Acquirer and TABCORP Issuer is, or will be when nominated by TABCORP, a body corporate duly incorporated under the laws of Australia and is, or will be when nominated by TABCORP, a wholly-owned Related Entity of TABCORP;

         (c) (POWER OF TABCORP FOR AGREEMENT) it has the corporate power to enter into and perform or cause to be performed its obligations under this Agreement and the Schemes and to carry out the transactions contemplated by this Agreement and the Schemes to be carried out by TABCORP;

         (d) (POWER OF TABCORP ACQUIRER AND TABCORP ISSUER FOR SCHEMES) each of TABCORP Acquirer and TABCORP Issuer has, or will have when nominated by TABCORP, the corporate power to carry out the transactions contemplated by the Schemes to be carried out by TABCORP Acquirer or TABCORP Issuer (as the case may be);

         (e) (CORPORATE AUTHORISATIONS FOR TABCORP) it has taken all necessary corporate action to authorise the entry into and performance of this Agreement and the Schemes and to carry out the transactions contemplated by this Agreement and the Schemes to be carried out by TABCORP;

         (f) (CORPORATE AUTHORISATIONS FOR TABCORP ACQUIRER AND TABCORP ISSUER) each of TABCORP Acquirer and TABCORP Issuer has, or will have when nominated by TABCORP, taken all necessary corporate action to carry out the transactions contemplated by the Schemes to be carried out by TABCORP Acquirer or TABCORP Issuer (as the case may be);

         (g) (AGREEMENT BINDING) this Agreement is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping;

         (h) (TRANSACTIONS PERMITTED) the execution and performance by it of this Agreement and the Schemes and each transaction contemplated by this Agreement and the Schemes did not and will not:

                  (i) violate in any respect a provision of a law or treaty or a judgment, ruling, order or decree of a Regulatory Authority binding on it, or its constitution or any other document or agreement that is binding on it or its assets; or

                  (ii) except as fully and fairly disclosed to Jupiters or its Representatives in accordance with clause 11.2(i), give to any person any rights of termination, amendment, acceleration or cancellation of any agreement or undertaking by which TABCORP or any of its Related Entities or any of their respective assets are bound;

         (i) (DISCLOSURE TO JUPITERS) it has acted in good faith, and used all reasonable endeavours, to ensure that it has disclosed to Jupiters or its Representatives prior to the date of this Agreement all information which a prospective acquirer of 48 million TABCORP Shares would reasonably require to make an informed decision as to whether or not to proceed with such acquisition;

         (j)      (PROVISION OF TABCORP INFORMATION) the TABCORP Information:

                  (i) will be provided in good faith and on the understanding that Jupiters and each of the Officers of Jupiters will rely on that information for the purposes of preparing

                                                                         Page 49
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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                           the Scheme Booklet and proposing the Schemes, and that the Independent Expert will rely upon that information for the purpose of preparing the independent expert's report for inclusion in the Scheme Booklet (as the case may be); and

                  (ii) will comply in all material respects with the requirements of the Corporations Act, the ASX Listing Rules and all relevant policy statements, practice notes and other guidelines and requirements of ASIC;

         (k) (TABCORP INFORMATION TRUE) the TABCORP Information included or incorporated by reference in the Scheme Booklet will not, as at the date of dispatch of the Scheme Booklet to the Jupiters Shareholders, the RPS Holders and the Jupiters Optionholders, contain any material statement which is misleading or deceptive nor contain any material omission having regard to applicable disclosure requirements;

         (l) (UPDATE OF TABCORP INFORMATION) it will, as a continuing obligation, provide to Jupiters all such further or new information of which it becomes aware (or ought reasonably to have become aware, after making all reasonable and diligent enquiries) that arises after the Scheme Booklet has been dispatched until the date of the Scheme Meetings where that may be necessary to ensure that there would be no breach of clause 11.2(k) if it applied three Business Days after the date upon which that information arose;

         (m) (SECURITIES) its issued securities as at the date of this Agreement are:

                  (i)      365,556,521 TABCORP Shares; and

                  (ii)     3,305,500 options to subscribe for TABCORP Shares,

                  and neither it nor any of its Related Entities is under any obligation to issue any shares or securities convertible into shares to any person and, except as specified above, no option exists nor is TABCORP or any of its Related Entities subject to any actual or contingent obligation to issue or convert securities other than pursuant to the options referred to above; and

         (n) (NO TABCORP PRESCRIBED OCCURRENCE) between the Announcement Date and the date of this Agreement, no TABCORP Prescribed Occurrence has occurred.

11.3     TIMING OF REPRESENTATIONS

         Each representation and warranty made under this clause 11 is made as at the date of this Agreement and, unless otherwise expressly stated, as at 8.00am on the Second Court Date.

11.4     RELIANCE BY PARTIES

         Each party (the REPRESENTOR) acknowledges that in entering into this Agreement the other party has relied on the representations and warranties provided by the representor under this clause 11. The representations and warranties provided by the representor are not extinguished or affected by any investigation made by or on behalf of the other party into the affairs or business of the representor or its Related Entities.

11.5     SURVIVAL OF REPRESENTATIONS

         The representations and warranties provided by each party under this clause 11:

         (a)      are severable;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (b)      will survive the termination of this Agreement; and

         (c) are given with the intent that liability under them will not be confined to breaches of them discovered prior to the date of termination of this Agreement.

12.      INDEMNITIES

12.1     JUPITERS' INDEMNITY

         Subject to section 199A of the Corporations Act, Jupiters agrees with TABCORP (on TABCORP's own behalf and separately as trustee on behalf of each Representative of TABCORP) to indemnify and keep indemnified TABCORP and its Representatives from and against all claims, actions, proceedings, liabilities, obligations, damages, loss, harm, charges, costs, expenses, duties and other outgoings of whatever nature and however arising which they may suffer or incur by reason of or in relation to:

         (a) a breach by Jupiters of any of the representations and warranties in clause 11.1;

         (b) any breach by Jupiters of any covenant or undertaking on the part of Jupiters under this Agreement or the Schemes; or

         (c) any failure by Jupiters to comply with any obligation of Jupiters under this Agreement or the Schemes.

         This clause 12.1 must be read down to the extent necessary to ensure that there is no breach of section 199A of the Corporations Act.

12.2     TABCORP'S INDEMNITY

         Subject to section 199A of the Corporations Act, TABCORP agrees with Jupiters (on Jupiters' own behalf and separately as trustee on behalf of each Representative of Jupiters) to indemnify and keep indemnified Jupiters and its Representatives from and against all claims, actions, proceedings, liabilities, obligations, damages, loss, harm, charges, costs, expenses, duties and other outgoings of whatever nature and however arising which they may suffer or incur by reason of or in relation to:

         (a) a breach by TABCORP of any of the representations and warranties in clause 11.2;

         (b) any breach by TABCORP of any covenant or undertaking on the part of TABCORP under this Agreement or the Schemes; or

         (c) any failure by TABCORP to comply with any obligation of TABCORP under this Agreement or the Schemes.

         This clause 12.2 must be read down to the extent necessary to ensure that there is no breach of section 199A of the Corporations Act.

12.3     SURVIVAL OF INDEMNITIES

         Each indemnity provided by each party under this clause 12 will:

         (a)      be severable;

         (b)      be a continuing obligation;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (c) constitute a separate and independent obligation of the party giving the indemnity from any other obligations of that party under this Agreement; and

         (d)      survive the termination of this Agreement.

13.      CONFIDENTIALITY

         Each party must comply, and must procure that its Representatives comply, with the terms of the Confidentiality & Standstill Agreement. For the purposes of the Confidentiality & Standstill Agreement, each party consents to the use of, and the disclosure on a confidential basis to a Regulatory Authority of, its confidential information for the purposes of satisfying any Condition and the implementation of the transactions contemplated by this Agreement. Nothing in this clause 13 derogates from a party's obligations to comply with clause 16.

14.      EXCLUSIVITY

14.1     EXCLUSIVITY

         Subject to clauses 14.3 and 14.4, during the Exclusivity Period, Jupiters must not, and must use its best endeavours to ensure that its Representatives do not, except with the prior consent of TABCORP:

         (a) solicit, encourage or invite, directly or indirectly, any enquiries, discussions or proposals in relation to, or which may reasonably be expected to lead to, a Third Party Proposal;

         (b) initiate any discussions or negotiations in relation to, or which may reasonably be expected to lead to, a Third Party Proposal or which might otherwise lead to the Transaction not proceeding;

         (c) enter into any agreement, arrangement or understanding in relation to or which may reasonably be expected to lead to a Third Party Proposal (other than confidentiality arrangements on ordinary commercial terms in relation to the Third Party Proposal); or

         (d) communicate to any person an intention to do any of the things referred to in clauses 14.1(a) to (c).

14.2     NOTIFICATION OF APPROACHES

         During the Exclusivity Period, Jupiters will promptly advise TABCORP of:

         (a) any approach, inquiry or proposal made to, and any attempt to initiate negotiations or discussions with, Jupiters or any of its Representatives with respect to any Third Party Proposal, whether unsolicited or otherwise;

         (b) any request for information relating to Jupiters or any of its Related Entities or any of their businesses or operations or any request for access to the books or records of Jupiters or any of its Related Entities, which Jupiters has reasonable grounds to suspect may relate to a current or future Third Party Proposal;

         (c) any provision by Jupiters or any of its Representatives of any information relating to Jupiters or any of its Related Entities or any of their businesses or operations to any person in connection with or for the purposes of a current or future Third Party Proposal; and

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (d) any action by Jupiters, or any intention of Jupiters to take any action, in reliance on clause 14.4,

         but nothing in this clause 14.2 will require Jupiters to disclose to TABCORP the identity of any person taking any action referred to in clause 14.2(a) or (b) or receiving any information referred to in clause 14.2(c).

14.3     NORMAL PROVISION OF INFORMATION

         Nothing in this clause 14 prevents Jupiters from:

         (a)      providing information to its Representatives;

         (b)      providing information required to be provided to ASX; or

         (c) making presentations to brokers, portfolio investors and analysts in the ordinary and usual course of business.

14.4     EXCEPTIONS TO EXCLUSIVITY

         Jupiters may undertake any action that would otherwise be prohibited by clause 14.1(c) or (d) (to the extent that it relates to clause 14.1(c)) in relation to a bona fide Third Party Proposal which was not solicited by Jupiters and was not otherwise brought about as a result of any breach by Jupiters of its obligations under this clause 14, where:

         (a) the Third Party Proposal is made by a person who is of reputable commercial standing; and

         (b) the Jupiters Board, acting in good faith, determines after having taken advice from its financial and legal advisers that the Third Party Proposal is, or is reasonably likely to result in a proposal by the person making the Third Party Proposal that is:

                  (i) reasonably capable of being valued and completed, taking into account all aspects of the Third Party Proposal or the proposal and the person making it; and

                  (ii) more favourable from a financial point of view to the Jupiters Shareholders than the Ordinary Scheme, taking into account all the terms and conditions of the Third Party Proposal or the proposal.

15.      PAYMENT OF LIQUIDATED AMOUNT

15.1     RATIONALE

         Each of TABCORP and Jupiters acknowledges, for the purposes of this clause 15, as follows.

         (a) That the other party (and its Related Entities) will incur significant costs if the Ordinary Scheme is not implemented in accordance with this Agreement, including (as appropriate):

                  (i) reasonable advisory costs (including costs of Advisers other than success fees);

                  (ii) reasonable out-of-pocket expenses including air fares, hotel accommodation, and costs of convening and holding shareholder or optionholder meetings;


                  (iii)    commitment fees and other financing costs; and

                  (iv)     reasonable costs of the Independent Expert,

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (such costs being, in the case of TABCORP, the TABCORP PREPARATORY COSTS and, in the case of Jupiters, the JUPITERS PREPARATORY COSTS).

         (b) In the circumstances referred to in clause 15.1, each of Jupiters and TABCORP has required the inclusion of this clause 15, in the absence of which it would not have entered into this Agreement or otherwise agreed to implement the Ordinary Scheme.

         (c) Each of Jupiters and TABCORP (and the Jupiters Board and the TABCORP Board) believe that the Ordinary Scheme will provide significant benefits to it and its members and that it is reasonable and appropriate that it agrees to the inclusion of this clause 15, in order to:

                  (i) secure the other party's execution of this Agreement and its agreement to implement the Ordinary Scheme; and

                  (ii) reimburse the other party for the costs and losses incurred by it and its Related Entities in the circumstances set out in clause 15.2.

         (d) Each of Jupiters and TABCORP acknowledges and agrees that the amount payable by it pursuant to clause 15.2 is an amount that is less than its genuine pre-estimate of, respectively, the Jupiters Preparatory Costs and the TABCORP Preparatory Costs.

15.2     PAYMENT

         (a)      (PAYMENT BY JUPITERS)  If:

                  (i) a Third Party Proposal is announced or made on or before the Quit Date and within 12 months after the date of the announcement or making of the Third Party Proposal the person announcing or making the Third Party Proposal has (together with its associates) a relevant interest in at least 50% of the issued ordinary shares of Jupiters or any of its Related Entities, or acquires, directly or indirectly (including by way of joint venture or dual listed company structure) an interest in all or a substantial part of the business or assets of Jupiters or any of its Related Entities, or acquires control of or merges or amalgamates with Jupiters or any of its Related Entities;

                  (ii) the Jupiters Board fails to recommend, or withdraws its recommendation of, the Ordinary Scheme or the Transaction or makes a public statement that it no longer supports the Ordinary Scheme or the Transaction, other than:

                           (A) in relation to the Ordinary Scheme, in any case in accordance with clause 7.4(b) (provided that Jupiters demonstrates to TABCORP that the dominant reason or reasons of the Independent Expert for giving an opinion that the Ordinary Scheme is not in the best interests of the Jupiters Shareholders does not or do not include the existence of a bona fide Third Party Proposal, which Third Party Proposal is (either at that time or subsequently) publicly announced, and also publicly recommended by the Jupiters Board); and

                           (B) in relation to the RPS Scheme, in any case in accordance with clause 7.4(c), (d) or
                                    (e);

                  (iii) the Jupiters Board publicly recommends that a Third Party Proposal is in the interests of Jupiters and its members;

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (iv) ASIC raises an objection to the Ordinary Scheme as a result of a material non-compliance by Jupiters with any of its obligations under this Agreement and that objection prevents the Ordinary Scheme from proceeding;

                  (v) the Court fails to approve the terms of the Ordinary Scheme for which the approval of the Jupiters Shareholders has been obtained as a result of a material non-compliance by Jupiters with any of its obligations under this Agreement;

                  (vi) the Effective Date for the Ordinary Scheme has not occurred prior to the Quit Date as a consequence of a material non-compliance by Jupiters with any of its obligations under this Agreement; or

                  (vii) TABCORP terminates this Agreement in accordance with the provisions of clause 17.1(a)(ii),

                  then, subject to this Agreement, Jupiters must pay to TABCORP the amount of $12.2 million (exclusive of GST) as compensation for the TABCORP Preparatory Costs. For the avoidance of doubt, that compensation for the TABCORP Preparatory Costs will not be payable if Jupiters terminates this Agreement pursuant to clause 3.7 or 17.1(a).

         (b)      (PAYMENT BY TABCORP) If:

                  (i) the Effective Date for the Ordinary Scheme has not occurred prior to the Quit Date as a consequence of a material non-compliance by TABCORP with any of its obligations under this Agreement;

                  (ii) Jupiters terminates this Agreement in accordance with the provisions of clause 17.1(a)(ii);

                  (iii) ASIC raises an objection to the Ordinary Scheme as a result of a material non-compliance by TABCORP with any of its obligations under this Agreement and that objection prevents the Ordinary Scheme from proceeding;

                  (iv) the Court fails to approve the terms of the Ordinary Scheme for which the approval of the Jupiters Shareholders has been obtained as a result of a material non-compliance by TABCORP with any of its obligations under this Agreement; or

                  (v) TABCORP terminates this Agreement in accordance with clause 3.7(a) on the basis of the Condition in clause 3.1(k), other than in circumstances where TABCORP demonstrates to Jupiters that the dominant reason of the relevant lenders for the non-satisfaction of the relevant conditions precedent to the commitment letter or the loan facilities is the occurrence of a material adverse change in the business or financial condition of Jupiters and its Related Entities (taken as a whole), whether or not non-satisfaction of the relevant conditions precedent also arises as a result of other matters or events, then, subject to this Agreement, TABCORP must pay to Jupiters the amount of $7.5 million (exclusive of GST) as compensation for the Jupiters Preparatory Costs. For the avoidance of doubt, that compensation for the Jupiters Preparatory Costs will not be payable if TABCORP terminates this Agreement pursuant to clause 3.7 (other than as contemplated by clause 15.2(b)(v)) or 17.1(a), (b) or (d).

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

15.3     COMPLIANCE WITH LAW

         (a) If a court, arbitral tribunal or the Australian Takeovers Panel determines that the agreement by each of Jupiters and TABCORP to make the payment, or the making of any payment, to the other pursuant to clause 15.2:

                  (i) constituted, or constitutes, or would constitute, a breach of the fiduciary or statutory duties of the Jupiters Board to Jupiters or of the TABCORP Board to TABCORP (as the case may be); or

                  (ii) constituted, or constitutes, or would constitute, unacceptable circumstances within the meaning of the Corporations Act; or

                  (iii) was, or is, or would be, unlawful for any other reason,

                  then, to that extent (and only to that extent), Jupiters or TABCORP will not be obliged to make that payment and Jupiters or TABCORP (as the case may be) must refund to TABCORP or Jupiters (as the case may be) that payment if already made. To the extent reasonably possible, Jupiters or TABCORP must ensure that any such determination applies only to the extent that the payment is made or to be made in excess of the amount of the actual costs incurred, directly or indirectly, by TABCORP or Jupiters (as the case may be) and its Related Entities as a result of the Ordinary Scheme not being implemented in accordance with this Agreement (including those described in clause 15.1(a)).

         (b) Each of Jupiters and TABCORP must not make, nor may it cause or permit to be made, any application to a court, arbitral tribunal or the Australian Takeovers Panel for or in relation to a determination referred to in clause 15.3(a).

15.4     DEMAND AND TIME FOR PAYMENT

         Any demand for payment under clause 15.2 must be in writing. Payment under clause 15.2 must be made by Jupiters or TABCORP (as the case may be) within seven business days of receipt of the demand by the other party.

15.5     CLAUSE WITHOUT PREJUDICE

         Nothing in this clause affects any rights a party may have against the other party in the event of any breach of this Agreement by the other party.

16.      PUBLIC ANNOUNCEMENTS

16.1     PUBLIC ANNOUNCEMENTS

         Subject to clause 16.2, no public announcement or disclosure of the Transaction or any other transaction the subject of this Agreement or any Scheme may be made other than in a form approved by each party (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable. This clause 16.1 will not apply to any public announcement or disclosure made by Jupiters regarding the disposal of the Centrebet Business, provided that Jupiters has otherwise complied with, and the announcement is consistent with, clause 10.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

16.2     REQUIRED DISCLOSURE

         Where a party is required by law or the ASX Listing Rules to make any announcement or to make any disclosure in connection with the Transaction or any other transaction the subject of this Agreement or any Scheme, it may do so only after it has given at least one Business Day's notice, or such lesser period as may be required or permitted by the effect of a legal obligation, but in any event prior notice, to the other party and has consulted with the other party and its legal advisers and taken all reasonable steps to restrict that disclosure to the greatest extent possible.

16.3     STATEMENTS ON TERMINATION

         The parties must act in good faith and use all reasonable endeavours to issue an agreed statement or statements in respect of any termination of negotiations provided for in this Agreement and will make no statements or disclosure in respect of the termination of this Agreement except in accordance with clauses 16.1 and 16.2.

17.      TERMINATION

17.1     TERMINATION

         Without prejudice to any other rights of termination under this
         Agreement:

         (a) either party may terminate this Agreement by notice to the other party if:

                  (i) the Effective Date for the Ordinary Scheme does not occur on or before the Quit Date (other than as the result of a breach by that party of its obligations under this Agreement);

                  (ii) the other party is in material breach of its obligations under this Agreement (including any material breach of a representation or warranty provided under this Agreement) at any time before the Second Court Date and has not rectified that breach within 5 Business Days (or any shorter period ending at 5.00pm on the day before the Second Court Date) after it is given notice by the first party specifying that breach and requiring it to be rectified;

                  (iii) at the Scheme Meeting relating to the Ordinary Scheme or any adjournment or postponement thereof at which the Ordinary Scheme is voted on, the Ordinary Scheme is not approved by the necessary majorities of the Jupiters Shareholders; or

                  (iv) any court or Regulatory Authority has issued any order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Ordinary Scheme, or has refused to do anything necessary to permit the Ordinary Scheme, and such order, decree, ruling or other action has become final and not appealable;

         (b) TABCORP may terminate this Agreement at any time prior to the Second Court Date by notice to Jupiters if the Jupiters Board withdraws its recommendation of the Ordinary Scheme (whether alone or together with any other Scheme or the Transaction as a whole) or makes a public statement that it no longer supports the Ordinary Scheme (whether alone or together with any other Scheme or the Transaction as a whole);

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (c) Jupiters may terminate this Agreement at any time prior to the Second Court Date by notice to TABCORP if a bona fide Third Party Proposal is publicly announced which the Jupiters Board, acting in good faith, determines after having taken advice from its financial and legal advisers is:

                  (i) reasonably capable of being valued and completed, taking into account all aspects of the Third Party Proposal; and

                  (ii) more favourable from a financial point of view to the Jupiters Shareholders than the Ordinary Scheme, taking into account all the terms and conditions of the Third Party Proposal, and the Jupiters Board publicly recommends that the Third Party Proposal is in the interests of Jupiters and its members; and

         (d) TABCORP may terminate this Agreement at any time prior to the orders of the Court approving the Ordinary Scheme having been made by notice to Jupiters if any judgment, ruling, order or decree of a Regulatory Authority binding on Jupiters or TABCORP prohibits the making or implementation of any election by Jupiters in accordance with clause 8.2(a)(i) or 8.3(a)(i), or both.

17.2     NOTICE OF BREACH

         Each party must give notice to the other party as soon as practicable after it becomes aware of a breach by it of its obligations under this Agreement (including any breach of a representation or warranty provided under this Agreement).

17.3     EFFECT OF TERMINATION

         In the event of termination of this Agreement by either TABCORP or Jupiters pursuant to this clause 17 or clause 3.7, each party:

         (a) will be released from its obligations under this Agreement (except its obligations under clauses 8.2(b) (subject to clause 8.2(c)), 8.3(c) (subject to clause 8.3(f)), 8.6, 12,
                  13, 15, 16.3, 18 and 19.9); and

         (b) will retain the rights it has or may have against the other party in respect of any past breach of this Agreement.

18.      GST

18.1     DEFINITIONS

         In this clause 18:

         CONSIDERATION has the meaning given by the GST Law.

         GST has the meaning given by the GST Law.

         GST AMOUNT means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply.

         GST GROUP has the meaning given by the GST Law.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         GST LAW has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth), or, if that Act does not exist means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

         INPUT TAX CREDIT has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which another member of the same GST Group is entitled under the GST Law.

         RECIPIENT has the meaning given by the GST Law.

         TAX INVOICE has the meaning given by the GST Law.

         TAXABLE SUPPLY has the meaning given by the GST Law excluding the reference to section 84-5 of the A New Tax System (Goods and Services
         Tax) Act 1999 (Cth).

18.2     GST TO BE ADDED TO AMOUNTS PAYABLE

         If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. This clause does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive. Payment of the GST Amount is conditional upon the prior delivery to the Recipient of the supply of a valid Tax Invoice.

18.3     LIABILITY NET OF GST

         Any reference in the calculation of Consideration or of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party, must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.

18.4     COST EXCLUSIVE OF GST

         Any reference in this Agreement (other than in the calculation of Consideration) to cost, expense or other similar amount (COST), is a reference to that Cost exclusive of GST.

18.5     GST OBLIGATIONS TO SURVIVE TERMINATION

         This clause 18 will continue to apply after expiration or termination of this Agreement.

19.      MISCELLANEOUS

19.1     NOTICES

         Any notice, demand, consent or other communication (a NOTICE) given or made under this Agreement:

         (a) must be in writing and signed by a person duly authorised by the sender;

         (b) must be delivered to the intended recipient by prepaid post or by hand or fax to the address or fax number below or the address (being an address in Australia) or fax number last notified by the intended recipient to the sender:

                  (i)      to TABCORP:       TABCORP Holdings Limited

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                                             5 Bowen Crescent
                                             Melbourne Victoria 3000
                                             Attention: The Company Secretary
                                             Fax No: (03) 9868 2726

                  (ii)     to Jupiters:      Jupiters Limited
                                             Level 9, Niecon Tower
                                             17 Victoria Avenue
                                             Broadbeach Queensland 4218
                                             Attention: The Company Secretary
                                             Fax No: (07) 5570 2194; and

         (c)      will be taken to be duly given or made:

                  (i)      in the case of delivery in person, when delivered;

                  (ii) in the case of delivery by post, two Business Days after the date of posting (if posted to an address in the same country); and

                  (iii) in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

19.2     NO WAIVER

         No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

19.3     REMEDIES CUMULATIVE

         The rights, powers and remedies provided to each party in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

19.4     ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties as at the date of this Agreement with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

19.5     AMENDMENT

         No amendment or variation of this Agreement is valid or binding on a party unless made in writing executed by TABCORP and Jupiters which may so make an amendment or variation notwithstanding that one or more other parties or persons may be entitled to the benefit of all or any of the provisions of this Agreement.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

19.6     ASSIGNMENT

         The rights and obligations of each party under this Agreement are personal. They cannot be assigned, encumbered or otherwise dealt with and no party may attempt, or purport, to do so without the prior consent of the other party.

19.7     NO MERGER

         The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

19.8     FURTHER ASSURANCES

         Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

19.9     COSTS AND STAMP DUTY

         Except as provided below, each party must bear its own costs, charges and expenses arising out of or incidental to the negotiations leading to or the preparation of this Agreement and the proposed, attempted or actual implementation of this Agreement. TABCORP must pay, or procure that TABCORP Acquirer or TABCORP Issuer (as relevant) pays, any stamp duty that is payable on the transfer to TABCORP Acquirer of the Jupiters Shares or the RPS pursuant to the Ordinary Scheme or the RPS Scheme, or on the issue of TABCORP Shares or Centrebet Notes as part of the Ordinary Scheme Consideration.

19.10    SEVERABILITY OF PROVISIONS

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

19.11    GOVERNING LAW AND JURISDICTION

         This Agreement is governed by the laws of Queensland. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

19.12    COUNTERPARTS

         This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 1

REGULATORY APPROVALS

In this schedule:

CHIEF EXECUTIVE has the meaning given in the Casino Control Act 1982 (Qld) or Gaming Machine Act 1991 (Qld) (as the case requires).

GOVERNOR means the Governor in Council for the State of Queensland.

MINISTER means the Treasurer (or other Minister of the Crown for the time being charged with the administration of the Casino Control Act 1982 (Qld) or the Keno Act 1996 (Qld)) of the State of Queensland or the Treasurer (or other Minister of the Crown for the time being charged with the administration of the Gaming Control Act (NT)) of the Northern Territory, as the case requires.

1. The Governor consenting to TABCORP and its Related Entities having voting power in excess of 10% in Jupiters (on the basis that TABCORP and its Related Entities will acquire voting power of 100% in Jupiters), for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

2. The Minister confirming that they have caused to be undertaken such investigations as are necessary to satisfy the Governor that TABCORP, TABCORP Acquirer and all persons (in the opinion of the Minister) to be associated or connected with the ownership, administration or management of the operations or business of Jupiters, Jupiters Custodian Pty Ltd or the responsible entity of the Breakwater Island Trust after the Implementation Date for the Ordinary Scheme are suitable persons to be associated or connected with the management and operations of the hotel and casino complexes and casinos known as Conrad Treasury, Conrad Jupiters and Jupiters Townsville, for the purposes of the Casino Control Act 1982 (Qld), and the Minister confirming that the Governor is satisfied as to these matters.

3. The Minister consenting to TABCORP and its Related Entities having a relevant interest in excess of 5% of the total number of RPS on issue, for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

4. The Minister consenting to TABCORP and its Related Entities having voting power in excess of 5% in Jupiters, for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

5. The Minister consenting to TABCORP and its Related Entities being entitled to in excess of 5% of the units in the Jupiters Trust, for the purpose of the trust deed dated 21 April 1983 for the Jupiters Trust.

6. The Minister consenting to TABCORP and its Related Entities being entitled to in excess of 5% of the units in the Breakwater Island Trust, for the purpose of the Breakwater Casino Agreement and the constitution of the Breakwater Island Trust.

7. The Chief Executive granting for the purpose of the Casino Control Act 1982 (Qld) casino key employee licences to the directors and senior management of TABCORP and its Related Entities who are to act as casino key employees (as defined in the Casino Control Act 1982 (Qld)) in relation

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         to any one or more of the hotel and casino complexes and casinos known as Conrad Treasury, Conrad Jupiters and Jupiters Townsville, to the extent that such persons are required to hold such licences.

8. The Governor consenting to the issue to TABCORP and its Related Entities of voting shares in Jupiters, to the extent contemplated by this Agreement, for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

9. The Minister consenting to the issue to TABCORP and its Related Entities of non-voting shares in Jupiters or securities convertible into voting shares in Jupiters, to the extent contemplated by this Agreement, for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

10. The Minister consenting to TABCORP and its Related Entities having a relevant interest in excess of 5% of the non-voting shares (if any) of the class to be issued to TABCORP and its Related Entities pursuant to this Agreement, for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

11. The Minister consenting to the appointment of the nominees of TABCORP to the Jupiters Board, as contemplated by this Agreement, for the purposes of the Brisbane Casino Agreement, the Jupiters Casino Agreement and the constitution of Jupiters.

12. The Minister consenting to the appointment of nominees of TABCORP to the board of directors of Jupiters Custodian Pty Ltd (ACN 067 888 680), for the purposes of the Jupiters Casino Agreement and the constitution of Jupiters Custodian Pty Ltd.

13. The Minister consenting to the appointment of nominees of TABCORP to the board of directors of the responsible entity of the Breakwater Island Trust, for the purposes of the Breakwater Casino Agreement and the constitution of the responsible entity of the Breakwater Island Trust.

14. The Chief Executive confirming that TABCORP and any other associate of Jupiters Machine Gaming Pty Ltd (ACN 078 963 050) are suitable persons to be associated with the supply operations of Jupiters Machine Gaming Pty Ltd, for the purposes of the Gaming Machine Act 1991 (Qld).

15. The Minister confirming that, if the Ordinary Scheme is implemented, Jupiters Gaming Pty Ltd (ACN 071 366 446) will be a suitable person to continue to hold a keno licence, for the purposes of the Keno Act 1996
         (Qld).

16. The Minister confirming that TABCORP and any other persons who are business or executive associates of Jupiters Gaming Pty Ltd (ACN 071 366 446) will be suitable persons to be associated with the operations of Jupiters Gaming Pty Ltd, for the purposes of the Keno Act 1996
         (Qld).

17. The Minister consenting to the appointment of nominees of TABCORP to the board of directors of Jupiters Gaming Pty Ltd (ACN 071 366 446), to the extent that those nominees are not also directors of Jupiters, for the purposes of the Keno Agreement between Jupiters, Jupiters Gaming Pty Ltd and the State of Queensland, and the constitution of Jupiters Gaming Pty Ltd.

18. The Chief Executive granting for the purpose of the Gaming Machine Act 1991 (Qld) key monitoring employee licences to the directors and senior management of TABCORP and its Related Entities who are to act as key officers (as defined in the Gaming Machine Act 1991 (Qld)) in relation to the operations of Jupiters Machine Gaming Pty Ltd, to the extent that such persons are required to hold such licences.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

19. If the Centrebet Sale Completion does not occur by 31 October 2003, the Northern Territory Racing Commission consenting to changes to the structure of Jupiters, the directors of Jupiters and any persons concerned in the management or control of Jupiters, and to the issue and (if required) redemption of securities in Jupiters, in each case as contemplated by this Agreement, for the purposes of the sports bookmaker licence issued to Centrebet.

20. If the Centrebet Sale Completion does not occur by 31 October 2003, the Northern Territory Racing Commission consenting to changes to the directors of Centrebet and persons concerned in the management or control of Centrebet, in each case as proposed by TABCORP to take effect after the changes to the Jupiters Board contemplated by this Agreement and in each case for the purpose of the sports bookmaker licence issued to Centrebet.

21. If the Centrebet Sale Completion does not occur by 31 October 2003, the Northern Territory Racing Commission confirming that, if the Ordinary Scheme is implemented, Centrebet would be a fit and proper person to continue to hold its sports bookmaker licence, for the purposes of the Racing and Betting Act (NT).

22. The Minister confirming that, if the Option Scheme becomes Effective, the Minister will not pursuant to the Casino Control Act 1982 (Qld) seek the suspension or cancellation of any casino licence or casino lease on the grounds that, under the Option Scheme, Jupiters might be said to be compounding with its creditors.

23. The Minister waiving in writing for the purposes of the Brisbane Casino Agreement any liability to forfeiture of registered lease No 17750245 which may arise due to the Option Scheme becoming Effective.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 2

TIMETABLE

      DATE                                                                    EVENT
      ----                                                                    -----
9 July 2003                Lodge draft Scheme Booklet with ASIC

9 July 2003                Apply for Court date for Court hearing to order convening of Scheme Meetings

25 July 2003               Lodge final draft Scheme Booklet with ASIC

29 July 2003               Receive sign-off on Scheme Booklet from ASIC

30 July 2003               Court hearings to obtain orders to convene Scheme Meetings

30 July 2003               Scheme Booklet registered by ASIC and lodged with ASX

31 July 2003               Mailing of notifications of Control Event (as defined in the RPS Terms) to RPS Holders

By 11 August 2003          Printing of Scheme Booklet, proxy forms and Ordinary Scheme Consideration election forms

By 11 August 2003          Mailing of Scheme Booklets and accompanying forms to Jupiters Shareholders, RPS Holders and Jupiters
                           Optionholders

13 August 2003             Lodge Appendix 4E preliminary final reports for both Jupiters and TABCORP with ASX

19 September 2003          Centrebet Tax Ruling Event

19 September 2003          Centrebet Sale Completion

22 September 2003          Scheme Meetings

24 September 2003          Court hearings to obtain orders approving the Schemes

24 September 2003          EFFECTIVE DATE: Lodge office copies of Court orders approving the Schemes with ASIC

24 September 2003          Jupiters Shares suspended from trading on the stock market conducted by ASX

1 October 2003             RECORD DATE: Determine entitlements to consideration and other entitlements under the Schemes by reference to the Jupiters Share Register and the Jupiters Option Register at that time

1 October 2003             Final date for receipt of elections as to form of Ordinary Scheme Consideration

2 October 2003             Announce to ASX details of the scale back (if any) and allocation of Ordinary Scheme Consideration

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

      DATE                                                                    EVENT
      ----                                                                    -----
2 October 2003             New TABCORP Shares begin trading on the stock market conducted by ASX on a deferred settlement basis

7 October 2003             IMPLEMENTATION DATE: Transfer Scheme Shares and Scheme RPS to TABCORP Acquirer, and effect cancellation of Scheme Options

By 14 October 2003         Issue new TABCORP Shares and Centrebet Notes (if relevant) and provide other non-cash entitlements under the Ordinary Scheme.  Mail cheques for cash consideration under the Schemes

NOTE:

The timetable above has been prepared on the basis of the parties' best estimate, as at the date of this Agreement, of the likely timing of key events in relation to the Transaction. It is possible that certain of those events may be, or may reasonably become expected by the parties to be, delayed for reasons outside of the control of the parties, namely:

- the period of consideration by ASIC of the draft Scheme Booklet may extend beyond 29 July 2003;

- the Court hearings to obtain orders to convene the Scheme Meetings may continue after 30 July 2003;

-        the Centrebet Tax Ruling Event may not occur by 19 September 2003;

-        the Centrebet Sale Completion may not occur by 19 September 2003; or

- the Court hearings to obtain orders approving the Schemes may continue after 24 September 2003 (or otherwise for more than one Business Day).

In that case, the parties will consult in good faith with the aim of agreeing a substitute timetable (with, to the extent possible, the same relative timing between events), having regard to (amongst other things):

(a) the desire of each party to complete the Transaction as soon as is practicable;

(b) the 30 September 2003 deadline under clause 10.5(b) for the Centrebet Tax Ruling Event (assuming that the ATO has not earlier provided a firm indication to Jupiters or any of its Representatives that the Commission of Taxation will not make either or both of the Centrebet Class Ruling and the Centrebet Private Ruling);

(c) the 31 October 2003 deadline under clause 10.5 for the Centrebet Sale Completion; and

(d) the implications under the RPS Terms and for the RPS Scheme of the timing of the Scheme Meetings and of the Implementation Date for the Ordinary Scheme.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 3

MATERIAL CONTRACTS

1.       Casino Management Agreements

2.       Brisbane Casino Agreement

3.       Breakwater Casino Agreement

4.       Jupiters Casino Agreement

5.       US Note Deed

6. Trust Deed dated 21 April 1983 between Jupiters Management Limited and the Trustees, Executors and Agency Company Limited (the then trustee of the Jupiters Trust) related to the establishment of the Jupiters Trust

7. Development Agreement dated 20 December 2000 between Jupiters and the State of Queensland related to the development of the Gold Coast Convention and Exhibition Centre (GCCEC)

8. Deed of Election dated 8 February 2002 between Jupiters, Multiplex Constructions Pty Ltd and the State of Queensland related to the construction of the GCCEC

9. Management Agreement dated 20 December 2000 between Jupiters and the State of Queensland related to the management of the GCCEC

10. Construction Agreement dated 8 February 2002 between Jupiters and Multiplex Constructions Pty Ltd related to the construction of the GCCEC

11. Design Consultancy Agreement dated 20 December 2000 between Jupiters and Weathered Howe Pty Ltd related to the construction of the GCCEC

12. Primary Consultancy Agreement dated 24 March 2002 between Jupiters and Peter Hunt Pty Ltd (draft only)

13. Project Management Consultancy Agreement dated 27 November 2001 between Jupiters and Resource Coordination Partnership Pty Ltd (draft only)

14. Programming Consultancy Agreement dated 27 November 2002 between Jupiters and Resource Coordination Partnership Pty Ltd (draft only)

15. Management Agreement dated 21 December 1999 between Jupiters, Breakwater Island Limited and Perpetual Trustees Queensland Limited (as the then trustee of the Breakwater Island Trust) related to the management of the Jupiters Townsville Casino

16. Management Agreement dated 13 December 1991 between the Council of the City of Townsville, the Council of the City of Thuringowa, Breakwater Island Limited and ANZ Executors and Trustee Company Ltd (as the then trustee of the Breakwater Island Trust) related to the management of the Townsville Breakwater Entertainment Centre

17.      Management Agreement dated 11 December 1998 between Jupiters Gaming
         (NSW) Pty Ltd (formerly Club Gaming Systems Pty Ltd) and ClubKeno Holdings Pty Ltd related to the conduct of the game of Keno in New South Wales

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

18. Keno Agreement dated 4 February 1997 between Jupiters, Jupiters Gaming Pty Ltd (JUPITERS GAMING) and the State of Queensland

19. Cooperation Agreement dated 18 November 2002 between Jupiters and Shanghai Environmental Protection Market Company Limited

20. Supplementary Contract (No 1) dated 5 March 2003 between Jupiters and Shanghai Environmental Protection Market Company Limited

21. Framework Agreement dated 19 September 2002 between Jupiters and Shanghai Environmental Protection Market Company Limited

22. Technical Service and Technical Cooperation Agreement dated 15 April 2003 between Jupiters and Shanghai Environmental Protection Market Company Limited (draft only)

23. Agency Agreement dated 2 March 2000 between Jupiters Machine Gaming Pty Ltd (JUPITERS MACHINE GAMING) and Aristocrat Leisure Industries Pty Ltd (ARISTOCRAT) related to the appointment of Jupiters Machine Gaming as Aristocrat's agent in Queensland for the supply of gaming equipment and licensing of certain games

24. Manufacturing Agreement dated 27 July 2002 between Jupiters Technology Pty Ltd and Hartec Limited for the manufacture of gaming-related equipment

25. Multi-Option Syndicated Revolving Facility Agreement dated April 2001 between Australia and New Zealand Banking Group Limited (ANZ), Bank of Western Australia Limited, BOS International (Australia) Limited and Westpac Banking Corporation (as lenders), Jupiters (as the borrower) and Jupiter Custodian Pty Ltd (JUPITER CUSTODIAN) (in its own capacity and as trustee of the Jupiters Trust), Jupiters Machine Gaming, Centrebet, Jupiters Gaming, Jupiters Internet Gaming Pty Ltd, jupiters.com. Pty Ltd, AWA Limited, AWA Gaming Services Pty Ltd and Jupiters International Pty Ltd (as guarantors)

26. Master Lease Agreement dated 28 March 1999 between JMJ Fleet Lease Pty Ltd and Jupiters Development Limited

27. Services Agreement dated 17 November 2000 between AWA Limited and Advantra Pty Ltd related to the provision of desktop support and maintenance and warranty repair and replacement services by AWA to Advantra customers

28. Key Customer Agreement dated 5 November 2000 between Jupiters and Telstra Corporation Limited

29. Licence Agreement dated 18 May 1993 between Jupiters and Conrad Royalty Corporation related to the use of Conrad-owned hotel names

30. Lease No K292644E dated 21 April 1998 between trustee of the Jupiters Trust and Jupiters Development Limited related to the Jupiters Casino site

31. Crown Lease dated 20 December 1996 Jupiters Custodian and the State of Queensland related to waterway areas adjacent to Jupiters Island

32. Special Lease (Title Reference 17750245) dated 22 October 1995 between the State of Queensland and Jupiters related to the Brisbane Casino site

33. Special Lease 44/47072 dated 22 October 1995 between the responsible entity of the Breakwater Island Trust and the State of Queensland related to the Jupiters Townsville site

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

34. Registered Lease No 70347017 dated 23 December 1998 between the responsible entity of the Breakwater Island Trust and the Townsville Port Authority related to the Jupiters Townsville site

35. Registered Lease No 601414725 dated 27 March 1990 between the responsible entity of the Breakwater Island Trust and the Townsville Port Authority related to the Jupiters Townsville site

36. Lease dated 20 November 2000 between National Nominees Limited and AWA Limited related to AWA premises in North Ryde, New South Wales

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 4

INFORMATION TO BE PROVIDED BY JUPITERS

    DIVISION                        REPORT                              BUSINESS              FREQUENCY
    --------                        ------                              --------              ---------
GENERAL            Board Reports and papers                     Treasury/Gold               When provided
                                                                Coast/Breakwater Casinos,   to Jupiters
                                                                Gold Coast Convention       Board
                                                                Centre, Jupiters
                                                                Technology, Jupiters
                                                                Online, AWA, Jupiters
                                                                Keno, Jupiters Machine
                                                                Gaming, Finance, Legal,
                                                                Human Resources

                   Flash results                                Treasury/Gold               Monthly
                                                                Coast/Breakwater Casinos,
                                                                Gold Coast Convention
                                                                Centre, Jupiters
                                                                Technology, Jupiters
                                                                Online, AWA, Jupiters
                                                                Keno, Jupiters Machine
                                                                Gaming

                   Any additional material reports to those     Treasury/Gold               Monthly
                   described below                              Coast/Breakwater Casinos,
                                                                Gold Coast Convention
                                                                Centre, Jupiters
                                                                Technology, Jupiters
                                                                Online, AWA, Jupiters
                                                                Keno, Jupiters Machine
                                                                Gaming, Finance, Legal,
                                                                Human Resources

CASINOS            Monthly Management Reports                   Treasury/Gold               Monthly
                                                                Coast/Breakwater

                   P&L reforecast                               Treasury/Gold               Monthly
                                                                Coast/Breakwater

                   Capital expenditure progress update          Treasury/Gold               Monthly
                                                                Coast/Breakwater

                   Operational Report and Project Manager's     Gold Coast Convention       Monthly
                   Report                                       Centre

HUMAN RESOURCES    Workers Compensation Report (including       All Queensland Businesses   Monthly
                   claims/costs provision movements)

LEGAL              Copy of all reports received from Share      Legal                       When provided
                   Registry                                                                 to Jupiters
                                                                                            Board

                   Notice of any material litigation            Legal                       Monthly

                   Copies of all correspondence with            Legal                       Monthly
                   governments and/or regulatory authorities
                   concerning policy or significant
                   operational issues or in relation to
                   licence or regulatory compliance issues

AWA, KENO,         Monthly Management Reports                   AWA, Jupiters Keno,         Monthly
JUPITERS MACHINE                                                Jupiters Machine Gaming
GAMING

                   P&L performance against budget               AWA, Jupiters Keno,         Monthly
                                                                Jupiters Machine Gaming

                   Any new material commercial arrangements     AWA, Jupiters Keno,         Monthly
                   or contracts, or negotiations concerning     Jupiters Machine Gaming
                   such arrangements or contracts

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

    DIVISION                        REPORT                              BUSINESS              FREQUENCY
    --------                        ------                              --------              ---------
FINANCE            Consolidated monthly reporting package,      Finance                     Monthly
                   including consolidated Chart of Accounts

                   Monthly Profit & Loss and Balance Sheet by   Finance                     Monthly
                   entity

                   Capital expenditure reports                  Finance                     Monthly

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 5

TERMS OF CENTREBET SALE

The Centrebet Sale must occur on terms no less favourable to Jupiters and its Related Entities than those outlined below, except as otherwise agreed in writing by TABCORP, but otherwise on terms acceptable to Jupiters.

PART A - CENTREBET SALE AGREEMENT

1.       STRUCTURE

         (a) Neither Jupiters nor any other Related Entity of Jupiters is to guarantee the sale (other than to the extent that the relevant person is actually disposing of Centrebet Assets to the purchaser).

         (b) If Centrebet Sale Completion does not occur on or before 31 October 2003, the Centrebet Sale Agreement will terminate unless otherwise agreed in writing by Jupiters and the purchaser, and expressly consented to by TABCORP.

2.       ONGOING ARRANGEMENTS

         Any agreement, arrangement or understanding providing for ongoing commercial relationships after completion between the purchaser and Jupiters or any Related Entity of Jupiters in relation to the Centrebet Business are to be on terms no less favourable to Jupiters and its Related Entities than those set out in annexure E.

3.       ASSETS AND LIABILITIES

         (a) The Centrebet Sale will involve the acquisition by the purchaser of all (or substantially all) of the Centrebet Assets and the assumption by the purchaser of all of the Centrebet Liabilities.

         (b) The purchaser is to be liable for all future liabilities of the Centrebet Business.

4.       WARRANTIES

4.1      CONTENT

         (a) The warranties to be given by Jupiters or the relevant Related Entities of Jupiters are the Centrebet Warranties.

         (b) No other warranties are to be given and, to the maximum extent permitted by law, all other warranties and terms implied by law, practice or otherwise are to be excluded.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

4.2      OTHER LIMITATIONS

         The following additional provisions are to apply to the warranties and indemnities given by Jupiters:

         (a) Recoveries from insurance or third parties are to be taken into account in determining the quantum of claims and the purchaser must use reasonable endeavours to pursue insurance recoveries and other third parties.

         (b) The purchaser is to reimburse Jupiters in respect of any amount relating to a claim that is recovered by the purchaser from a third party and in respect of any tax saving by the purchaser or any of its subsidiaries relating to the amount claimed.

         (c) The purchaser is to waive, to the maximum extent permitted by law, any right to claim against Jupiters or any of its Related Entities under Part V of the Trade Practices Act 1974 (Cth) or any other Commonwealth, State or Territory legislation including any similar provisions.

         (d) The purchaser's rights under the warranties and indemnities cannot be assigned or novated.

5.       INDEMNITIES AND CLAIMS

         (a) The purchaser is to indemnify Jupiters and each Related Entity of Jupiters against any liability:

                  (i) directly incurred as a result of the breach by the purchaser of the Centrebet Sale Agreement; or

                  (ii) arising from any claim by any Centrebet Employee who accepts an offer of employment from the purchaser relating to the redundancy of that Centrebet Employee as a result of or in connection with the Centrebet Sale or any restructuring of employment associated with the Centrebet Sale.

         (b) Jupiters or the relevant Related Entity of Jupiters is to indemnify the purchaser against any liability directly incurred as a result of the breach by Jupiters or the Related Entity of Jupiters of the Centrebet Sale Agreement, subject to the constraints on warranty claims under paragraph 4, and this paragraph 5, of Part A of this schedule 5.

         (c)      No other indemnities are to be given.

         (d) The following limits are to apply to the purchaser's ability to make claims against Jupiters or any Related Entity of Jupiters in relation to the Centrebet Sale Agreement (including in relation to the Centrebet Warranties) or the Centrebet Sale:

                  (i) The maximum aggregate liability of Jupiters and its Related Entities for all claims is 50% of the aggregate of the purchase price paid by the purchaser under the Centrebet Sale Agreement (after taking into account any adjustments to that purchase price which have been made in accordance with the Centrebet Sale Agreement) and the purchase price paid by the purchaser under the Centaur Software Assignment and Licence Agreement set out in annexure E (or, in the case of the implementation of the method in paragraph
                           1.3 of schedule 6, under any other document contemplated by the Centrebet Sale Agreement).

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (ii) The time limit for notification of claims is 6 months, and any claim made within that time limit must be either settled or compromised, or legal proceedings to pursue the claim must be commenced, within a further time limit of 6 months after the making of the claim.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

PART B - CENTREBET ASSETS

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ATTACHMENT 1

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ATTACHMENT 2

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

PART C - CENTREBET LIABILITIES

1.       EMPLOYEE ENTITLEMENTS

         All annual leave and loading (if any), sick leave and long service leave of Centrebet Employees as at completion who accept the purchaser's offer of employment.

2.       POSTPAYMENTS

         All outgoings and expenses accrued (but not paid) by Jupiters or Centrebet in connection with the Centrebet Assets and the Centrebet Business in respect of any period up to completion of the Centrebet Sale Agreement where such outgoings and expenses relate to arrangements which will continue to be maintained by the purchaser in respect of the Centrebet Business after completion of the Centrebet Sale Agreement.

3.       CUSTOMER CONTRACTS

         All monies owed to Centrebet customers as a result of deposits by customers under their contract with Centrebet occurring before completion of the Centrebet Sale Agreement.

4.       TAKEN WAGERS

         All monies owed to third parties for winning wagers placed with the Centrebet Business prior to completion decided after completion of the Centrebet Sale Agreement.

5.       PLACED BETS

         All monies owed to third parties for wagers placed with third parties relating to the Centrebet Business prior to completion decided after completion of the Centrebet Sale Agreement.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

PART D - CENTREBET EMPLOYEES

SECTION 1

Age, Ruud
Akhurst, Niki
Archbold, Sarah Rose
Barnes, John William
Beicht, Michael Werner
Bini, Shannon Michael
Bizley, Gareth James
Blackley, Thomas Peel
Blystad, Sigurd Hagemann
Bohling, Dennis Kristoffer
Bray, Kelly
Broughton Wright, Sean Michael
Brown, Atoosa
Bruce, Kevin Peter
Bruce, Lis Maria
Bulhan, Bulhan
Burnnard, Darren James
Butler, Christine
Cananzi, Fabian
Candler, Russell
Christensen, Nick Mikael
Clark, Anthony Terrence
Colquhoun, Brodie
Cooper, Rachael
Corcoran, John Matthew
Cowan, John
Crack, Kim
Crisp, Sheree Anne
Crogan, Sandra Ann
Daffy, Matthew Gerard
Dastidar, Robin Ghosh
Deer, Cameron Warwick
Del Giacco, Adam Vincent
Delaney, Stephen
Eggby, Sarah
Figgis, Elizabeth May
Fish, Terry
Flanagan, Fiona Mary
Fleming, Annette Joan
Foot, Peter John
Forsman, Soren Anders
Foster, James
Fox, Glendon Clyde
Fox, Lisa
Giacomantonio, Marissa Leigh
Gilbert, Scott William
Gottstein, Rebecca Nichole
Goudie, William Dennis
Haigh, Phillip John
Hall, Richard Lachlan
Hammond, Carl
Hansen, Bard Andre
Harbutt, Gregory Warren
Harrison, Lincoln David
Henschke, Craig
Hester, Aaron Joseph
Ho, Rita Hong May
Hunter, Ian Angus
Jackson, William Allan
Jenkins, Katrina Mary
Johnson, Mats Ola
Jorgensen, Darren
Joya, Miguel
Judge, Amanda
Kain, Michael Francis
Keller, Clayton Neville
Kerr, Trevor Roland
Kirk, Leanne
Klingner, Nicholas Albert
Kulesza, T
Larsen, Tue
Lawrence, Donna Patricia
Loughlin, Ian John
Lynch, Robyn Elizabeth
Macie, Wojtek Peter
Masters, Kelly Amanda
Matthews, Stefan Raymond
Mcgrath-Volau, Fiona Therese
Mcintyre, Deborah Louise
Millard, Bronwyn Fay
Miller, Jody
Mure, Jane
Murray, Richard
Nealie, Darren
Nicolai, Scott Gavin
Odgers, Geoffrey Robert
Owen, Gary Leslie
Paterson, Shane Andrews Suranjan
Paterson, Trent David
Payne, Naomi Frances
Peacock, Lloyd
Phan, Tuan Huu
Phillips, Nicholas
Pickett, Damian Brian
Player, Anthony Paul
Raymond, Matthew
Reid, Matthew Alan
Romyn, Kevin Asa
Rowe, Delaney John
Saltzer, Lee Wayne
Saunders, Robert
Savage, Cindy-Lou
Skeie, E
Skelton, Paul Anthony
Smith, Craig Darryl
Terp, Jane

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

Thompson, Debra Marietta
Thompson, Luke
Timoney, Philip Michael
Tsirigos, Ourania
Valpeid, Mark
Virtopeanu, Claudia Doina
Wagner, Tina Marie
Walsh, Leanne Margaret
Ward, Daniel John
Westeng, Hilde
Whittle, Lisa Marie
Williams, Angela Lee
Wilson, Matthew James
Worwood, Mark Leonard

SECTION 2

Bowerman, Melinda
Morgan, Piers
Raeside, Jenny

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

PART E - CENTREBET WARRANTIES

The Centrebet Warranties to be given by Jupiters and its relevant Related Entities (VENDORS) as vendors under the Centrebet Sale Agreement will specifically relate to the Centrebet Assets and, unless they are by necessary implication inconsistent with the context, will not be construed as relating to any fact, matter or circumstance other than insofar as it is related to the Centrebet Assets.

W1       OWNERSHIP OF CENTREBET ASSETS

The Vendors will, at the date of completion under the Centrebet Sale Agreement, be the sole owners of the Centrebet Assets and the Centrebet Assets will, at the date of completion under the Centrebet Sale Agreement, be entirely free from all encumbrances.

W2       INTELLECTUAL PROPERTY RIGHTS

In this section W2, CENTAUR SOFTWARE has the meaning given in the Centaur Software Assignment and Licence Agreement set out in annexure E.

2.1 Centrebet is the registered owner of the trade marks forming part of the Centrebet Assets, Jupiters and Centrebet are the owners of the copyright in the Centaur Software (as referred to in the Centaur Software Assignment and Licence Agreement set out in annexure E) and Centrebet is the owner of the business name registration forming part of the Centrebet Assets.

2.2 To the best of the Vendors' knowledge, the Vendors have not received written notice of any allegation that the operations of the Centrebet Business or the trade marks or business name registrations forming part of the Centrebet Assets, or the Centaur Software, infringes any right in confidential information or other intellectual property right held or alleged by any third party.

2.3 Jupiters and Centrebet may lawfully enter into, and respectively grant the rights conferred under, the Centaur Software Assignment and Licence Agreement set out in annexure E.

2.4 Other than as previously disclosed in writing by the Vendors to the purchaser, no proceeding is pending which involves any of the intellectual property rights forming part of the Centrebet Assets.

2.5 The business name forming part of the Centrebet Assets is registered as a business name in the Northern Territory.

2.6 The historical information regarding the technical performance, availability and reliability of the Centaur Software to be annexed to the Centrebet Sale Agreement is accurate.

W3       LITIGATION

Except as plaintiff in the collection of debts arising in the ordinary course of business, the Vendors are not a plaintiff or defendant in or otherwise a party to any proceedings in connection with the Centrebet Business.

W4       INSOLVENCY

4.1 No order has been made, resolution passed or petition served for the winding up of any of the Vendors or the companies comprising Centrebet
         (UK).

4.2 A receiver, a manager, a receiver and manager or a provisional liquidator has not been appointed in respect of the whole or any part of the undertaking of the Vendors or the companies comprising Centrebet
         (UK).

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

4.3 Neither of the Vendors or the companies comprising Centrebet (UK) has entered into any arrangement, reconstruction or composition with any of their creditors, except for the purpose of a solvent reconstruction or amalgamation.

W5       CENTREBET (UK)

5.1 The companies comprising Centrebet (UK) are both duly incorporated in England and Wales.

5.2 The shares in the companies comprising Centrebet (UK) and forming part of the Centrebet Assets have been properly issued and comprise all the issued share capital of the companies comprising Centrebet (UK), respectively.

W6       EMPLOYEES

6.1      The list of Centrebet Employees:

         (a) contains and sets out opposite the names of each Centrebet Employee the date from which he or she was employed in the Centrebet Business or by Jupiters, whichever is earlier. For the purposes of this warranty 'Centrebet Business' includes the business acquired by Jupiters NT Pty Limited pursuant to an asset acquisition agreement dated 16 July 1998 between, Centrebet Pty Limited, Jupiters NT Pty Limited, Terry Lillis and Alison Veronica Lillis and Jupiters Limited;

         (b) contains each of the Centrebet Employee's long service leave entitlement calculated as if their entitlement accrued upon being employed in the Centrebet Business or by Jupiters, whichever is earlier, for a period of five years and accrued from the commencement of their employment. For the purposes of this warranty, 'Centrebet Business' has the same meaning as in Centrebet Warranty 6.1(a);

         (c) contains a true and correct estimate of each of the Centrebet Employee's accrued sick leave entitlement up to [*] 2003 [*THIS DATE WILL BE AS CLOSE AS POSSIBLE TO THE DATE OF THE CENTREBET SALE AGREEMENT];

         (d) contains a true and correct estimate of each of the Centrebet Employee's accrued holiday pay and loading entitlement up to [*] 2003 [*THIS DATE WILL BE AS CLOSE AS POSSIBLE TO THE DATE OF THE CENTREBET SALE AGREEMENT]; and

         (e) sets forth a true and correct estimate of all benefits actually or contingently accruing to any Centrebet Employee as at [*] 2003 [*THIS DATE WILL BE AS CLOSE AS POSSIBLE TO THE DATE OF THE CENTREBET SALE AGREEMENT].

6.2 The Vendors have made all superannuation contributions for the Centrebet Employees who accept an offer of employment from the purchaser, as required pursuant to any statutory requirement imposing an obligation on the Vendors to make superannuation contributions for them.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

W7       CORPORATE POWER

The Vendors are companies duly incorporated and validly existing under the laws of Australia and have full corporate power and authority to own, operate and conduct the Centrebet Business.

W8       CORPORATE ACTION

8.1 The Vendors have the legal right and power to enter into the Centrebet Sale Agreement and to sell the respective Centrebet Assets owned by them to the purchaser on and subject to the terms of the Centrebet Sale Agreement.

8.2 The execution, delivery and performance of the Centrebet Sale Agreement by the Vendors has been duly and validly authorised by all necessary corporate action on their part.

8.3 The Centrebet Sale Agreement is a valid and binding agreement on the Vendors, enforceable in accordance with its terms, subject to stamping.

8.4 The execution and performance of the Centrebet Sale Agreement by the Vendors and the other transactions contemplated by the Centrebet Sale Agreement does not violate or conflict with or result in a breach of or constitute a default under or result in the imposition of any encumbrance under the provisions of the constitution of each of the Vendors.

W9       FINANCIAL INFORMATION

The directors declaration accompanying Centrebet's Financial Report for the half year ended 31 December 2002 states that:

(a) the Financial Report complies with the Accounting Standards (being the accounting standards referred to in the Financial Report) and the Corporations Regulations 2001 (Cth); and

(b) the Financial Report gives a true and fair view of the financial position as at 31 December 2002 and the performance of Centrebet for the six months then ended.

W10      UK LICENCE

As at the date of the Centrebet Sale Agreement, Jupiters UK Limited holds a bookmaker's permit issued under the Betting, Gaming & Lotteries Act 1963 (UK).

W11      CONDUCT OF CENTREBET BUSINESS

Centrebet will carry on the Centrebet Business until completion under the Centrebet Sale Agreement.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 6

DISTRIBUTION OF VALUE OF CENTREBET BUSINESS

1.       METHODS OF DISTRIBUTION

1.1      CENTREBET DIVIDEND

         (a) As part of the Ordinary Scheme, Jupiters will declare and pay a fully franked special dividend of a pro rata cash amount for each Jupiters Share on issue at the Record Date for the Ordinary Scheme equal in aggregate to the Net Centrebet Proceeds.

         (b) Jupiters will procure that the Jupiters Board declares the Centrebet Dividend after the Effective Date for the Ordinary Scheme and on or before the Record Date for the Ordinary Scheme.

         (c) The record date for the Centrebet Dividend will be the Record Date for the Ordinary Scheme.

         (d) The Centrebet Dividend will be paid and provided to Jupiters Shareholders in accordance with the Ordinary Scheme.

         (e) Jupiters will issue to each Jupiters Shareholder a distribution statement in accordance with section 202-75 of the 1997 Tax Act in relation to the Centrebet Dividend.

         (f) Immediately before the Jupiters Board passes the resolution declaring the Centrebet Dividend, TABCORP will subscribe (or will procure that a Related Entity of TABCORP subscribes) for, and Jupiters will allot and issue to TABCORP or to the relevant Related Entity of TABCORP such number of:

                  (i)      RPS; or

                  (ii) if the parties agree, other equity securities in Jupiters (such securities being equity securities for the purposes of the US Note Deed and not equity interests under the 1997 Tax Act), on terms agreed by the parties, where the total cash subscription amount for those RPS or other equity securities is at least the minimum amount of capital which would be required by Jupiters to enable it to declare and pay the Centrebet Dividend having regard to the terms of the US Note Deed, provided that such amount must not exceed $57 million. TABCORP must pay (or must procure that the relevant Related Entity of TABCORP pays) to Jupiters the cash subscription amount for those RPS or other equity securities referred to in this paragraph 1.1(f) at the time of subscription. TABCORP's obligations under this paragraph 1.1(f) are subject to the Jupiters Shareholders having approved the allotment and issue by Jupiters of the RPS or other equity securities in accordance with and for the purpose of ASX Listing Rule 7.1, or ASX having granted a waiver of that approval requirement, and the Regulatory Approvals referred to in paragraphs 1, 8, 9 and 10 of schedule 1 having been obtained (to the extent required) in relation to the allotment and issue by Jupiters of the RPS or other equity securities.

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (g) TABCORP acknowledges that Jupiters will be entitled, in paying the Centrebet Dividend, to make payments to the maximum extent permissible under section 4.05 of the US Note Deed.

1.2      CASH PAYMENT BY TABCORP

         (a) As part of the Ordinary Scheme, and as a further component of the Ordinary Scheme Consideration, TABCORP will provide, or will procure that TABCORP Acquirer provides, to each Scheme Shareholder a pro rata cash amount in respect of each Scheme Share held at the Record Date for the Ordinary Scheme, calculated on the basis of the amount of the Net Centrebet Proceeds divided by the total number of Jupiters Shares on issue at the Record Date for the Ordinary Scheme.

         (b) The implementation of this method is conditional on the Ordinary Scheme becoming Effective.

         (c) The cash amount will be paid and provided to Scheme Shareholders in accordance with the Ordinary Scheme.

1.3      DISTRIBUTION OF CENTREBET NOTES BY TABCORP

         (a) As part of the Ordinary Scheme, and as a further component of the Ordinary Scheme Consideration, TABCORP Issuer will provide to each Scheme Shareholder one Centrebet Note in respect of each Scheme Share held at the Record Date for the Ordinary Scheme.

         (b) The implementation of this method is conditional on the Ordinary Scheme becoming Effective.

         (c) Where a Scheme Shareholder's address as shown in the Jupiters Share Register at the Record Date for the Ordinary Scheme is in a jurisdiction other than:

                  (i) Australia or its external territories, Hong Kong or the United Kingdom; or

                  (ii) any other jurisdiction where TABCORP is reasonably satisfied that the issue of Centrebet Notes to the Scheme Shareholder is not prohibited, not unduly onerous and not unduly impracticable in that jurisdiction, or to the extent that the Scheme Shareholder holds Scheme Shares on behalf of any person resident in the United States of America (except where TABCORP is reasonably satisfied that the issue of Centrebet Notes to the Scheme Shareholder is not prohibited, not unduly onerous and not unduly impracticable in that jurisdiction), the number of Centrebet Notes to which the Scheme Shareholder would otherwise be entitled under the Ordinary Scheme will be issued to a nominee of TABCORP approved by Jupiters who will hold those Centrebet Notes until redemption and distribute any payments made on the Centrebet Notes promptly to that Scheme Shareholder in full satisfaction of that Scheme Shareholder's rights in relation to Centrebet Notes under the Ordinary Scheme.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

2.       OTHER MATTERS

2.1      DEFINITIONS

         In this schedule 6:

         ACCOUNTING PRINCIPLES means:

         (a) Australian accounting standards approved under the Corporations Act from time to time; and

         (b) to the extent any matter is not covered by those standards, generally accepted accounting principles applied from time to time in Australia,

         in each case consistent with the approach adopted in the audited financial statements of Jupiters and its Related Entities as at 30 June 2003.

         CENTREBET NOTE means the unsecured note to be issued, in the case of implementation of the method in paragraph 1.3 of this schedule 6, by TABCORP Issuer under the Centrebet Note Deed providing for a potential cash payment to holders, the key terms of which are set out in schedule 8.

         CENTREBET NOTE DEED means the Trust Deed to be executed between TABCORP, TABCORP Issuer and a trustee satisfying the requirements of section 283AC of the Corporations Act.

         EXPERT ACCOUNTANT means PricewaterhouseCoopers Securities Ltd, acting through a Sydney or Melbourne-based partner of PricewaterhouseCoopers, or such other person as Jupiters and TABCORP agree will be responsible for determinations in accordance with paragraph 2.2 of this schedule 6.

         NET CENTREBET PROCEEDS means, in relation to a Centrebet Sale Agreement, an amount (calculated in accordance with paragraph 2.2 of this schedule 6 in the case of implementation of either of the methods in paragraphs 1.1 and 1.2 of this schedule 6, or in accordance with the Centrebet Note Deed in the case of implementation of the method in paragraph 1.3 of this schedule 6) equal to the aggregate of:

         (a) the cash amounts received by Jupiters and its relevant Related Entities in respect of the purchase price under the Centrebet Sale Agreement, after taking into account any adjustments to the purchase price which have been made in accordance with the Centrebet Sale Agreement, and the cash amounts received by Jupiters and its relevant Related Entities in respect of the purchase price under the Centaur Software Assignment and Licence Agreement set out in annexure E; plus

         (b) the amount adjusted in favour of the purchaser under the Centrebet Sale Agreement on account of monies owed to Centrebet customers as a result of deposits by customers under their contract with Centrebet occurring before completion under the Centrebet Sale Agreement; plus

         (c) the amount adjusted in favour of the purchaser under the Centrebet Sale Agreement on account of monies placed by Centrebet customers for wagers with the Centrebet Business prior to completion under the Centrebet Sale Agreement, where those wagers are decided after completion under the Centrebet Sale Agreement, after subtracting the amount adjusted under the Centrebet Sale Agreement on account of monies owed to third parties for wagers placed with third parties relating to the Centrebet Business prior to completion under the

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  Centrebet Sale Agreement, where those wagers are decided after completion under the Centrebet Sale Agreement; plus

         (d) an amount equal to the net profit after tax that is attributable to the Centrebet Business from 1 July 2003 to the date of completion under the Centrebet Sale Agreement; less

         (e) the amount of cash (if any) forming part of the Centrebet Assets, or remaining with Centrebet in the case of a sale of Centrebet to the purchaser (except in the latter case to the extent that such cash is attributable to customer deposits or wagers referred to in paragraphs (b) and (c) above); less

         (f) the aggregate amount of all costs and taxes, levies, duties and charges (including income tax, capital gains tax and stamp duty) incurred or payable by, or which will be charged back to, Jupiters or any of its Related Entities (as they exist immediately prior to the Effective Date for the Ordinary Scheme) under or in connection with the Centrebet Sale Agreement or in connection with any restructuring of the Centrebet Assets or the Centrebet Liabilities prior to, or subsequent to, the entry into the Centrebet Sale Agreement, including:

                  (i) the costs of financial, accounting and legal advisers;

                  (ii) the costs arising from any payment to, or any claim by, any Centrebet Employee who is not offered, or does not accept an offer of, employment by the purchaser relating to the redundancy of that Centrebet Employee as a result of or in connection with the Centrebet Sale;

                  (iii) in the case of implementation of either of the methods in paragraphs 1.1 and 1.2 of this schedule 6, the costs referred to in paragraph 2.2(b)(vi) of this schedule 6; and

                  (iv)     an amount equal to the aggregate of:

                           (A) the costs incurred by Jupiters or any of its Related Entities in relation to the termination of; and

                           (B) the net present value (applying a discount rate of 8%) of the additional costs which are reasonably likely to be incurred after completion under the Centrebet Sale Agreement by Jupiters or any of its Related Entities under, or in relation to the termination of, any contract, arrangement or understanding forming part of the Centrebet Assets which is not assigned or novated to the purchaser under the Centrebet Sale Agreement (except in the case of a sale of Centrebet to the purchaser where assignment or novation to the purchaser is not required as a result of Centrebet being the relevant party to that contract, arrangement or understanding); less

         (g)      $500,000; less

         (h) in the case of a Centrebet Sale Agreement which Completes after 31 October 2003 (whether entered into before, on or after that date):

                  (i)      $10 million; and

                  (ii) 12% of the amount by which the amount calculated in accordance with paragraphs (a) to (g) above exceeds $30 million.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

2.2      CALCULATION OF NET CENTREBET PROCEEDS

         (a) (PREPARATION OF CALCULATION) Jupiters must procure the preparation, and delivery to TABCORP, of a written calculation of the amount of the Net Centrebet Proceeds, as soon as practicable after the Centrebet Sale Completion. The written calculation must be certified in writing as true and correct by the managing director and chief financial officer of Jupiters. The written calculation must be prepared, to the extent relevant, in accordance with the Accounting Principles.

         (b)      (DISPUTE BY TABCORP)

                  (i) Unless within 3 Business Days of the date of delivery of the written calculation under paragraph 2.2(a) of this schedule 6, TABCORP gives notice in writing (a DISPUTE NOTICE) to Jupiters that it does not agree that the written calculation has been prepared in accordance with this paragraph 2.2, TABCORP will be deemed to agree to the correctness of that written calculation for the purposes of this paragraph 2.2 and the written calculation will be final and binding on Jupiters, TABCORP and the Jupiters Shareholders.

                  (ii) If TABCORP gives a Dispute Notice, then TABCORP and Jupiters must use their best endeavours to reach agreement as to the matter or matters in dispute within 5 Business Days after the service of that Dispute Notice.

                  (iii) If no agreement is reached as to the matter or matters in dispute within 5 Business Days of the service of a Dispute Notice, such matter or matters must be referred to the Expert Accountant for determination. The Expert Accountant will act as an expert and not as an arbitrator. The Expert Accountant must be instructed to notify its determination to TABCORP and Jupiters as soon as practicable following the Expert Accountant's appointment, by means of a written determination which will be final and binding on Jupiters, TABCORP and the Jupiters Shareholders.

                  (iv) The Expert Accountant will have the right to request any information from Jupiters and TABCORP relevant to any determination it may be required to make. If any matter is referred to the Expert Accountant, Jupiters and TABCORP must use their best endeavours to cooperate with the Expert Accountant in resolving the matter or matters the subject of the Dispute Notice and for that purpose must provide all such information and documentation as the Expert Accountant may reasonably require. Each of Jupiters and TABCORP will be entitled to submit written representations to the Expert Accountant in connection with the matter or matters the subject of the Dispute Notice.

                  (v) Promptly after the determination of the matter or matters the subject of the Dispute Notice, Jupiters must procure the preparation of such adjustments (if any) to the written calculation of the amount of the Net Centrebet Proceeds as may be required by such determination. Upon such adjustments being prepared, the revised written calculation will be delivered to TABCORP, and will be final and binding on Jupiters, TABCORP and the Jupiters Shareholders. In giving its determination as to the matter or matters the subject of a Dispute Notice, the Expert Accountant must state what adjustments (if any) are to be made to the written calculation of the amount of the Net Centrebet Proceeds.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

                  (vi) If the determination of the Expert Accountant requires that any adjustments that are, in aggregate, of an amount of $1 million or more are to be made to the written calculation of the amount of the Net Centrebet Proceeds, the costs of the Expert Accountant will be accounted for as a deduction from the calculation of the Net Centrebet Proceeds in accordance with paragraph (f)(iii) of that definition in paragraph 2.1 of this schedule 6. Otherwise, TABCORP must pay the costs of the Expert Accountant.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 7

APPLICATION AND AMENDMENT OF RPS TERMS

In this schedule 7, unless the context requires otherwise, all references to clauses are to clauses of the RPS Terms, and all capitalised terms have the meanings (if any) given to them in the RPS Terms, and otherwise have the meanings given in this Agreement.

The RPS Terms have been amended in accordance with the Attachment to this schedule 7 and will be applied in accordance with the terms of this schedule 7 (including the Attachment to it).

CONTROL EVENT

1. Upon Jupiters releasing to ASX the report of the Independent Expert proposed to be included in the Scheme Booklet in relation to the Ordinary Scheme, a Control Event (and thus a Trigger Event) will occur if the report contains an opinion that the Ordinary Scheme is in the best interests of holders of Ordinary Shares and is fair and reasonable.

2. For the purposes of clause 6.9 and the definition of the Repurchase Amount, the date of announcement of the Ordinary Scheme (being the relevant scheme of arrangement for the purposes of the definition of Control Event in the RPS Terms) is 5 March 2003.

3. In the case of a Control Event and for the purposes of clause 6.9 and the definition of Repurchase Amount:

         (a) The Offer Price includes the value of the Ordinary Scheme Consideration, the Special Dividend (if any) and the Centrebet Dividend (if any) (taking into account that some of the foregoing components are alternatives to other components).

         (b) The non-cash components of the Offer Price are to be valued by an independent expert as at or after 5 March 2003. Once the Independent Expert has determined the Offer Price, the Offer Price will be finally determined. For instance, the Offer Price will not change merely because:

                  (i) the Tax Ruling Event or Centrebet Tax Ruling Event occurs or does not occur;

                  (ii) there is a change in the underlying value of the TABCORP Shares or the Centrebet Business;

                  (iii) the Net Centrebet Proceeds are finally determined (including in such a way as to be different from the amount assessed by the Independent Expert); or

                  (iv) the precise method by which the Net Centrebet Proceeds are to be distributed to Jupiters Shareholders is determined.

         (c) The Repurchase Amount in relation to conversions pursuant to the Control Event Trigger Event cannot be less than $100.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

OTHER TRIGGER EVENTS

4. A Trigger Event does not occur if Ordinary Shares or Jupiters RPS cease quotation on the stock market conducted by ASX unless those Ordinary Shares or Jupiters RPS are first suspended from trading on that stock market for more than 20 consecutive Business Days.

CONVERSION MINIMUM

5. Following the Implementation Date for the Ordinary Scheme, the combination of the final dividend to be paid by Jupiters (if any) as contemplated by clause 7.6 of this Agreement, the Special Dividend (if any) and the Centrebet Dividend (if any) may result in an adjustment to the Conversion Minimum under clause 6.7 in circumstances where the VWAP before a particular Conversion Date already incorporates some value in recognition of one or more of those dividends (for instance, because the value for VWAP is that determined with reference to a period before and up to the date on which the Jupiters RPS ceased trading. In those circumstances, the Jupiters Board may make an appropriate adjustment to the Conversion Minimum pursuant to clause 6.10 or VWAP pursuant to clause 16.2.

DIVIDENDS

6. On the Conversion Date in respect of a Jupiters RPS which is the subject of a Conversion Notice pursuant to a Trigger Event, a dividend is to be paid by Jupiters in respect of that Jupiters RPS which is the subject of the Conversion Notice. (No dividend is payable by Jupiters on other Jupiters RPS on such a Conversion Date, other than a Jupiters RPS which is also the subject of a Trigger Event Conversion Notice if the Conversion Date for that other Jupiters RPS is the same.) To the extent that any dividend is paid by Jupiters on that Jupiters RPS on such a Conversion Date:

         (a) that dividend will equal the Outstanding Dividend which arises on the Conversion Date, being (on the basis that dividend entitlements have been paid in full on all previous Dividend Payment Dates) the dividend accrued from (and including) the Dividend Payment Date immediately preceding the Conversion Date to (but excluding) the Conversion Date; and

         (b) the next dividend payable by Jupiters on such Jupiters RPS (on the following Dividend Payment Date) will be determined under clause 2.1, with 'D' being the number of days from (and including) the Conversion Date (ie the immediately prior Dividend Payment Date in respect of that Jupiters RPS) to (but excluding) that following Dividend Payment Date.

7. In respect of Jupiters RPS which are the subject of a Conversion Notice pursuant to a Special Conversion Right, no dividends are payable on the Conversion Date for such Jupiters RPS.

TRANSFERS

8. A transferee of a Jupiters RPS is bound by decisions of previous owners of the Jupiters RPS in relation to that Jupiters RPS. A transferor of a Jupiters RPS does not retain any entitlements in respect of a transferred Jupiters RPS (except in circumstances where the transferor was the registered owner at the record date for the relevant entitlements).

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ATTACHMENT

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 8

TERMS OF CENTREBET NOTE

The proposed terms of schedules 1 and 3 to the Centrebet Note Deed (as defined in paragraph 2.1 of schedule 6) are set out in this schedule 8.

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SCHEDULE 1 TO THE PROPOSED CENTREBET NOTE DEED

CONDITIONS OF THE NOTES

1.       GENERAL

1.1      STATUS OF NOTES

         The Notes constitute direct and unsecured debt obligations of the Issuer, guaranteed by the Guarantor, and rank equally in all respects (including as to payment) amongst themselves.

1.2      TERMS OF ISSUE

         The Notes are:

         (a)      redeemable in accordance with Condition 2; and

         (b)      created under and subject to the Terms of Issue.

         Each Noteholder is entitled to the benefit of, and is bound by, the Terms of Issue.

1.3      DEALINGS

         (a)      Each of the Notes is transferable in accordance with Condition
                  8.

         (b) Notwithstanding anything else in the Terms of Issue, neither the Issuer nor the Guarantor is under any obligation to seek quotation of any or all of the Notes on any stock exchange or otherwise create or facilitate a market for the Notes.

1.4      ENFORCEMENT

         The obligations of the Issuer in respect of each Note constitute separate and independent obligations which the Note Trustee and, subject to the Terms of Issue, the Noteholder to which those obligations are owed are each entitled to enforce independently from each other Noteholder (and any predecessor in title of a Noteholder).

1.5      TITLE

         (a) Subject to the Terms of Issue, the person whose name appears in the Register as the holder of a Note will be treated by the Issuer, the Guarantor and the Note Trustee as, and the Issuer, the Guarantor and the Note Trustee will be entitled to recognise that person as, the absolute owner of that Note.

         (b) The Issuer will not be obliged to enter on the Register notice of any trust, Encumbrance or other interest whatsoever in respect of any Note and the Issuer, the Guarantor and the Note Trustee will not be bound or affected by any trust affecting the ownership of any Note, unless ordered by a court or required by statute.

1.6      STATUS OF GUARANTEE

         The obligations of the Guarantor in respect of its guarantee under clause 5 of this deed constitute direct and unsecured obligations of the Guarantor.

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2.       REDEMPTION

2.1      CONDITIONS PRECEDENT

         The Notes will only be redeemable if each of the Redemption Conditions is satisfied. If either or both of the Redemption Conditions are not satisfied:

         (a)      no obligation to pay the Redemption Amount will arise; and

         (b) the Notes will automatically lapse on the End Date and will not be redeemable.

2.2      REDEMPTION

         If each of the Redemption Conditions is satisfied, the Issuer will, in accordance with the Terms of Issue, redeem the Notes by paying to each Noteholder, on the Payment Date and in accordance with Condition 3, the Redemption Amount in respect of each Note held by the Noteholder as at 5.00pm on the Record Date.

2.3      NOTIFICATION OF AMOUNTS

         The Issuer will make, or cause to be made, an announcement to Australian Stock Exchange Limited specifying the amount of the Net Sale Proceeds, and the Redemption Amount in respect of each Note, as soon as practicable (and in any event not later than three Business Days) after the date of final determination of the amount of the Net Sale Proceeds in accordance with schedule 3.

2.4      CANCELLATION OF NOTES

         All Notes redeemed under Condition 2.2 or lapsing under Condition 2.1 will, upon such redemption or lapse, be cancelled and may not be reissued.

3.       PAYMENTS

3.1      RECORD DATE

         The payment of the Redemption Amount in respect of each Note will be made to the person whose name is entered in the Register as the Noteholder in respect of that Note as at 5.00pm on the Record Date.

3.2      METHOD OF PAYMENT

         Subject to Condition 6.4, any amount (including the Redemption Amount) payable under or in respect of a Note must be paid in Australian dollars only:

         (a) by payment of cheque marked `not negotiable' and sent through the post to the address of the Noteholder in the Register, or, where the Note is held by joint Noteholders, to the address of the Noteholder whose name stands first in the Register in respect of the Note; or

         (b) by deposit to any account with any ADI (as that expression is defined in the Banking Act 1959 (Cth)) in Australia as the Noteholder (or, where the Note is held by joint Noteholders, the Noteholder whose name stands first in the Register), by written notice to the Issuer, may direct; or

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         (c)      by any other method of transferring money approved by the
                  Issuer Board and the Note Trustee from time to time.

         Every cheque referred to in clause 3.2(a) will be sent at the risk of the person entitled to the money represented by the cheque. Payment will be deemed to have been made when the cheque is posted, the deposit is made or the transfer is effected (as the case may be) in accordance with this clause 3.2.

3.3      PAYMENT CONSTITUTES RELEASE

         Any payment made by the Issuer or the Note Trustee for the account of a person whose name is, on the Record Date, entered in the Register as the holder of a Note constitutes for all purposes an absolute and unconditional release and discharge of the Issuer, the Guarantor and the Note Trustee, to the extent of such payment, of all obligations and indebtedness in respect of the Note under or in respect of which the payment was made.

3.4      TIME LIMIT FOR CLAIMS

         A claim against the Issuer for a payment under or in respect of a Note is void unless made within five years of the due date for that payment.

3.5      GROSSING UP

         All payments under or in respect of a Note will be made free and clear of, and without withholding or deduction for, any Taxes, unless such withholding or deduction is required by law. In that event, the Issuer will:

         (a)      make the withholding or deduction;

         (b) pay in accordance with the relevant law the full amount withheld or deducted; and

         (c) have no obligation to pay to the relevant Noteholder any additional amounts for or in respect of that withholding or deduction.

4.       RIGHTS ATTACHING TO NOTES

4.1      NO VOTING RIGHTS

         The Notes do not carry any right, and Noteholders in that capacity will not have any right, to vote at any general meeting of the Issuer or of the Guarantor.

4.2      NO PARTICIPATION RIGHTS

         The Notes carry no right for any Noteholder in that capacity to participate in any offering or issue of securities by the Issuer or the Guarantor, and each of the Issuer and the Guarantor reserve the right at all times to offer or issue securities to any person in any manner.

5.       NOTE CERTIFICATES

5.1      ISSUE OF NOTE CERTIFICATES

         (a) Subject to the Terms of Issue, each Noteholder will be entitled to one Note Certificate for the Notes in respect of which the Noteholder is registered as the holder.

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         (b)      No Noteholder may waive their entitlement to a Note
                  Certificate.

         (c) If the Corporations Act includes a provision applicable to the Issuer to the effect that no Note Certificate or other document is required to be completed and delivered by the Issuer in relation to the allotment or issue of a Note, then no entitlement under Condition 5.1(a) will arise.

5.2      DEFACED NOTE CERTIFICATES

         Subject to the Terms of Issue, if any Note Certificate becomes defaced then, on production and delivery of that Note Certificate to the Issuer together with any other evidence as the Issuer may require, the Issuer will, subject to the Terms of Issue, cancel that Note Certificate and issue a new Note Certificate in its place.

5.3      LOST OR DESTROYED NOTE CERTIFICATES

         Subject to the Corporations Act and the Terms of Issue, if any Note Certificate is lost or destroyed then the Issuer will issue a duplicate Note Certificate in its place on application in writing by the Noteholder accompanied by:

         (a) a statutory declaration or any other evidence that the Issuer may require that the Note Certificate has been lost or destroyed and has not been pledged, mortgaged, charged, sold or otherwise disposed of and, if lost, that proper searches for that Note Certificate have been made;

         (b) an undertaking in writing that if the original Note Certificate is found or received by the Noteholder, it will be returned promptly to the Issuer;

         (c) payment to the Issuer of such out-of-pocket expenses of the Issuer as the Issuer Board deems adequate for attending to the application; and

         (d) any other matter or thing which the Issuer reasonably requires.

5.4      STAMP DUTY

         Any stamp, transaction or registration tax or duty payable on a new Note Certificate issued under Condition 5.2 or 5.3 must be paid by the Noteholder.

5.5      CANCELLATION OF NOTE CERTIFICATE

         The ranking of a Note will in no way be affected by the cancellation of the Note Certificate in respect of that Note.

5.6      NOTE CERTIFICATE NOT EVIDENCE OF TITLE

         A Note Certificate is not evidence of title or ownership of any Notes. Condition 1.5 applies to the Notes.

6.       JOINT NOTEHOLDERS

6.1      NATURE OF INTEREST

         Where two or more persons are registered as the holders of any Notes, they are considered to hold the Notes as joint tenants with benefits of survivorship, subject to the terms of this Condition 6.

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6.2      LIMIT ON NUMBER OF JOINT NOTEHOLDERS

         Subject to Condition 8.4, the Issuer is not bound to register more than three persons as the holders of any Note.

6.3      LIABILITY FOR PAYMENTS

         The joint Noteholders in respect of any Note are liable severally as well as jointly in respect of all payments which ought to be made by the joint Noteholders in respect of the Note.

6.4      PAYMENT TO JOINT NOTEHOLDERS

         Any one of the joint Noteholders in respect of a Note may give a receipt for any amount (including the Redemption Amount) payable to the joint Noteholders, and the payment of any such amount to any one of the joint Noteholders will be an effective discharge by the Issuer of its obligations in relation to that Note.

6.5      DEATH OF JOINT NOTEHOLDER

         On the death of any one of the joint Noteholders in respect of any Note, the remaining joint Noteholders will be the only persons recognised by the Issuer as having any title to the Note, but the Issuer Board may require evidence of death and the estate of the deceased joint Noteholder is not released from any liability in respect of the Note.

6.6      NOTICES AND NOTE CERTIFICATES

         Only the person whose name stands first in the Register as one of the joint Noteholders in respect of any Note is entitled, subject to the Terms of Issue, to delivery of a Note Certificate relating to the Note or to receive notices from the Issuer, and any notice given to that person is considered notice to all the joint Noteholders.

6.7      JOINT ACTION BY JOINT NOTEHOLDERS

         Subject to the Terms of Issue, all of the joint Noteholders in respect of any Note must join in:

         (a)      any transfer of the relevant Note; or

         (b) any application for the replacement of a Note Certificate which has been lost or destroyed.

7.       NON-RESIDENT NOTEHOLDERS

         Where Notes are held by, or on behalf of, a person resident outside the Commonwealth of Australia, then, despite anything to the contrary contained in or implied by the Terms of Issue, it is a condition precedent to any right of the Noteholder:

         (a) to receive payment of the Redemption Amount for each of those Notes; and

         (b) to receive payment of any other amount under or in respect of those Notes,

         that all necessary Authorisations are obtained or made, and all other applicable regulatory requirements are satisfied, at the cost of the Noteholder.

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8.       TRANSFER OF NOTES

8.1      METHOD OF TRANSFER

         (a) A transfer of any Notes may be effected by a written transfer in the usual or common form or in any form the Issuer Board may prescribe or in a particular case accept, properly stamped (if necessary), being delivered to the Issuer.

         (b)      A written transfer:

                  (i)      may comprise two or more documents;

                  (ii) subject to the Corporations Act, must be executed by the transferor and the transferee; and

                  (iii) must also be endorsed or accompanied by an instrument executed by the transferee to the effect that the transferee agrees to accept the Notes subject to the terms and conditions on which the transferor held them, to become a Noteholder and to be bound by the Terms of Issue. Such instrument must be in any form the Issuer Board may prescribe or in a particular case accept.

         (c) Every transfer must be left for registration at the place where the Register is maintained or any other place the Issuer Board determines. Unless the Issuer Board otherwise determines either generally or in a particular case, the transfer is to be accompanied by the Note Certificate (if any) for the Notes to be transferred. In addition, the transfer is to be accompanied by any other evidence which the Issuer Board may require to prove the title of the transferor, the transferor's right to transfer the Notes, execution of the transfer or compliance with the provisions of any law relating to stamp duty.

8.2      TRANSFER OF TITLE

         The transferor of a Note is considered to remain the holder of the Note transferred until the name of the transferee is entered in the Register in respect of the Note. Upon registration the transferee will have all the rights and obligations of the transferor, and all of the rights and obligations of a Noteholder under the Terms of Issue. A transfer of Notes does not pass the right to any amount payable or any other rights on the Notes until such registration.

8.3      REFUSAL TO REGISTER

         (a)      The Issuer Board may refuse to register any transfer of Notes:

                  (i) where the transfer is not in accordance with Condition 8.1; or

                  (ii)     on which the Issuer has a lien.

         (b) The decision of the Issuer Board relating to the registration of a transfer is absolute. Failure to give notice of refusal to register any transfer as may be required under the Corporations Act does not invalidate the decision of the Issuer Board.

8.4      LIMIT ON NUMBER OF TRANSFEREES

         No transfer of a Note may be made to more than three transferees jointly unless the transferees are the personal representatives of a deceased Noteholder who is the transferor of the Note.

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8.5      CHARGES FOR TRANSFER

         Transfers of Notes will be registered without charge by the Issuer to the transferor or the transferee.

8.6      STATUS OF DOCUMENTS

         (a) Subject to Condition 8.1(c), on each application to register the transfer of any Notes or to register any person as the holder in respect of any Notes transmitted to that person by operation of law or otherwise, the Note Certificate (if any) specifying the Notes in respect of which registration is required must be delivered to the Issuer for cancellation and on registration the Note Certificate is considered to have been cancelled.

         (b) Each transfer which is registered may be retained by the Issuer for any period determined by the Issuer Board, after which the Issuer may destroy it. Any transfer which is not registered will (except in the case of fraud or suspected fraud) be returned on demand to the person depositing the transfer.

9.       TRANSMISSION ON DEATH OR BY LAW

9.1      TRANSMISSION ON DEATH

         The personal representative of a deceased Noteholder (which Noteholder is not a joint Noteholder) is the only person recognised by the Issuer as having any title to Notes registered in the name of the deceased Noteholder. Subject to compliance by the transferee with the Terms of Issue, the Issuer Board may register any transfer signed by a Noteholder prior to the Noteholder's death, despite the Issuer having notice of the Noteholder's death.

9.2      TRANSMISSION BY OPERATION OF LAW

         A person (a TRANSMITTEE) who establishes to the satisfaction of the Issuer Board that the right to any Notes has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the Notes or may (subject to the provisions of the Terms of Issue relating to transfers) transfer the Notes. The Issuer Board has the same right to refuse to register the transmittee under Condition 8.3(a) as if the transmittee was the transferee named in a transfer presented for registration (provided that the transmittee will not be required to comply with Conditions 8.1(a) or (b)(i) or (ii)).

10.      INDEMNITY TO THE ISSUER

10.1     LIABILITY OF THE ISSUER

         Condition 10.2 applies if any law imposes or purports to impose any immediate or future or possible liability on the Issuer to make any payment, or empowers any Governmental Agency to require the Issuer to make any payment, in respect of any Notes held either jointly or solely by any Noteholder, or in respect of any transfer of those Notes, or in respect of any money due or payable or accruing due or which may become due or payable to the Noteholder by the Issuer under or in respect of any Notes or for or on account or in respect of any Noteholder, whether because of:

         (a)      the death of the Noteholder;

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         (b)      the non-payment of any income Tax or other Tax by the
                  Noteholder;

         (c) the non-payment of any estate, probate, succession, death, stamp or other duty by the Noteholder or a personal representative of that Noteholder or by or out of the Noteholder's estate; or

         (d) any other act or thing in relation to a Note or the Noteholder.

10.2     INDEMNITY

         In each case referred to in Condition 10.1:

         (a) the Issuer is to be fully indemnified, as a continuing indemnity, against all liability by the Noteholder or the Noteholder's personal representative and by any person who becomes registered as the holder of the Notes on the distribution of the deceased Noteholder's estate;

         (b) the Issuer has a lien or charge on the Notes for all money paid by the Issuer in respect of the Notes under or because of any law;

         (c) the Issuer has a lien on all money payable under or in respect of the Notes registered in the Register as held either jointly or solely by the Noteholder for all money paid or payable by the Issuer in respect of the Notes under or in consequence of any law, together with interest at a rate the Issuer Board may determine from the date of payment by the Issuer to the date of repayment by the Noteholder, the Noteholder's personal representative or any person who becomes registered as the holder of the Notes on the distribution of the deceased Noteholder's estate, and may deduct from or set off against any money payable any money paid or payable by the Issuer together with interest;

         (d) the Issuer may recover as a debt due from the Noteholder or the Noteholder's personal representative, or any person who becomes registered as the holder of the Notes on the distribution of the deceased Noteholder's estate, any money paid by the Issuer under or in consequence of any law which exceeds any money then due or payable by the Issuer to the Noteholder, together with interest at a rate the Issuer Board may determine from the date of payment to the date of repayment; and

         (e) the Issuer may, if any money is paid or payable by the Issuer under any law, refuse to register a transfer of any Notes by the Noteholder or the Noteholder's personal representative until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any money then due or payable by the Issuer to the Noteholder, until the excess is paid to the Issuer.

10.3     REMEDIES CUMULATIVE

         Nothing in Conditions 10.1 and 10.2 affects any right or remedy which any law confers on the Issuer and any right or remedy is enforceable by the Issuer whether against the Noteholder or the Noteholder's personal representative.

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11.      NOTICES

11.1     NOTICES TO NOTEHOLDERS

         Any notice, demand, consent or other communication (a NOTICE) given or made under the Terms of Issue by the Issuer, the Guarantor or the Note Trustee to a Noteholder is valid if delivered by prepaid ordinary post (airmail if posted to a place outside Australia) or by hand to the address of the Noteholder specified in the Register (or, in the case of joint Noteholders, to the address of the Noteholders whose name stands first in the Register). If the Notice is signed, the signature may be original or printed.

11.2     NOTICES TO ISSUER, GUARANTOR OR NOTE TRUSTEE

         Any Notice from a Noteholder to the Issuer, the Guarantor or the Note
         Trustee:

         (a) must be in writing and signed by a person duly authorised by the Noteholder;

         (b) must be delivered to the intended recipient by prepaid ordinary post (airmail if posted from a place outside Australia) or by hand or fax to the address below or the address last notified by the intended recipient:

                  (i)      to the Issuer or to the    5 Bowen Crescent
                           Guarantor:                 Melbourne Victoria 3000

                                                      Attention: The Company
                                                      Secretary

                                                      Fax No: (03) [*]

                  (ii)     to the Note Trustee:       [*]
                                                      Attention: [*]

                                                      Fax No: [*].

11.3     DELIVERY

         A Notice will be taken to be duly given or made:

         (a)      in the case of delivery in person, when delivered; and

         (b) in the case of delivery by post, two Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country).

11.4     NOTICE TO TRANSFEROR BINDS TRANSFEREE

         Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any Notes is bound by every Notice which, prior to the person's name and address being entered in the Register in respect of the Notes, was properly given to the person from whom the person derived title to those Notes.

11.5     SERVICE ON DECEASED NOTEHOLDERS

         A Notice delivered in accordance with this Condition 11 is (despite the fact that the Noteholder is then dead and whether or not the Issuer has notice of the Noteholder's death) considered to have been properly delivered in respect of any Notes, whether held solely or jointly with other persons by the Noteholder, until some other person or persons (including the surviving joint Noteholders) is or

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         are registered in the Noteholder's place as the Noteholder or joint
         Noteholders. The delivery is sufficient delivery of the Notice on the Noteholder's personal representative and any persons jointly interested with the Noteholder in the Notes.

12.      GOVERNING LAW AND JURISDICTION

12.1     GOVERNING LAW

         The Notes are governed by the laws of Victoria, Australia.

12.2     JURISDICTION

         The Issuer and each Noteholder submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria, Australia in connection with matters concerning the Notes. The Issuer and each Noteholder waives any right they have to an action being brought in those courts, or to claim that the action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

13.      DEFINITIONS AND INTERPRETATION

13.1     DEFINITIONS

         In this schedule 1, the following definitions apply unless the context requires otherwise.

         AUTHORISATION means:

         (a) any consent, authorisation, registration, filing, lodgement, permit, franchise, agreement, notarisation, certificate, permission, licence, approval, direction, declaration, authority or exemption from, by or with a Governmental Agency; or

         (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervened or acted in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

         BUSINESS DAY means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Melbourne, Australia.

         CORPORATIONS ACT means the Corporations Act 2001 (Cth).

         ENCUMBRANCE means any mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security agreement or security arrangement or any other arrangement having the same effect as any of the foregoing, of whatever nature, other than liens arising by operation of law.

         END DATE means 30 September 2004.

         GOVERNMENTAL AGENCY means a government or a governmental, semi-governmental or judicial entity or authority. It includes a self-regulatory organisation established under statute or any stock exchange.

         GUARANTOR means TABCORP Holdings Limited (ABN 66 063 780 709).

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         ISSUER means [*TABCORP ISSUER] (ABN [*]).

         ISSUER BOARD means the board of directors of the Issuer from time to time.

         JUPITERS means Jupiters Limited (ABN 78 010 741 045).

         NET SALE PROCEEDS has the meaning given in schedule 3.

         NOTE means an unsecured note issued by the Issuer on the Terms of Issue and having no fixed maturity date and for the time being outstanding, and a reference to a Note that is outstanding as at a particular date means a Note that has not been redeemed, or otherwise cancelled, prior to that date.

         NOTE CERTIFICATE means a certificate issued by the Issuer in accordance with Condition 5.

         NOTE TRUSTEE means [*] (ABN [*]) or any replacement appointed under the Terms of Issue.

         NOTEHOLDER means, in relation to a Note, the person whose name is entered in the Register as the holder of that Note from time to time.

         PAYMENT DATE means the date which is 5 Business Days after the Record Date.

         RECORD DATE means the date which is 10 Business Days after the date of final determination of the amount of the Net Sale Proceeds in accordance with schedule 3.

         REDEMPTION AMOUNT means, in relation to each Note, the amount calculated as follows:

                  R = P / N

                  where:

                  R        is the Redemption Amount;

                  P        is the amount of the Net Sale Proceeds; and

                  N is the total number of fully paid ordinary shares in Jupiters on issue at the record date for implementation of the Ordinary Scheme.

         REDEMPTION CONDITIONS means each of:

         (a) Jupiters and its relevant Related Bodies Corporate entering into a Sale Agreement on or before the Sale Deadline; and

         (b)      the Sale Completion occurring on or before the End Date.

         REGISTER means the register of persons who hold Notes required to be established and maintained by the Issuer in accordance with this deed and the Corporations Act.

         RELATED BODY CORPORATE means, in relation to a body corporate, a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Act.

         SALE AGREEMENT has the meaning given in schedule 3.

         SALE COMPLETION has the meaning given in schedule 3.

         SALE DEADLINE means 30 June 2004.

         TAX means any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount. It includes GST.

         TERMS OF ISSUE means the terms of issue of the Notes, as set out in this deed (including this schedule 1 and schedules 2 and 3).

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MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

13.2     INTERPRETATION

         In this schedule 1, headings are for convenience only and do not affect interpretation, and the following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

         (e) A reference to a Condition is to a condition of this schedule 1, as amended, varied, supplemented, novated or replaced.

         (f) A reference to an agreement or document is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by that agreement or document.

         (g) A reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns.

         (h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

         (i)      A reference to $ is to the lawful currency of Australia.

         (j) Words and phrases not specifically defined in this schedule 1 have the same meanings (if any) given to them in the Corporations Act.

         (k) A reference to time is a reference to time in Melbourne, Australia.

         (l) If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.

         (m) The meaning of general words is not limited by specific examples introduced by INCLUDING, or FOR EXAMPLE, or similar expressions.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

SCHEDULE 3 TO THE PROPOSED CENTREBET NOTE DEED

NET SALE PROCEEDS

1.       DEFINITIONS

         In this schedule 3, the following definitions apply unless the context requires otherwise.

         ACCOUNTING PRINCIPLES means:

         (a) Australian accounting standards approved under the Corporations Act from time to time; and

         (b) to the extent any matter is not covered by those standards, generally accepted accounting principles applied from time to time in Australia,

         in each case consistent with the approach adopted in the audited financial statements of Jupiters and its Subsidiaries as at 30 June 2003.

         AUDITOR means Ernst & Young.

         EXPERT ACCOUNTANT means PricewaterhouseCoopers Securities Ltd, acting through a Sydney or Melbourne-based partner of PricewaterhouseCoopers, or such other person as the Issuer and the Note Trustee agree will be responsible for determinations in accordance with paragraph 2 of this schedule 3.

         MERGER IMPLEMENTATION AGREEMENT means the Merger Implementation Agreement dated [*] 2003 between TABCORP and Jupiters.

         NET SALE PROCEEDS means, in relation to a Sale Agreement, an amount (calculated in accordance with paragraph 2 of this schedule 3) equal to the aggregate of:

         (a) the cash amounts received by Jupiters and its relevant Related Entities in respect of the purchase price under the Sale Agreement, after taking into account any adjustments to the purchase price which have been made in accordance with the Sale Agreement, and the cash amounts received by Jupiters and its relevant Related Entities in respect of the purchase price under any other document contemplated by the Sale Agreement; plus

         (b) the amount adjusted in favour of the purchaser under the Sale Agreement on account of monies owed to customers of Centrebet Pty Limited (ABN 76 082 760 610) (CENTREBET) as a result of deposits by customers under their contract with Centrebet occurring before completion under the Sale Agreement; plus

         (c) the amount adjusted in favour of the purchaser under the Sale Agreement on account of monies placed by Centrebet customers for wagers with the business sold under the Sale Agreement prior to completion under the Sale Agreement, where those wagers are decided after completion under the Sale Agreement, after subtracting the amount adjusted under the Sale Agreement on account of monies owed to third parties for wagers placed with third parties relating to the business sold under the Sale Agreement prior to completion under the Sale Agreement, where those wagers are decided after completion under the Sale Agreement; plus

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (d) an amount equal to the net profit after tax that is attributable to the business sold under the Sale Agreement from 1 July 2003 to the date of completion under the Sale Agreement; less

         (e) the amount of cash (if any) forming part of the assets sold under the Sale Agreement, or remaining with Centrebet in the case of a sale of Centrebet to the purchaser (except in the latter case to the extent that such cash is attributable to customer deposits or wagers referred to in paragraphs (b) and
                  (c) above); less

         (f) the aggregate amount of all costs and taxes, levies, duties and charges (including income tax, capital gains tax and stamp duty) incurred or payable by, or which will be charged back to, Jupiters or any of its Related Entities (as they exist immediately prior to the date that the Ordinary Scheme becomes effective under the Corporations Act) under or in connection with the Sale Agreement or in connection with any restructuring of the assets sold to, and the liabilities assumed by, the purchaser under the Sale Agreement prior to, or subsequent to, the entry into the Sale Agreement, including:

                  (i) the costs of financial, accounting and legal advisers;

                  (ii) the costs arising from any payment to, or any claim by, any employee of the business sold under the Sale Agreement who is not offered, or does not accept an offer of, employment by the purchaser relating to the redundancy of that employee as a result of or in connection with the sale under the Sale Agreement; and

                  (iii)    an amount equal to the aggregate of:

                           (A) the costs incurred by Jupiters or any of its Related Entities in relation to the termination of; and

                           (B) the net present value (applying a discount rate of 8%) of the additional costs which are reasonably likely to be incurred after completion under the Sale Agreement by Jupiters or any of its Related Entities under, or in relation to the termination of, any contract, arrangement or understanding forming part of the assets sold (or intended to be sold) under the Sale Agreement Assets which is not assigned or novated to the purchaser under the Sale Agreement (except in the case of a sale of Centrebet to the purchaser where assignment or novation to the purchaser is not required as a result of Centrebet being the relevant party to that contract, arrangement or understanding); less

         (g)      $500,000; less

         (h)      (i)      $10 million; and

                  (ii) 12% of the amount by which the amount calculated in accordance with paragraphs (a) to (g) above exceeds $30 million.

         SALE AGREEMENT means a definitive and legally binding agreement, whether conditional or unconditional, for the sale, to a person other than Jupiters or any of its Related Bodies Corporate, of the internet and telephone gambling business conducted (or proposed, as contemplated by the Merger Implementation Agreement, to be conducted) by Centrebet Pty Limited (ABN 76 082 760 610) and Jupiters UK Limited (Company Number 04279246), entered into after 31 October 2003 as contemplated by the Merger Implementation Agreement.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         SALE COMPLETION means the first time at which both of the following are satisfied:

         (a)      completion under a Sale Agreement has occurred; and

         (b) the purchase price payable by the purchaser under that Sale Agreement has been received by Jupiters and its relevant Related Bodies Corporate, and any adjustments to that purchase price have been made, and any disputes in relation to any such adjustments have been finally determined, in accordance with that Sale Agreement.

         SUBSIDIARY has the meaning given in the Corporations Act.

2.       CALCULATION OF NET SALE PROCEEDS

2.1      PREPARATION AND AUDIT OF CALCULATION

         The Issuer must procure the preparation, and delivery to the Note Trustee, of a written calculation of, and an audit certificate of the Auditor as to, the amount of the Net Sale Proceeds as soon as practicable after the Sale Completion. The written calculation must be the subject of audit by the Auditor and certified in the audit certificate. The written calculation must be prepared, to the extent relevant, in accordance with the Accounting Principles.

2.2      PROVISION OF ASSISTANCE

         The Issuer must procure that TABCORP and its Subsidiaries, and all directors and employees of TABCORP and its Subsidiaries, give, on reasonable notice, all necessary assistance to and provide full and complete access to all information (including books, records and accounts) as may be reasonably requested by the Auditor for the purpose of auditing the written calculation, and preparing the audit certificate, referred to in paragraph 2.1 of this schedule 3.

2.3      DISPUTE BY ISSUER

         (a) (NOTICE OF DISPUTE) Unless within 5 Business Days of the date of delivery of the written calculation and audit certificate under paragraph 2.1 of this schedule 3, the Issuer gives notice in writing (a DISPUTE NOTICE) to the Note Trustee that it does not agree that the written calculation and the audit certificate have been prepared in accordance with this schedule 3, the Issuer will be deemed to agree to the correctness of that written calculation and the audit certificate for the purposes of this deed (including the Conditions) and the Certificate will be final and binding on the Issuer, the Note Trustee and the Noteholders.

         (b) (BEST ENDEAVOURS TO RESOLVE) If the Issuer gives a Dispute Notice, then the Issuer and the Auditor must use their best endeavours to reach agreement as to the matter or matters in dispute within 10 Business Days after the service of that Dispute Notice.

         (c) (REFERENCE TO EXPERT ACCOUNTANT) If no agreement is reached as to the matter or matters in dispute within 10 Business Days of service of a Dispute Notice, such matter or matters must be referred to the Expert Accountant for determination. The Expert Accountant will act as an expert and not as an arbitrator. The Expert Accountant must be instructed to notify its determination to the Issuer and the Note Trustee as soon as practicable following the Expert Accountant's appointment, by means of a written determination which will be final and binding on the Issuer, the Note Trustee and the Noteholders.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

         (d) (PROVISION OF INFORMATION) The Expert Accountant will have the right to request any information from the Auditor and the Issuer relevant to any determination it may be required to make. If any matter is referred to the Expert Accountant, the Issuer and the Auditor must use their best endeavours to cooperate with the Expert Accountant in resolving the matter or matters the subject of the Dispute Notice and for that purpose must provide all such information and documentation as the Expert Accountant may reasonably require. Each of the Issuer and the Auditor will be entitled to submit written representations to the Expert Accountant in connection with the matter or matters the subject of the Dispute Notice.

         (e) (DETERMINATION BY EXPERT ACCOUNTANT) Promptly upon the determination of the matter or matters the subject of the Dispute Notice, the Issuer must procure preparation of such adjustments (if any) to the written calculation of the amount of the Net Sale Proceeds as may be required by such determination, and must procure the audit by the Auditor of such adjustments (to the extent required by the determination of the Expert Accountant). Upon such adjustments being prepared and audited (if required), the revised written calculation and audit certificate of the Auditor will be delivered to the Note Trustee, and will be final and binding on the Issuer, the Note Trustee and the Noteholders. In giving its determination as to the matter or matters the subject of a Dispute Notice, the Expert Accountant must state what adjustments (if any) are to be made to the written calculation of the amount of the Net Sale Proceeds, and the further audit (if any) required to be performed by the Auditor.

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

EXECUTED as an agreement.

EXECUTED by TABCORP HOLDINGS LIMITED:

_____________________________________    _______________________________________
Director Signature                       Director/Secretary Signature

_____________________________________    _______________________________________
Print Name                               Print Name

EXECUTED by JUPITERS LIMITED:

_____________________________________    _______________________________________
Director Signature                       Director/Secretary Signature

_____________________________________    _______________________________________
Print Name                               Print Name

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ANNEXURE A

ORDINARY SCHEME

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ANNEXURE B

RPS SCHEME

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ANNEXURE C

OPTION SCHEME

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ANNEXURE D

DEED POLL

MERGER IMPLEMENTATION AGREEMENT                    [ALLENS ARTHUR ROBINSON LOGO]

ANNEXURE E

ONGOING CENTREBET ARRANGEMENTS

ATTACHMENT 2

1.       PLANT AND EQUIPMENT

         The plant and equipment listed in Attachment 1.

2.       BUSINESS RECORDS

         All of Centrebet's and Jupiters' customer, supplier, financial, business, and employee records, data, information and documents relating directly to the Centrebet Business and/or the Centrebet Assets excluding:

         (a) Jupiters' and Centrebet's books of account and financial records pertaining to such books of account;

         (b)      tax returns and supporting documentation;

         (c) correspondence and memoranda relating to the relationship between Jupiters and Centrebet and the purchaser;

         (d) any other confidential information that in the reasonable opinion of Jupiters and Centrebet is not germane to the Centrebet Assets after completion of the Centrebet Sale Agreement; and

         (e) Centrebet's and Jupiters' board resolutions and minutes and other company records.

3.       GOODWILL

         The goodwill of Centrebet in relation to the Centrebet Business with exclusive right for the purchaser to represent itself after completion as carrying on the Centrebet Business.

4.       INTELLECTUAL PROPERTY RIGHTS

         (a)      TRADE MARKS

                  The following trade marks together with all of the goodwill and reputation rights in such trade marks, in the jurisdictions in which those marks are registered.

     TRADE MARK             COUNTRY      NUMBER          STATUS                    GOODS/SERVICES
     ----------             -------      ------          ------                    --------------
[TRADE MARK GRAPHIC]       Australia     865990        Registered    CLASS 16: Goods made from paper or
                                                       (renew 14     cardboard; printed matter; promotional
                                                        Feb 2011)    materials in this class; playing cards;
                                                                     calendars; posters

                                                                     CLASS 25: Clothing and headgear

                                                                     CLASS 41: Gaming, wagering, sports betting
                                                                     and bookmaking services

     TRADE MARK             COUNTRY      NUMBER          STATUS                    GOODS/SERVICES
     ----------             -------      ------          ------                    --------------
[TRADE MARK GRAPHIC]       Norway        212346        Registered    CLASS 16: Goods made from paper or
                                                       (renew 13     cardboard; printed matter; promotional
                                                       Dec 2011)     materials in this class including signage,
                                                                     newspapers, brochures, written marketing
                                                                     material, information material and
                                                                     magazines; playing cards; calendars; posters

                                                                     CLASS 25: Clothing and headgear

                                                                     CLASS 41: Gaming, wagering, sports betting
                                                                     and bookmaking services

[TRADE MARK GRAPHIC]       EU            2183556       Registered    CLASS 16: Goods made from paper or
                                                       (renew 18     cardboard; printed matter; promotional
                                                       Apr 2011)     materials in this class; playing cards;
                                                                     calendars; posters

                                                                     CLASS 25: Clothing and headgear

                                                                     CLASS 41: Gaming, wagering, sports betting
                                                                     and bookmaking services

CENTREBET                  Australia     771374        Registered    CLASS 41: Bookmaking services on sports and
                                                       (renew 27     horseracing (betting)
                                                       Aug 2008)

CENTREBET                  Norway        210689        Registered    CLASS 41: Bookmaking, services on sports and
                                                       (renew 27     horseracing (betting)
                                                       Sep 2011)

CENTREBET                  EU            1102086       Registered    CLASS 41: Gaming, wagering, sports betting
                                                       (renew 8      and bookmaking services
                                                       Mar 2009)

         (b)      BUSINESS NAME

                  The following business name and any goodwill incidental to such business name.

BUSINESS NAME         JURISDICTION         REFERENCE
-------------         ------------         ---------
Centrebet             Northern Territory   NT 68381B

         (c)      CUSTOMER DATABASE

                  The copyright in Centrebet's customer database containing details of its customers.

5.       BUSINESS CONTRACTS

         The benefit of those contracts listed in Attachment 2 together with Centrebet's contracts with its customers and the domain name licences referred to below together with all of the goodwill and reputation rights associated with such licences.

  DOMAIN NAME              REGISTRAR                REGISTRANT/LICENSEE
  -----------              ---------                -------------------
centrebet.com          Network Solutions            Centrebet Pty Ltd

centrebet.net          Network Solutions            Centrebet Pty Ltd

centrebet.org          Network Solutions            Centrebet Pty Ltd

centerbet.com          Network Solutions            Centrebet Pty Ltd

centerbet.net          Network Solutions            Centrebet Pty Ltd

centerbet.org          Network Solutions            Centrebet Pty Ltd

centrebet.com.au       Melbourne IT                 Centrebet Pty Ltd

centrebet.co.uk        Nominet UK Ltd               Steven David Dudman
                                                    (through UK2 Ltd)

Centrebet.dk           DK Hostmaster A/S            Centrebet Pty Ltd

centerbet.co.uk        Nominet UK Ltd               Centrebet Pty Ltd

6.       BANK ACCOUNTS

         The following bank accounts together with a sum equal to the closing balance in such bank accounts on the date of completion of the Centrebet Sale.

COUNTRY/CURRENCY                    BANK                 ACCOUNT NO             ACCOUNT NAME
----------------                    ----                 ----------             ------------
Australia                National Australia Bank        519 136 465              Centrebet
(AUD account)                                                                     Pty Ltd

Australia                National Australia Bank        CENTRDKK01           Centrebet Pty Ltd
                                                                                DKK Account
(DKK account)

Australia                National Australia Bank        CENTRUSD01           Centrebet Pty Ltd
(USD account)                                                                   USD Account

Finland (DKK)            Nordea Bank Finland Plc        120042-9007            Centrebet Pty

Finland (EUR)            Nordea Bank Finland Plc        120030-12989           Centrebet Pty

Germany (EUR)            Dresdner Bank                  09 778 056 00            Centrebet

Norway (NOK)             Union Bank of Norway           1594 09 62185            Centrebet

Sweden (SEK)             Nordea Bank of Sweden          3959 10 02319            Centrebet

Australia (AUD)          ANZ Banking Group Ltd          7758 07088             Centrebet Pty
                                                                           Limited - Credit Card

Australia (AUD)          ANZ Banking Group Ltd          986926044              Centrebet Pty
                                                                              Limited - Term
                                                                                  Deposit

Australia (AUD)          Westpac Banking Corporation    13-1876            Centrebet Pty Limited

COUNTRY/CURRENCY                    BANK                 ACCOUNT NO             ACCOUNT NAME
----------------                    ----                 ----------             ------------
United Kingdom           National Westminster (Royal    16179056            Jupiters UK Limited
(GBP)                    Bank of Scotland)

7.       PREPAYMENTS

         The value and benefit of all prepayments, outgoings and expenses paid by Jupiters or Centrebet in connection with the Centrebet Assets and the Centrebet Business in respect of any period after completion of the Centrebet Sale.

8.       PLACED WAGERS

         The value and benefit of undecided wagers placed by Centrebet with a third party prior to completion decided after completion of the Centrebet Sale Agreement.

9.       TAKEN WAGERS

         The value and benefit of any losing wagers placed with the Centrebet Business prior to completion decided after completion of the Centrebet Sale Agreement.

10.      CENTAUR SOFTWARE

         The copyright in the source and object code of the following software modules:

         MODULE              ORIGIN          VERSION
         ------              ------          -------
Components
ARM                         CENTAUR         2.4.0.0
BAR                         CENTAUR         2.4.0.0
BOK                         CENTAUR         2.4.0.0
BRA                         CENTAUR         2.4.0.0
DAG                         CENTAUR         2.4.0.0
FIX                         CENTAUR         2.4.0.0
HRB                         CENTAUR         2.4.0.0
NTW                         CENTAUR         2.0.0.1
Sports Betting              CENTAUR         2.4.0.0
NTDIB Service
PSP                         CENTAUR         2.3.03
SDI                         CENTAUR         2.4.0.0

Dynamic Linked Libraries
Bugslayer.dll               CENTREBET       1.0.0.1
Rim.dll                     CENTREBET       2.4.0.0
Cryptoki.dll                CENTREBET       NA
Sbpopb.dll                  CENTREBET       2.4.0.0
Dbghelp.dll                 CENTREBET       5.0.2195.1

Web
PHP API                     CENTAUR         2.3.0.0
GENERAL API                 CENTAUR         2.3.0.0
SEO Site                    CENTAUR         2.3.0.0
Admin Site                  CENTAUR         2.3.0.0
Main Site                   CENTAUR         2.3.0.0

11.      CENTAUR/COUGAR SOFTWARE

         The licence of the software as contained in Centaur Software Assignment and Licence Agreement set out in annexure E.

12.      BPAY

         Bpay Biller Code 36400.

13.      DEBTORS

         All amounts due to the Centrebet Business at completion by or in respect of trade debtors.

14.      CENTREBET LIMITED SHARE

         The one share in Centrebet Limited

15.      JUPITERS UK LIMITED

         The 10 shares in Jupiters UK Limited.

16.      ASSETS IN THE ORDINARY COURSE OF BUSINESS

         All assets acquired by Jupiters or Centrebet in the ordinary course of business after 30 April 2003 which relate directly to the Centrebet Business.

17.      CONTRACTS IN THE ORDINARY COURSE OF BUSINESS

         All contracts entered into by Jupiters or Centrebet in the ordinary course of business after 30 April 2003 which relate directly to the Centrebet Business.

18.      LICENCES

         The Licence to Conduct Business of Sports Bookmaker granted to Jupiters NT Pty Limited under section 90 of the Racing and Betting Act (Northern Territory), and any licence granted to Centrebet under Division 5 of the Gaming Control Act 1993 (Northern Territory) after the date of this Agreement, should such licences be assignable.

 TABLE OF CONTRACTS TO BE ASSIGNED TO PURCHASER UNDER CENTREBET SALE AGREEMENT

         NAME AND PARTIES

         SALES, MARKETING AND DISTRIBUTION

1 Agreement between Getty Images Pty Limited and Centrebet Pty Ltd (dated 9 December 2002)

2 Affiliate Partner Linking Agreement between Centrebet Pty Ltd and BetBrain Ltd (dated 3 August 2001)

3        Affiliate Agreement between Phoenix Online and Centrebet (dated 1 May
         2003)

4 Sponsorship Agreement for 2003 between Centrebet.com and TvDanmark A/S (dated 20 December 2003 (sic))

         INFORMATION AND COMMUNICATIONS TECHNOLOGY

1 Licences between Microsoft Corporation and Centrebet Pty Ltd in relation to: WinNT CAL 4.0 (dated 3 September 2001), Office XP Pro (dated 24 August 2001), WinNT Svr 4.0 (dated 27 February 2001)

         Licences between Microsoft Corporation and Jupiters Ltd in relation to:
         Office XP SB (dated 28 June 2002), Office XP (dated 28 June 2002), VsourceSafe 6.0 (dated 7 January 2002), VC++ Pro (dated 6 November
         2001), Project 2000 (dated 20 June 2001), Visio Pro 2002 (dated 20 June
         2001), Visio Std 2002 (dated 20 June 2001), Office XP Pro (dated 3 November 2002), Project 2000 (dated 30 August 2001)

2 Licences between Check Point Software Technologies Ltd and Centrebet Pty Ltd in relation to: ClusterXL (dated 12 March 2002), VPN-1 Bundle (dated 29 March 2002), Enterprise Management Console (dated 12 August
         2002), SecuRemote Client (dated 10 September 2001), VPN-1 SecureClient (dated 18 April 2002), VPN-1 Gateway (dated 13 March 2002)

3 Licences between Lotus Development Corporation and Centrebet Pty Ltd in relation to: Notes client with collaboration (dated 22 November 2000), Domino Server (dated 1 June 2002), Domino Designer (dated 1 June 2002)

         Maintenance agreements between Lotus Development Corporation and Centrebet Pty Ltd in relation to Notes client with collaboration (dated 1 June 2002 and 27 February 2003), Domino Server (dated 1 June 2002 and 27 February 2003), Domino Designer (dated 27 February 2003).

         NAME AND PARTIES

4 Licences between Symantec Australia Pty Ltd and Centrebet Pty Ltd in relation to SA MSE 2.1 NT (dated 19 April 2002), A/V Corporate 8.0 (dated 1 November 2002), A/V Filtering 3.0 Domino (dated 23 May 2002), GST Corp 7.5 In #D (dated 29 July 2002), Sav Ent Ed 8.0 in #C Upg.

         Agreements between Symantec Australia Pty Ltd and Centrebet Pty Ltd in relation to support, maintenance and upgrade of SA MSE 2.1 NT (dated 19 April 2002), I/O Sav Corp Ed Gold (dated 14 November 2003), Sav Fltr Dom 3.0 (dated 23 May 2002), Sav Fltr Dom 3.0 #B (dated 19 April 2002-2003), I/O Sav Ent Ed Corp (dated 15 February 2002-2003), Sav Ent Ed 8.0 in 1YR FOC (dated 15 February 2002-2003).

5 Licences between Computer Associates International Inc and Centrebet Pty Ltd in relation to: ARCServe 2000 (dated 10 May 2002), ARCServe 2000 Backup Agent for NT, ARCServe 2000 Tape Library, ARCServe 2000 Backup Agent for Notes, ARCServe 2000 Universal Client Agent, CA OLP Solutions Kit

         Maintenance agreements between Computer Associates International Inc and Centrebet Pty Ltd in relation to ARCServe 2000 Backup Agent for NT, ARCServe 2000, ARCServe 2000 Tape Library, ARCServe 2000 Backup Agent for Notes, ARCServe 2000 Universal Client Agent (dated 1 May 2002-2004.

6 Licence agreements between Sybase and Jupiters Ltd in relation to ASE Server (1), ASE Standby Server (1), ASE Server Clients (70), ASE Server IAL CPUs (8), Replication Server (2), Replication Standby Server (1), Replication Server Clients (70), Replication Server IAL CPUs (4).

7 Licence agreement between Adobe Systems Inc and Centrebet Pty Ltd in relation to Adobe Acrobat 5.0 (dated 31 October 2002).

8 Licence agreement between Esker Australia Pty Ltd and Centrebet Pty Ltd in relation to VSI-FAX for Notes (dated 1 September 2002).

         Software Maintenance and Support Agreement between Esker Australia Pty Ltd and Centrebet Pty Ltd. (dated 1 September 2002)

9 Licence agreements between SAS Institute Australia Pty Ltd and Jupiters Ltd in relation to data warehouse analysis tools (dated 31 December
         2002)

         Development agreements between SAS Institute Australia Pty Ltd and Jupiters Ltd in relation to data warehouse analysis (dated 31 December
         2002)

         NAME AND PARTIES

10 Software Transfer / Maintenance Service Agreement between Centrebet Pty Ltd and Dresdner Bank Aktiengesellschaft

11       Maintenance & Support Agreement between Clearswift (Asia/Pacific Pty
         Ltd) Pty Ltd and Centrebet Pty Ltd in relation to MIMESweeper software (dated 6 June 2002)

12 Agreement between Exodus Internet Ltd and Centrebet Pty Ltd in relation to hosting, colocation, remote support and internet connectivity and bandwidth for Centrebet's web servers at Exodus' London, UK colocation facility (dated 29 December 2001).

13 Agreement between Biz Digital Pty Ltd and Jupiters Ltd in relation to web development services (statements of work dated 30 August 2002)

14       Safecom Search Engine Positioning Contract

15 Agreements between Bizcom (NT) and Centrebet Pty Ltd in relation to maintenance of laser printers, fax and photocopier equipment (dated 11 May 2000)

16 Agreement with Verisign Australia Limited dated 30 April 2003 for provision of SSL Server Certificates and certification services.

17       MYOB software to be acquired in late May early June

         NAME AND PARTIES

18       TELSTRA CORPORATION LIMITED

         MOBILE SERVICES

         10 mobile telephone services without associated term contracts

         5 mobile telephone services with associated term contracts ending 13 November 2003 (x2), 26 May 2004, 7 November 2004

         INTERNET DIRECT SERVICES

         6Mbps Serial Megalink data service with associated term contract ending 29 April 2004

         1.5Mbps ADSL data service without associated term contract

         2Mbps Serial Megalink data service with associated term contract ending 19 June 2004

         1.5Mbps ADSL data service with associated term contract ending 4 February 2004

         FLEXCAB SERVICES (MONTHLY RENTAL)

         Austpac NUI, 4 x Apac NUI Abbreviated Addr Fac (Lot 5120 Stuart Hwy, Alice Springs)

         Private Line Megalink 2Mbps (Optic) (Level 36, 50 Bridge St, Sydney, to be transferred to Alice Springs)

         Private Line Big Pond 2M (Level 1, 34 Hartley St, Alice Springs)

         2 x Private Line Big Pond 2M; Express4-Network Sa Lmb&Mlnk (Hartley St)

         Telecard

         ISDN 20; OnRamp 30 Clip Per 2M Link; 100 Number Indial Range F1200-1299 (Hartley St)

         4 x ISDN 2 Businessline Complete + Calling Line Id Presentation (Hartley St)

         4 x ISDN 2 Businessline Complete Aux (Alice Springs Exchange)

         1 x Businessline Complete Service Line Hunt Directory (Hartley St)

         13 x Businessline Complete Service Line Hunt Aux (Hartley St)

         12 x Businessline Complete Service (11 at Hartley St; 1 at Lot 1974, 15 The Fairway Road, Alice)

         2 x Businessline Fax Service (Hartley St)

         NAME AND PARTIES

19       ADDITIONAL PLATFORM, OFFICE AUTOMATION, MESSAGING AND DEVELOPMENT
         SOFTWARE

         Software licensed by Centrebet or Jupiters (where the software installed under the licence is used solely in the Centrebet Business) and used as an operating system platform, and for office automation, messaging and development, in addition to that referred to in the above items, and including:

         -     Microsoft Windows;

         -     Microsoft Office;

         -     Microsoft Visio;

         -     Microsoft Project;

         -     Microsoft Access;

         -     Microsoft Visual SourceSafe;

         -     Microsoft Visual C++;

         -     Lotus Notes;

         -     MYOB Asset Manager;

         -     World Mail Server;

         -     Winzip;

         -     Symantec Ghost;

         -     Adobe Photoshop;

         -     Adobe Illustrator;

         -     Adobe Indesign;

         -     Adobe Acrobat;

         -     Macromedia Ultradev;

         -     Webstar;

         -     Macromedia Fireworks;

         -     Macromedia Director;

         -     Macromedia Flash;

         -     FunnelWeb Enterprise;

         -     Legato Octopus HA;

         -     Timbuktu Pro 2000;

         -     Sentinel;

         -     Mac OS9; and

         -     Sybiz.

         MANAGEMENT AND EMPLOYEES

1 Contractor Agreement between Jupiters Limited and CXC Consulting Pty Ltd (Chris Corcoran) (dated 6 March 2003)

2 Contractor Agreement between Jupiters Limited and IT Global (UK) (Peter Oxenham) (dated 6 March 2003)

3 Temporary Appointment Confirmation and General Terms and Conditions - Workzone Pty Ltd (Vanessa Lynch) (dated 2 May 2003)

4 Temporary Appointment Confirmation and General Terms and Conditions - Workzone Pty Ltd (Michelle Linehan) (dated 13 March 2003)

5 Odd-Setting Agreement between Centrebet Pty Ltd and Michael Anderssen (dated 6 January 2003)

6 Odd-Setting Agreement between Centrebet Pty Ltd and Victor Kristiansen (dated 10 March 2003)

         NAME AND PARTIES

7 Odd-Setting Agreement between Centrebet Pty Ltd and Victor Kristiansen (dated 30 August 2002)

8 Odd-Setting Agreement between Centrebet Pty Ltd and Pepikn Teunissen (dated 20 August 2002)

9 Odd-Setting Agreement between Centrebet Pty Ltd and Andreas Hagen (dated 30 August 2002)

10 Odd-Setting Agreement between Centrebet Pty Ltd and Ralf Koschel (dated 24 October 2002)

11 Odd-Setting Agreement between Centrebet Pty Ltd and Torvald Brynggard (dated 18 November 2002)

12 Odd-Setting Agreement between Centrebet Pty Ltd and Vidar Gustad (dated 18 November 2002)

13 Odd-Setting Agreement between Centrebet Pty Ltd and Claes Svenssen (dated 18 November 2002)

         MISCELLANEOUS CONTRACTS

1 GE Capital Fleet Services Operating Lease between Jupiters Limited and GE Capital Fleet Services Australia Pty Ltd - Holden VX Commodore Executive 3.8 EFI A4 Sedan, Engine Number VA 121957 (commencement date 24 August 2001 - Latest vehicle return date 24 August 2004)

2 GE Capital Fleet Services Operating Lease between Jupiters Limited and GE Capital Fleet Services Australia Pty Ltd - Holden (VX2 Berlina 3.8 EFI A4 Sedan), Engine Number VA 181839 (commencement date 20 December 2001 - Latest vehicle return date 19 December 2004)

3 GE Capital Fleet Services Operating Lease between Jupiters Limited and GE Capital Fleet Services Australia Pty Ltd - Holden VX Berlina 3.8 EFI A4 Sedan, Engine Number VA 115913 (commencement date 15 June 2001 - Latest vehicle return date 15 June 2004)

4 Two novation agreements between Jupiters Limited, Gerard Daffy and SMB Fleet Management Limited (dated 9 December 2002)

5 Novation agreement between Centrebet, Ian loughlin and Macquire Leasing Pty Limited (Undated and unsigned by Macquarie Leasing Pty Limited))

         NAME AND PARTIES

         PROPERTY

1 Memorandum of Lease between Yeperenye Pty Ltd and Centrebet Pty Ltd commencing on 1 October 2000 and expiring on 30 September 2005.

ANNEXURE A:  Scheme of Arrangement

PURSUANT TO SECTION 411 OF THE CORPORATIONS ACT 2001 (Cth)

BETWEEN

                  JUPITERS LIMITED (ABN 78 010 741 045) of 17 Victoria Avenue, Broadbeach, Queensland, Australia

AND

                  THE HOLDERS OF FULLY PAID ORDINARY SHARES IN JUPITERS LIMITED (other than any person holding fully paid ordinary shares in Jupiters Limited on behalf of, or for the benefit of, TABCORP or any of its Related Entities)

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this document, the following definitions apply unless the context requires otherwise.

         1936 TAX ACT means the Income Tax Assessment Act 1936 (Cth).

         1997 TAX ACT means the Income Tax Assessment Act 1997 (Cth).

         ASIC means the Australian Securities and Investments Commission.

         ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

         ASX LISTING RULES means the official listing rules of ASX.

         BUSINESS DAY has the meaning given in the ASX Listing Rules.

         CASH CONSIDERATION means:

         (a)      if the Tax Ruling Event occurs, $5.25; and

         (b)      if the Tax Ruling Event does not occur, $6.00.

         CASH CONSIDERATION CAP means:

         (a) if the Tax Ruling Event occurs, $2.85 multiplied by the number of Scheme Shares on issue at the Record Date; and

         (b) if the Tax Ruling Event does not occur, $3.60 multiplied by the number of Scheme Shares on issue at the Record Date.

         CASH CONSIDERATION SHARES means, in relation to a Scheme Shareholder, the number of that Scheme Shareholder's Scheme Shares determined in accordance with clause 5.3.

Scheme of Arrangement

         CENTREBET CLASS RULING means a public ruling under Part IVAAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Centrebet Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(b) of the 1936 Tax Act in respect of the Centrebet Dividend or any part of it;

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(c) of the 1997 Tax Act in respect of the Centrebet Dividend or any part of it; and

         (d) section 177E of the 1936 Tax Act does not apply in respect of the Centrebet Dividend or any part of it.

         CENTREBET DIVIDEND means a fully franked special dividend of a cash amount equal to the Net Centrebet Proceeds divided by the number of Jupiters Shares on issue at the Record Date, to be declared by the Jupiters Board and paid by Jupiters in accordance with clause 4.5.

         CENTREBET NOTE means the unsecured note to be issued by TABCORP Issuer in accordance with clause 5.1(c)(ii) under the Centrebet Note Deed, providing for a potential cash payment to holders.

         CENTREBET NOTE DEED means the Trust Deed dated [*] 2003 between TABCORP, TABCORP Issuer and [*TRUSTEE].

         CENTREBET PAYMENT means a payment of a cash amount equal to the Net Centrebet Proceeds divided by the number of Jupiters Shares on issue at the Record Date, to be made by TABCORP Acquirer in accordance with clause 5.1(c)(i).

         CENTREBET PRIVATE RULING means a private ruling under Part IVAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Centrebet Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(a) of the 1936 Tax Act in respect of the Centrebet Dividend or any part of it; and

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(a) or section 204-30(3)(b) of the 1997 Tax Act in respect of the Centrebet Dividend or any part of it.

         CENTREBET SALE AGREEMENT means a definitive and legally binding agreement, whether conditional or unconditional, for the sale, to a person other than Jupiters or any of its Related Entities, of the internet and telephone gambling business conducted (or proposed, as contemplated by the Merger Implementation Agreement, to be conducted) by Centrebet Pty Limited (ABN 76 082 760 610) and Jupiters UK Limited (Company Number 04279246), entered into in accordance with the Merger Implementation Agreement.

         CENTREBET SALE COMPLETION means the first time at which both of the following are satisfied:

         (a)      completion under a Centrebet Sale Agreement has occurred; and

         (b) the purchase price payable by the purchaser under that Centrebet Sale Agreement has been received by Jupiters and its relevant Related Entities, and any adjustments to that purchase

Scheme of Arrangement

                  price have been made, and any disputes in relation to any such adjustments have been finally determined, in accordance with that Centrebet Sale Agreement.

         CENTREBET TAX RULING EVENT means the Commissioner of Taxation making each of the Centrebet Class Ruling and the Centrebet Private Ruling (having first been provided with a copy of the Merger Implementation Agreement).

         CHESS means the Clearing House Electronic Subregister System for the electronic transfer of securities, operated by ASX Settlement and Transfer Corporation Pty Limited (ABN 49 008 504 532).

         CLASS RULING means a public ruling under Part IVAAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Special Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(b) of the 1936 Tax Act in respect of the Special Dividend or any part of it;

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(c) of the 1997 Tax Act in respect of the Special Dividend or any part of it; and

         (d) section 177E of the 1936 Tax Act does not apply in respect of the Special Dividend or any part of it.

         CONDITIONS PRECEDENT means the conditions precedent set out in clause 3.1.

         CORPORATIONS ACT means the Corporations Act 2001 (Cth).

         COURT means the Supreme Court of Queensland.

         DEED POLL means the Deed Poll dated [*] 2003 executed by TABCORP, TABCORP Acquirer and TABCORP Issuer, pursuant to which each of TABCORP, TABCORP Acquirer and TABCORP Issuer has, amongst other things, covenanted in favour of Scheme Shareholders to perform the obligations contemplated of it under the Ordinary Scheme.

         EFFECTIVE DATE means the date on which the Scheme Order comes into effect pursuant to section 411(10) of the Corporations Act.

         ELECTION means a valid election made by a Scheme Shareholder as to the form of Ordinary Scheme Consideration (to the extent it comprises Cash Consideration or Scrip Consideration) which that Scheme Shareholder wishes to receive for the maximum possible number of their Scheme Shares in accordance with the form of election included in, or accompanying, the Scheme Booklet.

         ELIGIBLE SCHEME SHAREHOLDER means a Scheme Shareholder other than an Ineligible Overseas Shareholder.

         EXCLUDED SHARE means a Jupiters Share held by any person on behalf of, or for the benefit of, TABCORP or any of its Related Entities.

         IMPLEMENTATION DATE means the third Business Day after the Record Date.

         INELIGIBLE NOTE DEED means the Trust Deed dated [*] 2003 between TABCORP, TABCORP Issuer and [*TRUSTEE].

Scheme of Arrangement

         INELIGIBLE NOTE TRUSTEE means the person nominated by TABCORP and approved by Jupiters to be issued and to hold the Centrebet Notes (if any) that are attributable to Ineligible Overseas Shareholders under the terms of the Ordinary Scheme.

         INELIGIBLE OVERSEAS SHAREHOLDER means:

         (a) a Scheme Shareholder whose address as shown in the Jupiters Share Register at the Record Date is in a jurisdiction other than Australia or its external territories, Hong Kong or the United Kingdom; and

         (b) a Scheme Shareholder to the extent that they hold Scheme Shares on behalf of any person resident in the United States of America,

         except where:

         (c) in the case of the issue of TABCORP Shares, TABCORP is reasonably satisfied that such issue to that Scheme Shareholder is not prohibited, not unduly onerous and not unduly impracticable in that jurisdiction; and

         (d) in the case of the issue of Centrebet Notes, TABCORP is reasonably satisfied that such issue to that Scheme Shareholder is not prohibited, not unduly onerous and not unduly impracticable in that jurisdiction.

         JUPITERS means Jupiters Limited (ABN 78 010 741 045).

         JUPITERS BOARD means the board of directors of Jupiters.

         JUPITERS SHARE means a fully paid ordinary share in the capital of Jupiters.

         JUPITERS SHARE REGISTER means the register of members of Jupiters maintained pursuant to the Corporations Act.

         JUPITERS SHARE REGISTRY means Computershare Investor Services Pty Limited (ABN 48 078 279 277) of Level 12, 565 Bourke Street, Melbourne, Victoria.

         JUPITERS SHAREHOLDER means each person registered in the Jupiters Share Register as the holder of Jupiters Shares.

         MAXIMUM CASH ELECTION has the meaning given in clause 5.3(c).

         MAXIMUM SCRIP ELECTION has the meaning given in clause 5.4(c).

         MERGER IMPLEMENTATION AGREEMENT means the Merger Implementation Agreement dated [*] 2003 between TABCORP and Jupiters.

         NET CENTREBET PROCEEDS has the meaning given in the Merger Implementation Agreement.

         ORDINARY SCHEME means this scheme of arrangement, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

         ORDINARY SCHEME CONSIDERATION means the consideration to be provided to Scheme Shareholders for the transfer to TABCORP Acquirer of their Scheme Shares, ascertained in accordance with clause 5.

Scheme of Arrangement

         PRIVATE RULING means a private ruling under Part IVAA of the Taxation Administration Act 1953 (Cth) that:

         (a) the Special Dividend is a dividend pursuant to section 6(1) of the 1936 Tax Act;

         (b) the Commissioner of Taxation will not make a determination pursuant to section 177EA(5)(a) of the 1936 Tax Act in respect of the Special Dividend or any part of it; and

         (c) the Commissioner of Taxation will not make a determination pursuant to section 204-30(3)(a) or section 204-30(3)(b) of the 1997 Tax Act in respect of the Special Dividend or any part of it.

         RECORD DATE means 5.00pm on the fifth Business Day after the Effective Date.

         REGISTERED ADDRESS means, in relation to a Jupiters Shareholder, the address shown in the Jupiters Share Register.

         RELATED ENTITY means, in relation to a person, any entity which is related to that person within the meaning of section 50 of the Corporations Act or which is an economic entity (as defined in any approved Australian accounting standard) that is controlled by that person.

         SALE AGENT means the person nominated by TABCORP and approved by Jupiters to sell the TABCORP Shares that are attributable to Ineligible Overseas Shareholders under the terms of the Ordinary Scheme.

         SCHEME BOOKLET means the information dispatched to Jupiters Shareholders and approved by the Court, including the Ordinary Scheme, an explanatory statement in relation to the Ordinary Scheme issued pursuant to section 412 of the Corporations Act and registered with ASIC, an independent expert's report, summaries of each of the Merger Implementation Agreement and the Deed Poll, and a notice convening the Scheme Meeting (together with proxy forms).

         SCHEME MEETING means the meeting ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in relation to the Ordinary Scheme.

         SCHEME ORDER means the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in relation to the Ordinary Scheme.

         SCHEME SHAREHOLDER means each person registered in the Jupiters Share Register as the holder of Scheme Shares as at the Record Date.

         SCHEME SHARES means the Jupiters Shares on issue at the Record Date other than the Excluded Shares.

         SCRIP CONSIDERATION means:

         (a)      if the Tax Ruling Event occurs, 0.525 TABCORP Shares; and

         (b)      if the Tax Ruling Event does not occur, 0.6 TABCORP Shares.

         SCRIP CONSIDERATION CAP means the number of TABCORP Shares (rounded up or down to the nearest whole number of TABCORP Shares) equal to 0.24 multiplied by the number of Scheme Shares on issue at the Record Date.

         SCRIP CONSIDERATION SHARES means, in relation to a Scheme Shareholder, the number of that Scheme Shareholder's Scheme Shares determined in accordance with clause 5.4.

Scheme of Arrangement

         SECOND COURT DATE means the first day on which an application made to the Court for the Scheme Order is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

         SPECIAL DIVIDEND means a fully franked dividend of $0.75 cash for each Jupiters Share on issue at the Record Date.

         SPECIAL DIVIDEND RESOLUTION means a resolution of the Jupiters Board to approve, in accordance with the Merger Implementation Agreement, the declaration and payment by Jupiters of the Special Dividend.

         TABCORP means TABCORP Holdings Limited (ABN 66 063 780 709).

         TABCORP ACQUIRER means [*TABCORP ACQUIRER] (ABN [*]), a wholly-owned Related Entity of TABCORP.

         TABCORP ISSUER means [*TABCORP ISSUER] (ABN [*]), a wholly-owned Related Entity of TABCORP.

         TABCORP SHARE means a fully paid ordinary share in the capital of TABCORP.

         TABCORP SHARE REGISTER means the register of members of TABCORP maintained pursuant to the Corporations Act.

         TABCORP SHARE REGISTRY means ASX Perpetual Registrars Limited (ABN 54 083 214 537) of Level 4, 333 Collins Street, Melbourne, Victoria.

         TAX RULING EVENT means, on or before 5.00pm on the day before the Second Court Date, the Commissioner of Taxation making each of the Class Ruling and the Private Ruling (having first been provided with a copy of the Merger Implementation Agreement).

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body, government agency or other entity includes any of them.

         (e) A reference to a clause is a reference to a clause of this document.

         (f) A reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns.

         (g) A reference to an agreement or document (including, without limitation, a reference to this document) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this document or that other agreement or document.

Scheme of Arrangement

         (h) A reference to any legislation or to a provision of any legislation includes a modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

         (i) Words and phrases not specifically defined in this document have the same meanings (if any) given to them in the Corporations Act.

         (j) A reference to time is a reference to time in Brisbane, Australia.

         (k)      A reference to $ is to the lawful currency of Australia.

2.       PRELIMINARY

2.1      JUPITERS

         (a) Jupiters is a public company incorporated in Australia and registered in Queensland and is a company limited by shares. Its registered office is at Level 9, Niecon Tower, 17 Victoria Avenue, Broadbeach, Queensland.

         (b) Jupiters has been admitted to the official list of ASX and Jupiters Shares have been granted official quotation on the stock market conducted by ASX.

         (c)      As at [*] 2003, [*] Jupiters Shares were on issue.

2.2      TABCORP

         (a) TABCORP is a public company incorporated in Australia and registered in Victoria and is a company limited by shares. Its registered office is at 5 Bowen Crescent, Melbourne, Victoria.

         (b) TABCORP has been admitted to the official list of ASX and TABCORP Shares have been granted official quotation on the stock market conducted by ASX.

         (c)      As at [*] 2003, [*] TABCORP Shares were on issue.

2.3      TABCORP ACQUIRER

         TABCORP Acquirer is a [public/proprietary] company incorporated in Australia and registered in [Victoria] and is a company limited by shares. Its registered office is at [5 Bowen Crescent, Melbourne, Victoria].

2.4      TABCORP ISSUER

         TABCORP Issuer is a [public/proprietary] company incorporated in Australia and registered in [Victoria] and is a company limited by shares. Its registered office is at [5 Bowen Crescent, Melbourne, Victoria].

2.5      SUMMARY OF THE ORDINARY SCHEME

         (a) If the Ordinary Scheme becomes effective (by virtue of the Scheme Order coming into effect in accordance with section 411(10) of the Corporations Act) then:

                  (i) all the Scheme Shares will be transferred to TABCORP Acquirer, and TABCORP, TABCORP Acquirer and (if required) TABCORP Issuer will provide the Ordinary

Scheme of Arrangement

                           Scheme Consideration to Scheme Shareholders in accordance with the provisions of the Ordinary Scheme;

                  (ii) if required, Jupiters will pay the Special Dividend and the Centrebet Dividend to Jupiters Shareholders in accordance with the provisions of the Ordinary Scheme; and

                  (iii) Jupiters will enter the name and address of TABCORP Acquirer in the Jupiters Share Register as the holder of the Scheme Shares.

         (b) TABCORP has executed the Deed Poll in favour of the Scheme Shareholders, pursuant to which it has covenanted to perform the obligations contemplated of it under the Ordinary Scheme, and to procure that TABCORP Acquirer performs the obligations contemplated of TABCORP Acquirer, and TABCORP Issuer performs the obligations contemplated of TABCORP Issuer, under the Ordinary Scheme.

         (c) TABCORP Acquirer has executed the Deed Poll in favour of the Scheme Shareholders, pursuant to which it has covenanted to perform the obligations contemplated of it under the Ordinary Scheme.

         (d) TABCORP Issuer has executed the Deed Poll in favour of the Scheme Shareholders, pursuant to which it has covenanted to perform the obligations contemplated of it under the Ordinary Scheme.

3.       CONDITIONS PRECEDENT

3.1      CONDITIONS

         The Ordinary Scheme is conditional on each of the following conditions precedent:

         (a) as at 8.00am on the Second Court Date, all of the conditions set out in clause 3.1 of the Merger Implementation Agreement have been satisfied or waived in accordance with the terms of the Merger Implementation Agreement;

         (b) as at 8.00am on the Second Court Date, the Merger Implementation Agreement has not been terminated;

         (c) the Ordinary Scheme has been approved by the requisite majorities of Jupiters Shareholders in accordance with section 411(4)(a) of the Corporations Act at the Scheme Meeting;

         (d) [the Jupiters Shareholders have approved, in accordance with and for the purposes of ASX Listing Rule 7.1, the subscription by TABCORP or a Related Entity of TABCORP for RPS or other equity securities in Jupiters in accordance with clause 4.4(b) of the Merger Implementation Agreement and (if necessary) in accordance with paragraph 1.1(f) of schedule 6 to the Merger Implementation Agreement];

         (e) the Court has approved the Ordinary Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act; and

Scheme of Arrangement

         (f)      such other conditions made or required by the Court under
                  section 411(6) of the Corporations Act in relation to the Ordinary Scheme as are acceptable to TABCORP and Jupiters have been satisfied,

         and the Ordinary Scheme will be of no force or effect unless and until the Conditions Precedent are satisfied.

3.2      CERTIFICATE

         At the hearing by the Court of the application for the Scheme Order, TABCORP and Jupiters will each provide to the Court a certificate confirming whether or not all of the conditions set out in clause 3.1 of the Merger Implementation Agreement have been satisfied or waived in accordance with the terms of the Merger Implementation Agreement.

3.3      TERMINATION OF MERGER IMPLEMENTATION AGREEMENT

         In the event that the Merger Implementation Agreement is terminated, each of Jupiters, TABCORP, TABCORP Acquirer and TABCORP Issuer is released from:

         (a) any further obligation to take steps to implement the Ordinary Scheme; and

         (b)      any liability with respect to the Ordinary Scheme.

4.       IMPLEMENTATION OF THE ORDINARY SCHEME

4.1      LODGEMENT

         Jupiters must lodge with ASIC an office copy of the Scheme Order promptly after, and in any event by 5.00pm on the first Business Day after the date on which, the Court makes that order.

4.2      TRANSFER OF SCHEME SHARES

         On the Implementation Date, all of the Scheme Shares (together with all rights and entitlements attaching to the Scheme Shares, other than any entitlement to the Special Dividend or to the Centrebet Dividend) will be transferred to TABCORP Acquirer, without the need for any further act by any Scheme Shareholder, by Jupiters procuring the delivery of a transfer or transfers in respect of all of the Scheme Shares to ASX Settlement and Transfer Corporation Pty Limited by a broker nominated in writing by TABCORP to effect a valid transfer of the Scheme Shares to TABCORP Acquirer under section 1074D of the Corporations Act or, if that procedure is not available for any reason, by:

         (a) Jupiters delivering to TABCORP duly completed and executed share transfer forms (which may be a master transfer of all or part of the Scheme Shares) to transfer all of the Scheme Shares to TABCORP Acquirer;

         (b) TABCORP Acquirer executing and delivering the share transfer forms to Jupiters; and

         (c) Jupiters entering the name and address of TABCORP Acquirer in the Jupiters Share Register as the holder of all of the Scheme Shares.

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Scheme of Arrangement

4.3      PROVISION OF ORDINARY SCHEME CONSIDERATION

         In consideration for the transfer to TABCORP Acquirer of each Scheme Share on the Implementation Date:

         (a) TABCORP Acquirer will pay to each Scheme Shareholder such amount of cash as is due to that Scheme Shareholder under clause 5 as Cash Consideration;

         (b) TABCORP Acquirer will pay to each Scheme Shareholder such amount of cash (if any) as is due to that Scheme Shareholder under clause 5.1(c)(i) as the Centrebet Payment;

         (c) TABCORP will issue to each Eligible Scheme Shareholder such number of TABCORP Shares as are due to that Eligible Scheme Shareholder under clause 5 as Scrip Consideration;

         (d) TABCORP will issue to the Sale Agent in accordance with clause 5.6(a) such number of TABCORP Shares as are attributable to Ineligible Overseas Shareholders under clause 5 as Scrip Consideration;

         (e) TABCORP Issuer will issue to each Eligible Scheme Shareholder such number of Centrebet Notes (if any) as are due to that Eligible Scheme Shareholder under clause 5.1(c)(ii); and

         (f) TABCORP Issuer will issue to the Ineligible Note Trustee in accordance with clause 5.6(b) such number of Centrebet Notes (if any) as are attributable to Ineligible Overseas Shareholders under clause 5.1(c)(ii).

4.4      PAYMENT OF SPECIAL DIVIDEND

         If the Tax Ruling Event occurs, Jupiters will:

         (a) procure that the Jupiters Board passes the Special Dividend Resolution after the Effective Date and on or before the Record Date; and

         (b) pay to each Scheme Shareholder a cash amount by way of the Special Dividend in respect of each of their Scheme Shares.

4.5      PAYMENT OF CENTREBET DIVIDEND

         If:

         (i) a Centrebet Sale Agreement is entered into by Jupiters and its relevant Related Entities, and the Centrebet Sale Completion occurs, on or before 31 October 2003; and

         (ii) the Centrebet Tax Ruling Event occurs on or before 30 September 2003,

         Jupiters will:

         (a) procure that the Jupiters Board, after the Effective Date and on or before the Record Date, passes a resolution to approve, in accordance with the Merger Implementation Agreement, the declaration and payment by Jupiters of the Centrebet Dividend; and

         (b) pay to each Scheme Shareholder within five Business Days after the Implementation Date a cash amount by way of the Centrebet Dividend in respect of each of their Scheme Shares.

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5.       ORDINARY SCHEME CONSIDERATION

5.1      FORMS OF ORDINARY SCHEME CONSIDERATION

         Subject to clauses 5.2, 5.6, 5.7 and 5.8, the Ordinary Scheme Consideration in respect of the Scheme Shares held by a Scheme Shareholder at the Record Date comprises:

         (a) the Cash Consideration in respect of each of their Cash Consideration Shares;

         (b) the Scrip Consideration in respect of each of their Scrip Consideration Shares; and

         (c)      if required by clause 5.5, either:

                  (i) the Centrebet Payment in respect of each of their Scheme Shares; or

                  (ii) one Centrebet Note in respect of each of their Scheme Shares.

5.2      ELECTION MECHANISM

         (a)      A Scheme Shareholder may make an Election by:

                  (i) completing and signing, in accordance with the instructions on it, the form of election made available for that purpose by Jupiters and included in, or accompanying, the Scheme Booklet; and

                  (ii) returning the completed and signed form to TABCORP at the address of the [Jupiters Share Registry] by the Record Date.

         (b) A Scheme Shareholder may make only a Maximum Cash Election or a Maximum Scrip Election, but not both. An Election may not be withdrawn or revoked.

         (c) Any purported Election made otherwise than in accordance with clauses 5.2(a) and (b) will not be valid for any purpose and will not be recognised by TABCORP or Jupiters.

         (d) The entitlement to Ordinary Scheme Consideration of each Scheme Shareholder who does not make an Election will not be affected by any Elections made by other Scheme Shareholders.

5.3      ALLOCATION OF CASH CONSIDERATION

         The number of Scheme Shares in respect of which a Scheme Shareholder will be entitled, subject to clause 5.8, to receive Cash Consideration is (in each case rounded up or down to the nearest whole number of Scheme Shares):

         (a)      in the case of a Scheme Shareholder who does not make an
                  Election:

                  (i) if the Tax Ruling Event occurs, 54.286% of their Scheme Shares; and

                  (ii) if the Tax Ruling Event does not occur, 60% of their Scheme Shares;

         (b) in the case of a Scheme Shareholder who makes a Maximum Scrip Election, the number of their Scheme Shares other than their Scrip Consideration Shares; and

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Scheme of Arrangement

         (c) in the case of a Scheme Shareholder who makes an Election to receive Cash Consideration for the maximum possible number of their Scheme Shares (a MAXIMUM CASH ELECTION), the lesser of the number of their Scheme Shares and the number determined in accordance with the formula:

                           ((C - N) / A) x E

                  where:

                  C        is the amount of cash comprising the Cash
                           Consideration Cap;

                  N is the total amount of cash (which may not be a whole number) which Scheme Shareholders who have not made an Election are entitled to receive as Cash Consideration under the Ordinary Scheme;

                  A is the amount of cash (which may not be a whole number) equal to the Cash Consideration amount multiplied by the total number of Scheme Shares held by Scheme Shareholders making Maximum Cash Elections; and

                  E        is the number of the Scheme Shareholder's Scheme
                           Shares.

         The principle of this clause 5.3 is that, subject to the effects of rounding, TABCORP Acquirer will not be obliged under the Ordinary Scheme to pay an amount as Cash Consideration in total greater than the Cash Consideration Cap.

5.4      ALLOCATION OF SCRIP CONSIDERATION

         The number of Scheme Shares in respect of which a Scheme Shareholder will be entitled, subject to clauses 5.6 and 5.8, to receive Scrip Consideration is (in each case rounded up or down to the nearest whole number of Scheme Shares):

         (a)      in the case of a Scheme Shareholder who does not make an
                  Election:

                  (i) if the Tax Ruling Event occurs, 45.714% of their Scheme Shares; and

                  (ii) if the Tax Ruling Event does not occur, 40% of their Scheme Shares;

         (b) in the case of a Scheme Shareholder who makes a Maximum Cash Election, the number of their Scheme Shares other than their Cash Consideration Shares; and

         (c) in the case of a Scheme Shareholder who makes an Election to receive Scrip Consideration for the maximum possible number of their Scheme Shares (a MAXIMUM SCRIP ELECTION), the lesser of the number of their Scheme Shares and the number determined in accordance with the formula:

                           ((C - N) / A) x E

                  where:

                  C is the number of TABCORP Shares comprising the Scrip Consideration Cap;

                  N is the number of TABCORP Shares which Scheme Shareholders who have not made an Election are, or would but for the operation of clause 5.6 be, entitled to receive as Scrip Consideration under the Ordinary Scheme;

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Scheme of Arrangement

                  A is the number of TABCORP Shares (which may not be a whole number) equal to the Scrip Consideration amount multiplied by the total number of Scheme Shares held by Scheme Shareholders making Maximum Scrip Elections; and

                  E        is the number of the Scheme Shareholder's Scheme
                           Shares.

         The principle of this clause 5.4 is that, subject to the effects of rounding, TABCORP will not be obliged under the Ordinary Scheme to issue a number of TABCORP Shares in total greater than the Scrip Consideration Cap.

5.5      CENTREBET PAYMENT AND CENTREBET NOTE

         (a)      (CENTREBET PAYMENT) If:

                  (i) a Centrebet Sale Agreement is entered into by Jupiters and its relevant Related Entities, and the Centrebet Sale Completion occurs, on or before 31 October 2003; and

                  (ii)     either:

                           (A) the Centrebet Tax Ruling Event has not occurred on or before 30 September 2003; or

                           (B) the Australian Taxation Office has provided a firm indication to Jupiters, any of its Related Entities or any of their respective directors, officers, employees, advisers or agents that the Commissioner of Taxation will not grant either or both of the Centrebet Class Ruling and the Centrebet Private Ruling,

                  TABCORP Acquirer will make the Centrebet Payments in accordance with clause 5.1(c)(i) and otherwise in accordance with the Ordinary Scheme.

         (b)      (CENTREBET NOTE) If:

                  (i) a Centrebet Sale Agreement is entered into by Jupiters and its relevant Related Entities on or before 31 October 2003, but the Centrebet Sale Completion does not occur on or before that date; or

                  (ii) a Centrebet Sale Agreement has not been entered into by Jupiters and its relevant Related Entities on or before 31 October 2003,

                  TABCORP Issuer will issue the Centrebet Notes in accordance with clause 5.1(c)(ii) and otherwise in accordance with the Ordinary Scheme.

5.6      INELIGIBLE OVERSEAS SHAREHOLDERS

         (a) TABCORP will be under no obligation under the Ordinary Scheme to issue, and will not issue, any TABCORP Shares to an Ineligible Overseas Shareholder, and instead:

                  (i) the TABCORP Shares which would otherwise be required to be issued to the Ineligible Overseas Shareholder under the Ordinary Scheme will be issued to the Sale Agent;

                  (ii) TABCORP will procure that, as soon as reasonably practicable (and in any event not more than 15 Business Days after the Implementation Date), the Sale Agent sells on the stock market conducted by ASX all of the TABCORP Shares issued to

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Scheme of Arrangement

                           the Sale Agent pursuant to clause 5.6(a)(i) in such manner, at such price and on such other terms as the Sale Agent determines in good faith (and at the risk of the Ineligible Overseas Shareholder), and remits to TABCORP Acquirer the proceeds of sale (after deduction of any applicable brokerage and other selling costs, taxes and charges) (the PROCEEDS); and

                  (iii) TABCORP Acquirer will pay to the Ineligible Overseas Shareholder such fraction of the Proceeds as is equal to the number of TABCORP Shares which would have been issued to the Ineligible Overseas Shareholder but for the application of this clause 5.6(a), divided by the total number of TABCORP Shares issued to the Sale Agent under this clause 5.6(a) in respect of all Ineligible Overseas Shareholders, promptly after the last sale of TABCORP Shares by the Sale Agent, in full satisfaction of TABCORP's obligations to the Ineligible Overseas Shareholder under the Ordinary Scheme in respect of the Scrip Consideration.

         (b) TABCORP Issuer will be under no obligation under the Ordinary Scheme to issue, and will not issue, any Centrebet Notes to an Ineligible Overseas Shareholder, and instead:

                  (i) the Centrebet Notes which would otherwise be required to be issued to the Ineligible Overseas Shareholder under the Ordinary Scheme will be issued to the Ineligible Note Trustee; and

                  (ii) TABCORP Issuer will procure that the Ineligible Note Trustee holds the Centrebet Notes issued to the Ineligible Note Trustee pursuant to clause 5.6(b)(i) in accordance with, and makes the payments in respect of the Centrebet Notes which would otherwise have been issued to the Ineligible Overseas Shareholder but for the application of this clause 5.6(b) that are required by, the Ineligible Note Deed, in full satisfaction of TABCORP Issuer's obligations to the Ineligible Overseas Shareholder under the Ordinary Scheme in respect of the Centrebet Notes.

5.7      FRACTIONAL ENTITLEMENTS

         If a fractional entitlement to a TABCORP Share arises from the calculation of the total Scrip Consideration in respect of a Scheme Shareholder, then any such fractional entitlement:

         (a) of less than 0.5 will be rounded down to the nearest whole number of TABCORP Shares; and

         (b) of 0.5 or more will be rounded up to the nearest whole number of TABCORP Shares.

5.8      SHAREHOLDING SPLITTING OR DIVISION

         If TABCORP is of the opinion that two or more Scheme Shareholders, each of whom holds a number of Scheme Shares which results in rounding in accordance with clause 5.3, 5.4 or 5.7, have, before the Record Date, been party to shareholding splitting or division in an attempt to obtain unfair advantage by reference to such rounding, TABCORP may give notice to those Scheme Shareholders:

         (a)      setting out the names and Registered Addresses of all of them;

         (b)      stating that opinion; and

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Scheme of Arrangement

         (c) attributing to one of them specifically identified in the notice the Scheme Shares held by all of them,

         and, after the notice has been so given, the Scheme Shareholder specifically identified in the notice will, for the purposes of the other provisions of this clause 5, be taken to hold all those Scheme Shares and each of the other Scheme Shareholders whose names and Registered Addresses are set out in the notice will, for the purposes of the other provisions of this clause 5, be taken to hold no Scheme Shares. Each of TABCORP, TABCORP Acquirer and TABCORP Issuer, in complying with the other provisions of this clause 5 relating to it in respect of the Scheme Shareholder specifically identified in the notice as the deemed holder of all the specified Scheme Shares, will be taken to have satisfied and discharged its obligations to the other Scheme Shareholders named in the notice under the terms of the Ordinary Scheme.

6.       PROVISION OF ORDINARY SCHEME CONSIDERATION

6.1      PAYMENT OF CASH AMOUNTS

         The obligations of:

         (a)      TABCORP Acquirer to pay the Cash Consideration;

         (b)      TABCORP Acquirer to make the Centrebet Payments;

         (c)      TABCORP Acquirer to make any payment pursuant to clause
                  5.6(a);

         (d)      Jupiters to pay the Special Dividend; and

         (e)      Jupiters to pay the Centrebet Dividend,

         will be satisfied by TABCORP Acquirer or Jupiters (as the case may be) within five Business Days after the Implementation Date (or, in the case of clause 6.1(c), within such later time allowed by clause 5.6(a)(iii)) either, in relation to each Scheme Shareholder:

         (f) dispatching, or procuring the dispatch of, a cheque to the Scheme Shareholder by pre-paid post to their Registered Address (as at the Record Date), such cheque being drawn in the name of the Scheme Shareholder; or

         (g) making a deposit in an account with any ADI (as defined in the Banking Act 1959 (Cth)) in Australia notified by the Scheme Shareholder to Jupiters and recorded in or for the purposes of the Jupiters Share Register at the Record Date, for the relevant amount, with that amount being denominated in Australian dollars.

6.2      PROVISION OF SCRIP CONSIDERATION

         (a) The TABCORP Shares to be issued pursuant to the Ordinary Scheme will be validly issued and fully paid and will rank pari passu in all respects with all other TABCORP Shares then on issue (other than in respect of any dividend already declared and not yet paid by TABCORP, where the record date for entitlements to that dividend has passed).

         (b) The obligation of TABCORP to issue TABCORP Shares to an Eligible Scheme Shareholder entitled to be issued TABCORP Shares under the Ordinary Scheme will be satisfied by TABCORP:

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Scheme of Arrangement

                  (i) on the Implementation Date, causing the name and Registered Address (as at the Record Date) of that Eligible Scheme Shareholder to be entered in the TABCORP Share Register as the holder of the TABCORP Shares issued to that Eligible Scheme Shareholder; and

                  (ii) within five Business Days after the Implementation Date, procuring the dispatch to that Eligible Scheme Shareholder, by pre-paid post to their Registered Address (as at the Record Date), of an uncertificated holding statement in the name of that Eligible Scheme Shareholder representing the number of TABCORP Shares issued to that Eligible Scheme Shareholder.

         (c) Each Scheme Shareholder to whom TABCORP Shares are to be issued pursuant to the Ordinary Scheme agrees:

                  (i)      to become a member of TABCORP for the purposes of
                           section 231 of the Corporations Act;

                  (ii) to have their name and address entered in the TABCORP Share Register; and

                  (iii) to be bound by the constitution of TABCORP as in force from time to time in respect of the TABCORP Shares.

         (d) Except for a Scheme Shareholder's tax file number, any binding instruction or notification between a Scheme Shareholder and Jupiters relating to Scheme Shares at the Record Date (including, without limitation, any instructions relating to payment of dividends or to communications from Jupiters) will from the Record Date be deemed to be a similarly binding instruction or notification to, and accepted by, TABCORP in respect of the TABCORP Shares issued to the Scheme Shareholder until that instruction or notification is revoked or amended in writing addressed to TABCORP at the TABCORP Share Registry.

         (e) Each Scheme Shareholder, without the need for any further act, irrevocably appoints TABCORP and each of its directors and officers, jointly and severally, as that Scheme Shareholder's attorney and agent for the purpose of executing any form of application required for TABCORP Shares to be issued to that Scheme Shareholder pursuant to the Ordinary Scheme.

6.3      PROVISION OF CENTREBET NOTES

         (a) The obligations of TABCORP Issuer to issue Centrebet Notes to an Eligible Scheme Shareholder under the Ordinary Scheme will be satisfied by TABCORP Issuer:

                  (i) on the Implementation Date, causing the name and Registered Address (as at the Record Date) of that Eligible Scheme Shareholder to be entered in the register for the Centrebet Notes as the holder of the Centrebet Notes issued to that Eligible Scheme Shareholder; and

                  (ii) within five Business Days after the Implementation Date, procuring the dispatch to that Eligible Scheme Shareholder, by pre-paid post to their Registered Address (as at the Record Date), of a certificate in the name of that Eligible Scheme Shareholder representing the number of Centrebet Notes issued to that Eligible Scheme Shareholder.

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Scheme of Arrangement

         (b) Each Scheme Shareholder to whom Centrebet Notes are to be issued pursuant to the Ordinary Scheme agrees:

                  (i) to have their name and address entered in the register for the Centrebet Notes; and

                  (ii) to be bound by the terms and conditions of issue of the Centrebet Notes (including the Centrebet Note
                           Deed).

         (c) Each Scheme Shareholder, without the need for any further act, irrevocably appoints TABCORP Issuer and each of its directors and officers, jointly and severally, as that Scheme Shareholder's attorney and agent for the purpose of executing any form of application required for Centrebet Notes to be issued to that Scheme Shareholder pursuant to the Ordinary Scheme.

6.4      JOINT HOLDERS

         In the case of Scheme Shares held in joint names:

         (a) any cheque required to be paid to Scheme Shareholders will be payable to the joint holders;

         (b) any uncertificated holding statements for TABCORP Shares to be issued to Scheme Shareholders will be issued in the names of the joint holders; and

         (c) any certificates for Centrebet Notes to be issued to Scheme Shareholders will be issued in the names of the joint holders,

         and be forwarded to the holder whose name appears first in the Jupiters Share Register at the Record Date.

7.       TRADING OF TABCORP SHARES

         TABCORP will use its best endeavours to procure that the TABCORP Shares to be issued pursuant to the Ordinary Scheme will be quoted on the stock market conducted by ASX with effect as soon as practicable after the Effective Date, taking into account the requirements of ASX in connection with the making of Elections, initially on a deferred settlement basis and thereafter on an ordinary settlement basis.

8.       DEALINGS IN JUPITERS SHARES

8.1      DEALINGS PRIOR TO RECORD DATE

         (a) For the purpose of establishing the persons who are Scheme Shareholders, dealings in Jupiters Shares will only be recognised if:

                  (i) in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Jupiters Share Register as the holder of the relevant Jupiters Shares by the Record Date; and

                  (ii) in all other cases, registrable transfers or transmission applications in respect of those dealings are received at the Jupiters Share Registry by the Record Date.

         (b) Jupiters will register registrable transfers or transmission applications of the kind referred to in clause 8.1(a)(ii) by the Record Date. Jupiters will not accept for registration, nor

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Scheme of Arrangement

                  recognise for any purpose, any transfer or transmission application in respect of Jupiters Shares received after the Record Date (other than the transfers contemplated by clause 4.2).

8.2      DEALINGS AFTER RECORD DATE

         (a) For the purpose of determining entitlements to the Ordinary Scheme Consideration, Jupiters will, until the Ordinary Scheme Consideration has been provided in accordance with the Ordinary Scheme, maintain or procure the maintenance of the Jupiters Share Register in accordance with this clause 8, and the Jupiters Share Register in this form will solely determine entitlements to the Ordinary Scheme Consideration. Each entry on the Jupiters Share Register at the Record Date relating to Scheme Shares will cease to have any effect other than as evidence of the entitlement to the Ordinary Scheme Consideration, to the Special Dividend and to the Centrebet Dividend in respect of those Scheme Shares.

         (b) From the Record Date, all certificates and holding statements for Scheme Shares existing as at the Record Date will cease to have effect as documents of title in respect of those Scheme Shares, other than for the purpose of registering dealings in Jupiters Shares in accordance with clause 8.1.

8.3      PROVISION OF INFORMATION

         On or before 9.00am on the Implementation Date, Jupiters must give to TABCORP details of the names, Registered Addresses and holdings of Scheme Shares of every Scheme Shareholder as shown in the Jupiters Share Register at the Record Date, such details to be provided in such form as TABCORP may reasonably require.

9.       GENERAL SCHEME PROVISIONS

9.1      ORDINARY SCHEME ALTERATIONS AND CONDITIONS

         If the Court proposes to approve the Ordinary Scheme subject to any alterations or conditions, Jupiters may, by its counsel or solicitors but subject to the prior approval of TABCORP, consent on behalf of all persons concerned to those alterations or conditions.

9.2      COVENANTS BY SCHEME SHAREHOLDERS

         Each Scheme Shareholder:

         (a) agrees to the transfer of their Scheme Shares to TABCORP Acquirer, in accordance with the Ordinary Scheme;

         (b) without the need for any further act, irrevocably appoints Jupiters and each of the directors and officers of Jupiters, jointly and severally, as the Scheme Shareholder's attorney and agent for the purpose of executing any document or doing any other act necessary to give full effect to the Ordinary Scheme and the transactions contemplated by it (including, without limitation, the provision of a proper instrument of transfer of the Scheme Shareholder's Scheme Shares for the purposes of section 1071B of the Corporations Act (which may be a master transfer of all or part of the Scheme Shares)) and the communication of the Scheme Shareholder's instructions and notifications under clause 6.2(d); and

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Scheme of Arrangement

         (c) consents to Jupiters doing all things and executing all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to the Ordinary Scheme and the transactions contemplated by it.

9.3      STATUS OF SCHEME SHARES

         (a) Each Scheme Shareholder is deemed to have warranted to TABCORP and to TABCORP Acquirer that all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to TABCORP Acquirer under the Ordinary Scheme will, as at the date of the transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, and that they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those shares) to TABCORP Acquirer under the Ordinary Scheme.

         (b) The Scheme Shares transferred to TABCORP Acquirer under the Ordinary Scheme will be transferred free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, that will bind TABCORP Acquirer.

         (c) Pending registration by Jupiters of the name and address of TABCORP Acquirer in the Jupiters Share Register as the holder of the Scheme Shares:

                  (i) TABCORP Acquirer will be beneficially entitled to the Scheme Shares transferred to it under the Ordinary Scheme; and

                  (ii) each Scheme Shareholder irrevocably appoints TABCORP Acquirer as its sole proxy and, where appropriate, its corporate representative to attend shareholders' meetings of Jupiters, exercise the votes attached to the Scheme Shares registered in the name of the Scheme Shareholder and sign any shareholders' resolution of Jupiters, and the Scheme Shareholder may not itself attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative.

9.4      EFFECT OF ORDINARY SCHEME

         The Ordinary Scheme binds Jupiters and all Jupiters Shareholders from time to time and, to the extent of any inconsistency, overrides the constitution of Jupiters.

9.5      NOTICES

         Where a notice, transfer, transmission application, direction or other communication referred to in the Ordinary Scheme is sent by post to Jupiters, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Jupiters' registered office or at the Jupiters Share Registry.

9.6      FURTHER ASSURANCES

         Jupiters will do all things and execute all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to the Ordinary Scheme and the transactions contemplated by it.

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Scheme of Arrangement

9.7      COSTS AND STAMP DUTY

         Jupiters will pay the costs of the Ordinary Scheme, except that TABCORP Acquirer will pay any stamp duty payable on the transfer by Scheme Shareholders of the Scheme Shares to TABCORP Acquirer.

9.8      PROPER LAW

         The proper law of the Ordinary Scheme is the law of Queensland.

ANNEXURE B Scheme of Arrangement

PURSUANT TO SECTION 411 OF THE CORPORATIONS ACT 2001 (Cth)

BETWEEN

                  JUPITERS LIMITED (ABN 78 010 741 045) of 17 Victoria Avenue, Broadbeach, Queensland, Australia

AND

                  THE HOLDERS OF FULLY PAID RESET PREFERENCE SHARES IN JUPITERS LIMITED (other than any person holding fully paid reset preference shares in Jupiters Limited on behalf of, or for the benefit of, TABCORP or any of its Related Entities)

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this document, the following definitions apply unless the context requires otherwise.

         ASIC means the Australian Securities and Investments Commission.

         ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

         ASX LISTING RULES means the official listing rules of ASX.

         BUSINESS DAY has the meaning given in the ASX Listing Rules.

         CHESS means the Clearing House Electronic Subregister System for the electronic transfer of securities, operated by ASX Settlement and Transfer Corporation Pty Limited (ABN 49 008 504 532).

         CONDITIONS PRECEDENT means the conditions precedent set out in clause 3.1.

         CORPORATIONS ACT means the Corporations Act 2001 (Cth).

         COURT means the Supreme Court of Queensland.

         DEED POLL means the Deed Poll dated [*] 2003 executed by, amongst others, TABCORP and TABCORP Acquirer, pursuant to which each of TABCORP and TABCORP Acquirer has, amongst other things, covenanted in favour of Scheme RPS Holders to perform the obligations contemplated of it under the RPS Scheme.

         EFFECTIVE DATE means the date on which the Scheme Order comes into effect pursuant to section 411(10) of the Corporations Act.

         EXCLUDED RPS means an RPS held by any person on behalf of, or for the benefit of, TABCORP or any of its Related Entities[, and any RPS in respect of which a Conversion Notice (as defined in the

Scheme of Arrangement

         RPS Terms) has been provided to Jupiters, and not withdrawn, in accordance with the RPS Terms and where the Conversion Date (as defined in the RPS Terms) in respect of that RPS is on or before the Implementation Date].

         IMPLEMENTATION DATE means the third Business Day after the Record Date.

         JUPITERS means Jupiters Limited (ABN 78 010 741 045).

         JUPITERS BOARD means the board of directors of Jupiters.

         JUPITERS SHARE REGISTER means the register of members of Jupiters maintained pursuant to the Corporations Act.

         JUPITERS SHARE REGISTRY means Computershare Investor Services Pty Limited (ABN 48 078 279 277) of Level 12, 565 Bourke Street, Melbourne, Victoria.

         MERGER IMPLEMENTATION AGREEMENT means the Merger Implementation Agreement dated [*] 2003 between TABCORP and Jupiters.

         ORDINARY SCHEME means the scheme of arrangement under Part 5.1 of the Corporations Act between Jupiters and the holders of fully paid ordinary shares in the capital of Jupiters (other than any person holding fully paid ordinary shares in Jupiters on behalf of, or for the benefit of, TABCORP or any of its Related Entities).

         RECORD DATE means 5.00pm on the fifth Business Day after the Effective Date.

         REGISTERED ADDRESS means, in relation to an RPS Holder, the address shown in the Jupiters Share Register.

         RELATED ENTITY means, in relation to a person, any entity which is related to that person within the meaning of section 50 of the Corporations Act or which is an economic entity (as defined in any approved Australian accounting standard) that is controlled by that person.

         RPS means a fully paid reset preference share in the capital of Jupiters issued on the RPS Terms.

         RPS HOLDER means each person registered in the Jupiters Share Register as the holder of RPS.

         RPS SCHEME means this scheme of arrangement, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

         RPS SCHEME CONSIDERATION means the consideration to be provided to Scheme RPS Holders for the transfer to TABCORP Acquirer of their Scheme RPS, ascertained in accordance with clause 5.

         RPS TERMS means the Terms and Conditions of the RPS, as set out in appendix A to the prospectus dated 28 February 2002 issued by Jupiters, as those Terms and Conditions may be amended by the Jupiters Board.

         SCHEME MEETING means the meeting ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in relation to the RPS Scheme.

         SCHEME ORDER means the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in relation to the RPS
         Scheme.

         SCHEME RPS means the RPS on issue at the Record Date (including any RPS in respect of which a conversion notice has been given to Jupiters under clause 4 of the RPS Terms and has not been withdrawn, and in respect of which the conversion date under the RPS Terms has not occurred) other than the Excluded RPS.

Scheme of Arrangement

         SCHEME RPS HOLDER means each person registered in the Jupiters Share Register as the holder of Scheme RPS as at the Record Date.

         SECOND COURT DATE means the first day on which an application made to the Court for the Scheme Order is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

         TABCORP means TABCORP Holdings Limited (ABN 66 063 780 709).

         TABCORP ACQUIRER means [*TABCORP ACQUIRER] (ABN [*]), a wholly-owned Related Entity of TABCORP.

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body, government agency or other entity includes any of them.

         (e) A reference to a clause is a reference to a clause of this document.

         (f) A reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns.

         (g) A reference to an agreement or document (including, without limitation, a reference to this document) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this document or that other agreement or document.

         (h) A reference to any legislation or to a provision of any legislation includes a modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

         (i) Words and phrases not specifically defined in this document have the same meanings (if any) given to them in the Corporations Act.

         (j) A reference to time is a reference to time in Brisbane, Australia.

         (k)      A reference to $ is to the lawful currency of Australia.

2.       PRELIMINARY

2.1      JUPITERS

         (a) Jupiters is a public company incorporated in Australia and registered in Queensland and is a company limited by shares. Its registered office is at Level 9, Niecon Tower, 17 Victoria Avenue, Broadbeach, Queensland.

Scheme of Arrangement

         (b) Jupiters has been admitted to the official list of ASX and RPS have been granted official quotation on the stock market conducted by ASX.

         (c)      As at [*] 2003, [*] RPS were on issue.

2.2      TABCORP

         TABCORP is a public company incorporated in Australia and registered in Victoria and is a company limited by shares. Its registered office is at 5 Bowen Crescent, Melbourne, Victoria.

2.3      TABCORP ACQUIRER

         TABCORP Acquirer is a [public/proprietary] company incorporated in Australia and registered in [Victoria] and is a company limited by shares. Its registered office is at [5 Bowen Crescent, Melbourne, Victoria].

2.4      SUMMARY OF THE RPS SCHEME

         (a) If the RPS Scheme becomes effective (by virtue of the Scheme Order coming into effect in accordance with section 411(10) of the Corporations Act) then:

                  (i) all the Scheme RPS will be transferred to TABCORP Acquirer, and TABCORP Acquirer will provide the RPS Scheme Consideration to Scheme RPS Holders in accordance with the provisions of the RPS Scheme; and

                  (ii) Jupiters will enter the name and address of TABCORP Acquirer in the Jupiters Share Register as the holder of the Scheme RPS.

         (b) TABCORP has executed the Deed Poll in favour of the Scheme RPS Holders, pursuant to which it has covenanted to perform the obligations contemplated of it under the RPS Scheme, and to procure that TABCORP Acquirer performs the obligations contemplated of TABCORP Acquirer under the RPS Scheme.

         (c) TABCORP Acquirer has executed the Deed Poll in favour of the Scheme RPS Holders, pursuant to which it has covenanted to perform the obligations contemplated of it under the RPS Scheme.

3.       CONDITIONS PRECEDENT

3.1      CONDITIONS

         The RPS Scheme is conditional on each of the following conditions precedent:

         (a) as at 8.00am on the Second Court Date, all of the conditions set out in clause 3.1 of the Merger Implementation Agreement have been satisfied or waived in accordance with the terms of the Merger Implementation Agreement;

         (b) as at 8.00am on the Second Court Date, the Merger Implementation Agreement has not been terminated;

         (c) the RPS Scheme has been approved by the requisite majorities of RPS Holders in accordance with section 411(4)(a) of the Corporations Act at the Scheme Meeting;

Scheme of Arrangement

         (d) the Court has approved the Ordinary Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act;

         (e) the Court has approved the RPS Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act;

         (f)      such other conditions made or required by the Court under
                  section 411(6) of the Corporations Act in relation to the RPS Scheme as are acceptable to TABCORP and Jupiters have been satisfied,

         and the RPS Scheme will be of no force or effect unless and until the Conditions Precedent are satisfied.

3.2      CERTIFICATE

         At the hearing by the Court of the application for the Scheme Order, TABCORP and Jupiters will each provide to the Court a certificate confirming whether or not all of the conditions set out in clause 3.1 of the Merger Implementation Agreement have been satisfied or waived in accordance with the terms of the Merger Implementation Agreement.

3.3      TERMINATION OF MERGER IMPLEMENTATION AGREEMENT

         In the event that the Merger Implementation Agreement is terminated, each of Jupiters, TABCORP and TABCORP Acquirer is released from:

         (a)      any further obligation to take steps to implement the RPS
                  Scheme; and

         (b)      any liability with respect to the RPS Scheme.

4.       IMPLEMENTATION OF THE RPS SCHEME

4.1      LODGEMENT

         Jupiters must lodge with ASIC an office copy of the Scheme Order promptly after, and in any event by 5.00pm on the first Business Day after the date on which, the Court makes that order.

4.2      TRANSFER OF SCHEME RPS

         On the Implementation Date, all of the Scheme RPS (together with all rights and entitlements attaching to the Scheme RPS) will be transferred to TABCORP Acquirer, without the need for any further act by any Scheme RPS Holder, by Jupiters procuring the delivery of a transfer or transfers in respect of all of the Scheme RPS to ASX Settlement and Transfer Corporation Pty Limited by a broker nominated in writing by TABCORP to effect a valid transfer of the Scheme RPS to TABCORP Acquirer under section 1074D of the Corporations Act or, if that procedure is not available for any reason, by:

         (a) Jupiters delivering to TABCORP duly completed and executed share transfer forms (which may be a master transfer of all or part of the Scheme RPS) to transfer all of the Scheme RPS to TABCORP Acquirer;

         (b) TABCORP Acquirer executing and delivering the share transfer forms to Jupiters; and

         (c) Jupiters entering the name and address of TABCORP Acquirer in the Jupiters Share Register as the holder of all of the Scheme RPS.

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Scheme of Arrangement

4.3      PAYMENT OF RPS SCHEME CONSIDERATION

         In consideration for the transfer to TABCORP Acquirer of each Scheme RPS on the Implementation Date, TABCORP Acquirer will pay to each Scheme RPS Holder the RPS Scheme Consideration.

5.       RPS SCHEME CONSIDERATION

5.1      CALCULATION OF RPS SCHEME CONSIDERATION

         The RPS Scheme Consideration in respect of each Scheme RPS comprises:

         (a)      a cash amount of $105.26; plus

         (b) an additional cash amount equal to the dividend accrued on that Scheme RPS under clause 2.1 of the RPS Terms, calculated on the basis of the number of days from (and including) the immediately preceding Dividend Payment Date under the RPS Terms to (but excluding) the Implementation Date, provided that if the Implementation Date occurs:

         (c) after the record date for payment of the dividend accrued on the Scheme RPS under clause 2.1 of the RPS Terms from (and including) the immediately preceding Dividend Payment Date under the RPS Terms; and

         (d) before the Dividend Payment Date under the RPS Terms for that accrued dividend,

         then TABCORP Acquirer will have no obligation to pay to the Scheme RPS Holder the cash amount referred to in paragraph (b).

5.2      PAYMENT OF RPS SCHEME CONSIDERATION

         (a) The obligation of TABCORP Acquirer to pay the RPS Scheme Consideration will be satisfied by TABCORP Acquirer within five Business Days after the Implementation Date either, in relation to each Scheme RPS Holder:

                  (i) dispatching, or procuring the dispatch of, a cheque to the Scheme RPS Holder by pre-paid post to their Registered Address (as at the Record Date), such cheque being drawn in the name of the Scheme RPS Holder; or

                  (ii) making a deposit in an account with any ADI (as defined in the Banking Act 1959 (Cth)) in Australia notified by the Scheme RPS Holder to Jupiters and recorded in or for the purposes of the Jupiters Share Register at the Record Date, for the relevant amount, with that amount being denominated in Australian dollars.

         (b) In the case of Scheme RPS held in joint names any cheque required to be paid to Scheme RPS Holders will be payable to the joint holders and be forwarded to the holder whose name appears first in the Jupiters Share Register at the Record Date.

Scheme of Arrangement

6.       DEALINGS IN RPS

6.1      DEALINGS PRIOR TO RECORD DATE

         (a) For the purpose of establishing the persons who are Scheme RPS Holders, dealings in RPS will only be recognised if:

                  (i) in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Jupiters Share Register as the holder of the relevant RPS by the Record Date; and

                  (ii) in all other cases, registrable transfers or transmission applications in respect of those dealings are received at the Jupiters Share Registry by the Record Date.

         (b) Jupiters will register registrable transfers or transmission applications of the kind referred to in clause 6.1(a)(ii) by the Record Date. Jupiters will not accept for registration, nor recognise for any purpose, any transfer or transmission application in respect of RPS received after the Record Date (other than the transfers contemplated by clause 4.2).

6.2      DEALINGS AFTER RECORD DATE

         (a) For the purpose of determining entitlements to the RPS Scheme Consideration, Jupiters will, until the RPS Scheme Consideration has been provided in accordance with the RPS Scheme, maintain or procure the maintenance of the Jupiters Share Register in accordance with this clause 6, and the Jupiters Share Register in this form will solely determine entitlements to the RPS Scheme Consideration. Each entry on the Jupiters Share Register at the Record Date relating to Scheme RPS will cease to have any effect other than as evidence of the entitlement to the RPS Scheme Consideration in respect of those Scheme RPS.

         (b) From the Record Date, all certificates and holding statements for Scheme RPS existing at the Record Date will cease to have effect as documents of title in respect of those Scheme RPS, other than for the purpose of registering dealings in RPS in accordance with clause 6.1.

6.3      PROVISION OF INFORMATION

         On or before 9.00am on the Implementation Date, Jupiters must give to TABCORP details of the names, Registered Addresses and holdings of Scheme RPS of every Scheme RPS Holder as shown in the Jupiters Share Register at the Record Date, such details to be provided in such form as TABCORP may reasonably require.

7.       GENERAL SCHEME PROVISIONS

7.1      RPS SCHEME ALTERATIONS AND CONDITIONS

         If the Court proposes to approve the RPS Scheme subject to any alterations or conditions, Jupiters may, by its counsel or solicitors but subject to the prior approval of TABCORP, consent on behalf of all persons concerned to those alterations or conditions.

Scheme of Arrangement

7.2      COVENANTS BY SCHEME RPS HOLDERS

         Each Scheme RPS Holder:

         (a) agrees to the transfer of their Scheme RPS to TABCORP Acquirer, in accordance with the RPS Scheme;

         (b) without the need for any further act, irrevocably appoints Jupiters and each of the directors and officers of Jupiters, jointly and severally, as the Scheme RPS Holder's attorney and agent for the purpose of executing any document or doing any other act necessary to give full effect to the RPS Scheme and the transactions contemplated by it (including, without limitation, the provision of a proper instrument of transfer of the Scheme RPS Holder's Scheme RPS for the purposes of section 1071B of the Corporations Act (which may be a master transfer of all or part of the Scheme RPS)); and

         (c) consents to Jupiters doing all things and executing all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to the RPS Scheme and the transactions contemplated by it.

7.3      STATUS OF SCHEME RPS

         (a) Each Scheme RPS Holder is deemed to have warranted to TABCORP and to TABCORP Acquirer that all their Scheme RPS (including any rights and entitlements attaching to those shares) transferred to TABCORP Acquirer under the RPS Scheme will, as at the date of the transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, and that they have full power and capacity to sell and to transfer their Scheme RPS (including any rights and entitlements attaching to those shares) to TABCORP Acquirer under the RPS Scheme.

         (b) The Scheme RPS transferred to TABCORP Acquirer under the RPS Scheme will be transferred free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, that will bind TABCORP Acquirer.

         (c) Pending registration by Jupiters of the name and address of TABCORP Acquirer in the Jupiters Share Register as the holder of the Scheme RPS:

                  (i) TABCORP Acquirer will be beneficially entitled to the Scheme RPS transferred to it under the RPS Scheme; and

                  (ii) each Scheme RPS Holder irrevocably appoints TABCORP Acquirer as its sole proxy and, where appropriate, its corporate representative to attend shareholders' meetings of Jupiters, exercise the votes attached to the Scheme RPS registered in the name of the Scheme RPS Holder and sign any shareholders' resolution of Jupiters, and the Scheme RPS Holder may not itself attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative.

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Scheme of Arrangement

7.4      EFFECT OF RPS SCHEME

         The RPS Scheme binds Jupiters and all RPS Holders from time to time and, to the extent of any inconsistency, overrides the constitution of Jupiters and the RPS Terms.

7.5      NOTICES

         Where a notice, transfer, transmission application, direction or other communication referred to in the RPS Scheme is sent by post to Jupiters, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Jupiters' registered office or at the Jupiters Share Registry.

7.6      FURTHER ASSURANCES

         Jupiters will do all things and execute all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to the RPS Scheme and the transactions contemplated by it.

7.7      COSTS AND STAMP DUTY

         Jupiters will pay the costs of the RPS Scheme, except that TABCORP Acquirer will pay any stamp duty payable on the transfer by Scheme RPS Holders of the Scheme RPS to TABCORP Acquirer.

7.8      PROPER LAW

         The proper law of the RPS Scheme is the law of Queensland.

ANNEXURE C  Scheme of Arrangement

PURSUANT TO SECTION 411 OF THE CORPORATIONS ACT 2001 (Cth)

BETWEEN

                  JUPITERS LIMITED (ABN 78 010 741 045) of 17 Victoria Avenue, Broadbeach, Queensland, Australia

AND

                  THE HOLDERS OF OPTIONS TO SUBSCRIBE FOR FULLY PAID ORDINARY SHARES IN JUPITERS LIMITED under the Jupiters Limited Executive Option Plan

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this document, the following definitions apply unless the context requires otherwise.

         ASIC means the Australian Securities and Investments Commission.

         ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

         ASX LISTING RULES means the official listing rules of ASX.

         ASX WAIVER means a waiver of any requirement under ASX Listing Rule
         6.23 to obtain the approval of holders of ordinary shares in Jupiters for the cancellation of the Jupiters Options pursuant to the Option Scheme.

         BUSINESS DAY has the meaning given in the ASX Listing Rules.

         CONDITIONS PRECEDENT means the conditions precedent set out in clause 3.1.

         CORPORATIONS ACT means the Corporations Act 2001 (Cth).

         COURT means the Supreme Court of Queensland.

         DEED POLL means the Deed Poll dated [*] 2003 executed by, amongst others, TABCORP and TABCORP Acquirer, pursuant to which each of TABCORP and TABCORP Acquirer has, amongst other things, covenanted in favour of Scheme Optionholders to perform the obligations contemplated of it under the Option Scheme.

         EFFECTIVE DATE means the date on which the Scheme Order comes into effect pursuant to section 411(10) of the Corporations Act.

         EXPIRY DATE means, in relation to any Jupiters Option, the date for last exercise of that Jupiters Option under the terms of grant of that Jupiters Option, as at 8.00am on the Second Court Date.

         IMPLEMENTATION DATE means the third Business Day after the Record Date.

Scheme of Arrangement

         JUPITERS means Jupiters Limited (ABN 78 010 741 045).

         JUPITERS BOARD means the board of directors of Jupiters.

         JUPITERS OPTION means an option granted pursuant to the Jupiters Option Plan to subscribe for Jupiters Shares.

         JUPITERS OPTION PLAN means the Jupiters Limited Executive Option Plan adopted by the Jupiters Board on or about 8 February 2001.

         JUPITERS OPTION REGISTER means the register of holders of Jupiters Options maintained in accordance with the Corporations Act.

         JUPITERS OPTIONHOLDER means each person registered in the Jupiters Option Register as the holder of Jupiters Options.

         JUPITERS SHARE means a fully paid ordinary share in the capital of Jupiters.

         JUPITERS SHARE REGISTRY means Computershare Investor Services Pty Limited (ABN 48 078 279 277) of Level 12, 565 Bourke Street, Melbourne, Victoria.

         MERGER IMPLEMENTATION AGREEMENT means the Merger Implementation Agreement dated [*] 2003 between TABCORP and Jupiters.

         OPTION SCHEME means this scheme of arrangement, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

         OPTION SCHEME CONSIDERATION means the consideration to be provided to Scheme Optionholders for the cancellation of the Scheme Options, ascertained in accordance with clause 5.

         ORDINARY SCHEME means the scheme of arrangement under Part 5.1 of the Corporations Act between Jupiters and the holders of fully paid ordinary shares in the capital of Jupiters (other than any person holding fully paid ordinary shares in Jupiters on behalf of, or for the benefit of, TABCORP or any of its Related Entities).

         RECORD DATE means 5.00pm on the fifth Business Day after the Effective Date.

         REGISTERED ADDRESS means, in relation to a Jupiters Optionholder, the address shown in the Jupiters Option Register.

         RELATED ENTITY means, in relation to a person, any entity which is related to that person within the meaning of section 50 of the Corporations Act or which is an economic entity (as defined in any approved Australian accounting standard) that is controlled by that person.

         SCHEME MEETING means the meeting ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act in relation to the Option Scheme.

         SCHEME OPTIONHOLDER means each person registered in the Jupiters Option Register as the holder of Scheme Options as at the Record Date.

         SCHEME OPTIONS means the Jupiters Options on issue at the Record Date (whether or not they are exercisable at that time in accordance with the terms of the Jupiters Option Plan).

         SCHEME ORDER means the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in relation to the Option Scheme.

Scheme of Arrangement

         SECOND COURT DATE means the first day on which an application made to the Court for the Scheme Order is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

         TABCORP means TABCORP Holdings Limited (ABN 66 063 780 709).

         TABCORP ACQUIRER means [*TABCORP ACQUIRER] (ABN [*]), a wholly-owned Related Entity of TABCORP.

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body, government agency or other entity includes any of them.

         (e) A reference to a clause is a reference to a clause of this document.

         (f) A reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns.

         (g) A reference to an agreement or document (including, without limitation, a reference to this document) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this document or that other agreement or document.

         (h) A reference to any legislation or to a provision of any legislation includes a modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

         (i) Words and phrases not specifically defined in this document have the same meanings (if any) given to them in the Corporations Act.

         (j) A reference to time is a reference to time in Brisbane, Australia.

         (k)      A reference to $ is to the lawful currency of Australia.

2.       PRELIMINARY

2.1      JUPITERS

         (a) Jupiters is a public company incorporated in Australia and registered in Queensland and is a company limited by shares. Its registered office is at Level 9, Niecon Tower, 17 Victoria Avenue, Broadbeach, Queensland.

         (b)      As at [*] 2003, [*] Jupiters Options were on issue.

Scheme of Arrangement

2.2      TABCORP

         TABCORP is a public company incorporated in Australia and registered in Victoria and is a company limited by shares. Its registered office is at 5 Bowen Crescent, Melbourne, Victoria.

2.3      TABCORP ACQUIRER

         TABCORP Acquirer is a [public/proprietary] company incorporated in Australia and registered in [Victoria] and is a company limited by shares. Its registered office is at 5 Bowen Crescent, Melbourne, Victoria.

2.4      SUMMARY OF THE OPTION SCHEME

         (a) If the Option Scheme becomes effective (by virtue of the Scheme Order coming into effect in accordance with section 411(10) of the Corporations Act) then all the Scheme Options will be cancelled, and TABCORP Acquirer will pay the Option Scheme Consideration to Scheme Optionholders in accordance with the provisions of the Option Scheme.

         (b) TABCORP has executed the Deed Poll in favour of the Scheme Optionholders, pursuant to which it has covenanted to perform the obligations contemplated of it under the Option Scheme, and to procure that TABCORP Acquirer performs the obligations contemplated of TABCORP Acquirer under the Option Scheme.

         (c) TABCORP Acquirer has executed the Deed Poll in favour of the Scheme Optionholders, pursuant to which it has covenanted to perform the obligations contemplated of it under the Option Scheme.

3.       CONDITIONS PRECEDENT

3.1      CONDITIONS

         The Option Scheme is conditional on each of the following conditions precedent:

         (a) as at 8.00am on the Second Court Date, all of the conditions set out in clause 3.1 of the Merger Implementation Agreement have been satisfied or waived in accordance with the terms of the Merger Implementation Agreement;

         (b) as at 8.00am on the Second Court Date, the Merger Implementation Agreement has not been terminated;

         (c) ASX has granted the ASX Waiver, or the holders of ordinary shares in Jupiters have approved, in accordance with and for the purposes of ASX Listing Rule 6.23.2, the cancellation of the Jupiters Options pursuant to the Option Scheme;

         (d) the Option Scheme has been approved by the requisite majorities of Jupiters Optionholders in accordance with section 411(4)(a) of the Corporations Act at the Scheme
                  Meeting;

         (e) the Court has approved the Ordinary Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act;

         (f) the Court has approved the Option Scheme, with or without modification, pursuant to section 411(4)(b) of the Corporations Act;

Scheme of Arrangement

         (g)      such other conditions made or required by the Court under
                  section 411(6) of the Corporations Act in relation to the Option Scheme as are acceptable to TABCORP and Jupiters have been satisfied,

         and the Option Scheme will be of no force or effect unless and until the Conditions Precedent are satisfied.

3.2      CERTIFICATE

         At the hearing by the Court of the application for the Scheme Order, TABCORP and Jupiters will each provide to the Court a certificate confirming whether or not all of the conditions set out in clause 3.1 of the Merger Implementation Agreement have been satisfied or waived in accordance with the terms of the Merger Implementation Agreement.

3.3      TERMINATION OF MERGER IMPLEMENTATION AGREEMENT

         In the event that the Merger Implementation Agreement is terminated, each of Jupiters, TABCORP and TABCORP Acquirer is released from:

         (a) any further obligation to take steps to implement the Option Scheme; and

         (b)      any liability with respect to the Option Scheme.

4.       IMPLEMENTATION OF THE OPTION SCHEME

4.1      LODGEMENT

         Jupiters must lodge with ASIC an office copy of the Scheme Order promptly after, and in any event by 5.00pm on the first Business Day after the date on which, the Court makes that order.

4.2      CANCELLATION OF SCHEME OPTIONS

         On the Implementation Date, all of the Scheme Options, and all rights and entitlements attaching to the Scheme Options, will be cancelled without the need for any further act by any Scheme Optionholder.

4.3      PAYMENT OF OPTION SCHEME CONSIDERATION

         In consideration for the cancellation of the Scheme Options, TABCORP Acquirer will pay to each Scheme Optionholder the Option Scheme Consideration.

5.       OPTION SCHEME CONSIDERATION

5.1      CALCULATION OF OPTION SCHEME CONSIDERATION

         The Option Scheme Consideration in respect of each Scheme Option is a cash amount determined in relation to that Scheme Option in accordance with the following table:

EXPIRY DATE OF SCHEME OPTION            CONSIDERATION PER SCHEME OPTION
----------------------------            -------------------------------
      30 August 2011                                $2.07

Scheme of Arrangement

EXPIRY DATE OF SCHEME OPTION            CONSIDERATION PER SCHEME OPTION
----------------------------            -------------------------------
      5 November 2011                              $2.14

5.2      PAYMENT OF OPTION SCHEME CONSIDERATION

         The obligation of TABCORP Acquirer to pay the Option Scheme Consideration will be satisfied by TABCORP Acquirer within five Business Days after the Implementation Date either, in relation to each Scheme Optionholder:

         (a) dispatching, or procuring the dispatch of, a cheque to the Scheme Optionholder by pre-paid post to their Registered Address (as at the Record Date), such cheque being drawn in the name of the Scheme Optionholder; or

         (b) making a deposit in an account with any ADI (as defined in the Banking Act 1959 (Cth)) in Australia notified by the Scheme Optionholder to Jupiters and recorded in or for the purposes of the Jupiters Option Register at the Record Date, for the relevant amount, with that amount being denominated in Australian dollars.

6.       EXERCISE RESTRICTIONS OF JUPITERS OPTIONS

6.1      EXERCISES PRIOR TO RECORD DATE

         (a) Jupiters will not accept as valid, nor recognise for any purpose, any notice of exercise of a Jupiters Option received:

                  (i) by the Record Date otherwise than in accordance with the terms of grant of the Jupiters Option; or

                  (ii)     after the Record Date.

         (b) Jupiters will issue, and register the relevant Jupiters Optionholder as the holder of, a Jupiters Share in respect of the exercise of a Jupiters Option in accordance with clause 6.1(a) by the record date for the Ordinary Scheme, in accordance with the terms of grant of the Jupiters Option.

6.2      MAINTENANCE OF JUPITERS OPTION REGISTER

         For the purpose of determining entitlements to the Option Scheme Consideration, Jupiters will, until the Option Scheme Consideration has been provided in accordance with the Option Scheme, maintain or procure the maintenance of the Jupiters Option Register in accordance with this clause 6, and the Jupiters Option Register in this form will solely determine entitlements to the Option Scheme Consideration. Each entry on the Jupiters Option Register at the Record Date relating to Scheme Options will cease to have any effect other than as evidence of the entitlement to the Option Scheme Consideration in respect of those Scheme Options.

6.3      PROVISION OF INFORMATION

         On or before 9.00am on the Implementation Date, Jupiters must give to TABCORP details of the names, Registered Addresses and holdings of Scheme Options of every Scheme Optionholder as shown in the Jupiters Option Register at the Record Date, such details to be provided in such form as TABCORP may reasonably require.

Scheme of Arrangement

7.       GENERAL SCHEME PROVISIONS

7.1      OPTION SCHEME ALTERATIONS AND CONDITIONS

         If the Court proposes to approve the Option Scheme subject to any alterations or conditions, Jupiters may, by its counsel or solicitors but subject to the prior approval of TABCORP, consent on behalf of all persons concerned to those alterations or conditions.

7.2      COVENANTS BY SCHEME OPTIONHOLDERS

         Each Scheme Optionholder:

         (a) agrees to the cancellation of their Scheme Options, in accordance with the Option Scheme;

         (b) without the need for any further act, irrevocably appoints Jupiters and each of the directors and officers of Jupiters, jointly and severally, as the Scheme Optionholder's attorney and agent for the purpose of executing any document or doing any other act necessary to give full effect to the Option Scheme and the transactions contemplated by it; and

         (c) consents to Jupiters doing all things and executing all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to the Option Scheme and the transactions contemplated by it.

7.3      EFFECT OF OPTION SCHEME

         The Option Scheme binds Jupiters and all Jupiters Optionholders from time to time and, to the extent of any inconsistency, overrides the constitution of Jupiters and the terms of grant of the Jupiters Options (including the terms of the Jupiters Option Plan).

7.4      NOTICES

         Where a notice, transfer, transmission application, direction or other communication referred to in the Option Scheme is sent by post to Jupiters, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Jupiters' registered office or at the Jupiters Share Registry.

7.5      FURTHER ASSURANCES

         Jupiters will do all things and execute all deeds, instruments, transfers and other documents as may be necessary or desirable to give full effect to the Option Scheme and the transactions contemplated by it.

7.6      COSTS

         Jupiters will pay the costs of the Option Scheme.

7.7      PROPER LAW

         The proper law of the Option Scheme is the law of Queensland.

                                                            ANNEXURE D DEED POLL

                                                        TABCORP Holdings Limited

                                                              [TABCORP ACQUIRER]

                                                                [TABCORP ISSUER]

                                                           Stock Exchange Centre
                                                              530 Collins Street
                                                            Melbourne  VIC  3000
                                                             Tel  61 3 9614 1011
                                                             Fax  61 3 9614 4661
                                                                  www.aar.com.au

                                       (C) Copyright Allens Arthur Robinson 2003

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                              2
         1.1      Definitions                                                        2
         1.2      Interpretation                                                     2

2.       NATURE OF DEED POLL                                                         2

3.       CONDITIONS PRECEDENT AND TERMINATION                                        2
         3.1      Conditions precedent                                               2
         3.2      Termination                                                        2
         3.3      Consequences of termination                                        3

4.       COMPLIANCE WITH ORDINARY SCHEME OBLIGATIONS                                 3
         4.1      Payment of Ordinary Scheme Consideration                           3
         4.2      Provision of Scrip Consideration                                   3
         4.3      Payment of cash amounts                                            4
         4.4      Provision of Centrebet Notes                                       4
         4.5      Joint holders                                                      5
         4.6      Deferred settlement trading of TABCORP Shares                      5
         4.7      Miscellaneous obligations                                          5

5.       COMPLIANCE WITH RPS SCHEME OBLIGATIONS                                      5
         5.1      Payment of RPS Scheme Consideration                                5
         5.2      Payment of cash amounts                                            6
         5.3      Miscellaneous obligations                                          6

6.       COMPLIANCE WITH OPTION SCHEME OBLIGATIONS                                   6
         6.1      Payment of Option Scheme Consideration                             6
         6.2      Payment of cash amounts                                            6
         6.3      Miscellaneous obligations                                          7

7.       REPRESENTATIVES AND WARRANTIES                                              7

8.       CONTINUING OBLIGATIONS                                                      7

9.       FURTHER ASSURANCES                                                          7

10.      NOTICES                                                                     7

11.      NO WAIVER                                                                   8

12.      REMEDIES CUMULATIVE                                                         8

13.      AMENDMENT                                                                   8

14.      STAMP DUTY                                                                  9

15.      ASSIGNMENT                                                                  9

16.      GOVERNING LAW AND JURISDICTION                                              9

                                                                        Page (i)

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

DATE

BY

         1. TABCORP HOLDINGS LIMITED (ABN 66 063 780 709) of 5 Bowen Crescent, Melbourne, Victoria (TABCORP);

         2. [TABCORP ACQUIRER] (ABN [*]) of [5 Bowen Crescent, Melbourne, Victoria] (TABCORP ACQUIRER); and

         3. [TABCORP ISSUER] (ABN [*]) of [5 Bowen Crescent, Melbourne, Victoria] (TABCORP ISSUER)

IN FAVOUR OF

         1.       Each Scheme Shareholder;

         2.       Each Scheme RPS Holder; and

         3.       Each Scheme Optionholder

RECITALS

         A TABCORP and Jupiters Limited (ABN 78 010 741 045) are parties to a Merger Implementation Agreement dated [*] 2003 (the MERGER IMPLEMENTATION AGREEMENT).

         B TABCORP is the ultimate holding company of each of TABCORP Acquirer and TABCORP Issuer.

         C Under the Merger Implementation Agreement, TABCORP agreed, subject to the satisfaction or waiver of certain conditions, to execute all documents and do all acts and things within its power as may be necessary or desirable for the implementation and performance of the Schemes.

         D Each of TABCORP, TABCORP Acquirer and TABCORP Issuer is entering into this Deed Poll for the purpose of covenanting in favour of Scheme Participants to perform its obligations under the Schemes.

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

IT IS DECLARED as follows.

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         Terms defined in the Ordinary Scheme, in the RPS Scheme and in the Option Scheme, a copy of each of which is set out in annexures A, B and C to the Merger Implementation Agreement, respectively, have the same meanings in this Deed Poll unless the context requires otherwise. In addition:

         SCHEME PARTICIPANTS means Scheme Shareholders, Scheme RPS Holders and Scheme Optionholders.

         SCHEMES means the Ordinary Scheme, the RPS Scheme and the Option
         Scheme.

1.2      INTERPRETATION

         The provisions of clause 1.2 of the Ordinary Scheme form part of this Deed Poll as if set out in full in this Deed Poll, and on the basis that references to `this document' in that clause are references to `this Deed Poll'.

2.       NATURE OF DEED POLL

         Each of TABCORP, TABCORP Acquirer and TABCORP Issuer acknowledges that this Deed Poll may be relied on and enforced by any Scheme Participant in accordance with its terms, notwithstanding that that person is not a party to this Deed Poll.

3.       CONDITIONS PRECEDENT AND TERMINATION

3.1      CONDITIONS PRECEDENT

         Each of TABCORP's, TABCORP Acquirer's and TABCORP Issuer's obligations (as relevant) under:

         (a) clause 4 are subject to the Ordinary Scheme coming into effect in accordance with section 411(10) of the Corporations Act;

         (b) clause 5 are subject to the RPS Scheme coming into effect in accordance with section 411(10) of the Corporations Act; and

         (c) clause 6 are subject to the Option Scheme coming into effect in accordance with section 411(10) of the Corporations Act.

3.2      TERMINATION

         The obligations of each of TABCORP, TABCORP Acquirer and TABCORP Issuer under this Deed Poll to Scheme Participants will automatically terminate and the terms of this Deed Poll will be of no further force or effect if the Merger Implementation Agreement is terminated in accordance with its terms prior to the Effective Date for the Ordinary Scheme.

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

3.3      CONSEQUENCES OF TERMINATION

         If this Deed Poll is terminated under clause 3.2, then, in addition and without prejudice to any other rights, powers or remedies available to Scheme Participants:

         (a) each of TABCORP, TABCORP Acquirer and TABCORP Issuer is released from its obligations to further perform this Deed Poll except those obligations contained in clause 14; and

         (b) Scheme Participants retain the rights they have against each of TABCORP, TABCORP Acquirer and TABCORP Issuer in respect of any breach of this Deed Poll by it which occurred before termination of this Deed Poll.

4.       COMPLIANCE WITH ORDINARY SCHEME OBLIGATIONS

4.1      PAYMENT OF ORDINARY SCHEME CONSIDERATION

         Subject to clause 3, in consideration for the transfer to TABCORP Acquirer of each Scheme Share on the Implementation Date for the Ordinary Scheme, within five Business Days after the Implementation Date for the Ordinary Scheme:

         (a) TABCORP Acquirer will pay to each Scheme Shareholder such amount of cash as is due to that Scheme Shareholder under the Ordinary Scheme as Cash Consideration;

         (b) TABCORP Acquirer will pay to each Scheme Shareholder such amount of cash (if any) as is due to that Scheme Shareholder under clause 5.1(c)(i) of the Ordinary Scheme as the Centrebet Payment;

         (c) TABCORP will issue to each Eligible Scheme Shareholder such number of TABCORP Shares as are due to that Eligible Scheme Shareholder under the Ordinary Scheme as Scrip Consideration;

         (d) TABCORP will issue to the Sale Agent in accordance with the Ordinary Scheme such number of TABCORP Shares as are attributable to Ineligible Overseas Shareholders under the Ordinary Scheme as Scrip Consideration;

         (e) TABCORP Issuer will issue to each Eligible Scheme Shareholder such number of Centrebet Notes (if any) as are due to that Eligible Scheme Shareholder under clause 5.1(c)(ii) of the Ordinary Scheme; and

         (f) TABCORP Issuer will issue to the Ineligible Note Trustee in accordance with the Ordinary Scheme such number of Centrebet Notes (if any) as are attributable to Ineligible Overseas Shareholders under clause 5.1(c)(ii) of the Ordinary Scheme.

4.2      PROVISION OF SCRIP CONSIDERATION

         In satisfaction of its obligation to issue TABCORP Shares to an Eligible Scheme Shareholder entitled to be issued TABCORP Shares under the Ordinary Scheme, TABCORP will:

         (a) on the Implementation Date for the Ordinary Scheme, cause the name and Registered Address (as at the Record Date for the Ordinary Scheme) of that Eligible Scheme Shareholder to be entered in the TABCORP Share Register as the holder of the TABCORP Shares issued to that Eligible Scheme Shareholder; and

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

         (b) within five Business Days after the Implementation Date for the Ordinary Scheme, procure the dispatch to that Eligible Scheme Shareholder, by pre-paid post to their Registered Address (as at the Record Date for the Ordinary Scheme), of an uncertificated holding statement in the name of that Eligible Scheme Shareholder representing the number of TABCORP Shares issued to that Eligible Scheme Shareholder.

4.3      PAYMENT OF CASH AMOUNTS

         In satisfaction of its obligations:

         (a)      to pay the Cash Consideration;

         (b)      to make the Centrebet Payments; and

         (c)      to make any payment pursuant to clause 5.6(a) of the Ordinary
                  Scheme,

         TABCORP Acquirer will, within five Business Days after the Implementation Date for the Ordinary Scheme (or, in the case of clause 4.3(c), within such later time allowed by the Ordinary Scheme) either, in relation to each Scheme Shareholder:

         (d) dispatch, or procure the dispatch of, a cheque to the Scheme Shareholder by pre-paid post to their Registered Address (as at the Record Date for the Ordinary Scheme), such cheque being drawn in the name of the Scheme Shareholder; or

         (e) make a deposit in an account with any ADI (as defined in the Banking Act 1959 (Cth)) in Australia notified by the Scheme Shareholder to Jupiters and recorded in or for the purposes of the Jupiters Share Register at the Record Date for the Ordinary Scheme,

         for the relevant amount, with that amount being denominated in Australian dollars.

4.4      PROVISION OF CENTREBET NOTES

         In satisfaction of its obligation to issue Centrebet Notes (if applicable) to an Eligible Scheme Shareholder under the Ordinary Scheme, TABCORP Issuer will:

         (a) on the Implementation Date for the Ordinary Scheme, cause the name and Registered Address (as at the Record Date for the Ordinary Scheme) of that Eligible Scheme Shareholder to be entered in the register for the Centrebet Notes as the holder of the Centrebet Notes issued to that Eligible Scheme Shareholder; and

         (b) within five Business Days after the Implementation Date for the Ordinary Scheme, procure the dispatch to that Eligible Scheme Shareholder, by pre-paid post to their Registered Address (as at the Record Date for the Ordinary Scheme), of a certificate in the name of that Eligible Scheme Shareholder representing the number of Centrebet Notes issued to that Eligible Scheme Shareholder.

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

4.5      JOINT HOLDERS

         In the case of Scheme Shares held in joint names:

         (a) any uncertificated holding statements for TABCORP Shares to be issued to Scheme Shareholders will be issued in the names of the joint holders;

         (b) any cheque required to be paid to Scheme Shareholders will be payable to the joint holders; and

         (c) any certificates for Centrebet Notes to be issued to Scheme Shareholders will be issued in the names of the joint holders,

         and be forwarded to the holder whose name appears first in the Jupiters Share Register at the Record Date for the Ordinary Scheme.

4.6      DEFERRED SETTLEMENT TRADING OF TABCORP SHARES

         TABCORP will use its best endeavours to procure that the TABCORP Shares to be issued pursuant to the Ordinary Scheme will be quoted on the stock market conducted by ASX as soon as practicable after the Effective Date, taking into account the requirements of ASX in connection with the making of Elections, initially on a deferred settlement basis and thereafter on an ordinary settlement basis.

4.7      MISCELLANEOUS OBLIGATIONS

         Subject to clause 3:

         (a) TABCORP will comply with the obligations contemplated of it under clauses 3.2, 5.6(a) and 5.8 of the Ordinary Scheme, and will procure that each of TABCORP Acquirer and TABCORP Issuer complies with the obligations contemplated of TABCORP Acquirer or TABCORP Issuer (as the case may be) under the Ordinary Scheme;

         (b) TABCORP Acquirer will comply with the obligations contemplated of it under clauses 4.2(b), 4.3(a), 5.6(a) and 9.7 of the Ordinary Scheme; and

         (c) TABCORP Issuer will comply with the obligations contemplated of it under clauses 4.3(d) and (e) and 5.6(b) of the Ordinary Scheme.

5.       COMPLIANCE WITH RPS SCHEME OBLIGATIONS

5.1      PAYMENT OF RPS SCHEME CONSIDERATION

         Subject to clause 3, in consideration for the transfer to TABCORP Acquirer of each Scheme RPS on the Implementation Date for the RPS Scheme, within five Business Days after the Implementation Date for the RPS Scheme, TABCORP Acquirer will pay to each Scheme RPS Holder the RPS Scheme Consideration.

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

5.2      PAYMENT OF CASH AMOUNTS

         In satisfaction of its obligation to pay the RPS Scheme Consideration, TABCORP Acquirer will, within five Business Days after the Implementation Date for the RPS Scheme either, in relation to each Scheme RPS Holder:

         (a) dispatch, or procure the dispatch of, a cheque to the Scheme RPS Holder by pre-paid post to their Registered Address (as at the Record Date for the RPS Scheme), such cheque being drawn in the name of the Scheme RPS Holder; or

         (b) make a deposit in an account with any ADI (as defined in the Banking Act 1959 (Cth)) in Australia notified by the Scheme RPS Holder to Jupiters and recorded in or for the purposes of the Jupiters Share Register at the Record Date for the RPS Scheme,

         for the relevant amount, with that amount being denominated in Australian dollars. In the case of Scheme RPS held in joint names any cheque required to be paid to Scheme RPS Holders will be payable to the joint holders and be forwarded to the holder whose name appears first in the Jupiters Share Register at the Record Date for the RPS Scheme.

5.3      MISCELLANEOUS OBLIGATIONS

         Subject to clause 3:

         (a) TABCORP will comply with the obligations contemplated of it under clause 3.2 of the RPS Scheme, and will procure that TABCORP Acquirer complies with the obligations contemplated of TABCORP Acquirer under the RPS Scheme; and

         (b) TABCORP Acquirer will comply with the obligations contemplated of it under clauses 4.2(b) and 7.7 of the RPS Scheme.

6.       COMPLIANCE WITH OPTION SCHEME OBLIGATIONS

6.1      PAYMENT OF OPTION SCHEME CONSIDERATION

         Subject to clause 3, in consideration for the cancellation of the Scheme Options, within five Business Days after the Implementation Date for the Option Scheme, TABCORP Acquirer will pay to each Scheme Optionholder the Option Scheme Consideration.

6.2      PAYMENT OF CASH AMOUNTS

         In satisfaction of its obligation to pay the Option Scheme Consideration, TABCORP Acquirer will, within five Business Days after the Implementation Date for the Option Scheme either, in relation to each Scheme Optionholder:

         (a) dispatch, or procure the dispatch of, a cheque to the Scheme Optionholder by pre-paid post to their Registered Address (as at the Record Date for the Option Scheme), such cheque being drawn in the name of the Scheme Optionholder; or

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

         (b) make a deposit in an account with any ADI (as defined in the Banking Act 1959 (Cth)) in Australia notified by the Scheme Optionholder to Jupiters and recorded in or for the purposes of the Jupiters Option Register at the Record Date for the Option Scheme,

         for the relevant amount, with that amount being denominated in Australian dollars.

6.3      MISCELLANEOUS OBLIGATIONS

         Subject to clause 3, TABCORP will comply with the obligations contemplated of it under clause 3.2 of the Option Scheme, and will procure that TABCORP Acquirer complies with the obligations contemplated of TABCORP Acquirer under the Option Scheme.

7.       REPRESENTATIVES AND WARRANTIES

         Each of TABCORP, TABCORP Acquirer and TABCORP Issuer represents and warrants that:

         (a)      it is a company validly existing under the laws of Australia;

         (b) it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

         (c) it has taken all necessary corporate action to authorise the entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll; and

         (d) this Deed Poll is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping.

8.       CONTINUING OBLIGATIONS

         This Deed Poll is irrevocable and remains in full force and effect until the earlier of:

         (a) each of TABCORP, TABCORP Acquirer and TABCORP Issuer having completely performed its obligations under this Deed Poll; and

         (b)      termination of this Deed Poll under clause 3.

9.       FURTHER ASSURANCES

         Each of TABCORP, TABCORP Acquirer and TABCORP Issuer will do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Deed Poll and the transactions contemplated by it.

10.      NOTICES

         Any notice, demand, consent or other communication (a NOTICE) given or made to TABCORP, TABCORP Acquirer or TABCORP Issuer under this Deed
         Poll:

         (a) must be in writing and signed by the sender or a person duly authorised by the sender;

         (b) must be delivered to TABCORP, TABCORP Acquirer or TABCORP Issuer (as the case may be) by prepaid post (if posted to an address in another country, by registered airmail)

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

                  or by hand or fax to the address or fax number below or the address or fax number last requested by TABCORP in writing:

                  5 Bowen Crescent

                  Melbourne Victoria 3000

                  Attention: The Company Secretary

                  Fax No:  +61 3 9868 2726;

         (c)      will be taken to be duly given or made:

                  (i)      in the case of delivery in person, when delivered;

                  (ii) in the case of delivery by post, three business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country); and

                  (iii) in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the start of business on the next business day in that place.

11.      NO WAIVER

         No failure to exercise nor any delay in exercising any right, power or remedy by any of TABCORP, TABCORP Acquirer or TABCORP Issuer or by a Scheme Participant operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the person granting that waiver unless made in writing.

12.      REMEDIES CUMULATIVE

         The rights, powers and remedies of each of TABCORP, TABCORP Acquirer and TABCORP Issuer and of each Scheme Participant under this Deed Poll are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

13.      AMENDMENT

         No amendment or variation of this Deed Poll by any of TABCORP, TABCORP Acquirer or TABCORP Issuer is valid or binding unless the amendment or variation is agreed to by Jupiters, which agreement Jupiters may give or withhold in its absolute discretion and without reference to or approval by any Scheme Participant. If such an amendment or variation is agreed, each of TABCORP, TABCORP Acquirer and TABCORP Issuer will enter into a further deed poll in favour of the Scheme Participants giving effect to such amendment or variation.

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

14.      STAMP DUTY

         All stamp duty (including fines, penalties and interest) that may be payable on or in connection with this Deed Poll and any instrument executed under this Deed Poll must be borne by TABCORP Acquirer. TABCORP Acquirer must indemnify each Scheme Participant on demand against any liability for that stamp duty.

15.      ASSIGNMENT

         The rights and obligations of each of TABCORP, TABCORP Acquirer and TABCORP Issuer and of each Scheme Participant under this Deed Poll are personal. They cannot be assigned, encumbered or otherwise dealt with and no person may attempt, or purport, to do so without the prior written consent of TABCORP and Jupiters.

16.      GOVERNING LAW AND JURISDICTION

         This Deed Poll is governed by the laws of Victoria. Each of TABCORP, TABCORP Acquirer and TABCORP Issuer submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Deed Poll.

Deed Poll                                          [ALLENS ARTHUR ROBINSON LOGO]

EXECUTED as a DEED POLL in Melbourne, Victoria.

EXECUTED by TABCORP HOLDINGS LIMITED in
accordance with the Corporations Act:

____________________________________              ______________________________
Director Signature                                Director/Secretary Signature

____________________________________              ______________________________
Print Name                                        Print Name

EXECUTED by [TABCORP ACQUIRER] in
accordance with the Corporations Act:

____________________________________              ______________________________
Director Signature                                Director/Secretary Signature

____________________________________              ______________________________
Print Name                                        Print Name

EXECUTED by [TABCORP ISSUER] in accordance with the Corporations Act:

____________________________________              ______________________________
Director Signature                                Director/Secretary Signature

____________________________________              ______________________________
Print Name                                        Print Name

                               ANNEXURE E (PART 1)

                                JUPITERS LIMITED

                              CENTREBET PTY LIMITED

                                   [LICENSEE]

               --------------------------------------------------

                         CENTAUR SOFTWARE ASSIGNMENT AND
                                LICENCE AGREEMENT

               --------------------------------------------------

                            CORRS CHAMBERS WESTGARTH
                                     Lawyers
                                Waterfront Place
                                 1 Eagle Street
                                BRISBANE QLD 4000
                                    AUSTRALIA
                               Tel: (07) 3228 9333
                               Fax: (07) 3228 9444
                                DX: 135 BRISBANE

                                  Ref: ECS/PSN
                                JUPI3631-7654562
                                   B/633510/3

THIS AGREEMENT is made on                                                   2003

BETWEEN JUPITERS LIMITED ABN 78 010 741 045 of Level 9, 17 Victoria Avenue, Broadbeach, Queensland, Australia ("JUPITERS")

AND CENTREBET PTY LIMITED ABN 78 082 760 610 of Level 1 Yeperenye Centre, 36 Hartley Street, Alice Springs, Northern Territory, Australia ("CENTREBET")

AND               [PURCHASER] ABN [ABN] of [insert] ("LICENSEE")

RECITALS

A        The Centaur Software has been developed by or on behalf of Jupiters.

B        The Centaur Software is used in the Business.

C Some components of the Centaur Software are also components of other information systems, which are used by Jupiters and its Related Corporations and customers other than in the Business.

D As part of the sale of the Business, the Licensee will be assigned or licensed to use the components of the Centaur Software.

E Centrebet has agreed to assign the Assigned Centaur Software and Jupiters has agreed to licence the Licensed Centaur Software to the Licensee on the terms of this Agreement.

IT IS AGREED

1        INTERPRETATION

1.1      DEFINITIONS

         In this document:

         "ASSIGNED CENTAUR SOFTWARE" means the Centaur Software components set out in SCHEDULE 1.

         "ASSIGNED CENTAUR SOFTWARE PURCHASE PRICE" means AUD[INSERT].

         "BUSINESS" means a business conducted by the Licensee involving the provision of sports betting and/or gaming services (including, for the removal of doubt, betting on any event, series of events or contingency) via means of telephone (whether fixed line or mobile), the Internet or any other electronic means and where such services are ordinarily accessible by customers from their place of residence.

         "BUSINESS DAY" means a day which is not a Saturday, Sunday or bank or public holiday in Sydney.

         "CENTAUR SOFTWARE" means the Assigned Centaur Software and the Licensed Centaur Software.

         "COMPLETION" has the meaning given in the Sale and Purchase of Business Agreement.

         "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

         "DOCUMENTATION" means the documentation in relation to the Centaur Software set out in SCHEDULE 3.

         "ENCUMBRANCE" means any mortgage or charge (whether fixed or floating).

         "GST" has the meaning given to that expression in the GST Act.

         "GST ACT" means the A New Tax System (Goods and Services Tax) Act 1999
         (Cth), as amended and any related imposition Act.

         "LICENCE" means the licence granted to the Licensee under clause 5.

         "LICENSED CENTAUR SOFTWARE" means the Centaur Software components set out in SCHEDULE 2.

         "LOSS" means any and all losses (including direct, indirect, loss of profit and loss of expected profit), claims, demands, actions, liabilities, damages, costs, expenses, diminutions in value or deficiencies of any kind or character including all interest and other amounts payable to third parties, all liabilities on account of taxes and all legal (on a full indemnity basis) and other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability and all amounts paid in settlement of claims or actions.

         "OBJECT CODE," in relation to:

         (a) computer software other than database systems, means the form of that software that is the preferred form for execution by a computer. However, "Object Code" does not include anything that is normally distributed with the operating system platform on which the software runs, nor any third party software libraries which the software uses; and

         (b)      database systems, has the definition referred to in paragraph
                  (a) in so far as that definition is applicable to database systems, and includes database schemata and the executable form of stored procedures, but excludes the content of any database, and also excludes any third party database management system on which the database operates.

         "RELATED CORPORATION," in relation to a body corporate, means any body corporate which is, under section 50 of the Corporations Act 2001
         (Cth), related to the first body.

         "SALE AND PURCHASE OF BUSINESS AGREEMENT" means the document entered into between Jupiters, Centrebet, the Licensee and the Guarantor entitled "Sale and Purchase of Business Agreement".

         "SOURCE CODE," in relation to:

         (a) computer software other than database systems, means the form of that software that is the preferred form for comprehending, correcting, modifying and developing it, and includes (where applicable) all the source code for all modules it contains, any associated interface definition ("header") files, and the scripts used to control its compilation and installation. However, "Source Code" does not include anything that is normally distributed with the operating system platform on which the software runs, any of the tools necessary to develop or compile the software, or any third party static or dynamic software libraries which the software uses; and

         (b)      database systems, has the definition referred to in paragraph
                  (a) in so far as that definition is applicable to database systems, and includes database schemata and the source code of stored procedures, but excludes the content of any database, and also excludes any third party database management system on which the database operates.

         "TRANSITIONAL SERVICES AGREEMENT" has the meaning given in the Sale and Purchase of Business Agreement.

1.2      CONSTRUCTION

         Unless expressed to the contrary, in this document:

         (a)      words in the singular include the plural and vice versa;

         (b)      any gender includes the other genders;

         (c) if a word or phrase is defined its other grammatical forms have corresponding meanings;

         (d) the meaning of general words is not limited by specific examples introduced by "including", "includes" or "for example", or similar expressions;

         (e) no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

         (f)      a reference to:

                  (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

                  (ii) a person includes the person's legal personal representatives, successors, assigns and persons substituted by novation;

                  (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

                  (iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

                  (v) a right includes a benefit, remedy, discretion or power;

                  (vi)     time is to local time in Brisbane;

                  (vii) "$" or "dollars" is a reference to Australian currency;

                  (viii) this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

                  (ix) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

                  (x) this document includes all schedules and annexures to it; and

                  (xi) a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document; and

         (g) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3      HEADINGS

         Headings do not affect the interpretation of this document.

2        COMMENCEMENT

         This document commences on Completion.

3        EFFECT OF FAILURE TO COMPLETE

         If any party to the Sale and Purchase of Business Agreement terminates the Sale and Purchase of Business Agreement before Completion or Completion does not occur for any reason whatsoever, then:

         (a) this Agreement does not commence under Clause 2 and has no effect whatsoever;

         (b) neither Jupiters nor Centrebet will have any obligation to provide any services under this Agreement; and

         (c) the Licensee must immediately return to Jupiters any software or documents which were provided by Jupiters or Centrebet, but which are in the Licensee's possession, power or control.

4        ASSIGNED CENTAUR SOFTWARE

         In consideration of:

         (a) the Licensee entering into the Sale and Purchase of Business Agreement; and

         (b)      payment of the Assigned Centaur Software Purchase Price,

         on Completion Centrebet assigns to the Licensee, and the Licensee accepts the assignment of, all of Centrebet's right, title and interest in the copyright in the Assigned Centaur Software, free from any Encumbrance.

5        LICENSED CENTAUR SOFTWARE AND DOCUMENTATION

         On Completion, Jupiters grants to the Licensee and the Licensee accepts a non-exclusive, royalty-free, licence (without rights to sub-licence) to:

         (a) use, execute, compile, reproduce, modify, transmit and communicate the Licensed Centaur Software; and

         (b)      use and reproduce the Documentation,
         provided that the Licensed Centaur Software and Documentation is only used together with the Assigned Centaur Software for the purposes of the Business, on the terms and conditions of this Agreement.

6        DELIVERY AND PAYMENT

         (a) On Completion, the Purchaser shall pay to Centrebet (or as Centrebet's solicitors direct in writing) the Assigned Centaur Software Purchase Price.

         (b) On Completion, or as soon as practicable thereafter, Jupiters shall deliver to the Licensee:

                  (i)      a copy of the Source Code of the Centaur Software;

                  (ii)     a copy of the Object Code of the Centaur Software;
                           and

                  (iii)    a copy of the Documentation,

                  in digital form on CD-ROM.

7        TERMINATION

         Jupiters may terminate the Licence immediately by notice to the Licensee if:

         (a) the Licensee breaches any material obligation to be observed or performed by it under this Agreement, which breach is capable of remedy, and that breach continues for a period of at least 20 Business Days (or such longer time as may be nominated in the notice) after written notice of the breach is given by Jupiters to the Licensee;

         (b) the Licensee breaches any material obligation to be observed or performed by it under this Agreement, which breach is incapable of remedy;

         (c) the Licensee assigns or purports to assign its interest under this Agreement or does anything which has a similar effect, in breach of clause 12.10 of this Agreement and fails to rectify the breach for a period of at least 20 Business Days (or such longer time as may be nominated in the notice) after written notice of the breach is given by Jupiters to the Licensee;

         (d) the Licensee sells or disposes of all, or substantially all, of the Business without assigning its rights under this Agreement to the purchaser of the Business;

         (e)      the Licensee:

                  (i) stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

                  (ii) is insolvent within the meaning of section 95A of the Corporations Act;

                  (iii) must be presumed by a court to be insolvent by reason of section 459C(2) of the Corporations Act;

                  (iv) fails to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Act);

                  (v) has an administrator appointed over all or any of its assets or undertaking or any step preliminary to the appointment of an administrator is taken;

                  (vi) has a controller within the meaning of section 9 of the Corporations Act or similar officer appointed to all or any of its assets or undertaking;

                  (vii) has an application or order made, proceedings commenced, a resolution passed or proposed in a notice of meeting, an application to a court made or other steps taken against or in respect of it for its winding up, deregistration or dissolution or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them; or

                  (viii) enters into any formal arrangement with its creditors generally.

8        WARRANTIES AND LIABILITY

8.1      INDEMNITY

         The Licensee at all times indemnifies and holds harmless Jupiters and Centrebet (jointly and severally) from and against all actions, claims, charges, costs, expenses, losses, damages and other liability arising out of or otherwise in connection with any and all:

         (a) wilful, unlawful or negligent acts or omissions of or on behalf of the Licensee;

         (b) breaches or alleged breaches of any third party's rights in connection with the use or modification by the Licensee of the Licensed Centaur Software:

                  (i) in any combination or form with software or hardware not approved by Jupiters under this Agreement; or

                  (ii) in any way not authorised by Jupiters under this Agreement;

         (c) claims or action brought against Jupiters and Centrebet (jointly or severally) in connection with the use or modification by the Licensee of the Licensed Centaur Software:

                  (i) in any combination or form with software or hardware not approved by Jupiters under this Agreement; or

                  (ii) in any way not authorised by Jupiters under this Agreement;

         (d) personal injury and loss or damage to property caused or contributed to or by an act or omission of or on behalf of the Licensee in connection with this Agreement; and

         (e) actions, claims, charges, costs, expenses, losses, damages and other liability arising out of or in connection with any breach or non-observance by the Licensee of this Agreement.

8.2      LIMITATION OF LIABILITY

         Subject to clause 8.3(c) and to the maximum extent possible, neither Jupiters nor Centrebet is liable to the Licensee for any Loss incurred by the Licensee which results directly or indirectly as a result of, or in connection with, this Agreement, however caused, including by any negligent act or omission by Jupiters and/or Centrebet, their officers, employees, agents or contractors.

8.3      WARRANTIES

         (a) The Licensee warrants to Jupiters and Centrebet (jointly and severally) that its use or modification of the Licensed Centaur Software:

                  (i) in any combination or form with software or hardware not approved by Jupiters under this Agreement; or

                  (ii) in any way not authorised by Jupiters under this Agreement,

                  will not infringe any rights of any third party, including contractual, intellectual property or moral rights.

         (b) Subject to paragraph (c), and to the maximum extent possible, all conditions, warranties and terms not expressly contained in this document, whether implied by operation of law, inference from circumstances, industry practice or otherwise, are excluded. The Licensee acknowledges that the Centaur Software is licensed and assigned "as is."

         (c) If any term, warranty or condition is implied by law into this Agreement which by law cannot be excluded, but may be limited, the liability of Jupiters and Centrebet (jointly or severally) for any breach of any such term, condition or warranty (including, without limitation, to any person claiming through the Licensee) is limited, at the option of Jupiters or Centrebet (as the case may be), to:

                  (i)      in the case of goods,

                           (A) the replacement of the goods or the supply of equivalent goods;

                           (B)      the repair of the goods;

                           (C) the payment of the cost of replacing the goods or acquiring equivalent goods; or

                           (D) the payment of the cost of having the goods repaired; or

                  (ii)     in the case of services,

                           (A)      the supply of the goods again; or

                           (B) the payment of the cost of having the services supplied again.

8.4      EFFECT ON LICENSEE'S RIGHTS

         Where any third party claim is brought against Jupiters, Centrebet or the Licensee (jointly or severally) for infringement of any third party's rights in connection with the Licensed Centaur Software or the Documentation, and that claim is settled by Jupiters, Centrebet or the Licensee (as the case may be) in any manner or a final injunction is awarded to the third party which prejudices the Licensee's right to use the Licensed Centaur Software or the Documentation as permitted by this Agreement, Jupiters and/or Centrebet (as the case may be) will, at its or their expense and at its or their option:

         (a) replace the Licensed Centaur Software or Documentation or part of the Licensed Centaur Software or Documentation with reasonably equivalent software or documentation, which does not infringe the third party's rights, in which case the Licence and this Agreement will apply to that replacement software or documentation (or part) to the exclusion of the Licensed Centaur Software or Documentation (or part) which it replaces; or

         (b) procure for the Licensee from the third party the right to use all or that part of the Licensed Centaur Software or Documentation which has infringed the third party's rights, on no less favourable terms than the Licensee is entitled to use the Licensed Centaur Software or Documentation under this Agreement;

         (c) modify the Licensed Centaur Software or Documentation in such a way that there is no longer an infringement of the third party's rights, in which case the Licence and this Agreement will apply to that modified Licensed Centaur Software or Documentation to the exclusion of the Licensed Centaur Software or Documentation that may exist without that modification;

         (d) assign to the Licensee, by notice to the Licensee, all of its rights in those parts of the Licensed Centaur Software or the Documentation that infringe the third party's rights, without the need for any further act by the Licensee, and upon such assignment the Licence will automatically terminate only in relation to those parts of the Licensed Centaur Software or the Documentation that infringe the third party's rights and the Licensee will be solely liable for any Loss incurred by the Licensee, or any other person, which results directly or indirectly from the Licensee's utilisation of those parts of the Licensed Centaur Software or the Documentation assigned under this paragraph (d); or

         (e) assign to the Licensee, by notice to the Licensee, all of its rights in the Licensed Centaur Software or the Documentation, without the need for any further act by the Licensee, and upon such assignment the Licence will automatically terminate and the Licensee will be solely liable for any Loss incurred by the Licensee, or any other person, which results directly or indirectly from the Licensee's utilisation of the Licensed Centaur Software or the Documentation as assigned under this paragraph (e).

9        LICENSEE'S ASSUMPTION OF RISK

         The Licensee agrees and acknowledges that it:

         (a)      exercises its rights under this document at its own risk; and

         (b) assumes all risk for all Loss incurred by the Licensee, or any other person, which results directly or indirectly from the Licensee's utilisation of the Centaur Software and Licence.

10       NO SOFTWARE SUPPORT

         The Licensee agrees and acknowledges that, except as expressly provided in the Transitional Services Agreement, neither Jupiters nor Centrebet is under any obligation to provide the Licensee with any:

         (a) installation, maintenance, repair, support or consultancy services in respect of the Centaur Software; or

         (b) updates, new releases, improvements or modifications of the Centaur Software.

11       CONFIDENTIALITY

         In addition to any other obligation of confidentiality between the parties, the Licensee must keep the Source Code and Object Code of the Licensed Centaur Software and the Documentation confidential and not disclose any of that information to any other person, except:

         (a)      if required by law;

         (b) to officers, employees, agents, contractors and advisers of the Licensee and its wholly owned Related Corporations, to the extent that they need to know the information for purposes related to this Agreement and on condition that they agree to be bound by the terms of this clause;

         (c)      with the prior written consent of Jupiters;

         (d) if the information is in the public domain at the date of this document, or comes into the public domain after the date of this document other than as a result of a breach of this Agreement or other breach of confidence;

         (e) if the information is already known or in the possession of the Licensee without restrictions relating to disclosure before the date of receipt; or

         (f) if the information is obtained from a source other than Jupiters or Centrebet, provided that the source was not subject to any prohibition against disclosure.

12       MISCELLANEOUS

12.1     STAMP DUTY

         (a) The Licensee shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty but excluding any financial institutions duty) on or relating to this document and any document executed under it.

         (b) If a party other than the Licensee pays any stamp duty (including any fine or penalty but excluding any financial institutions duty) on or relating to this document or any document executed under it, the Licensee shall pay that amount to that party upon demand.

12.2     LEGAL COSTS

         Unless otherwise stated, each party shall bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this document.

12.3     AMENDMENT

         This document may only be varied or replaced by a document in writing duly executed by the parties.

12.4     WAIVER AND EXERCISE OF RIGHTS

         (a) A single or partial exercise or waiver of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

         (b) A party will not be liable for any Loss of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

12.5     RIGHTS CUMULATIVE

         Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

12.6     APPROVALS AND CONSENT

         Subject to any express provision in this document to the contrary, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

12.7     FURTHER ASSURANCE

         Each party shall promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it.

12.8     GOVERNING LAW

         This document is governed by and is to be construed in accordance with the laws applicable in Queensland, Australia.

12.9     JURISDICTION

         Each party:

         (a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland, Australia and any courts which have jurisdiction to hear appeals from any of those courts; and

         (b) waives any right to object to any proceedings being brought in those courts for any reason.

12.10    ASSIGNMENT

         (a) Subject to paragraphs (b) and (c), no party may assign, novate or deal with any of its rights and obligations under this Agreement without the prior written consent of all other parties.

         (b) Centrebet may assign all of its title and interest in this Agreement and its rights under this Agreement to Jupiters by written notice to the Licensee.

         (c) The Licensee may, upon written notice to Jupiters and Centrebet, transfer or assign all of its rights and obligations under this Agreement to a third party if the third party:

                  (i) is the purchaser of all, or substantially all, of the Business; and

                  (ii) enters into a deed of accession reasonably satisfactory to Jupiters and Centrebet pursuant to which the third party undertakes to be bound by and to perform all of the obligations of the Licensee under this Agreement.

12.11    COUNTERPARTS

         This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

12.12    JOINT AND SEVERAL LIABILITY

         An obligation of two or more persons binds them jointly and severally.

12.13    EFFECT OF EXECUTION

         This document is not binding on any party unless it or a counterpart has been duly executed by, or on behalf of, each person named as a party to the document.

12.14    ENTIRE AGREEMENT

         The Licensee acknowledges to Jupiters and Centrebet that (except for the specific warranties made by them in this document and the Sale and Purchase of Business Agreement):

         (a) it has entered into this document relying entirely upon its own independent appraisal and assessment of the Centaur Software;

         (b) it does not rely on any inference that may be drawn from any record or statement as to the affairs of Jupiters and/or Centrebet;

         (c) it does not rely on any account, letter, document, correspondence or arrangements whether oral or in writing as adding to or amending the terms and arrangements set out in this document and that the conditions and stipulations in this document constitute the only agreement between the parties;

         (d) it does not rely upon any warranty, statement or representation made or given by or on behalf of Jupiters and/or Centrebet;

         (e) it is fully aware of the contents of this document and the documents referred to in this document; and

         (f) to the fullest extent possible waives any possible cause of action or rights it may have under or in respect of Part V of the Trade Practices Act 1974 or any other legislation which is to any extent similar to such Part V or any portion of such legislation touching or concerning anything the subject or incidental to this document and releases and indemnifies to the fullest extent possible Jupiters and Centrebet (jointly and severally) and all persons or entities associated with Jupiters and/or Centrebet from and against (as the case may be) any claim or liability (if any) arising out of or incidental to any such cause of action or right or any like cause of action or right of any other person or entity whatsoever.

13       NOTICES

13.1     GENERAL

         A notice, demand, certification or other communication under this document:

         (a)      shall be given in writing and in the English language; and

         (b)      may be given by an agent of the sender.

13.2     METHOD OF SERVICE

         In addition to any means authorised by law a communication may be given by:

         (a)      being delivered personally;

         (b)      being left at the party's current address for service;

         (c) being sent to the party's current address for service by pre-paid ordinary mail or if the address is outside Australia, by pre-paid air mail; or

         (d)      facsimile to the party's current facsimile number.

13.3     ADDRESS FOR SERVICE

         (a)      The addresses and facsimile numbers are initially:

                  (i)      in the case of the Licensee:
                           [INSERT]
                           Tel: [INSERT]
                           Fax: [INSERT]
                           Attention: [INSERT]

                  (ii)     in the case of Jupiters and Centrebet:

                           JUPITERS LIMITED
                           Level 9, Niecon Tower
                           17 Victoria Avenue
                           Broadbeach Queensland 4218
                           Attention: The Company Secretary
                           Fax No: (07) 5570 2194

                           CENTREBET PTY LTD
                           Level 9, Niecon Tower
                           17 Victoria Avenue
                           Broadbeach Queensland 4218
                           Attention: The Company Secretary
                           Fax No: (07) 5570 2194

         (b) A party may from time to time change its address or numbers for service by notice to the other party.

13.4     SERVICE BY POST

         A communication given by post is to be taken to be received:

         (a) if posted within Australia to an Australian address on the third Business Day after posting; and

         (b)      in any other case, on the seventh Business Day after posting.

13.5     SERVICE BY FACSIMILE

         A communication given by facsimile is deemed received when the sender's facsimile machine produces a transmission report stating that the facsimile was sent to the addressee's facsimile number.

13.6     FORM RECEIVED

         A communication given by facsimile is to be taken to be given in the form transmitted unless the message is not fully received in legible form and the addressee immediately notifies the sender of that fact.

13.7     PROCESS SERVICE

         Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause in addition to any means authorised by law.

13.8     SERVICE AFTER HOURS

         If a communication to a party is received by it:

         (a)      after 5.00 pm in the place of receipt; or

         (b)      on a day which is not a Business Day,
         it is to be taken to have been received at the commencement of the next Business Day.

13.9     PAYMENTS

         Where a party is required under this document to make a payment to another party, the party shall make the payment in cleared funds drawn on a bank located in Australia either by:

         (a)      unendorsed bank cheque; or

         (b)      electronic funds transfer,

         in accordance with the directions of the solicitors for the party entitled to receive the payment.

13.10    GOING CONCERN

         (a) Centrebet and the Purchaser hereby agree in writing that the supply of the Assigned Centaur Software is a supply of a going concern for the purposes of section 38-325 of the GST Act, and Centrebet and the Purchaser intend that the supply shall be GST free under that section.

         (b) The Purchaser warrants that it is registered or is required to be registered under the GST Act.

         (c) The Purchaser acknowledges that the Assigned Centaur Software Purchase Price has been agreed upon the basis that the supply of the Assigned Centaur Software and the supply of the assets assigned under the Sale and Purchase of Business Agreement is a supply of a going concern, and the Purchaser hereby agrees if that assumption is inaccurate or the Commissioner of Taxation forms a different view, to pay to Centrebet the amount of any GST imposed on the supply, together with any general interest charge which is imposed under the Tax Administration Act 1953 in relation to the late payment of the GST.

                                   SCHEDULE 1

                            ASSIGNED CENTAUR SOFTWARE

         MODULE                ORIGIN           VERSION
         ------                ------           -------
Components
ARM                           CENTAUR              2.4.0.0
BAR                           CENTAUR              2.4.0.0
BOK                           CENTAUR              2.4.0.0
BRA                           CENTAUR              2.4.0.0
DAG                           CENTAUR              2.4.0.0
FIX                           CENTAUR              2.4.0.0
HRB                           CENTAUR              2.4.0.0
NTW                           CENTAUR              2.0.0.1
Sports Betting                CENTAUR              2.4.0.0
NTDIB Service
PSP                           CENTAUR               2.3.03
SDI                           CENTAUR              2.4.0.0

ynamic Linked Libraries
Bugslayer.dll                 CENTREBET            1.0.0.1
Rim.dll                       CENTREBET            2.4.0.0
Cryptoki.dll                  CENTREBET                 NA
Sbpopb.dll                    CENTREBET            2.4.0.0
Dbghelp.dll                   CENTREBET         5.0.2195.1

Web
PHP API                       CENTAUR              2.3.0.0
GENERAL API                   CENTAUR              2.3.0.0
SEO Site                      CENTAUR              2.3.0.0
Admin Site                    CENTAUR              2.3.0.0
Main Site                     CENTAUR              2.3.0.0

                                   SCHEDULE 2

                            LICENSED CENTAUR SOFTWARE

        MODULE              ORIGIN         VERSION
        ------              ------         -------
Components
CDC                        COUGAR          3.2.0.56
CDI                        COUGAR          2.5.1.39
CEL                        COUGAR          2.5.1.10
CSS                        COUGAR          2.5.0.13
ISD                        COUGAR          2.0.2.34
MOP                        COUGAR          3.0.0.26
POM                        COUGAR          3.2.0.50
RIP                        COUGAR          3.1.0.32
VIC                        COUGAR          2.0.2.25
WAB                        COUGAR          3.2.0.55
LSM                        PATRON           1.0.1.9
MOI                        PATRON          1.0.1.10
PAG                        PATRON           1.0.1.6
PDI                        PATRON           1.0.1.8
PPC                        PATRON           1.0.1.9
PSDI                       PATRON           1.0.1.9
ADI                        NUMBERS          1.0.1.9
BDI                        NUMBERS          1.0.1.9
BET                        NUMBERS          1.0.1.9
DRW                        NUMBERS          1.0.1.9
NAG                        NUMBERS         1.0.1.10
NDI                        NUMBERS          1.0.1.9
REB                        NUMBERS         1.0.1.10
VAL                        NUMBERS          1.0.1.9
XIC                        NUMBERS          1.0.1.9
Numbers Game               NUMBERS          1.0.0.7
NTDIB Service
Numbers Game               NUMBERS          1.0.0.7
NTW

Other Executables
SAS.exe                    COUGAR          3.2.0.71
System Agent Client        COUGAR          2.0.2.32
RPCClient.exe              COUGAR           1.0.0.2
MkfilestoreName.exe        COUGAR           1.0.0.1
Cougar Component           COUGAR                NA
Wizard
Sqlscript                  COUGAR           1.0.1.0
MessageFlow                COUGAR           1.0.0.1
DBCodeGenerator            COUGAR           1.0.0.1
CougarISQL                 COUGAR        7.0.2.8046
PMV                        COUGAR          1.1.1.20

ELM                        COUGAR          3.2.0.14
JTProt2Filter              COUGAR           1.0.0.1
RND software               COUGAR                NA
BuildVer                   COUGAR          2.1.0.20
Numbers Random             NUMBERS         1.0.0.38
Bet Generator

Dynamic Linked Libraries
Cmr.dll                    COUGAR          2.5.0.32
Csspopb.dll                COUGAR          3.2.0.33
JtMailer.dll               COUGAR           3.0.0.7
Jupcrypt.dll               COUGAR                NA
Popb.dll                   COUGAR          3.2.0.40
Nbpopb.dll                 NUMBERS         2.2.0.10

Drivers
HostPaw.sys                COUGAR          2.0.2.13

Development Libraries
Common.lib                 CENTREBET             NA
Sbperfmon.lib              CENTREBET             NA
CentaurCtr.lib             CENTREBET             NA
SBDB.lib                   CENTREBET             NA
CSSDatabase.lib            COUGAR                NA
DatabaseAccess.lib         COUGAR                NA
Datastore.lib              COUGAR                NA
JTAppbase.lib              COUGAR                NA
JTCommon.lib               COUGAR                NA
JTProtParser.lib           COUGAR                NA
JTMailer.lib               COUGAR                NA
ODS.lib                    COUGAR                NA
Perfmon.lib                COUGAR                NA
PomClient.dll              COUGAR                NA
Popb.lib                   COUGAR                NA

Client App
share1.pbl                 COUGAR                NA
sharereports.pbl           COUGAR                NA
wildcatfilestore.pbl       COUGAR                NA
wildcatutil.pbl            COUGAR                NA

Web
WIFE                       CYBERKENO        2.3.0.0
Numbers Flash              NUMBERS           1.0.00
Applet

                                   SCHEDULE 3

                                  DOCUMENTATION

The current version of the user and technical documentation relating to the Centaur Software.

EXECUTED as an agreement.

EXECUTED by JUPITERS LIMITED            )
                                        )

________________________________________          ______________________________
Company Secretary/Director                        Director

________________________________________          ______________________________
Name of Company Secretary/Director (print)        Name of Director (print)

EXECUTED by CENTREBET PTY LTD           )
by its duly appointed officer in        )
the presence of:                        )

________________________________________          ______________________________
Witness                                           Officer

________________________________________          ______________________________
Name of Witness (print)                           Name of Officer (print)

EXECUTED by [LICENSEE] by its duly      )
appointed officer in the presence of:   )
                                        )

________________________________________          ______________________________
Witness                                           Officer

________________________________________          ______________________________
Name of Witness (print)                           Name of Officer (print)

                               ANNEXURE E (PART 2)

                                JUPITERS LIMITED

                              CENTREBET PTY LIMITED

                                   [PURCHASER]

                      ------------------------------------

                         TRANSITIONAL SERVICES AGREEMENT

                      ------------------------------------

                            CORRS CHAMBERS WESTGARTH
                                     Lawyers
                                Waterfront Place
                                 1 Eagle Street
                                BRISBANE QLD 4000
                                    AUSTRALIA
                               Tel: (07) 3228 9333
                               Fax: (07) 3228 9444
                                DX: 135 BRISBANE

                                  Ref: ECS/PSN
                                JUPI3631-7654562
                                   B/634840/4

                                    CONTENTS

1          INTERPRETATION...........................................................................................    1
           1.1       Definitions....................................................................................    1
           1.2       Construction...................................................................................    3
           1.3       Headings.......................................................................................    4

2          COMMENCEMENT AND TERM....................................................................................    4

3          EFFECT OF FAILURE TO COMPLETE............................................................................    4

4          PEOPLESOFT SOFTWARE......................................................................................    4

5          DATA WAREHOUSE...........................................................................................    5
           5.1       Assignment or novation.........................................................................    5
           5.2       Data Warehouse Services........................................................................    5
           5.3       Ownership of Purchaser's Data..................................................................    5
           5.4       Confidentiality of Purchaser's Data............................................................    5
           5.5       Compliance with Privacy Law....................................................................    6
           5.6       Purchaser's Facilities.........................................................................    6
           5.7       No Warranty....................................................................................    6

6          TRANSITION OF DATA WAREHOUSE SYSTEM......................................................................    7

7          DESKTOP, MESSAGING AND OPERATING SYSTEMS SOFTWARE........................................................    7
           7.1       No assignment or novation......................................................................    7
           7.2       No Additional Desktop Support, Network Management or Backup Services...........................    7

8          FIREWALL AND SECURITY INFRASTRUCTURE AND SERVICES........................................................    8
           8.1       No assignment or novation......................................................................    8
           8.2       Firewall and Security Services.................................................................    8
           8.3       No Warranty....................................................................................    8

9          NETWORK AND DATA CENTRE SERVICES AND INFRASTRUCTURE......................................................    8
           9.1       No assignment..................................................................................    8
           9.2       Network and Data Centre Services...............................................................    8
           9.3       No Warranty....................................................................................    9

10         SUPPORT AND DEVELOPMENT..................................................................................    9
           10.1      Reasonable assistance..........................................................................    9
           10.2      Support and Development Services...............................................................    9
           10.3      No Warranty....................................................................................    9

11         CHARGES..................................................................................................   10

12         CESSATION OF SERVICES....................................................................................   10

13         TERMINATION..............................................................................................   10

14         CONFIDENTIALITY..........................................................................................   12

15         WARRANTIES AND LIABILITY.................................................................................   12
           15.1      Indemnity......................................................................................   12

                                      (ii)

           15.2      Limitation of Liability........................................................................   13
           15.3      Warranties.....................................................................................   13

16         PURCHASER'S ASSUMPTION OF RISK...........................................................................   14

17         MISCELLANEOUS............................................................................................   14
           17.1      Stamp duty.....................................................................................   14
           17.2      Legal costs....................................................................................   15
           17.3      Amendment......................................................................................   15
           17.4      Waiver and exercise of rights..................................................................   15
           17.5      Rights cumulative..............................................................................   15
           17.6      Approvals and consent..........................................................................   15
           17.7      Further assurance..............................................................................   15
           17.8      Governing law..................................................................................   15
           17.9      Jurisdiction...................................................................................   15
           17.10     Assignment.....................................................................................   16
           17.11     Counterparts...................................................................................   16
           17.12     Joint and several liability....................................................................   16
           17.13     Effect of execution............................................................................   16
           17.14     Entire agreement...............................................................................   16

18         NOTICES..................................................................................................   17
           18.1      General........................................................................................   17
           18.2      Method of service..............................................................................   17
           18.3      Address for service............................................................................   17
           18.4      Service by post................................................................................   18
           18.5      Service by facsimile...........................................................................   18
           18.6      Form received..................................................................................   18
           18.7      Process service................................................................................   18
           18.8      Service after hours............................................................................   18

THIS AGREEMENT is made on                                                   2003

BETWEEN JUPITERS LIMITED ABN 78 010 741 045 of Level 9, 17 Victoria Avenue, Broadbeach, Queensland, Australia] ("JUPITERS")

AND CENTREBET PTY LIMITED ABN 78 082 760 610 of Level 1 Yeperenye Centre, 36 Hartley Street, Alice Springs, Northern Territory, Australia] ("CENTREBET")

AND               [PURCHASER] ABN [ABN] of [insert] ("PURCHASER")

RECITALS

A The Purchaser has entered into the Sale and Purchase of Business Agreement with the Vendors.

B For the purpose of transitioning the Business to the Purchaser, the Vendors have agreed to provide certain transitional services to the Purchaser on the terms of this Agreement.

IT IS AGREED

1        INTERPRETATION

1.1      DEFINITIONS

         In this document:

         "BUSINESS" has the meaning given in the Sale and Purchase of Business Agreement.

         "BUSINESS DAY" means a day which is not a Saturday, Sunday or bank or public holiday in Sydney.

         "CENTAUR SOFTWARE ASSIGNMENT AND LICENCE AGREEMENT" means the software assignment and licence agreement of that name annexed to the Sale and Purchase of Business Agreement.

         "CHARGES" means the amounts described in SCHEDULE 2.

         "COMPLETION" has the meaning given in the Sale and Purchase of Business Agreement.

         "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

         "DATA WAREHOUSE INFRASTRUCTURE" means Jupiters' SAS data analysis tools licence, Jupiters' Sybase data warehouse database licence, Jupiters' data warehouse database server, data warehouse web server, and data warehouse application server.

         "DATA WAREHOUSE SERVICES" means the services described as data warehouse services in SCHEDULE 1.

         "DEVELOPMENT SERVICES" means the services described as development services in SCHEDULE 1.

         "FIREWALL AND SECURITY INFRASTRUCTURE" means the software licences and hardware components (if any) which are not to be assigned to the Purchaser under the Sale and Purchase of Business Agreement, and described as firewall and security infrastructure in SCHEDULE 1.

         "FIREWALL AND SECURITY SERVICES" means the services described as firewall and security services in SCHEDULE 1.

         "JUPITERS NETWORK AND/OR DATA CENTRE INFRASTRUCTURE" means the software and hardware components described as Jupiters network and/or data centre infrastructure in SCHEDULE 1.

         "LOSS" means any and all losses (including direct, indirect, loss of profit and loss of expected profit), claims, demands, actions, liabilities, damages, costs, expenses, diminutions in value or deficiencies of any kind or character including all interest and other amounts payable to third parties, all liabilities on account of taxes and all legal (on a full indemnity basis) and other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability and all amounts paid in settlement of claims or actions.

         "NETWORK MANAGEMENT SERVICES" means the services described as network management services in SCHEDULE 1.

         "NETWORK AND DATA CENTRE SERVICES " means the services described as network and data centre services in SCHEDULE 1.

         "PEOPLESOFT SOFTWARE" means the financial and ERP software which is used as at 1 May 2003 in the Business.

         "PERSONAL INFORMATION" means any information or opinion about a natural person (whether or not true), including `personal information' as defined in the Privacy Act, which is collected or held by the Vendors or the Purchaser, or that is disclosed by the Purchaser to the Vendors (or vice versa), in connection with the provision of Services under this Agreement.

         "PRIVACY ACT" means the Privacy Act 1988 (Cth).

         "PRIVACY LAW" means, to the extent applicable:

         (a)      the Privacy Act; and

         (b) the National Privacy Principles contained in Schedule 3 to the Privacy Act or any approved privacy code (as defined in the Privacy Act) that applies to the Purchaser or the Vendors; and

         (c) any other statute, regulation or law in Australia which relates to the protection of Personal Information and which the Purchaser or the Vendors must observe.

         "PURCHASER'S DATA" means the data provided by the Purchaser under CLAUSE 5.

         "SALE AND PURCHASE OF BUSINESS AGREEMENT" means the document entered into between Jupiters, Centrebet, the Purchaser and the Guarantor entitled "Sale and Purchase of Business Agreement".

         "SERVICES" means the:

         (d)      Data Warehouse Services;

         (e)      Development Services;

         (f)      Firewall and Security Services;

         (g)      Network Services;

         (h)      Support Services; and

         (i) any other services which are provided by or on behalf of the Vendors to the Purchaser in connection with this Agreement.

         "SUPPORT SERVICES" means the services described as support services in
         SCHEDULE 1.

         "TRANSACTION DOCUMENTS" mean this document, the Sale and Purchase of Business Agreement and the Centaur Software Assignment and Licence Agreement.

         "TRANSITIONAL PERIOD" means the six month period commencing on Completion.

         "VENDORS" means Jupiters and Centrebet.

1.2      CONSTRUCTION

         Unless expressed to the contrary, in this document:

         (a)      words in the singular include the plural and vice versa;

         (b)      any gender includes the other genders;

         (c) if a word or phrase is defined its other grammatical forms have corresponding meanings;

         (d) the meaning of general words is not limited by specific examples introduced by "including", "includes" or "for example", or similar expressions;

         (e) no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

         (f)      a reference to:

                  (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

                  (ii) a person includes the person's legal personal representatives, successors, assigns and persons substituted by novation;

                  (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

                  (iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

                  (v) a right includes a benefit, remedy, discretion or power;

                  (vi)     time is to local time in Brisbane;

                  (vii) "$" or "dollars" is a reference to Australian currency;

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                                       4

                  (viii) this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

                  (ix) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

                  (x) this document includes all schedules and annexures to it; and

                  (xi) a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document; and

         (g) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3      HEADINGS

         Headings do not affect the interpretation of this document.

2        COMMENCEMENT AND TERM

         This document commences on Completion and continues for the Transitional Period.

3        EFFECT OF FAILURE TO COMPLETE

         If any party to the Sale and Purchase of Business Agreement terminates the Sale and Purchase of Business Agreement before Completion or Completion does not occur for any reason whatsoever, then:

         (a) this Agreement does not commence under Clause 2 and has no effect whatsoever;

         (b) neither Jupiters nor Centrebet will have any obligation to provide any services under this Agreement including the Services; and

         (c) the Purchaser must immediately return to Jupiters any software, hardware or other assets or materials which were provided by Jupiters or Centrebet, but which are in the Purchaser's possession, power or control.

4        PEOPLESOFT SOFTWARE

         (a) Subject to clause 12, the Vendors shall use reasonable commercial efforts to, prior to Completion, transition the Business from use of the Peoplesoft Software to other financial software selected by Jupiters (the "NEW FINANCIAL SOFTWARE").

         (b) The New Financial Software will be acquired at the cost of the Purchaser and the Purchaser will be responsible for obtaining the necessary rights to enable the Purchaser to receive and use the New Financial Software to perform the transition services described under this clause 4.

         (c)      The Purchaser agrees and acknowledges that:

                  (i) the Transaction Documents do not require Jupiters or Centrebet to secure the assignment or novation of any rights under the PeopleSoft Software licence or otherwise to obtain for the Purchaser the right to use the PeopleSoft Software; and

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                                       5

                  (ii) provision of the transition services described under this clause is dependant on the Purchaser acquiring the relevant rights to enable the Vendors to perform the transition services described under this Clause and the Purchaser to use the New Financial Software.

5        DATA WAREHOUSE

5.1      ASSIGNMENT OR NOVATION

         (a) Subject to paragraph (b), the Purchaser agrees and acknowledges that the Transaction Documents do not require the Vendors to assign, novate or transfer to the Purchaser any of the Data Warehouse Infrastructure.

         (b)      Subject to Clause 12:

                  (i) the Vendors will use reasonable commercial efforts to obtain any necessary third party consents to enable the use of the Data Warehouse Infrastructure by the Vendors to provide the Data Warehouse Services to the Purchaser; and

                  (ii) in accordance with the Sale and Purchase of Business Agreement, the Vendors will provide the Purchaser with such assistance as is reasonably required by the Purchaser to novate the SAS data analysis tools licence to the Purchaser, both at the Purchaser's cost and subject to this Agreement.

5.2      DATA WAREHOUSE SERVICES

         Subject to clause 12, during the Transitional Period, the Vendors will provide the Data Warehouse Services to the Purchaser.

5.3      OWNERSHIP OF PURCHASER'S DATA

         (a) The Vendors agree and acknowledge that, notwithstanding the provision of the Data Warehouse Services, the Purchaser's Data remains the property of the Purchaser.

         (b) Without limiting clause 15.1, the Purchaser at all times indemnifies and holds harmless the Vendors (jointly and severally) from and against all actions, claims, charges, costs, expenses, losses, damages and other liability arising out of or otherwise in connection with the Purchasers Data and the provision of Data Warehouse Services.

5.4      CONFIDENTIALITY OF PURCHASER'S DATA

         If any Purchaser's Data is provided to the Vendors for the purposes of providing the Data Warehouse Services, the Vendors will:

         (a) not use, reproduce, analyse, run any query on, or produce any report about that Purchaser's Data, other than in connection with the Services;

         (b)      keep that Purchaser's Data confidential; and

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                                       6

         (c) not disclose that Purchaser's Data to any third party, other than in connection with the Services.

5.5      COMPLIANCE WITH PRIVACY LAW

         The Purchaser will provide the Vendors will such assistance as is reasonably requested by the Vendors to ensure that the Vendors' provision of the Services complies with all applicable provisions of the Privacy Law in relation to Purchaser's Data that is also Personal Information.

5.6      PURCHASER'S FACILITIES

         (a) If the Purchaser requires remote access to the Data Warehouse System, the Vendors may make remote access to the Data Warehouse System available to the Purchaser, but only:

                  (i)      on terms and conditions; and

                  (ii)     using the technology, configuration and capacity,

                  specified by Jupiters in its sole and absolute discretion.

         (b) The Purchaser will be responsible, at its cost, for providing all facilities and equipment (including software and hardware) necessary for remotely accessing the Data Warehouse System (including the facilities and equipment required by the Vendors to provide the remote access service) and ensuring that those facilities and equipment comply with the technology, configuration and capacity specified by Jupiters.

         (c) Without limiting clause 15.1, the Purchaser at all times indemnifies and holds harmless the Vendors (jointly and severally) from and against all actions, claims, charges, costs, expenses, losses, damages and other liability arising out of or otherwise in connection with the Purchaser's remote access to the Data Warehouse System.

5.7      NO WARRANTY

         Without limiting clause 15, neither Jupiters nor Centrebet give any warranties nor make any representations to the Purchaser that the Data Warehouse Infrastructure or Data Warehouse Services:

         (a)      will operate or perform to a particular standard or level;

         (b) will be continuously available or is capable of continuous operation;

         (c)      will perform any particular function;

         (d)      are error-fee;

         (e) will be effective to remedy any particular defect or address any particular problem or concern; or

         (f)      will be provided within any particular timeframe.

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                                       7

6        TRANSITION OF DATA WAREHOUSE SYSTEM

         (a) The Vendors will provide to the Purchaser such assistance as is described in Schedule 1 to transition the Purchaser from use of the current Data Warehouse Infrastructure to other data warehouse infrastructure selected by or designed by or on behalf of the Purchaser (the "NEW DATA WAREHOUSE INFRASTRUCTURE").

         (b) The New Data Warehouse Infrastructure will be provided by the Purchaser at its cost and the Purchaser will be responsible for obtaining the necessary rights (if any) to enable the Purchaser to use the New Data Warehouse Infrastructure and to enable the Vendors to provide the services described in paragraph (a) above.

         (c) Notwithstanding any other term of this Agreement, the Purchaser agrees and acknowledges that the Purchaser assumes all risk associated with the implementation of the New Data Warehouse Infrastructure, whether by the Purchaser or by the Vendors at the request of the Purchaser, including liability for any defect in performance of the New Data Warehouse Infrastructure.

         (d) Without limiting clause 15.1, the Purchaser at all times indemnifies and holds harmless the Vendors (jointly and severally) from and against all actions, claims, charges, costs, expenses, losses, damages and other liabilities arising out of or otherwise in connection with the New Data Warehouse Infrastructure and the use of the New Data Warehouse Infrastructure.

7        DESKTOP, MESSAGING AND OPERATING SYSTEMS SOFTWARE

7.1      NO ASSIGNMENT OR NOVATION

         Subject to Clause 12, the Vendors will use reasonable commercial efforts to obtain any necessary third party consents to enable the use of the Rational software development tools, Microsoft Visual SourceSafe and Lotus Notes clients installed on development PC's (being software licences which are not to be transferred or assigned to the Purchaser) by the Purchaser during the Transitional Period, at the Purchaser's cost and subject to this Agreement.

7.2      NO ADDITIONAL DESKTOP SUPPORT, NETWORK MANAGEMENT OR BACKUP SERVICES

         The Purchaser acknowledges and agrees that:

         (a) the Alice Springs Centrebet team provides local desktop and network support and backup services, and that team is to be offered employment by the Purchaser under the Sale and Purchase of Business Agreement; and

         (b) the Vendors have no other obligation to provide desktop support, network support or backup services to the Purchaser, including in respect of the Centrebet development team, and the Purchaser must make its own arrangements in relation to desktop support, network support and backup for the Centrebet development team.

8        FIREWALL AND SECURITY INFRASTRUCTURE AND SERVICES

8.1      NO ASSIGNMENT OR NOVATION

         (a) The Purchaser agrees and acknowledges that the Transaction Documents do not require Jupiters or Centrebet to secure the transfer, assignment or novation of any of the Firewall and Security Infrastructure to the Purchaser.

         (b) Subject to Clause 12, the Vendors will use reasonable commercial efforts to obtain any necessary third party consents to enable the use of the Firewall and Security Infrastructure by the Vendors to provide the Firewall and Security Services, at the Purchaser's cost and subject to this Agreement.

8.2      FIREWALL AND SECURITY SERVICES

         Subject to clause 12, during the Transitional Period, the Vendors will provide the Firewall and Security Services to the Purchaser.

8.3      NO WARRANTY

         Without limiting clause 15, neither Jupiters nor Centrebet give any warranties nor make any representations to the Purchaser that the Firewall and Security Infrastructure or the Firewall and Security
         Services:

         (a)      will operate or perform to a particular standard or level;

         (b) will be continuously available or is capable of continuous operation;

         (c)      will perform any particular function;

         (d)      are error-fee;

         (e) will be effective to remedy any particular defect or address any particular problem or concern; or

         (f)      will be provided within any particular timeframe.

9        NETWORK AND DATA CENTRE SERVICES AND INFRASTRUCTURE

9.1      NO ASSIGNMENT

         (a) The Purchaser agrees and acknowledges that the Transaction Documents do not require Jupiters or Centrebet to transfer or assign any of the Jupiters' Network and/or Data Centre Infrastructure to the Purchaser.

         (b) Subject to Clause 12, the Vendors will use reasonable commercial efforts to obtain any necessary third party consents to enable the use of the Jupiters' Network and/or Data Centre Infrastructure by the Vendors to provide the Network Services, at the Purchaser's cost and subject to this Agreement.

9.2      NETWORK AND DATA CENTRE SERVICES

         Subject to clause 12, during the Transitional Period, the Vendors will provide the Network and Data Centre Services to the Purchaser.

9.3      NO WARRANTY

         Without limiting clause 15, neither Jupiters nor Centrebet give any warranties nor make any representations to the Purchaser that the Jupiters Network and/or Data Centre Infrastructure or the Network and Data Centre Services:

         (a)      will operate or perform to a particular standard or level;

         (b) will be continuously available or is capable of continuous operation;

         (c)      will perform any particular function;

         (d)      are error-fee;

         (e) will be effective to remedy any particular defect or address any particular problem or concern; or

         (f)      will be provided within any particular timeframe.

10       SUPPORT AND DEVELOPMENT

10.1     REASONABLE ASSISTANCE

         Subject to Clause 12, the Vendors will use reasonable commercial efforts to obtain any necessary third party consents to enable the use of any third party software by Jupiters to provide the Support and Development Services, at the Purchaser's cost and subject to this Agreement.

10.2     SUPPORT AND DEVELOPMENT SERVICES

         Subject to clause 12, during the Transitional Period, the Vendors will provide the Purchaser with the Support Services and the Development Services.

10.3     NO WARRANTY

         Without limiting clause 15, neither Jupiters nor Centrebet give any warranties nor make any representations to the Purchaser that the Support Services or the Development Services:

         (a)      will operate or perform to a particular standard or level;

         (b) will be continuously available or is capable of continuous operation;

         (c)      will perform any particular function;

         (d)      are error-fee;

         (e) will be effective to remedy any particular defect or address any particular problem or concern; or

         (f)      will be provided within any particular timeframe.

11       CHARGES

         The Purchaser agrees to pay the Charges to Jupiters in accordance with the procedure set out in Schedule 2.

         The Charges do not include GST. Jupiters may recover from the Purchaser an amount on account of GST, in addition to the Charges, calculated at the prevailing GST rate. That additional amount is payable at the same time and in the same manner as the relevant Charge. Jupiters must issue a tax invoice to the Purchaser in relation to each Charge.

         In this clause, "GST" means the goods and services tax imposed under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

12       CESSATION OF SERVICES

         If, prior to or during the Transitional Period, either Jupiters or Centrebet (or both) determine (in their sole and absolute discretion) that provision of the Services or any aspect of the services would:

         (a)      breach any agreement with a third party; or

         (b) contravene any common law, statute, regulation, order, rule, subordinate legislation or other document enforceable under any statute, regulation, order, rule or subordinate legislation,

         then:

         (c) the Vendors may immediately cease to provide the Services or that aspect of the Services connected to the breach or contravention; and

         (d) the Purchaser agrees and acknowledges that the Vendors (jointly and severally) will have no liability to it in respect of, or in connection with, the cessation of that aspect of the Services.

13       TERMINATION

         Either Jupiters or the Purchaser ("the first party") may terminate this Agreement immediately, by notice in writing to the other ("the other party"), if:

         (a) the other party breaches any material obligation to be observed or performed by it under this Agreement, which breach is capable of remedy, and that breach continues for a period of at least 10 Business Days (or such longer time as may be nominated in the notice) after written notice of the breach is given by the first party to the other party;

         (b) the other party breaches any material obligation to be observed or performed by it under this Agreement, which breach is incapable of remedy;

         (c) the other party assigns or purports to assign its interest under this Agreement or does anything which has a similar effect, in breach of clause 17.10 of this Agreement and fails to rectify the breach for a period of at least 10 Business Days (or such longer time as may be nominated in the notice) after written notice of the breach is given by the first party;

         (d) any third party claim is brought against the Vendors (jointly or severally) for infringement of any third party's rights in connection with the provision of the Services by the Vendors to the Purchaser arising out of, or in connection with:

                  (i) compliance by any one of the Vendors with a specific direction given by the Purchaser to one or more of the Vendors in relation to the provision of the Services to the Purchaser where, as a direct result of such compliance, the third party claim is made;

                  (ii) information provided or a representation made by the Purchaser to one or more of the Vendors in relation to the provision of the Services by the Vendors to the Purchaser;

                  (iii) use of the Services or a product of the Services by the Purchaser for a purpose outside the intended purpose for which they were provided; or

                  (iv) any act or omission of, or on behalf of, the Purchaser in relation to the Services that contravenes the terms of this Agreement;

         (e) Jupiters or Centrebet (or both) exercise their rights to cease provision of the Services under clause 12;

         (f)      the Purchaser:

                  (i) stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

                  (ii) is insolvent within the meaning of section 95A of the Corporations Act;

                  (iii) must be presumed by a court to be insolvent by reason of section 459C(2) of the Corporations Act;

                  (iv) fails to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Act);

                  (v) has an administrator appointed over all or any of its assets or undertaking or any step preliminary to the appointment of an administrator is taken;

                  (vi) has a controller within the meaning of section 9 of the Corporations Act or similar officer appointed to all or any of its assets or undertaking;

                  (vii) has an application or order made, proceedings commenced, a resolution passed or proposed in a notice of meeting, an application to a court made or other steps taken against or in respect of it for its winding up, deregistration or dissolution or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them; or

                  (viii) enters into any formal arrangement or composition with its creditors generally.

14       CONFIDENTIALITY

         Any information exchanged between the parties under this document or during the negotiations of the parties is confidential to them and may not be disclosed to any person except:

         (a)      if required by law;

         (b) to officers, employees, agents and contractors to the extent that they need to know the information for purposes related to this document and on condition that they agree to be bound by the terms of this clause;

         (c)      with the consent of the party who supplied the information;

         (d) if the information is in the public domain at the date of this document, or comes into the public domain after the date of this document other than as a result of a breach of this document or other breach of confidence;

         (e) if the information is already known or in the possession of the recipient without restrictions relating to disclosure before the date of receipt; or

         (f) if the information is obtained from a source other than the party who supplied the information, provided that the source was not subject to any prohibition against disclosure.

15       WARRANTIES AND LIABILITY

15.1     INDEMNITY

         The Purchaser at all times indemnifies and holds harmless the Vendors (jointly and severally) from and against all actions, claims, charges, costs, expenses, losses, damages and other liability arising out of or otherwise in connection with any and all:

         (a) wilful, unlawful or negligent acts or omissions of or on behalf of the Purchaser;

         (b) breaches or alleged breaches of any third party's rights in connection with the provision of the Services by the Vendors to the Purchaser arising out of, or in connection with:

                  (i) compliance by any one of the Vendors with a specific direction given by the Purchaser to one or more of the Vendors in relation to the provision of the Services to the Purchaser where, as a direct result of such compliance, the actions or claims are brought or charges, costs, expenses, losses, damages or other liability incurred;

                  (ii) information provided or a representation made by the Purchaser to the Vendors in relation to the provision of the Services by the Vendors to the Purchaser;

                  (iii) use of the Services or a product of the Services by the Purchaser for a purpose outside the intended purpose for which they were provided; or

                  (iv) any act or omission of, or on behalf of, the Purchaser in relation to the Services that contravenes the terms of this Agreement;

         (c) claims and actions brought against Jupiters or Centrebet (jointly or severally) in connection with the provision of the Services by the Vendors to the Purchaser arising out of, or in connection with:

                  (i) compliance by any one of the Vendors with a specific direction given by the Purchaser to one or more of the Vendors in relation to the provision of the Services to the Purchaser where, as a direct result of such compliance, the actions or claims are brought or charges, costs, expenses, losses, damages or other liability incurred;

                  (ii) information provided or a representation made by the Purchaser to the Vendors in relation to the provision of the Services by the Vendors to the Purchaser; or

                  (iii) use of the Services or a product of the Services by the Purchaser for a purpose outside the intended purpose for which they were provided; or

                  (iv) any act or omission of, or on behalf of, the Purchaser in relation to the Services that contravenes the terms of this Agreement;

         (d) personal injury and loss or damage to property caused or contributed to or by an act or omission of or on behalf of the Purchaser in connection with this Agreement; and

         (e) actions, claims, charges, costs, expenses, losses, damages and other liability arising out of or in connection with any breach or non-observance by the Purchaser of this Agreement.

15.2     LIMITATION OF LIABILITY

         Subject to Clause 15.3 and to the maximum extent possible, neither Jupiters nor Centrebet is liable to the Purchaser for any Loss incurred by the Purchaser which results directly or indirectly as a result of, or in connection with, this Agreement, however caused including by any negligent act or omission by Jupiters or Centrebet, their officers, employees, agents or contractors.

15.3     WARRANTIES

         (a) The Purchaser warrants to the Vendors (jointly and severally) that the Vendors' performance of the Services as a result of:

                  (i) the direct result of compliance by any one of the Vendors with a specific direction given by the Purchaser to one or more of the Vendors in relation to the provision of the Services to the Purchaser;

                  (ii) information provided or a representation made by the Purchaser to the Vendors in relation to the provision of the Services by the Vendors to the Purchaser;

                  (iii) any use of the Services or a product of the Services by the Purchaser for a purpose outside the intended purpose for which they were provided; or

                  (iv) any act or omission of, or on behalf of, the Purchaser in relation to the Services that contravenes the terms of this Agreement, will not infringe any rights of any third party, including contractual, intellectual property or moral rights.

         (b) Subject to paragraph (c), and to the maximum extent possible, all conditions, warranties and terms not expressly contained in this document, whether implied by operation of law, inference from circumstances, industry practice or otherwise, are excluded.

         (c) If any term, warranty or condition is implied by law into this Agreement which by law cannot be excluded, but may be limited, the liability of the Vendors for any breach of any such term, condition or warranty (including, without limitation, to any person claiming through the Purchaser) is limited, at the option of Jupiters or Centrebet (as the case may be), to:

                  (i)      in the case of goods,

                           (A) the replacement of the goods or the supply of equivalent goods;

                           (B)      the repair of the goods;

                           (C) the payment of the cost of replacing the goods or acquiring equivalent goods; or

                           (D) the payment of the cost of having the goods repaired; or

                  (ii)     in the case of services,

                           (A)      the supply of the goods again; or

                           (B) the payment of the cost of having the services supplied again.

16       PURCHASER'S ASSUMPTION OF RISK

         The Purchaser agrees and acknowledges that it:

         (a)      exercises its rights under this document at its own risk; and

         (b) assumes all risk for all Loss incurred by the Purchaser, or any other person, which results directly or indirectly from any product or service provided under this Agreement.

17       MISCELLANEOUS

17.1     STAMP DUTY

         (a) The Purchaser shall, as between the parties, be liable for and duly pay all stamp duty (including any fine or penalty but excluding any financial institutions duty) on or relating to this document and any document executed under it.

         (b) If a party other than the Purchaser pays any stamp duty (including any fine or penalty but excluding any financial institutions duty) on or relating to this document or any document executed under it, the Purchaser shall pay that amount to that party upon demand.

17.2     LEGAL COSTS

         Unless otherwise stated, each party shall bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this document.

17.3     AMENDMENT

         This document may only be varied or replaced by a document in writing duly executed by the parties.

17.4     WAIVER AND EXERCISE OF RIGHTS

         (a) A single or partial exercise or waiver of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

         (b) A party will not be liable for any Loss of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

17.5     RIGHTS CUMULATIVE

         Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

17.6     APPROVALS AND CONSENT

         Subject to any express provision in this document to the contrary, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

17.7     FURTHER ASSURANCE

         Each party shall promptly execute all documents and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it.

17.8     GOVERNING LAW

         This document is governed by and is to be construed in accordance with the laws applicable in Queensland, Australia.

17.9     JURISDICTION

         Each party:

         (a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland, Australia and any courts which have jurisdiction to hear appeals from any of those courts; and

         (b) waives any right to object to any proceedings being brought in those courts for any reason.

17.10    ASSIGNMENT

         (a) Subject to paragraph (b), no party may assign any right under this document without the prior written consent of the other parties.

         (b) Centrebet may assign all of its title and interest in this Agreement and its rights under this Agreement to Jupiters by written notice to the Purchaser.

17.11    COUNTERPARTS

         This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

17.12    JOINT AND SEVERAL LIABILITY

         An obligation of two or more persons binds them jointly and severally.

17.13    EFFECT OF EXECUTION

         This document is not binding on any party unless it or a counterpart has been duly executed by, or on behalf of, each person named as a party to the document.

17.14    ENTIRE AGREEMENT

         The Purchaser acknowledges to the Vendors that (except for the specific warranties made by them in this document and the Sale and Purchase of Business Agreement):

         (a) it has entered into this document relying entirely upon its own independent appraisal and assessment of the Centaur Software;

         (b) it does not rely on any inference that may be drawn from any record or statement as to the affairs of Jupiters or Centrebet;

         (c) it does not rely on any account, letter, document, correspondence or arrangements whether oral or in writing as adding to or amending the terms and arrangements set out in this document and that the conditions and stipulations in this document constitute the only agreement between the parties;

         (d) it does not rely upon any warranty, statement or representation made or given by or on behalf of Jupiters or Centrebet;

         (e) it is fully aware of the contents of this document and the documents referred to in this document; and

         (f) to the fullest extent possible waives any possible cause of action or rights it may have under or in respect of Part V of the Trade Practices Act 1974 or any other legislation which is to any extent similar to such Part V or any portion of such legislation touching or concerning anything the subject or incidental to this document and releases and indemnifies to the fullest extent possible the Vendors (jointly and severally) and all persons or entities associated with the Vendors from and against (as the case may be) any claim or liability (if any) arising out of or incidental to any such cause of action or right or any like cause of action or right of any other person or entity whatsoever.

18       NOTICES

18.1     GENERAL

         A notice, demand, certification or other communication under this document:

         (a)      shall be given in writing and in the English language; and

         (b)      may be given by an agent of the sender.

18.2     METHOD OF SERVICE

         In addition to any means authorised by law a communication may be given by:

         (a)      being delivered personally;

         (b)      being left at the party's current address for service;

         (c) being sent to the party's current address for service by pre-paid ordinary mail or if the address is outside Australia, by pre-paid air mail; or

         (d)      facsimile to the party's current facsimile number.

18.3     ADDRESS FOR SERVICE

         (a)      The addresses and facsimile numbers are initially:

                  (i)      in the case of the Purchaser:
                           [INSERT]
                           Tel: [INSERT]
                           Fax: [INSERT]
                           Attention: [INSERT]

                  (ii)     in the case of the Vendors:

                           JUPITERS LIMITED
                           Level 9, Niecon Tower
                           17 Victoria Avenue
                           Broadbeach Queensland 4218
                           Fax No: (07) 5571 2194
                           Attention: The Company Secretary

                           CENTREBET PTY LTD
                           Level 9, Niecon Tower
                           17 Victoria Avenue
                           Broadbeach Queensland 4218
                           Fax No: (07) 5571 2194
                           Attention: The Company Secretary

         (b) A party may from time to time change its address or numbers for service by notice to the other party.

18.4     SERVICE BY POST

         A communication given by post is to be taken to be received:

         (a) if posted within Australia to an Australian address on the third Business Day after posting; and

         (b)      in any other case, on the seventh Business Day after posting.

18.5     SERVICE BY FACSIMILE

         A communication given by facsimile is deemed received when the sender's facsimile machine produces a transmission report stating that the facsimile was sent to the addressee's facsimile number.

18.6     FORM RECEIVED

         A communication given by facsimile is to be taken to be given in the form transmitted unless the message is not fully received in legible form and the addressee immediately notifies the sender of that fact.

18.7     PROCESS SERVICE

         Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause in addition to any means authorised by law.

18.8     SERVICE AFTER HOURS

         If a communication to a party is received by it:

         (a)      after 5.00 pm in the place of receipt; or

         (b)      on a day which is not a Business Day,

         it is to be taken to have been received at the commencement of the next Business Day.

                                   SCHEDULE 1

                           SERVICES AND INFRASTRUCTURE

[THE DESCRIPTION OF SERVICES INCLUDED IN THIS SCHEDULE IS NOT YET COMPLETE. AS THE DESCRIPTION OF SERVICES IS PROGRESSED BETWEEN JUPITERS AND THE PURCHASER, THE SCHEDULE IS SUBJECT TO FURTHER REVIEW BY TABCORP HOLDINGS LTD. VARIATIONS TO THIS SCHEDULE MAY ONLY BE MADE WITH TABCORP HOLDINGS LTD'S PRIOR AGREEMENT. TABCORP HOLDINGS LTD SHALL ACT REASONABLY IN RELATION TO ANY SUCH REVIEW AND VARIATION, AND SHALL NOT UNREASONABLY REFUSE TO AGREE TO ANY SUCH VARIATION.]

DATA WAREHOUSE SERVICES

Before Completion, Data Warehouse Services are provided by the Jupiters Technology Centrebet team. Under the Sale and Purchase of Business Agreement, the Purchaser is to offer employment to the individuals comprising that team.

The Vendors, through Jupiters Technology, will provide up to 12 hours per month consulting support in the operation of the Data Warehouse to the Purchaser. Those services will be provided for a period of 6 months following Completion.

A reasonable level of transitional services in relation to the data warehouse will also be provided at the hourly rate described in Schedule 2.

DESKTOP AND NETWORK MANAGEMENT SUPPORT

No desktop or network management support services are to be provided by the Vendors to the Purchaser.

BACKUP

No backup services are to be provided by the Vendors to the Purchaser.

FIREWALL AND SECURITY SERVICES

Before Completion, firewall and security is a shared responsibility between the existing Alice Springs Centrebet team and the Jupiters Level 2 support team. Under the Sale and Purchase of Business Agreement, the Purchaser is to offer employment to the individuals comprising the existing Alice Springs Centrebet team, but not the Level 2 support team.

After Completion, the Vendors, through Jupiters Technology's Level 2 support team, will provide up to 16 hours per month of Firewall and Security Services, comprising the services which that team provided prior to Completion. Those services will be provided for a period of 6 months following Completion.

FIREWALL AND SECURITY INFRASTRUCTURE

[The Purchaser will be granted a reasonable level of access to the existing Firewall and Security Infrastructure used by the business for a period of 6 months following Completion, at charges described in Schedule 2 (to be agreed). Note that this depends on the Purchaser's approach.]

JUPITERS NETWORK AND DATA CENTRE SERVICES

[Once agreed, the Jupiters Network and Data Centre Services to be provided will be described under this section at the charges described in Schedule 2 (to be agreed).]

JUPITERS NETWORK AND/OR DATA CENTRE INFRASTRUCTURE

[The Purchaser will be granted a reasonable level of access to the existing Network and/or Data Centre Infrastructure used by the business for a period of up to 6 months following Completion, at charges described in Schedule 2 (to be agreed). Note that this depends on the Purchaser's approach.]

DEVELOPMENT SERVICES

Before Completion, Development Services are provided by the Centrebet development team. Under the Sale and Purchase of Business Agreement, the Purchaser is to offer employment to the members of that team. That team will be the Purchaser's principal development resource.

In relation to the Cougar product, the Vendors, through Jupiters Technology, will provide:

(a)      advice and consultancy on the Cougar product; and

(b)      level 3 Support for the Cougar product,

for up to 12 hours per month. These services will be provided for a period of 6 months following Completion.

The Vendors, through Jupiters Technology, will provide Cougar core components updates (including patches, bug-fixes and updates) to the Purchaser, as an when released by the Cougar development team, for a period of 6 months following Completion.

The Vendors, through Jupiters Technology, will also provide 5 days of training in relation to the Cougar product, on dates agreed between Jupiters Technology and the Purchaser within 6 months after Completion.

SUPPORT SERVICES

The scope of Level 2 Support and Help Desk services provided to Centrebet before Completion is as follows:

-        Co-location

         If required by the Purchaser, the Vendors (through Jupiters Technology) will allow network and/or data centre infrastructure assets assigned to the Purchaser under the Sale and Purchase of Business Agreement, and which are located at the premises of Jupiters

         Technology at Completion, to remain located at the premises of Jupiters Technology for a period of up to 6 months following Completion.

-        Proactive:

         -        Wide area network monitoring - end-to-end connectivity;

         -        Centaur monitoring - back-end processing;

         -        Network component monitoring, middleware monitoring;

         -        Database growth and health monitoring;

         -        Web services monitoring;

         -        Change control management;

         -        Pre-emptive maintenance;

         -        Monthly reporting.

-        Learned Activities:

         -        Knowledgebase library;

         -        Process and procedure review;

         -        Site support;

         -        Platform support.

-        Reactive:

         -        Fault response centre;

         -        Resolution tracking;

         -        Escalation services;

         -        Technical assistance;

         -        Outage reporting

Following Completion, the Vendors, through Jupiters Technology, will continue to provide proactive monitoring of the Commercial Centrebet products, and management of the restoration of service outages, on a 24 x 7 basis, for up to 250 hours per month. This service will be provided for a period of 6 months following Completion.

The Vendors, through Jupiters Technology, may vary the extent of, or the charge for, this service, if the software or systems used by the business are modified.

The Vendors, through Jupiters Technology, will also provide training to the Purchaser with the aim of allowing the Purchaser to become self-reliant in Level 2 Support and Help Desk support within 6 months after Completion.

The training contemplated by this agreement is practical, on-the-job experience rather than formal teaching, and will be achieved by allowing the Purchaser's Level 2 support personnel to work alongside Jupiters Technology's Level 2 support personnel for a period of 2 months, on dates agreed between the Purchaser and Jupiters Technology within 6 months after completion.

                                   SCHEDULE 2

                                     CHARGES

               SERVICE                               CHARGE
---------------------------------------           -------------
Data Warehouse Consulting Support                 $ 1,200/month

Additional Consulting Services eg. Data           $ 100/hour
Warehouse transitional services

Firewall and Security Services                    $ 1,600/month

Network and Data Centre Services                  [to be agreed]

Level 2 Support                                   $ 25,000/month

Development and Level 3 Support                   $ 1,200/month

Training                                          No charge

[THE CHARGES LISTED IN THIS SCHEDULE ARE NOT YET COMPLETE. ALL SERVICES ARE TO BE PROVIDED ON AT LEAST A FULL COST RECOVERY BASIS. AS THE DESCRIPTION OF SERVICES IS PROGRESSED BETWEEN JUPITERS AND THE PURCHASER, THESE CHARGES ARE SUBJECT TO FURTHER REVIEW BY TABCORP HOLDINGS LTD. VARIATIONS TO THIS SCHEDULE MAY ONLY BE MADE WITH TABCORP HOLDINGS LTD'S PRIOR AGREEMENT. TABCORP HOLDINGS LTD SHALL ACT REASONABLY IN RELATION TO ANY SUCH REVIEW AND VARIATION, AND SHALL NOT UNREASONABLY REFUSE TO AGREE TO ANY SUCH VARIATION.]

EXECUTED as an agreement.

EXECUTED by JUPITERS LIMITED            )
                                        )

________________________________________          ______________________________
Company Secretary/Director                        Director

________________________________________          ______________________________
Name of Company Secretary/Director (print)        Name of Director (print)

EXECUTED by CENTREBET PTY LTD           )
by its duly appointed officer           )
in the presence of:                     )

________________________________________          ______________________________
Witness                                           Officer

________________________________________          ______________________________
Name of Witness (print)                           Name of Officer (print)

EXECUTED by [PURCHASER] by its          )
duly appointed officer in the           )
presence of:                            )

________________________________________          ______________________________
Witness                                           Officer

________________________________________          ______________________________
Name of Witness (print)                           Name of Officer (print)